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                       FACULTATIVE YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                       THE CANADA LIFE ASSURANCE COMPANY

                                 April 1, 2003

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                                    ARTICLES
I.      Parties to the Agreement                                              3
II.     Reinsurance Coverage                                                  3
III.    Liability                                                             3
IV.     Notification of Reinsurance                                           4
V.      Reinsurance Premiums                                                  4
VI.     Reserves                                                              6
VII.    Oversights                                                            7
VIII.   Conversions                                                           7
IX.     Reductions, Terminations, and Changes                                 7
X.      Increase in Retention                                                 8
XI.     Reinstatement                                                        10
XII.    Expenses                                                             10
XIII.   Claims                                                               10
XIV.    Extra-Contractual Damages                                            14
XV.     Inspection of Records                                                14
XVI.    DAC Tax - Section 1.848-2 (g)(8) Election                            14
XVII.   Insolvency                                                           15
XVIII.  Offset                                                               16
XIX.    Arbitration                                                          16
XX.     Termination                                                          18
XXI.    General Provisions                                                   18
XXII.   Confidentiality                                                      20
XXIII.  Notices and Communications                                           20
XXIV.   Effective Date                                                       21
XXV.    Execution                                                            21
                                    SCHEDULES
A.      Plans Covered under This Agreement                                   22
B.      Basis of Reinsurance                                                 25
                                    EXHIBITS
I.      Reinsurance Premium Calculation                                      26
II.     Retention, Binding, and Issue Limits                                 27
III.    Annual per 1000 YRT Reinsurance Rates                                28
IV.     Sample Administrative Reports                                        29

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between Hartford Life and Annuity Insurance Company (referred to as the Ceding Company), and The Canada Life Assurance Company (referred to as the Reinsurer).

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on a facultative basis subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Facultative Reinsurance

The Ceding Company will send copies of all of the papers or facsimiles relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless coverage is accepted or put in place earlier.

The individual risk must be underwritten according to the Ceding Company's standard issue practices and guidelines.

B.    Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.    Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application and the Ceding Company has accepted the offer.

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B.  In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. The Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

       1.   Payment of Reinsurance Premiums

          Following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations, similar to Exhibit IV. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article IX.

          Annual YRT Reinsurance Premiums, as calculated in Exhibit I, based on the Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those new policies with an effective date during the previous month and for those renewal policies with a policy anniversary date during the current month. If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within thirty (30) days after the close of each month.

          If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the

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          Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company within forty-five (45) days after the Ceding Company submits the statement.

          If an overpayment is not returned to the Ceding Company promptly or there is overdue premiums due to the Reinsurer, the party that is due payment reserves the right to charge interest on reinsurance payments due. The interest will be calculated according to the 90 Day Federal Government Treasury rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

       2.   Termination Because of Non-Payment of Premium

          If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks of those policies by giving the Ceding Company ninety (90) days advance written notice. If the delinquent premiums have not been paid as of the close of the (90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

          Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

       3.   Reinstatement of a Delinquent Statement

          The Ceding Company may reinstate the terminated risks within sixty
          (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination as defined in Article V -- B1 above. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

       4.   Currency

          The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

       5.   Detailed Listing

          The Ceding Company will send the Reinsurer an electronic detailed listing of all reinsurance in force, similar to Exhibit IV, thirty
          (30) days after the end of each quarter.

       6.   Guaranteed Rates

          The Reinsurer does not guarantee the rates in this treaty but intends to charge these rates indefinitely. In the event that the Reinsurer does increase rates, except as noted below, the Ceding Company shall have the right to recapture the business as of the date of notice of rate change. At this date of recapture, the Reinsurer in addition to any other amounts due, shall transfer an amount equal to

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          If however, the Ceding Company raises the rates charged to their customers, the Reinsurer shall have the right to raise rates without the allowed recapture stated above. However, this increase to the reinsurance rates shall be no more than proportional to the increase to the policy owners' cost of insurance rates.

       7.   Overpayment of Premium

          If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

       8.   Underpayment of Premium

          If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in
          Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

[Redacted]

B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit in its financial statements filed in all states and the U.S. territories of American Samoa, Guam, Puerto Rico and the U.S. Virgin Islands, in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, due to an action taken on behalf of the Reinsurer, the Ceding Company must obtain security for statutory reserve credits taken with respect to

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this Agreement, the Reinsurer will take all actions necessary or appropriate to ensure that the Ceding Company is able to claim such reserve credit on its statutory statements, including but not limited to establishing a trust or letter of credit in a form which meets all applicable standards of law and regulation. The Reinsurer will bear the expense of establishing any trusts or letters of credit with respect to this provision.

                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

This section shall not apply to applications for facultative reinsurance for which the Reinsurer has not received written notification that its offer of facultative reinsurance has been accepted by the Ceding Company in accordance with Article III.

                                  ARTICLE VIII
                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point in scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy. A term conversion is a contractual right of the policyholder to replace a term policy with a permanent policy without evidence of insurability.

                                   ARTICLE IX
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, the insurance will continue to be reinsured with the Reinsurer at point-in-scale rates. If an exchange is requested where the death benefit is increased, the Reinsurer must consent to the change.

Exchanges from one single life plan reinsured under this Agreement to a different single life plan will be reinsured at point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

B.  Increases or Decreases

       1. In the event of a reduction in the face amount of a policy, the Reinsurer's

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           percentage of the reduced face amount shall be the same percentage as set at issue.

       2. A request to increase the face amount of policies that are reinsured will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on an individual life reduces or terminates, the Ceding Company will recalculate its retention on any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit, which was in effect at the time that each remaining risk was issued, will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Mortality Rating

If the Ceding Company wishes to reduce the mortality rating, this reduction will be subject to the Reinsurer's approval.

                                   ARTICLE X
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C. Whenever the Ceding Company increases its maximum retention limits over the Ceding Company's Maximum Limits of Retention, as set forth in Exhibit II, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained

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its maximum stated retention (not a special retention limit) for the plan and the insured's issue age, sex, and mortality classification in effect at the time the reinsurance was ceded to the Reinsurer, or if the Ceding Company did not retain insurance on the life, it may apply its increased retention limits to reduce the amount of reinsurance as follows:

       1. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least twenty (20) years.

       2. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

       3. It is understood that the Ceding Company will not re-cede the business once it has been recaptured for a period of at least three
            (3) years unless the Reinsurer agrees to accept this business.

       4. If any reinsured policy is recaptured, all reinsured policies eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company's new maximum retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

       5 If portions of the reinsured policy have been ceded to more than one reinsurer, the Ceding Company must allocate the reduction in reinsurance so that the amount reinsured by each reinsurer after the reduction is proportionately the same as if the new maximum dollar retention limits had been in effect at the time of issue.

       6. The amount of reinsurance eligible for recapture is based on the Total Net Amount at Risk (as defined in Schedule B) as of the date of recapture. For a policy issued as a result of a conversion, the recapture terms of the reinsurance agreement covering the original policy will apply, and the duration period for the purpose of recapture will be measured from the effective date of reinsurance on the original policy.

       7. The terms and conditions for the Ceding Company to recapture reinsured policies, as a result of the insolvency of the Reinsurer, are set forth in Article XVII.

       8. Cessions Under Waiver of Premium Claim: If there is a reinsured waiver of premium claim in effect when recapture takes place, the Reinsurer will continue to pay its share of the waiver claim until it terminates. The Reinsurer will not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits will be recaptured as if there were no waiver claim in effect.

       9. After the effective date of recapture, the Reinsurer will not be liable for any reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked.

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                                   ARTICLE XI
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Facultative Cases

Whenever an application is made by the policyholder for reinstatement in accordance with the terms of the policy, the policy was originally reinsured facultatively, and the reinstatement occurs ninety (90) days or more after the policy has lapsed, copies of such application for reinstatement, any personal declaration or medical examination and any other underwriting document shall be forwarded by the Ceding Company to the Reinsurer together with an application for reinstatement of the reinsurance. The Reinsurer shall notify the Ceding Company within three (3) business days of its acceptance or declination of the application for reinstatement.

Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance charges or premiums under the policy. In the event that the policy is redated, the reinsurance premiums payable shall be at the appropriate policy year rate.

B.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and facultative reinstatement procedures will be followed as outlined above in this Article.

                                  ARTICLE XII
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XIII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

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B.  Notification

The Ceding Company shall report promptly to the Reinsurer the following information:

       -   Name of Insured

       -   Date of Birth of the Insured

       - Date of Death (if this information is available at the time of this initial notification)

       -   Company Code

       -   Policy Number

       -   Policy Date

       -   Face Amount

       -   Retention of the Ceding Company

       -   Amount Reinsured

       -   Treaty

Such claim made upon the Ceding Company shall be accepted by the Reinsurer as a claim upon it for the amount of reinsurance in force on the date the claim is incurred.

For claims incurred during the contestable period on risks ceded to the Reinsurer on a facultative basis where the Ceding Company has the intent to rescind, the Ceding Company shall submit all papers in connection with the claim to the Reinsurer.

C.  Claim Payment

       1.   Facultative Reinsurance on a Risk

          If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to the Reinsurer all relevant and/or requested documents and papers related to the claim along with the Ceding Company's recommendation. Upon receipt by the Reinsurer, the Ceding Company shall then wait five (5) business days during which time the Reinsurer shall have the opportunity to advise the Ceding Company of its consent or disagreement with the recommendation. In the event the Reinsurer does not contact the Ceding Company within the (5) five-day period, the Reinsurer shall be deemed to have approved the recommendation and the Ceding Company shall be authorized to act accordingly.

          The parties shall use best efforts to reach mutual agreement with respect to the submitted claim before the Ceding Company responds to the claimant.

       2.   Payment of Reinsurance Proceeds

          The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims. The Reinsurer will pay the Ceding Company the reinsurance proceeds within fifteen (15) business days of final notification of the Ceding Company making the final decision to pay the policy proceeds, unless the claim amount is disputed.

          If either by the terms of the contract or by the exercise of an option, payment under the policy is deferred or made in installments, the Reinsurer shall nevertheless make payment immediately in one sum, upon receipt of proper notification stated in (B) above.

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       3.   Recapture

           If an undisputed net amount due to the Ceding Company is thirty (30) days past due, the Ceding Company shall provide the Reinsurer written notice, addressed to a senior officer of the Reinsurer, that includes
           (1) an itemization of the unpaid claims, and (2) a reminder that the Ceding Company will have the right to offset and subsequently recapture all business reinsured if such claims remain unpaid ninety
           (90) days past the due date. The sixty (60) day period between the Reinsurer written notice and ninety (90) days past the due date shall be called the "Cure Period".

           If the Reinsurer is delinquent, ninety (90) days past due, on an undisputed net amount due to the Ceding Company, the Ceding Company will have the right to offset such amounts from any amounts due the Reinsurer in accordance with Article XVIII. To the extent there is an insufficient balance from which to offset such amounts and the
           resulting amount due exceeds                         the Ceding
           Company shall have the right to recapture immediately upon the termination of the Cure Period.

       4.   Overdue Reinsurance Proceeds

           The Ceding Company reserves the right to charge interest on reinsurance proceeds due. The interest will be calculated according to the 90 Day Federal Government Treasury rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

       5.   Waiver of Premium

           If Waiver of Premium is reinsured under this Agreement, then in the event of a total disability claim, the Ceding Company shall continue to pay the Reinsurer the reinsurance premium. However, the Ceding Company will not pay the reinsurance premium for the waiver benefit for the duration of the waiver claim period. The Reinsurer shall pay the Ceding Company its share of the gross premium being waived, including any rider or supplementary benefit gross premiums being waived, taking into account any fractions of a year for which premiums have been waived. The Reinsurer will pay waiver benefits annually regardless of the mode of premium payment specified in the policy.

       6.   Interest

           If payment under the policy is delayed and interest is allowed per statutory requirement or the contract, the Reinsurer will pay interest on the reinsurance at the same rate and for the same time period as the Ceding Company.

D.  Contests, Denials, Litigation, Reduced Settlements and Compromises

The Ceding Company shall promptly notify the Reinsurer of any claim the Ceding Company plans to contest, deny, litigate or compromise ("Contest"). The Ceding Company shall also furnish details of such action on request and shall furnish an itemized reinsurance claim form of expenses incurred thereby.

Once the Reinsurer receives all requested documents, the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not to participate in the Contest. If the Reinsurer notifies the Ceding Company in writing that it has elected not to participate in the Contest, the Reinsurer shall immediately pay the Ceding

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Company its share of the claim and expenses and not share in any subsequent increase or reduction. Once the Reinsurer has paid its share, it shall not be liable for any additional expenses associated with the Contest.

When the Reinsurer agrees in writing to participate on a Contest, involving reinsurance, it shall share in the payment of legal or investigative expenses relating to the claim in the same proportion as the Reinsurer's liability bears to the Ceding Company's liability. The Reinsurer shall not reimburse expenses associated with non-reinsured policies. If the Ceding Company's Contest results in a reduction or increase in the liability of the contested policy, the Reinsurer shall share in the reduction or increase proportional to their share of the Total Net Amount at Risk (as defined in Schedule B) on the date of death of the insured.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction. The face amount of the reinsured policy will be adjusted from the inception of the policy, and any difference will be settled without interest.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company without interest. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.  Contestable Period

If during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

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                                  ARTICLE XIV
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer will, however, pay its share of punitive and/or compensatory damages and/or statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if the Reinsurer agreed in writing to the act or course of conduct of the Ceding Company that resulted in the assessment of such damages.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party and, in writing, recommended, consented to or explicitly ratified the act, omission, or course of conduct of the Ceding Company that ultimately resulted in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of Total Net Amount at Risk (as defined in Schedule B) accepted by each party for the plan of insurance involved.

                                   ARTICLE XV
                             INSPECTION OF RECORDS

Each party or their authorized representatives will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XVI
                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

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B.  As used in this Article XVI, the terms "net positive consideration",
"specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of April 1, 2003.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XVI and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVII
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations under this Agreement.

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B.  Insolvency of the Ceding Company

If the Ceding Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement will be payable by the Reinsurer directly to the Ceding Company's liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company under the policy or policies reinsured and without diminution because of the insolvency of the Ceding Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses, which it may deem available to the insolvent Ceding Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Ceding Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the insolvent Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

                                 ARTICLE XVIII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XIX
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

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Within ten (10) days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within thirty (30) days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

No later than fifteen (15) days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of three (3) past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within sixty (60) days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

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                                   ARTICLE XX
                                  TERMINATION

A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVII.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all reinsurance that has an application date and has been received and accepted by the Reinsurer on or before the effective date of the termination.

                                  ARTICLE XXI
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the Agreement.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

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E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

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K.  Compliance

This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

The Ceding Company represents and warrants, to the best of its knowledge, that it is in compliance with all of the state and federal laws applicable to the business reinsured under this Agreement. In the event that the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

                                  ARTICLE XXII
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information (Retrocessionaires) to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                 ARTICLE XXIII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Director of Reinsurance
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089

With copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089

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General Counsel
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089

Canada Life Reinsurance
330 University Avenue
Toronto, Canada M5G 1R8
Attn: Reinsurance Division

Notices are deemed received when delivered.

                                  ARTICLE XXIV
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after April 1, 2003.

                                  ARTICLE XXV
                                   EXECUTION

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Tom O'Sullivan              By:     /s/ Monica Hainer
        ------------------------------          ------------------------------
Title:  Tom O'Sullivan, FSA, FCIA       Title:  Monica Hainer, FSA, FCIA, MAAA
        Vice President & Actuary                Senior Vice President
        Life Reinsurance                        Life Reinsurance
Date:   May 5, 2006                     Date:   May 5/06

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ Michael J. Roscoe
        ------------------------------          ------------------------------
        Thomas P. Kalmbach, FSA, MAAA           Michael J. Roscoe, FSA, MAAA
        Assistant Vice President                Vice President and Actuary
                                                Individual Life Product
                                                Management
Date:   3/17/06                         Date:   3/17/06

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS         Individual life insurance issued by the Ceding Company

UPSCALE PRODUCTS                                    RIDERS
-------------------------------------------------------------------------------------------------
Stag Protector Variable Universal Life              Other Covered Insured
Stag Variable Life Accumulator                      Term Rider (base or other insured)
Stag Universal Life                                 ADB Benefit (not reinsured)
SPVL (Fully underwritten only)                      Deduction Amount Waiver Rider
ART (CW), 5 & 10 Year Term (NY)                     Waiver of Monthly Deduction
One Year Term                                       Waiver of Specified Amount
Stag Whole Life                                     Enhanced No Lapse Guarantee Rider
                                                    Estate Tax Repeal Benefit Rider
                                                    Level Compensation Endorsement
                                                    Children's Life Insurance Rider
                                                    Maturity Date Extension
                                                    Guaranteed COI Benefit Rider
                                                    Mortality and Expense Risk Rates Rider

MIDDLE AMERICA PRODUCTS                             RIDERS
-------------------------------------------------------------------------------------------------
LBSI UL                                             Term Rider (base or other insured)
Life Solutions I UL                                 Waiver of Premium Riders
Life Solutions II UL                                Waiver of Monthly Deduction Riders
20 Year Term                                        Additional Purchase Option Rider
                                                    Disability Income Rider (not reinsured)

WOODBURY PRODUCTS
-------------------------------------------------------------------------------------------------
Hartford Stag Wall Street Variable Universal Life   Term Rider
                                                    ADB (not reinsured)
                                                    Waiver of Monthly Deduction
                                                    Waiver of Specified Amount
                                                    Cost of Living Adjustment Rider
                                                    Child Rider
                                                    Accelerated Benefit Rider
                                                    Specify Monthly Deductions
                                                    Enhanced No Lapse Guarantee

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

Additional Purchase Option Rider: Provides additional term coverage

Cost of Living Adjustment Rider: This rider is available at issue only for nonsubstandard issue ages 0 to 60. The rider allows for face amount increases without underwriting biannually based on the Consumer Price Index with the maximum amount of this increase being $50,000.

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a life time option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection, which is based on the then current account value.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions : This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

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
                                   SCHEDULE B
                              BASIS OF REINSURANCE

FACULTATIVE REINSURANCE
The Reinsurer will accept X% (as determined at issue) of the risk.

NET AMOUNT AT RISK DEFINITION: [Redacted]

MINIMUM INITIAL FACULTATIVE REINSURANCE SUBMISSION [Redacted]

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                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM [Redacted]

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  FLAT EXTRA ALLOWANCES

The flat extra premium paid to the Reinsurer will be the annual flat extra rate which the Ceding Company charges the insured less the allowances below times the Reinsured Net Amount at Risk.

DURATION OF FLAT EXTRA       FIRST YEAR          RENEWAL YEARS
------------------------------------------------------------------
Less than 5 years       [Redacted]            [Redacted]
5 years or more

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit. For both the Waiver of Premium and Waiver of Monthly Deduction, the reinsurance premium will be net of the following allowances:

First Year     Renewal Years
[Redacted]     [Redacted]

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                                   EXHIBIT II
                     SINGLE LIFE RETENTION AND JUMBO LIMITS

RETENTION LIMIT [Redacted]

JUMBO LIMIT [Redacted]

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                                  EXHIBIT III

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.

               PRODUCTS USING MULTI-CLASS RATE TABLES: [Redacted]
                     Stag Protector Variable Universal Life
                    Stag Accumulator Variable Universal Life
                              Stag Universal Life
                                Stag Whole Life
               Hartford Stag Wall Street Variable Universal Life

                PRODUCTS USING UNI-CLASS RATE TABLES: [Redacted]
                                    LBSI UL
                              Life Solutions I UL
                              Life Solutions II UL
                                  20 Year Term
                                    ART (CW)
                             5 & 10 Year Term (NY)
                                      SPVL
                                 One Year Term

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SINGLE LIFE 2002 MULTICLASS ANNUAL YRT PER 1000 REINSURANCE RATES

[Redacted]

                                Monthly Per 1000
                       Waiver of Monthly Deduction Amount

                              Age         Male       Female
                           [Redacted]  [Redacted]  [Redacted]

                                                                       2/21/2006

                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                            BILLING STATEMENT SAMPLE
                              POLICY DETAIL REPORT

For Each Policy show:

-   Hartford Life Treaty Number
-   Issue Date
-   Name
-   Sex
-   Birth Date
-   Issue Age
-   Smoker/NonSmoker
-   State of Residence
-   Current Plan
-   Face Amount
-   Ceded Face Amount
-   Ceded Net Amount at Risk
-   Rating Table
-   Net YRT Premium
-   First Year/Renewal Indicator
-   Bill Date

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                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                     Quarterly Reinsurance Reserve Summary

Ceded to: [Redacted]
For Period of:
Hartford Life Treaty Number:

                        CURRENT NET AMOUNT AT RISK         RESERVES
--------------------------------------------------------------------------
Basic                          [Redacted]                 [Redacted]
Substandard
Total

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                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                       MONTHLY REINSURANCE POLICY EXHIBIT

CEDED TO:
      For the period of:
      Hartford Life Treaty Number:

                                Current Period:

                          NUMBER OF POLICIES    CURRENT NET AMOUNT AT RISK
--------------------------------------------------------------------------
In force Beg of Period        [Redacted]               [Redacted]
Increases
 New Business
 Reinstatement
 Other Increases
Decreases:
 Not Takens
 Lapses
 Recaptures
 Claims
 Other Decreases
In force End of Period

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                              TERMINATION ADDENDUM
                           EFFECTIVE OCTOBER 31, 2005

                                     TO THE

            FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            EFFECTIVE APRIL 1, 2003

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                       THE CANADA LIFE ASSURANCE COMPANY
                                 ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the above-referenced reinsurance agreement ("Agreement"); and

WHEREAS, the Ceding Company and the Reinsurer have agreed to terminate the Agreement for new business effective October 31, 2005.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1. Effective October 31, 2005, the Ceding Company will no longer cede, and the Reinsurer will no longer accept, polices whose original application date was on or after October 31, 2005. The Agreement will continue to apply to all in force reinsurance until the termination or expiration of all such reinsurance.

2. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

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In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed the termination addendum in duplicate on the dates indicated below, with an effective date of October 31, 2005.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer                By:     /s/ Jean-Francois Poulin
        -------------------------------          -------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA   Name:   Jean-Francois Poulin, FSA, FCIA
Title:  Senior Vice-President            Title:  Senior Vice President
        Life Reinsurance                         Life Reinsurance
Date:   August 18/11                     Date:   August 19, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                 Attest: /s/ Michael Roscoe
        -------------------------------          -------------------------------
Name:   Paul Fischer                     Name:   Michael Roscoe
Title:  Assistant Vice President &       Title:  Senior Vice President & Actuary
        Actuary
Date:   August 30, 2011                  Date:   August 30, 2011

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                       FACULTATIVE YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                        HARTFORD LIFE INSURANCE COMPANY

                                      and

                       THE CANADA LIFE ASSURANCE COMPANY

                                 April 1, 2003

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                                    ARTICLES

I.       Parties to the Agreement                                            3
II.      Reinsurance Coverage                                                3
III.     Liability                                                           3
IV.      Notification of Reinsurance                                         4
V.       Reinsurance Premiums                                                4
VI.      Reserves                                                            6
VII.     Oversights                                                          7
VIII.    Conversions                                                         7
IX.      Reductions, Terminations, and Changes                               7
X.       Increase in Retention                                               8
XI.      Reinstatement                                                      10
XII.     Expenses                                                           10
XIII.    Claims                                                             10
XIV.     Extra-Contractual Damages                                          14
XV.      Inspection of Records                                              14
XVI.     DAC Tax - Section 1.848-2 (g)(8) Election                          14
XVII.    Insolvency                                                         15
XVIII.   Offset                                                             16
XIX.     Arbitration                                                        16
XX.      Termination                                                        18
XXI.     General Provisions                                                 18
XXII.    Confidentiality                                                    20
XXIII.   Notices and Communications                                         20
XXIV.    Effective Date                                                     21
XXV.     Execution                                                          21

                                   SCHEDULES

A.       Plans Covered under This Agreement                                 22
B.       Basis of Reinsurance                                               25

                                    EXHIBITS

I.       Reinsurance Premium Calculation                                    26
II.      Retention, Binding, and Issue Limits                               27
III.     Annual per 1000 YRT Reinsurance Rates                              28
IV.      Sample Administrative Reports                                      29

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between Hartford Life Insurance Company (referred to as the Ceding Company), and The Canada Life Assurance Company (referred to as the Reinsurer).

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on a facultative basis subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Facultative Reinsurance

The Ceding Company will send copies of all of the papers or facsimiles relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless coverage is accepted or put in place earlier.

The individual risk must be underwritten according to the Ceding Company's standard issue practices and guidelines.

B.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application and the Ceding Company has accepted the offer.

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B.  In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. The Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

       1.   Payment of Reinsurance Premiums

            Following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations, similar to Exhibit IV. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in
            Article IX.

            Annual YRT Reinsurance Premiums, as calculated in Exhibit I, based on the Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those new policies with an effective date during the previous month and for those renewal policies with a policy anniversary date during the current month. If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within thirty (30) days after the close of each month.

            If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the

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            Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company within forty-five (45) days after the Ceding Company submits the statement.

            If an overpayment is not returned to the Ceding Company promptly or there is overdue premiums due to the Reinsurer, the party that is due payment reserves the right to charge interest on reinsurance payments due. The interest will be calculated according to the 90 Day Federal Government Treasury rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

       2.   Termination Because of Non-Payment of Premium

            If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks of those policies by giving the Ceding Company ninety (90) days advance written notice. If the delinquent premiums have not been paid as of the close of the
            (90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

            Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

       3.   Reinstatement of a Delinquent Statement

            The Ceding Company may reinstate the terminated risks within sixty
            (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination as defined in Article V -- B1 above. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

       4.   Currency

            The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

       5.   Detailed Listing

            The Ceding Company will send the Reinsurer an electronic detailed listing of all reinsurance in force, similar to Exhibit IV, thirty
            (30) days after the end of each quarter.

       6.   Guaranteed Rates

            The Reinsurer does not guarantee the rates in this treaty but intends to charge these rates indefinitely. In the event that the Reinsurer does increase rates, except as noted below, the Ceding Company shall have the right to recapture the business as of the date of notice of rate change. At this date of recapture, the Reinsurer in addition to any other amounts due, shall transfer an amount equal to

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            If however, the Ceding Company raises the rates charged to their customers, the Reinsurer shall have the right to raise rates without the allowed recapture stated above. However, this increase to the reinsurance rates shall be no more than proportional to the increase to the policy owners' cost of insurance rates.

       7.   Overpayment of Premium

            If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

       8.   Underpayment of Premium

            If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

[Redacted]

B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit in its financial statements filed in all states and the U.S. territories of American Samoa, Guam, Puerto Rico and the U.S. Virgin Islands, in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, due to an action taken on behalf of the Reinsurer, the Ceding Company must obtain security for statutory reserve credits taken with respect to

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this Agreement, the Reinsurer will take all actions necessary or appropriate to ensure that the Ceding Company is able to claim such reserve credit on its statutory statements, including but not limited to establishing a trust or letter of credit in a form which meets all applicable standards of law and regulation. The Reinsurer will bear the expense of establishing any trusts or letters of credit with respect to this provision.

                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

This section shall not apply to applications for facultative reinsurance for which the Reinsurer has not received written notification that its offer of facultative reinsurance has been accepted by the Ceding Company in accordance with Article III.

                                  ARTICLE VIII
                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point in scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy. A term conversion is a contractual right of the policyholder to replace a term policy with a permanent policy without evidence of insurability.

                                   ARTICLE IX
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, the insurance will continue to be reinsured with the Reinsurer at point-in-scale rates. If an exchange is requested where the death benefit is increased, the Reinsurer must consent to the change.

Exchanges from one single life plan reinsured under this Agreement to a different single life plan will be reinsured at point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

B.  Increases or Decreases

       1. In the event of a reduction in the face amount of a policy, the Reinsurer's

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            percentage of the reduced face amount shall be the same percentage as set at issue.

       2. A request to increase the face amount of policies that are reinsured will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on an individual life reduces or terminates, the Ceding Company will recalculate its retention on any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit, which was in effect at the time that each remaining risk was issued, will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Mortality Rating

If the Ceding Company wishes to reduce the mortality rating, this reduction will be subject to the Reinsurer's approval.

                                   ARTICLE X
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C. Whenever the Ceding Company increases its maximum retention limits over the Ceding Company's Maximum Limits of Retention, as set forth in Exhibit II, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained

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its maximum stated retention (not a special retention limit) for the plan and the insured's issue age, sex, and mortality classification in effect at the time the reinsurance was ceded to the Reinsurer, or if the Ceding Company did not retain insurance on the life, it may apply its increased retention limits to reduce the amount of reinsurance as follows:

       1. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least twenty (20) years.

       2. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

       3. It is understood that the Ceding Company will not re-cede the business once it has been recaptured for a period of at least three
            (3) years unless the Reinsurer agrees to accept this business.

       4. If any reinsured policy is recaptured, all reinsured policies eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company's new maximum retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

       5 If portions of the reinsured policy have been ceded to more than one reinsurer, the Ceding Company must allocate the reduction in reinsurance so that the amount reinsured by each reinsurer after the reduction is proportionately the same as if the new maximum dollar retention limits had been in effect at the time of issue.

       6. The amount of reinsurance eligible for recapture is based on the Total Net Amount at Risk (as defined in Schedule B) as of the date of recapture. For a policy issued as a result of a conversion, the recapture terms of the reinsurance agreement covering the original policy will apply, and the duration period for the purpose of recapture will be measured from the effective date of reinsurance on the original policy.

       7. The terms and conditions for the Ceding Company to recapture reinsured policies, as a result of the insolvency of the Reinsurer, are set forth in Article XVII.

       8. Cessions Under Waiver of Premium Claim: If there is a reinsured waiver of premium claim in effect when recapture takes place, the Reinsurer will continue to pay its share of the waiver claim until it terminates. The Reinsurer will not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits will be recaptured as if there were no waiver claim in effect.

       9. After the effective date of recapture, the Reinsurer will not be liable for any reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked.

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                                   ARTICLE XI
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Facultative Cases

Whenever an application is made by the policyholder for reinstatement in accordance with the terms of the policy, the policy was originally reinsured facultatively, and the reinstatement occurs ninety (90) days or more after the policy has lapsed, copies of such application for reinstatement, any personal declaration or medical examination and any other underwriting document shall be forwarded by the Ceding Company to the Reinsurer together with an application for reinstatement of the reinsurance. The Reinsurer shall notify the Ceding Company within three (3) business days of its acceptance or declination of the application for reinstatement.

Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance charges or premiums under the policy. In the event that the policy is redated, the reinsurance premiums payable shall be at the appropriate policy year rate.

B.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and facultative reinstatement procedures will be followed as outlined above in this Article.

                                  ARTICLE XII
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XIII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

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B.  Notification

The Ceding Company shall report promptly to the Reinsurer the following information:

       -   Name of Insured

       -   Date of Birth of the Insured

       - Date of Death (if this information is available at the time of this initial notification)

       -   Company Code

       -   Policy Number

       -   Policy Date

       -   Face Amount

       -   Retention of the Ceding Company

       -   Amount Reinsured

       -   Treaty

Such claim made upon the Ceding Company shall be accepted by the Reinsurer as a claim upon it for the amount of reinsurance in force on the date the claim is incurred.

For claims incurred during the contestable period on risks ceded to the Reinsurer on a facultative basis where the Ceding Company has the intent to rescind, the Ceding Company shall submit all papers in connection with the claim to the Reinsurer.

C.  Claim Payment

       1.   Facultative Reinsurance on a Risk

            If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to the Reinsurer all relevant and/or requested documents and papers related to the claim along with the Ceding Company's recommendation. Upon receipt by the Reinsurer, the Ceding Company shall then wait five (5) business days during which time the Reinsurer shall have the opportunity to advise the Ceding Company of its consent or disagreement with the recommendation. In the event the Reinsurer does not contact the Ceding Company within the (5) five-day period, the Reinsurer shall be deemed to have approved the recommendation and the Ceding Company shall be authorized to act accordingly.

            The parties shall use best efforts to reach mutual agreement with respect to the submitted claim before the Ceding Company responds to the claimant.

       2.   Payment of Reinsurance Proceeds

            The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims. The Reinsurer will pay the Ceding Company the reinsurance proceeds within fifteen
            (15) business days of final notification of the Ceding Company making the final decision to pay the policy proceeds, unless the claim amount is disputed.

            If either by the terms of the contract or by the exercise of an option, payment under the policy is deferred or made in installments, the Reinsurer shall nevertheless make payment immediately in one sum, upon receipt of proper notification stated in (B) above.

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       3.   Recapture

            If an undisputed net amount due to the Ceding Company is thirty (30) days past due, the Ceding Company shall provide the Reinsurer written notice, addressed to a senior officer of the Reinsurer, that includes (1) an itemization of the unpaid claims, and (2) a reminder that the Ceding Company will have the right to offset and subsequently recapture all business reinsured if such claims remain unpaid ninety (90) days past the due date. The sixty (60) day period between the Reinsurer written notice and ninety (90) days past the due date shall be called the "Cure Period".

            If the Reinsurer is delinquent, ninety (90) days past due, on an undisputed net amount due to the Ceding Company, the Ceding Company will have the right to offset such amounts from any amounts due the Reinsurer in accordance with Article XVIII. To the extent there is an insufficient balance from which to offset such amounts and the resulting amount due exceeds the Ceding Company shall have the right to recapture immediately upon the termination of the Cure Period.

       4.   Overdue Reinsurance Proceeds

            The Ceding Company reserves the right to charge interest on reinsurance proceeds due. The interest will be calculated according to the 90 Day Federal Government Treasury rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

       5.   Waiver of Premium

            If Waiver of Premium is reinsured under this Agreement, then in the event of a total disability claim, the Ceding Company shall continue to pay the Reinsurer the reinsurance premium. However, the Ceding Company will not pay the reinsurance premium for the waiver benefit for the duration of the waiver claim period. The Reinsurer shall pay the Ceding Company its share of the gross premium being waived, including any rider or supplementary benefit gross premiums being waived, taking into account any fractions of a year for which premiums have been waived. The Reinsurer will pay waiver benefits annually regardless of the mode of premium payment specified in the policy.

       6.   Interest

            If payment under the policy is delayed and interest is allowed per statutory requirement or the contract, the Reinsurer will pay interest on the reinsurance at the same rate and for the same time period as the Ceding Company.

D.  Contests, Denials, Litigation, Reduced Settlements and Compromises

The Ceding Company shall promptly notify the Reinsurer of any claim the Ceding Company plans to contest, deny, litigate or compromise ("Contest"). The Ceding Company shall also furnish details of such action on request and shall furnish an itemized reinsurance claim form of expenses incurred thereby.

Once the Reinsurer receives all requested documents, the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not to participate in the Contest. If the Reinsurer notifies the Ceding Company in writing that it has elected not to participate in the Contest, the Reinsurer shall immediately pay the Ceding

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Company its share of the claim and expenses and not share in any subsequent increase or reduction. Once the Reinsurer has paid its share, it shall not be liable for any additional expenses associated with the Contest.

When the Reinsurer agrees in writing to participate on a Contest, involving reinsurance, it shall share in the payment of legal or investigative expenses relating to the claim in the same proportion as the Reinsurer's liability bears to the Ceding Company's liability. The Reinsurer shall not reimburse expenses associated with non-reinsured policies. If the Ceding Company's Contest results in a reduction or increase in the liability of the contested policy, the Reinsurer shall share in the reduction or increase proportional to their share of the Total Net Amount at Risk (as defined in Schedule B) on the date of death of the insured.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction. The face amount of the reinsured policy will be adjusted from the inception of the policy, and any difference will be settled without interest.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company without interest. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.  Contestable Period

If during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

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                                  ARTICLE XIV
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer will, however, pay its share of punitive and/or compensatory damages and/or statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if the Reinsurer agreed in writing to the act or course of conduct of the Ceding Company that resulted in the assessment of such damages.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party and, in writing, recommended, consented to or explicitly ratified the act, omission, or course of conduct of the Ceding Company that ultimately resulted in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of Total Net Amount at Risk (as defined in Schedule B) accepted by each party for the plan of insurance involved.

                                   ARTICLE XV
                             INSPECTION OF RECORDS

Each party or their authorized representatives will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XVI
                                    DAC TAX
                        SECTION 1.848-2(G) (8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

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B.  As used in this Article XVI, the terms "net positive consideration",
"specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of April 1, 2003.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XVI and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVII
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations under this Agreement.

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

B.  Insolvency of the Ceding Company

If the Ceding Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement will be payable by the Reinsurer directly to the Ceding Company's liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company under the policy or policies reinsured and without diminution because of the insolvency of the Ceding Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses, which it may deem available to the insolvent Ceding Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Ceding Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the insolvent Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

                                 ARTICLE XVIII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XIX
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

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Within ten (10) days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within thirty (30) days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

No later than fifteen (15) days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of three (3) past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within sixty (60) days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

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                                   ARTICLE XX
                                  TERMINATION

A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVII.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all reinsurance that has an application date and has been received and accepted by the Reinsurer on or before the effective date of the termination.

                                  ARTICLE XXI
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the Agreement.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

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E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

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K. Compliance

This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

The Ceding Company represents and warrants, to the best of its knowledge, that it is in compliance with all of the state and federal laws applicable to the business reinsured under this Agreement. In the event that the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

                                  ARTICLE XXII
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information (Retrocessionaires) to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                 ARTICLE XXIII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Director of Reinsurance
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089

With copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.

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
General Counsel
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089

Canada Life Reinsurance
330 University Avenue
Toronto, Canada M5G 1R8
Attn: Reinsurance Division

Notices are deemed received when delivered.

                                  ARTICLE XXIV
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after April 1, 2003.

                                  ARTICLE XXV
                                   EXECUTION

THE CANADA LIFE ASSURANCE COMPANY

By:      /s/ Tom O'Sullivan              By:      /s/ Monica Hainer
         ------------------------------           ------------------------------
         Tom O'Sullivan, FSA, FCIA                Monica Hainer, FSA, FCIA, MAAA
Title:   Vice President & Actuary Life   Title:   Senior Vice President Life
         Reinsurance                              Reinsurance
Date:    May 5, 2006                     Date:    May 5/06

HARTFORD LIFE INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Michael J. Roscoe
         ------------------------------           ------------------------------
         Thomas P. Kalmbach, FSA, MAAA            Michael J. Roscoe, FSA, MAAA
         Assistant Vice President                 Vice President and Actuary
                                                  Individual Life Product
                                                  Management
Date:    3/17/06                         Date:    3/17/06

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS      Individual life insurance issued by the Ceding Company

UPSCALE PRODUCTS                                          RIDERS
--------------------------------------------------------------------------------
Stag Protector Variable Universal Life    Other Covered Insured
Stag Variable Life Accumulator            Term Rider (base or other insured)
Stag Universal Life                       ADB Benefit (not reinsured)
SPVL (Fully underwritten only)            Deduction Amount Waiver Rider
ART (CW), 5 & 10 Year Term (NY)           Waiver of Monthly Deduction
One Year Term                             Waiver of Specified Amount
Stag Whole Life                           Enhanced No Lapse Guarantee Rider
                                          Estate Tax Repeal Benefit Rider
                                          Level Compensation Endorsement
                                          Children's Life Insurance Rider
                                          Maturity Date Extension
                                          Guaranteed COI Benefit Rider
                                          Mortality and Expense Risk Rates Rider

MIDDLE AMERICA PRODUCTS                   RIDERS
--------------------------------------------------------------------------------
LBSI UL                                   Term Rider (base or other insured)
Life Solutions I UL                       Waiver of Premium Riders
Life Solutions II UL                      Waiver of Monthly Deduction Riders
20 Year Term                              Additional Purchase Option Rider
                                          Disability Income Rider (not
                                          reinsured)

WOODBURY PRODUCTS
--------------------------------------------------------------------------------
Hartford Stag Wall Street Variable        Term Rider
Universal Life
                                          ADB (not reinsured)
                                          Waiver of Monthly Deduction
                                          Waiver of Specified Amount
                                          Cost of Living Adjustment Rider
                                          Child Rider
                                          Accelerated Benefit Rider
                                          Specify Monthly Deductions
                                          Enhanced No Lapse Guarantee

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

Additional Purchase Option Rider: Provides additional term coverage

Cost of Living Adjustment Rider: This rider is available at issue only for nonsubstandard issue ages 0 to 60. The rider allows for face amount increases without underwriting biannually based on the Consumer Price Index with the maximum amount of this increase being $50,000.

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a life time option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection, which is based on the then current account value.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions : This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

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
                                   SCHEDULE B
                              BASIS OF REINSURANCE

FACULTATIVE REINSURANCE
The Reinsurer will accept X% (as determined at issue) of the risk.

NET AMOUNT AT RISK DEFINITION: [Redacted]

MINIMUM INITIAL FACULTATIVE REINSURANCE SUBMISSION
[Redacted]

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

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM

[Redacted]

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  FLAT EXTRA ALLOWANCES

The flat extra premium paid to the Reinsurer will be the annual flat extra rate which the Ceding Company charges the insured less the allowances below times the Reinsured Net Amount at Risk.

DURATION OF FLAT EXTRA                           FIRST YEAR     RENEWAL YEARS
--------------------------------------------------------------------------------
Less than 5 years                                [Redacted]       [Redacted]
5 years or more

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit. For both the Waiver of Premium and Waiver of Monthly Deduction, the reinsurance premium will be net of the following allowances:

First Year       Renewal Years
[Redacted]       [Redacted]

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
                                   EXHIBIT II
                     SINGLE LIFE RETENTION AND JUMBO LIMITS

RETENTION LIMIT

[Redacted]

JUMBO LIMIT

[Redacted]

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                                  EXHIBIT III

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.

               PRODUCTS USING MULTI-CLASS RATE TABLES: [Redacted]
                     Stag Protector Variable Universal Life
                    Stag Accumulator Variable Universal Life
                              Stag Universal Life
                                Stag Whole Life
               Hartford Stag Wall Street Variable Universal Life

                PRODUCTS USING UNI-CLASS RATE TABLES: [Redacted]
                                    LBSI UL
                              LIFE SOLUTIONS I UL
                              LIFE SOLUTIONS II UL
                                  20 YEAR TERM
                                    ART (CW)
                             5 & 10 YEAR TERM (NY)
                                      SPVL
                                 ONE YEAR TERM

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
Single Life 2002 Multiclass Annual YRT Per 1000 Reinsurance Rates

[Redacted]

                                Monthly Per 1000
                       Waiver of Monthly Deduction Amount

                      Age              Male             Female
                      [Redacted]       [Redacted]       [Redacted]

                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                            BILLING STATEMENT SAMPLE
                              POLICY DETAIL REPORT

For Each Policy show:

-   Hartford Life Treaty Number

-   Issue Date

-   Name

-   Sex

-   Birth Date

-   Issue Age

-   Smoker/NonSmoker

-   State of Residence

-   Current Plan

-   Face Amount

-   Ceded Face Amount

-   Ceded Net Amount at Risk

-   Rating Table

-   Net YRT Premium

-   First Year/Renewal Indicator

-   Bill Date

Fac for Single Life Excess Pool
Between HLIC and Canada Life
Effective 4/01/2003

                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                     Quarterly Reinsurance Reserve Summary

Ceded to:
For Period of:
Hartford Life Treaty Number:

                                                 CURRENT NET AMOUNT AT RISK                         RESERVES
----------------------------------------------------------------------------------------------------------------------------
Basic                                                    [Redacted]                                [Redacted]
Substandard
Total

Fac for Single Life Excess Pool
Between HLIC and Canada Life
Effective 4/01/2003

                                   EXHIBIT IV
                         SAMPLE ADMINISTRATIVE REPORTS

                       MONTHLY REINSURANCE POLICY EXHIBIT

CEDED TO:
For the period of:
Hartford Life Treaty Number:

                                Current Period:

                                                     NUMBER OF POLICIES                    CURRENT NET AMOUNT AT RISK
----------------------------------------------------------------------------------------------------------------------------
In force Beg of Period                                   [Redacted]                                [Redacted]
Increases
 New Business
 Reinstatement
 Other Increases
Decreases:
 Not Takens
 Lapses
 Recaptures
 Claims
 Other Decreases
In force End of Period

Fac for Single Life Excess Pool
Between HLIC and Canada Life
Effective 4/01/2003

                              TERMINATION ADDENDUM
                           EFFECTIVE OCTOBER 31, 2005

                                     TO THE

            FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            EFFECTIVE APRIL 1, 2003

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                       THE CANADA LIFE ASSURANCE COMPANY
                                 ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the above-referenced reinsurance agreement ("Agreement"); and

WHEREAS, the Ceding Company and the Reinsurer have agreed to terminate the Agreement for new business effective October 31, 2005.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. Effective October 31, 2005, the Ceding Company will no longer cede, and the Reinsurer will no longer accept, polices whose original application date was on or after October 31, 2005. The Agreement will continue to apply to all in force reinsurance until the termination or expiration of all such reinsurance.

       2. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Single Life Fac Only -- Effective 04/01/2003
Between HLIC and Canada Life
Termination Addendum- Effective 10/31/2005

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed the termination addendum in duplicate on the dates indicated below, with an effective date of October 31, 2005.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA  Name:   Jean-Francois Poulin, FSA,
                                                FCIA
Title:  Senior Vice-President Life      Title:  Senior Vice President Life
        Reinsurance                             Reinsurance
Date:   August 18/11                    Date:   August 19, 2011

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer                    Name:   Michael Roscoe
Title:  Assistant Vice President &      Title:  Senior Vice President &
        Actuary                                 Actuary
Date:   August 30, 2011                 Date:   August 30, 2011

Single Life Fac Only -- Effective 04/01/2003
Between HLIC and Canada Life
Termination Addendum- Effective 10/31/2005

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (NAIC NO. 71153)
                               (FEIN 39-1052598)

                                      AND

                       THE CANADA LIFE ASSURANCE COMPANY
                                (NAIC NO. 80659)
                               (FEIN 38-0397420)

                        EFFECTIVE DATE: OCTOBER 1, 2008

                                    ARTICLES

I.      The Agreement                                                     3
II.     Effective Date                                                    3
III.    Reinsurance Coverage                                              4
IV.     Liability for Reinsurance                                         5
V.      Underwriting Review                                               6
VI.     Reinsurance Premiums                                              8
VII.    Reinsurance Reporting                                            10
VIII.   Credit for Reinsurance                                           11
IX.     Errors                                                           12
X.      Policy Conversions, Other Changes, and Terminations              13
XI.     Policy Reinstatement                                             17
XII.    Claims                                                           17
XIII.   Extra-Contractual Obligations                                    21
XIV.    DAC Tax Section 1.848-2(g)(8) Election                           22
XV.     Insolvency                                                       23
XVI.    Recapture of Reinsured Business                                  24
XVII.   Offset                                                           25
XVIII.  Dispute Resolution                                               25
XIX.    Arbitration                                                      26
XX.     Termination of this Agreement for New Business                   27
XXI.    Confidentiality                                                  27
XXII.   General Provisions                                               29
XXIII.  Notices and Communications                                       33
        Execution                                                        34

                                   SCHEDULES

A.      Plans of Insurance Covered Under this Agreement                  35
B.      Reinsurance Specification                                        42
C.      [This schedule left blank intentionally]                         44
D.      Special Underwriting Programs                                    45
E.      Ceding Company's Standard Underwriting Practices and             48
        Guidelines
F.      Policies Eligible for Reinsurance Under this Agreement           63

                                    EXHIBITS

I.      Reinsurance Premium Calculation                                  64
II.     Retention and Total Pool Issue Limits                            68
III.    Annual Rates per $1,000 of Reinsured Net Amount at Risk          72
IV.     YRT Reinsurance Rate Factors                                     93
V.      Substandard Table Percentages                                    94
VI.     Conditional Receipt or Temporary Insurance Agreement             95
VII.    Reinsurance Reports                                              99

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

                                   ARTICLE I

                                 THE AGREEMENT

A.  The Agreement and Parties to the Agreement

This is a monthly renewable term agreement for indemnity life reinsurance (the "Agreement") solely between Hartford Life and Annuity Insurance Company, a Connecticut corporation ("Ceding Company"), and The Canada Life Assurance Company, a Canadian insurance company with its U.S. domestic port of entry in the State of Michigan ("Reinsurer"). The Ceding Company and the Reinsurer are each referred to individually as a "Party," and collectively as the "Parties," to this Agreement.

This Agreement shall be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy or other contract of the Ceding Company. The Ceding Company shall not attempt to make the Reinsurer a party to any litigation between any third party and the Ceding Company.

B.  Complete and Entire Agreement

This Agreement, which includes all Schedules and Exhibits attached hereto and any amendments entered into hereafter, constitutes the entire agreement of the Parties pertaining to the transaction contemplated by this Agreement. This Agreement supersedes and replaces all oral and written agreements previously made or existing by and between the Parties or their representatives with regard to the transaction contemplated by this Agreement.

This Agreement shall not be amended or modified except by written amendment, signed by duly authorized officers of each Party.

Notwithstanding the foregoing, the Parties contemplate that there may be communications required under this Agreement that are not intended to change any of its risk transfer characteristics. Such communications may include, but are not limited to, reinsurance reporting and premium administration, underwriting review, claim submission and review, participation in claim litigation and settlements, audit reviews, and the resolution of disputes by arbitration or court proceedings. These communications serve to clarify the obligations of the Parties under this Agreement and should not be construed as modifications of this Agreement. Any modifications of this Agreement shall be effected only by written amendment as provided for above.

                                   ARTICLE II

                                 EFFECTIVE DATE

The Effective Date of this Agreement is October 1, 2008.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  ARTICLE III

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to those Plans of Insurance and Riders set forth in Schedule A that also fall within a category of policies eligible for reinsurance under this Agreement as described in Schedule F. Such reinsurance shall be on an automatic basis, subject to the requirements set forth below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

Automatic Reinsurance

Automatic Reinsurance under this Agreement is available only for risks that meet the requirements of this Section.

For each risk under the policies that meets the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the risk as indicated in Schedule B ("Automatic Pool"). The requirements for Automatic Reinsurance are as follows:

1. Each life, at the time of application, must satisfy one of the following requirements:

       a. have been a legal resident of the United States or Canada for at least six months; or

       b.  be a citizen of the United States or Canada.

2. Each risk must be underwritten according to the Ceding Company's Standard Underwriting Practices and Guidelines or one of the special underwriting programs. The Ceding Company's Standard Underwriting Practices and Guidelines as of the Effective Date are described in Schedule E, and the Ceding Company's special underwriting programs as of the Effective Date are described in Schedule C or Schedule D. Changes to such documents will be handled in accordance with
Section XXII.L, and may not necessarily result in an amendment to this Agreement; however, changes to Preferred Criteria will require an amendment.

If the Ceding Company would like to offer coverage at a risk class more favorable than the True Assessed Risk Class, the Ceding Company may:

       a. Reinsure the risk automatically under this Agreement with Reinsurance Premium based on the True Assessed Risk Class; or

       b.  Decide not to reinsure the risk under this Agreement.

For purposes of this Agreement, "True Assessed Risk Class" shall mean the risk class assessed by the Ceding Company prior to any adjustments made as a result of the Ceding Company's Enhanced Standard or similar special underwriting program.

3. The maximum issue age for each life is 75. For Last Survivor policies, the minimum issue age is 18, for all other policies, the minimum age is 0.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

4. The mortality rating on each life does not exceed Table P. However, for Last Survivor policies, one life may be uninsurable if the other life does not exceed Table F.

5. The total amount of risk, including scheduled increases on that life, when added to any other amounts of risk for that life already in the Automatic Pool and any amounts not in the Automatic Pool that are retained by the Ceding Company or its affiliated companies does not exceed the Total Allocation Limit for that life shown in Exhibit II.

6. If all the other requirements for Automatic Reinsurance are met and the life is a player or coach on a team in the National Hockey League, the National Football League, the National Basketball Association or Major League Baseball, the Ceding Company shall notify the Reinsurer at the time of issue of the risk. The Ceding Company, by electronic mail, shall: (1) notify the Reinsurer of the name, date of birth, sport and team affiliation, the total life insurance in force and to be placed on the life, and the amount of new reinsurance coverage required from the Reinsurer; and (2) confirm that an application for insurance on the life has been completed.

7. The Ceding Company, or one of its affiliates, shall retain its share of each risk on a life, as described in this Agreement and in any other life reinsurance agreement applicable to risk on that life. However, the Ceding Company reserves the right to reinsure separately any amount of the retained risk on a life reinsured under this Agreement with these conditions:

       a. The remaining amount of risk retained on that life by the Ceding Company, on coverage reinsured under this Agreement, shall not be less than of the amount of risk initially retained; and

       b. Any amounts of retention separately reinsured in this manner shall not reduce the amount of the Ceding Company's retention on that life for the purpose of any other terms of this Agreement.

                                   ARTICLE IV

                           LIABILITY FOR REINSURANCE

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability, but in no event prior to the Effective Date.

B. In no event shall reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company knowingly was not properly licensed.

C. The Reinsurer's liability for coverage under the Ceding Company's conditional receipt or temporary insurance agreement, whichever the Ceding Company uses (a sample copy of which is included as Exhibit VI and, for the purpose of this Section D, hereinafter called the "Insurance Receipt"), is limited to the amount the Reinsurer would reinsure under this Agreement on an Automatic Reinsurance basis (whether the risk qualifies for Automatic Reinsurance or not) if the coverage under the policy applied for would have been approved and issued, as limited by the terms of the Insurance Receipt, provided:

1. The Ceding Company has followed its normal cash-with-application procedures for such coverage; and

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

2. The Ceding Company's original underwriting assessment for the risk was not a decline (if it was a decline, the Reinsurer would have no liability for such coverage); and

3. There is no coverage in effect on the life in the Automatic Pool through any other Insurance Receipt having an effective date preceding, or the same as, the effective date of such coverage; and

4. The Ceding Company has not yet accepted any final underwriting offer(s) for facultative reinsurance on the risk.

The Reinsurer's liability for coverage under the Insurance Receipt shall terminate simultaneously with the termination of the Ceding Company's liability under the Insurance Receipt.

D. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement.

E. The liability of each reinsurer in the Automatic Pool shall be separate and not joint with the other pool reinsurers. In no way will the liability of the Reinsurer be increased by reason of the inability of the Ceding Company to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from insolvency of such other reinsurers or otherwise.

                                   ARTICLE V

                              UNDERWRITING REVIEW

A.  Purpose of Underwriting Review

For new business written by the Ceding Company that meets the requirements for Automatic Reinsurance, the Ceding Company intends to underwrite applications for such business as if the business were to be fully retained by the Ceding Company. Such business shall be underwritten according to the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

The underwriting practices and professional judgment used by the Ceding Company in arriving at a risk assessment may not agree entirely with the underwriting practices customarily used by, or the professional judgment of, the Reinsurer under similar circumstances.

It is the purpose of this review to:

1. Afford the Reinsurer a reasonable period of time to review the underwriting practices used, and risk assessments made, by the Ceding Company on automatically reinsured business; and

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

2. Settle on a risk assessment for a case that is agreeable between the Parties and that shall be used to determine the Reinsurance Premiums for the risk from the beginning of the reinsurance liability under this Agreement for any such case reviewed by the Reinsurer within that period of time where the underwriting practices used or risk assessment made by the Ceding Company differ materially from the opinion of the Reinsurer.

It is NOT the purpose of this review, nor is it within the authority of the Reinsurer under this Agreement, to deny reinsurance coverage due to a difference of opinion over the risk assessment on a policy application for business reinsured under this Agreement that is written in accordance with the Ceding Company's standard underwriting practices and guidelines or under the terms of one of the special underwriting programs described in Schedule C or Schedule D.

B.  Underwriting Review Process

1.  This review shall only be available to the Reinsurer during the first sixty
(60) months following the issue date of any risk automatically reinsured under this Agreement.

2. For any risk reviewed during this period where the Reinsurer's opinion differs materially from that of the Ceding Company, the Parties shall work together in good faith to develop a mutually agreeable risk assessment to be used to calculate the Reinsurance Premiums for that risk from the beginning of the Reinsurer's liability for that risk under this Agreement.

3. For any risk reviewed during this period where the Parties cannot mutually agree on a risk assessment within a reasonable time period, the Parties shall submit the risk for dispute resolution under Article XVIII.

4. This review shall not be available and the Reinsurer may not challenge any risk assessments made by the Ceding Company after this sixty (60) month period except as described below.

5. Any unintentional or accidental failure of the Ceding Company to adhere to its standard underwriting practices and guidelines in the assessment of risks, resulting from an oversight or clerical error by the Ceding Company, will not be grounds for denying reinsurance coverage on a risk if the effect of the failure is not material. Grossly negligent or deliberate acts of the Ceding Company, recurring errors, or errors that are part of a pattern evidencing a disregard for the Ceding Company's standard underwriting practices and guidelines would be considered grounds for denying reinsurance coverage on a risk. The Reinsurer's right to deny reinsurance coverage as described above shall not be limited to the sixty (60) month period as described in paragraph B.1, above.

C.  Ceding Company's Responsibilities to the Reinsurer for Underwriting Review

Upon request by the Reinsurer, the Ceding Company shall provide to the Reinsurer all information in its possession, that was used in underwriting and assessing the risks for each qualifying case identified for review under this Article.

This information to be provided to the Reinsurer may be transmitted using any medium agreed upon by the Parties; a valid copy of the information shall satisfy this purpose.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

This information shall be delivered to the Reinsurer within thirty (30) calendar days after the Ceding Company receives the request for the information, unless an alternative delivery period is agreed upon by the Parties.

                                   ARTICLE VI

                              REINSURANCE PREMIUMS

A.  Computation

Reinsurance Premiums under this Agreement shall be calculated as described in
Exhibit I.

B.  Timing

Reinsurance Premiums are payable each month of coverage for reinsured risks in force at the end of the preceding month (monthly in advance). For newly reinsured risks with a reinsurance effective date during the current month, the Reinsurance Premium for the first month of coverage will be payable in the next following monthly statement.

C.  Extended Policy Maturity

If the maturity date of a reinsured policy is extended in accordance with the policy, the death benefit under the policy will continue to be payable as provided in the policy, and the reinsurance under this Agreement will remain in effect on the same terms as before the policy's original maturity date.

D.  Unearned Reinsurance Premiums

The Reinsurer will refund to the Ceding Company all unearned Reinsurance Premiums, less applicable allowances, arising from policy conversions, other changes, and terminations described in Article X. If termination is due to lapse, surrender or conversion, unearned Reinsurance Premium will be determined as of the effective date of termination. If termination is due to death, unearned Reinsurance Premium will be determined as of the date of death.

E.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept Reinsurance Premium at the current rate level, the Reinsurer reserves the right to increase the YRT Reinsurance Rate Factors, as set forth in Exhibit IV, for any Plan(s) of Insurance when there is a material shift in the demographics or the Reinsurer's expectations of future mortality results on such Plan(s) of Insurance warrant. The Reinsurer shall provide at least one hundred twenty (120) days written notice of any such change. However, in no event will the increased Base YRT Reinsurance Premium Rate, as defined in Exhibit I, for standard risks exceed the applicable annual rates in the Valuation Mortality Table specified in Schedule A for such Plan(s) of Insurance.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

The Reinsurer and the Ceding Company shall then endeavor in good faith to mutually agree on the amount of rate increase that shall apply to such Plan(s) of Insurance. If the Parties cannot agree on the amount of such rate increase for such Plan(s) of Insurance, then the Ceding Company reserves the right to recapture the risks associated with such Plan(s) of Insurance without fee, as of the effective date of the rate increase. Written notice of such recapture shall be provided to the Reinsurer no later than thirty (30) days following the effective date of the rate increase.

F.  Payment of Reinsurance Premiums

The Net Reinsurance Premium Balance payable each month equals the sum of the Reinsurance Premiums described above in Section A, minus the sum of any unearned Reinsurance Premiums described above in Section D. For any month, this net balance may be positive (greater than zero) or negative.

Any positive Net Reinsurance Premium Balance for a month is payable to the Reinsurer. The Ceding Company shall forward this balance to the Reinsurer by its due date, which is thirty (30) days after the close of the calendar month.

The absolute value of any negative Net Reinsurance Premium Balance for a month is payable to the Ceding Company. The Reinsurer shall forward this balance to the Ceding Company by its due date, which is thirty (30) days after the Ceding Company submits the statement for that month.

G.  Overpayment of Reinsurance Premiums

If the Ceding Company overpays a Net Reinsurance Premium Balance and the Reinsurer accepts the overpayment, the Reinsurer's acceptance of the overpayment will not constitute or create an additional reinsurance liability, and it will not result in any additional reinsurance. Instead, the Reinsurer shall be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

H.  Underpayment of Reinsurance Premiums

If the Ceding Company fails to make a full payment of the Net Reinsurance Premium Balance, due to an Error defined in Article IX, the amount of reinsurance coverage provided by the Reinsurer on the risks related to such underpayment shall not be reduced. However, once the underpayment is discovered by one Party and the other Party is notified of the underpayment, the Ceding Company shall promptly pay to the Reinsurer the difference between the full payment amount and the amount actually paid. If payment of the full amount of the underpayment is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as delinquent premium and subject to the conditions listed below in Section I.

The Reinsurer reserves the right to charge the Ceding Company interest on the amount of the underpayment, even if it becomes delinquent as described below in
Section I. Such interest will accrue from the due date of the underpaid Net Reinsurance Premium Balance and be computed as described in Section XXII.P.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

I.  Termination of Reinsurance for Nonpayment of Reinsurance Premiums

If undisputed Reinsurance Premiums for one or more reinsured risks are delinquent, the Reinsurer has the right to terminate its reinsurance liability on those risks by giving the Ceding Company ninety (90) days advance written notice of termination. This notice shall list the risks and the amount of the delinquent Reinsurance Premium for each risk. If the delinquent Reinsurance Premiums have not been paid to the Reinsurer as of the end of such notice period, the Reinsurer's liability will terminate for the risks described in the termination notice at the end of such notice period.

If the Reinsurer's liability on one or more of the Ceding Company's risks is terminated because of nonpayment of Reinsurance Premiums, the Ceding Company will continue to be liable to the Reinsurer after the termination for all unpaid Reinsurance Premiums earned up to the date of such termination.

The Ceding Company shall not force termination under the provisions of this
Section I solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

J.  Reinstatement of Reinsurance Terminated for Nonpayment of Reinsurance
Premiums

The Ceding Company may reinstate reinsurance on risks terminated in accordance with Section I within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance Premiums for the risks inforce prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and the date of reinstatement. The effective date of reinstatement will be the date the required unpaid Reinsurance Premiums are received by the Reinsurer.

                                  ARTICLE VII

                             REINSURANCE REPORTING

A.  Accounting Statements and Other Reports

Within thirty (30) days after the close of each calendar month, the Ceding Company shall provide the Reinsurer an accounting statement. The Ceding Company shall also provide the Reinsurer with additional reports as provided in Exhibit VII.

For Automatic Reinsurance becoming effective during the calendar month, the Ceding Company will notify the Reinsurer of such new reinsurance business in the succeeding monthly report. However, the first three monthly reports under this Agreement will be sent within one hundred twenty (120) days after the due date of the first monthly report.

The Ceding Company may provide an estimate Net Amount at Risk for new reinsurance business in the first monthly report in which such business appears. In the event that the Ceding Company provides an estimated Net Amount at Risk, it shall provide an actual Net Amount at Risk in subsequent monthly reports.

Additional reports reasonably requested by a Party will be provided by the other Party in a timely manner.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

B.  Reporting Format and Medium

The information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be in a format, and transmitted using a medium, mutually agreeable to the Parties. As of the Effective Date of this Agreement, the information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be on a self-administered reporting basis as set out in Exhibit VII.

C.  Reporting Delays and Changes

The Ceding Company shall inform the Reinsurer of any material delays or significant changes in the information provided, particularly in the file layout and in data values, as set out in Exhibit VII. It is the expectation of the Parties that the structure of the in-force file is stable from period to period.

                                  ARTICLE VIII

                             CREDIT FOR REINSURANCE

A.  Reinsurance Credit

The Parties intend that the Ceding Company be entitled to take credit for the reinsurance ceded under this Agreement in its statutory financial statements filed in all jurisdictions in which the Ceding Company is licensed, accredited, or otherwise authorized to transact business ("Reinsurance Credit"). The Parties shall use best efforts to ensure that such entitlement shall become and remain available to the Ceding Company throughout the duration of this Agreement.

The amount of the Reinsurance Credit shall be determined by the Ceding Company and shall include mortality risk reserves, unearned premium reserves, and reinsurance recoverables on paid and unpaid losses for the reinsurance ceded under this Agreement. Such amounts shall be calculated in accordance with applicable accounting and valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date and shall take into account the terms of this Agreement.

B.  Reinsurer Representation

The Reinsurer represents to the Ceding Company that it was properly licensed or accredited in all jurisdictions in which the Ceding Company is licensed, accredited, or otherwise authorized to transact insurance business, so that the Reinsurance Credit shall be allowed. The Reinsurer shall notify the Ceding Company, as a material communication under Article XXIII, immediately upon learning of any change in, or loss of, such licensing or accreditation.

C.  Security for Reinsurance Credit

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a change to the Reinsurer's licensing or accreditation, the Reinsurer shall establish and maintain the security, at its sole expense, that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a regulatory change or interpretation outside of the Reinsurer's control, the Reinsurer shall establish and maintain the security that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit. In this event, the expense of establishing and maintaining the security shall be shared equally by the Ceding Company and the Reinsurer.

If such security is required in either event, the Reinsurer shall establish a trust or a letter of credit, satisfactory to the Ceding Company, in a form that meets all applicable standards of law and regulation to entitle the Ceding Company to claim such Reinsurance Credit. However, the Reinsurer may propose an alternative option under which Reinsurance Credit shall be allowed the Ceding Company, at the sole discretion and approval of the Ceding Company.

The Parties shall amend this Agreement, in accordance with Section I.B, to reflect the establishment of such security or such approved alternative option so that the Ceding Company shall continue to be entitled to take such Reinsurance Credit.

If the Reinsurer fails to provide the Ceding Company with such security or approved alternative option to continue to be entitled to take such Reinsurance Credit for the business covered under this Agreement, the Ceding Company may recapture the business covered under this Agreement, subject to the terms of
Article XVI. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

                                   ARTICLE IX

                                     ERRORS

Errors, omissions, oversights, delays or misunderstandings in the administration of this Agreement (collectively "Error") by either Party, shall not invalidate the reinsurance hereunder. As soon as reasonably possible after discovery, notice shall be provided, the Error shall be rectified and both Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

However, if it is not reasonably possible to restore each Party to the position it would have occupied if not for the Error, the Parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement.

Without limiting the procedures outlined below for Late Reported Risks, if either Party discovers that the Ceding Company has failed to correctly report ceded reinsurance as provided in this Agreement, the Reinsurer may require the Ceding Company to audit its records for other similar Errors. The Ceding Company is expected to correct such Errors and to take reasonable actions to ensure that similar Errors do not recur. If the Reinsurer receives no evidence that the Ceding Company has taken reasonable actions to remedy such a situation, then the Reinsurer reserves the right to limit its liability on risks not correctly reported by providing thirty (30) days advance written notice to the Ceding Company of its intention to limit its liability on such risks.

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The first paragraph of this Errors article shall not apply to the following circumstances:

(1) Any Late Reported Risks. For the purposes of this Article IX, a "Late Reported Risk" is a risk reported to the Reinsurer more than two (2) years after its effective date. The Reinsurer will not automatically accept liability for any Late Reported Risks. The Ceding Company shall submit to the Reinsurer, for approval, reporting information about any Late Reported Risks it wishes to be ceded under this Agreement. The process for Late Reported Risks will be as follows:

       (a) The Reinsurer will notify the Ceding Company, within a reasonable time period after submission of the reporting information about any Late Reported Risks, whether it is able to accept such risks based on criteria such as capacity.

       (b) In the event the Reinsurer is able to accept such Late Reported Risks, the Ceding Company agrees to pay all unpaid Reinsurance Premiums on the next premium accounting statement upon the acceptance of the risk by the Reinsurer. The Reinsurer reserves the right to charge interest on such Reinsurance Premiums, accruing from their respective due dates to the date of payment, computed as described in
           Section XXII.P.

       (c) If the Reinsurer is not able to accept such Late Reported Risks, such risks will not be covered by the terms of this Agreement and no liability will attach to the Reinsurer.

(2) Any Late Reported Terminations. For the purposes of this Article IX, a "Late Reported Termination" is a termination of life reinsurance coverage (other than by death) reported more than two (2) years after the termination date of the covered risk. The Reinsurer will reimburse Reinsurance Premiums on Late Reported Terminations for only the last two (2) years.

(3) Any intentional failure to comply with the terms of this Agreement which can be shown to be the result of grossly negligent or deliberate acts or omissions by the Ceding Company. The Reinsurer shall not be liable for any claim amounts from policies ceded as a result of such acts or omissions.

(4) Any claim made for a policy where the Ceding Company failed to adhere to its standard underwriting practices and guidelines in effect at the time of the underwriting of the policy and the effect of such failure is material. The Reinsurer may support such claims at its discretion.

                                   ARTICLE X

              POLICY CONVERSIONS, OTHER CHANGES, AND TERMINATIONS

A.  Conversions

A conversion is a policyholder's exercise of a contractual right to replace in-force coverage with a new permanent policy without evidence of insurability. Conversions from a policy reinsured under this Agreement will continue to be reinsured under this Agreement as follows:

1. The converted coverage under the new policy will be reinsured with the Reinsurer in the same proportion as was determined for the in-force coverage converted; and

2. Reinsurance Premiums for such converted coverage shall be calculated on a point-in-scale basis.

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If the new policy was converted under the Conversion Option Rider from either
(a) two single life policies reinsured under this Agreement; or (b) one single life policy reinsured under this Agreement and one newly underwritten life, to a last survivor policy, Reinsurance Premiums for both lives shall be calculated on a point-in-scale basis. The Reinsurance Premiums for both lives shall be calculated using the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk and table of YRT Reinsurance Rate Factors applicable to the earliest original coverage in accordance with the procedures set out in Exhibit I.

Conversions from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

B.  Increases and Decreases in Policy Face Amount

1.  If the face amount of a policy reinsured under this Agreement increases and:

       a. The increase is subject to full underwriting, then (i) the provisions of Article III shall apply to the increase in reinsurance and (ii) the increase is underwritten according to the Ceding Company's underwriting practices and guidelines (including preferred criteria, age and amount requirements and underwriting manual assessments) that were approved in writing by the Reinsurer in accordance with Section XXII.L. Reinsurance Premiums for the increase shall be based on new-business rates.

       b. The increase is not subject to full underwriting, the Reinsurer will accept the increase, provided that the Ceding Company underwrote the full face amount (including all scheduled increases) in accordance with the terms of this Agreement.

          Reinsurance Premiums for increases not subject to full underwriting shall be calculated on a point-in-scale basis.

          For increases in accordance with B.1.b, the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined for the increase at the time the increase goes into effect in accordance with Schedule B.

2.  If the face amount of a policy reinsured under this Agreement decreases and:

       a. If the face amount of a policy that was previously increased is subsequently decreased, the decrease will be applied first to the increase with the latest effective date, and then to the increase with the next earlier effective date, and so forth as necessary, until applying any remaining decrease to the initial face amount of the policy.

The Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined at the time the decrease goes into effect, in accordance with Schedule B.

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C.  Policy Exchanges and Other Changes

A policy exchange is a new policy replacing an existing policy where the new policy is not fully underwritten. Exchanges from one single life policy reinsured under this Agreement to a different single life policy will be reinsured on a point-in-scale basis. Likewise, exchanges from one last survivor policy reinsured under this Agreement to a different last survivor policy will be reinsured on a point-in-scale basis. Exchanges from a last survivor policy reinsured under this Agreement with the Last Survivor Exchange Option Rider or Twenty-Four (24) Month Exchange Rider to two single life policies will be reinsured at the applicable single life point-in-scale rates. For each new policy after the exchange, the insurance will continue to be reinsured by the Reinsurer in the same proportions as set at issue of the original coverage.

If there is a contractual change in a policy reinsured under this Agreement that is not subject to full underwriting, other than the changes described above in Sections A and B, the insurance shall continue to be reinsured with the Reinsurer in the same proportions as the original coverage and Reinsurance Premiums for contractual changes shall be calculated on a point-in-scale basis.

The Ceding Company shall notify the Reinsurer of any such changes in policies reinsured under this Agreement in its monthly reinsurance reports.

Exchanges made from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

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E.  Reduction in Retained Coverage on a Life

If any portion of the aggregate amount of insurance retained by the Ceding Company or its affiliates on an individual life reduces or terminates, the Ceding Company or its affiliates will recalculate its retention on any remaining risk(s) in force on that life. The Ceding Company or its affiliates will not be required to retain an amount in excess of its retention limit for the age, mortality rating, and risk classification based on the applicable retention limit that was in effect at the time of issue for any risk. Unless provided for otherwise in the applicable reinsurance agreements, the Ceding Company or its affiliates will first recalculate the retention on the risk(s) having the same mortality rating as the terminated risk(s). Order of recalculation will secondarily be determined by effective date of the risk, oldest first.

F.  Multiple Reinsurers

If reinsurance of a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk unless specified otherwise in Schedule B or agreed upon by the Reinsurer.

G.  Mortality Rating Changes

If the Ceding Company wishes to reduce the mortality rating or otherwise improve the risk class, the Reinsurer shall accept this change if the change qualifies under the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

H.  Rescission of Policy Coverage Prior to Death Claim

If a misrepresentation, misstatement, or omission on an application results in the Ceding Company's rescission of coverage, the Reinsurer shall refund to the Ceding Company any Reinsurance Premiums it received on that coverage. This refund shall be in lieu of any and all other reinsurance benefits payable on that coverage under this Agreement. The Reinsurer shall also reimburse the Ceding Company for its proportionate share of any non-routine expenses incurred in connection with the rescission including the costs of investigations and of obtaining financial and medical reports.

In the event the rescission is challenged by legal action, the Reinsurer shall participate in the associated legal and investigation expenses. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

If a rescission of policy coverage is reversed and the policy coverage is restored to in-force status, any related reinsurance coverage under this Agreement shall also be restored upon the Ceding Company's payment to the Reinsurer of all applicable Reinsurance Premiums.

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                                   ARTICLE XI

                              POLICY REINSTATEMENT

If a policy reinsured under this Agreement lapses or terminates, and is later reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Procedure to Reinstate Reinsurance

For policies reinsured under this Agreement that are reinstated by the Ceding Company, the reinsurance cession shall be automatically reinstated.

The Reinsurer reserves the right to request any available Underwriting Information on any reinstatement.

B.  Cost to Reinstate Reinsurance

Upon reinstatement of reinsurance under this Article, the Ceding Company shall pay the Reinsurer Reinsurance Premiums in the same manner as the Ceding Company received corresponding policy charges under the policy for the period of lapse.

The Reinsurer reserves the right to charge the Ceding Company interest on such Reinsurance Premiums in accordance with Section XXII.P.

The Reinsurer will have no liability for any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company reinstates a policy that is reinsured while under an extended term or reduced paid-up nonforfeiture option, then reinsurance under such nonforfeiture option will terminate upon policy reinstatement.

                                  ARTICLE XII

                                     CLAIMS

A.  Liability for Claims

The Ceding Company is responsible for the settlement of claims on policies reinsured under this Agreement. It is the Ceding Company's sole decision to determine whether a claim is payable under a policy. The Ceding Company shall operate in good faith and adjudicate claims on policies reinsured under this Agreement as if there were no reinsurance. All claim settlements on policies reinsured hereunder will be subject to the terms and conditions of the particular policy, the applicable statutory requirements, and the standard settlement practices of the Ceding Company. The Ceding Company's decision to pay a claim, provided the Ceding Company has complied with the terms of this Agreement, shall be binding on the Reinsurer, and the Reinsurer shall be liable for its portion of the reinsurance on that risk, as described in Schedule B.

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B.  Notification of Claims

1. The Ceding Company shall promptly notify the Reinsurer when it is advised of a death claim on coverage reinsured under this Agreement.

2. The Ceding Company shall furnish the Reinsurer with all information it has pertaining to the issuance of the coverage and to the claim for claims incurred during the contestable period where the policy(s) was ceded on an automatic basis and the total Reinsured Net Amount at Risk on the life exceeds

The Reinsurer shall have six (6) business days to provide the Ceding Company with any information it has on such claim. The Ceding Company shall consider all information in determining its claim liability in accordance with Section A. The Ceding Company's failure to notify the Reinsurer of such claims shall not invalidate the reinsurance, but instead shall be treated in accordance with
Article IX.

C.  Claim Payment

1.  Proofs

If a death claim is made under a risk reinsured under this Agreement, the Ceding Company shall provide the Reinsurer with copies of proof(s) of death of the insured(s), proof of claim payment, and the claimant's statement (collectively "Proofs").

For Last Survivor risks, when the first death occurs within the contestable period, the Ceding Company shall submit any claims investigation information to the Reinsurer.

For any claim on a risk reinsured under this Agreement, copies of claim files, underwriting files and other documents relating to a policy under this Agreement shall be furnished to the Reinsurer upon written request.

2.  Payment of Reinsurance Proceeds

The Reinsurer shall pay the Ceding Company the Reinsured Net Amount at Risk, defined in Schedule B, on claims for which it is liable under this Agreement. The due date for such payment is the date fifteen (15) business days after the date that the Reinsurer has received the Proofs and all outstanding documents and all issues have been resolved.

The Reinsurer shall also reimburse the Ceding Company for its proportionate share of non-routine claims expenses (defined below in Section G) and any interest paid by the Ceding Company on such claims, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B. Interest paid by the Ceding Company on such claims shall be in accordance with the policy provisions and applicable state requirements.

Payment of reinsurance proceeds will be made to the Ceding Company in a single sum, regardless of the Ceding Company's mode of settlement with the payee under the policy.

3.  Claim Balances in Default

If the Reinsurer is delinquent by more than thirty (30) days on an undisputed amount due to the Ceding Company relating to a claim:

       a. The Ceding Company shall have the right to charge interest on delinquent amounts in accordance with Section XXII.P;

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    b.  The Ceding Company shall have the right to offset such amount, including any accrued interest charged by the Ceding Company, from any amount due the Reinsurer in accordance with Article XVII; and

    c. To the extent there is an insufficient balance from which to offset such amounts, the Ceding Company shall have the right to recapture the remaining reinsurance under this Agreement, as described in Article XVI, provided the Ceding Company has given the Reinsurer ninety (90) days advance written notice of its intent to recapture and the Reinsurer has failed to pay the net amount due, including any accrued interest charged by the Ceding Company, by the end of such notice period. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

D.  Contested Claims

1. The Ceding Company shall promptly notify the Reinsurer of its intent to deny, reduce, compromise, contest, litigate, or assert defenses against (collectively, "Contest") a claim on a risk reinsured under this Agreement via email to reins_claims@canadalife.com or as otherwise provided by the Reinsurer. The Ceding Company shall also furnish all information material to such action.

Recognizing the urgent nature of these communications, within six (6) business days of receipt of such information (the "Contested Claim Review Period"), the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not it shall participate in the Contest. The Reinsurer may extend the Contested Claim Review Period by two (2) additional business days by written notice to the Ceding Company, if such notice is provided by the end of the initial five-day period. If the Reinsurer does not respond to the Ceding Company within the Contested Claim Review Period, the Reinsurer will be deemed to have elected to participate in the Contest, and any settlement made by the Ceding Company shall be binding on the Reinsurer.

2.  If the Reinsurer elects to participate in the Contest, then:

       a. The Ceding Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings initiated in connection with the contested claim until the claim is resolved;

       b. The Reinsurer shall pay its proportionate share of any settlement of the claim, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B, and in accordance with Article XIII; and

       c. The Reinsurer shall also share in the non-routine claims expenses (defined below in Section G) and Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest in the same proportion as stated above in Paragraph b.

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Notwithstanding the above, if, at any point in time, the Reinsurer disagrees with the Ceding Company's course of action, the Reinsurer may opt out of the Contest by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non-routine claims expenses (defined in Section G) incurred to the date on which the Reinsurer opts out in the same proportion as stated above in b as if there were no Contest. However, once the Reinsurer has participated in the Contest, the Reinsurer shall remain liable for its share of any Extra Contractual Obligations in accordance with Article XIII that arise from actions taken prior to the date the Reinsurer opts out in the same proportion as stated above in Paragraph b. Any dispute over whether Extra-Contractual Obligations arose from agreed upon actions taken prior to the date the Reinsurer opts out shall be subject to dispute resolution in accordance with this Agreement.

3.  If the Reinsurer declines to participate in the Contest of the claim, then:

       a. The Reinsurer shall release all of its liability for the claim by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non-routine claims expenses (defined below in Section G) incurred to the date on which the Reinsurer notifies the Ceding Company that it declines to be a party to the action, in the same proportion as stated above in Paragraph 2.b, as though there were no Contest; and

       b. The Reinsurer shall not share in any subsequent increase or decrease in liability for the claim.

4. In the event the Ceding Company does not notify the Reinsurer of a Contest on a claim, in accordance with paragraph 1 above, the Reinsurer shall not be liable for non-routine claims expenses, defined below in Section G, or Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest, but will remain liable for its proportionate share of the lesser of (i) the contractual benefits that would have been payable had there been no Contest or (ii) the actual amounts payable as a result of the Contest.

5.  The Reinsurer will not recommend to the Ceding Company to contest a claim.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or decreased because of misstatement of age or sex that is established after the death of the insured (or the second death in the case of a last survivor policy), the Reinsurer will share with the Ceding Company in this increase or decrease of insurance in proportion to the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage. The amount will be adjusted from the inception of the policy, and any difference in amounts due between the Parties under this Agreement will be settled without interest.

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F.  Return of Premium for Misrepresentations and Suicides

1. If a misrepresentation, misstatement, or omission on an application, or the death of an insured by suicide, results in the Ceding Company returning the policy premiums (or monthly deductions) to the policy owner rather than paying the death benefits under a risk reinsured under this Agreement, the Reinsurer shall refund to the Ceding Company all of the Reinsurance Premiums it received on that coverage without interest. This refund paid by the Reinsurer shall be in lieu of any and all other reinsurance benefits payable on that risk under this Agreement.

2. In addition, the Reinsurer shall pay its proportionate share of reasonable third-party investigation and legal expenses connected with the Ceding Company's decision to return the policy premiums (or monthly deductions) as described above in Paragraph F.1. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

G.  Claims Expenses

1.  Routine Claims Expenses

The Ceding Company shall pay routine expenses incurred in connection with settling claims. These expenses may include the compensation of agents and employees, and the expense of routine investigations.

2.  Non-Routine Claims Expenses

The Reinsurer will participate in non-routine claims expenses, defined as the expenses incurred by the Ceding Company in connection with the Contest, or potential Contest, of a claim. These non-routine claims expenses may include court costs and investigation, autopsy and legal expenses; they would not include the compensation of salaried officers and employees of the Ceding Company. However, if the Reinsurer declines to participate in the Contest of a claim as described above in Paragraph D.3, the Reinsurer will not share in any non-routine expenses for the claim that are incurred after the date of the Reinsurer's release.

3. Claims expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds.

                                  ARTICLE XIII

                         EXTRA-CONTRACTUAL OBLIGATIONS

The Reinsurer shall not participate in Extra-Contractual Obligations that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or its representatives in connection with claims covered under this Agreement.

The Reinsurer will pay its share of Extra-Contractual Obligations, to the extent permitted by law, if the Reinsurer in writing recommended, consented to, or explicitly ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the Extra-Contractual Obligations.

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In the event there is a dispute as to whether Extra-Contractual Obligations or any portion thereof resulted from an act or course of conduct recommended, consented to, or explicitly ratified by the Reinsurer, the matter shall be subject to dispute resolution in accordance with this Agreement.

For the purposes of this Agreement, "Extra-Contractual Obligations" shall mean any Punitive Damages, Compensatory Damages, or Statutory Penalties, as defined below, paid or payable by the Ceding Company as a result of an action arising under, relating to, or in connection with a Contest:

"Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

"Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

"Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

                                  ARTICLE XIV

                     DAC TAX SECTION 1.848-2(g)(8) ELECTION

The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Article, the terms "net positive consideration," "specified policy acquisition expenses," and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code Section 848 as of the Effective Date.

As part of this DAC Tax Election, both Parties agree:

A. That the Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1);

B. To exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

C. That the method and timing of the exchange of this information shall be as follows:

1. The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year with its calculation of the net consideration for the preceding calendar year.

2. The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies, and then return the completed schedule to the Ceding Company by June 1 of each year.

3. If there are any discrepancies between the Ceding Company's and the Reinsurer's calculations of net consideration, the Parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both Parties by July 1 of each year.

4. Each Party shall attach the final schedule to its respective U.S. federal income tax return for each taxable year in which consideration is transferred under this Agreement. The

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schedule shall identify this Agreement, shall restate the election described in this Article, and shall be signed by a duly authorized representative of each Party.

D. This DAC Tax Election shall be effective on the Effective Date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under the provisions of either Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees that the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of the Ceding Company

In the event of the insolvency of the Ceding Company, as determined by the regulatory agency responsible for such determination, all reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under policies reinsured under this Agreement directly to the liquidator, receiver or statutory successor of the Ceding Company, without diminution because of the insolvency of the Ceding Company.

In the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policy reinsured under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

The expenses incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of the insolvent the Ceding Company to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

B.  Insolvency of the Reinsurer

For purposes of this Section B, the Reinsurer shall be deemed insolvent when the
Reinsurer:

       a. applies for or is subject to the appointment of a receiver, rehabilitator, conservator, liquidator, supervisor or statutory successor of its properties or assets;

       b.  is adjudicated as bankrupt or insolvent;

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       c.   files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

       d. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the Reinsurer's domicile.

The effective date of the insolvency shall be the date on which the above described event occurred.

In the event of Reinsurer's insolvency, the Ceding Company may recapture all of the inforce policies reinsured under this Agreement by giving written notice to the Reinsurer of its intent to do so. The effective date of recapture will be no earlier than the effective date of the Reinsurer's insolvency.

                                  ARTICLE XVI

                        RECAPTURE OF REINSURED BUSINESS

A. The Ceding Company has the right to recapture risks reinsured under this Agreement as described under the following circumstances:

(1) If the Ceding Company does not agree with the rate increase on a Plan(s) of Insurance in accordance with Section VI.E;

(2)  If the Reinsurer fails to provide security in accordance with Section
VIII.C;

(3) If the Reinsurer is delinquent on payment of an undisputed net amount due in accordance with Section XII.C.3; or

(4)  If the Reinsurer is deemed insolvent, in accordance with Article XV.

B. In the event recapture is elected based on Section A (1) described above, no recapture fees are due and no reserves will be transferred.

C. In the event recapture is based on any of the other circumstances described in Section A above:

1. The Ceding Company and the Reinsurer shall mutually agree upon the recapture terms -- however, if no such agreement can be reached, an independent actuary shall be hired to determine the value of the business to be recaptured. The costs of the independent actuary will be shared equally between the Ceding Company and the Reinsurer;

2. The value of the business to be recaptured will be based on reasonable actuarial assumptions as to interest, mortality, and lapse rates; and

3. Other actuarial assumptions and considerations used to value the business to be recaptured shall include, but not be limited to:

       a.   Projected future claims costs;

       b.  Projected future Reinsurance Premiums;

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       c.   Statutory reserve requirements;

       d. NAIC risk based capital and/or other capital measures, which are reflective of statutory capital levels, that should be maintained for an insurance company with financial strength ratings comparable to those of the Ceding Company; and

       e. Any other considerations considered relevant by the Parties or the independent actuary.

                                  ARTICLE XVII

                                     OFFSET

Any undisputed debts or credits, in favor of or against either the Reinsurer or the Ceding Company, with respect to this Agreement or any other Individual Life reinsurance agreement between the Parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid provided the Party that seeks to avail itself of this right of offset is not in breach of any provision of this Agreement.

Individual Life shall be that reporting segment, as defined in the United States Securities and Exchange Commission Form 10-K and Form 10-Q, for The Hartford Financial Services Group, Inc., or that reporting segment's successor.

To the extent permitted by applicable law, the right of offset will not be affected or diminished because of the insolvency of either Party.

                                 ARTICLE XVIII

                               DISPUTE RESOLUTION

In the event that any dispute between the Parties under this Agreement cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation, as described below, in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten (10) calendar days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute. The designated officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to discuss the dispute and to negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the designated officers cannot resolve the dispute within thirty (30) calendar days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration. However, the Parties may agree in writing to extend the negotiation period for an additional thirty (30) calendar days.

No later than fifteen (15) calendar days after the final negotiation meeting, the designated officers taking part in the negotiation will give both Parties written confirmation that they are unable to resolve the dispute, and that they recommend establishment of formal arbitration in accordance with Article XIX.

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                                  ARTICLE XIX

                                  ARBITRATION

It is the intention of the Parties that the customs and practices of the life and health insurance and life and health reinsurance industries will be given full effect in the operation and interpretation of this Agreement. The Parties agree to act in all matters with good faith. However, if, in accordance with
Article XVIII, the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration as follows:

An arbitration panel consisting of three past or present officers of life and health insurance or life and health reinsurance companies not affiliated with either of the Parties in any way will settle the dispute. Each Party will appoint one arbitrator within thirty (30) calendar days of the demand for formal arbitration and the two so appointed shall then appoint the umpire. If either Party refuses or neglects to appoint an arbitrator within the thirty (30) calendar days, the other Party may appoint the second arbitrator. If the two arbitrators cannot agree on the umpire within thirty (30) calendar days after both arbitrators have been appointed, the two arbitrators shall select an umpire in accordance with paragraph 6.7 of the Procedures for Resolution of U.S. Insurance and Reinsurance Disputes, dated September 1999.

Within thirty (30) calendar days after the appointment of the umpire, the arbitration panel shall meet and determine timely periods for briefs, discovery procedures, and schedules for hearings. The arbitration shall take place at a location determined by the arbitration panel and, insofar as the arbitration panel looks to the substantive law, it shall consider the laws of the state of Connecticut. The arbitration panel shall have the power to set all procedural rules for the arbitration, including the discretion to make any order with respect to pleadings, discovery, depositions, scheduling, the hearing, reception of evidence and any other matter whatsoever relating to the conduct of the arbitration.

Within sixty (60) calendar days after the beginning of the arbitration proceedings the arbitration panel will issue a written, reasoned, decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both Parties and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

In the absence of a decision to the contrary by the arbitration panel, each Party shall bear the expense of its own arbitration activities, including, but not limited to, its appointed arbitrator's fees, outside attorney fees, witness fees, expenses incurred in the taking or preservation of testimony, and other related expenses.

The Parties shall jointly and equally bear the expense of the third arbitrator and other costs directly attended to the arbitration proceeding, provided that neither Party's liability for such costs shall ever exceed 50% of the total of such costs, regardless of the other Party's failure to pay.

The Parties may mutually agree to extend any of the periods shown in this Article.

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                                   ARTICLE XX

                 TERMINATION OF THIS AGREEMENT FOR NEW BUSINESS

A. Either Party may terminate this Agreement, as it applies to reinsurance of new business being issued by the Ceding Company:

(1) immediately upon written notice to the other Party, if that other Party becomes insolvent as described in Article XV; or

(2) with one hundred twenty (120) days advance written notice to the other Party; or

(3) with sixty (60) days advance written notice to the other Party, if that other Party breaches a material term of this Agreement, unless such breach is substantially cured by the offending Party within such notice period.

B. After termination, the Parties shall remain liable under the terms of this Agreement for:

(1) reinsurance of policies that becomes effective prior to termination of this Agreement;

(2) reinsurance of policies with an application date on or before the effective date of termination; and

(3) reinsurance that becomes effective as a result of coverage changes described in Article X, with the exception of fully underwritten increases subject to Section X.B.1.a.

C. The Ceding Company shall continue to cede, and the Reinsurer shall continue to accept, any new business issued prior to the termination of this Agreement.

                                  ARTICLE XXI

                                CONFIDENTIALITY

During the course of performance under this Agreement, a Party (the "Owner") or its agent may make available to the other Party (the "Recipient") or its agent certain technical materials such as manuals, policyholder lists, data files and the data contained therein, systems, forms, methods, processes and procedures, and other information or data (collectively, "Proprietary Information") that is proprietary or trade secret in nature. Proprietary Information shall specifically exclude information that was previously known to the Recipient or that is or was publicly disclosed to the Recipient by any party not known by the Recipient to be under a duty to retain such information as confidential.

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Each Party acknowledges that all Proprietary Information is offered for the sole purpose of performing its obligations under this Agreement. Further, each Party agrees that the Owner is deemed to be the sole owner of such Proprietary Information and that any use, furnishing, disclosure, dissemination, publication, or revealing of Proprietary Information in any way by the Recipient to any person, organization, firm or government agency contrary to applicable law or to the terms of this Agreement, shall obligate the Recipient to indemnify and hold the Owner harmless from any damages, litigation, liability, claimed liability, claims, and expenses -- including reasonable attorneys' fees and incidental expenses -- resulting from any such improper use, furnishing, disclosure, or revealing of Owner's Proprietary Information, whether occurring during the term of this Agreement or thereafter, except to the extent that any such loss or damage was caused or contributed to by the Owner. The Ceding
Company acknowledges that the Reinsurer can aggregate the Ceding Company's Proprietary Information with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

The Parties shall hold all Proprietary Information in trust and confidence and shall use Proprietary Information only for the purposes of this Agreement. Unless required by applicable law, neither Party shall disclose any Proprietary Information without the express written consent of the other Party. Notwithstanding the foregoing, the Parties may disclose Proprietary Information to their Representatives who need such Proprietary Information to carry out the purposes for which it was disclosed -- it being understood that the Party disclosing the Proprietary Information shall inform its Representatives of the confidential nature of the Proprietary Information, shall cause such Representatives to observe the terms of this Agreement, and shall be liable to the Owner for any breach of this Agreement by itself or by any of its Representatives. The term "Representatives," as used in this Agreement, shall mean a Party's directors, officers, employees, retrocessionaires, partners, agents, other controlling persons, and professional advisors, including but not limited to attorneys, accountants, actuaries, and intermediaries.

In the event the Recipient or its Representative breaches this obligation, the Owner shall have all rights and remedies available under law and equity, including the right to protect its Proprietary Information by injunction, without proving economic loss, which the Parties acknowledge and concede is appropriate and necessary to protect the value of the Owner's Proprietary Information.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each Representative of such Party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction ("Tax Treatment"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to the Tax Treatment. This permission to disclose the Tax Treatment is limited to any facts relevant to the Tax Treatment and does not include information relating to the identity of the Parties.

In the event that any Party is served with a subpoena, request for production of documents, other legal process, or request by regulator, such Party shall immediately notify, and send a copy of such subpoena, other legal process, or regulatory request to, the other Party so that the other Party may reasonably determine whether any of its Proprietary Information may be included in the data required to be produced. Such other Party may, at its own expense, take such legal action as it deems necessary to preserve the confidentiality of its Proprietary Information or may waive its rights to do so.

To the extent possible, Proprietary Information shall be promptly destroyed upon the termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Recipient in order to continue to perform its obligations hereunder. The Recipient will not be obligated to destroy any Proprietary Information that is retained for back-up or archiving purposes, in accordance with a document retention policy, or that the Recipient, in the opinion of counsel, is legally compelled to keep and store.

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The Parties agree to immediately notify each other, in writing, of all circumstances surrounding any known or potential access to, or possession of, Proprietary Information by any person other than persons authorized by this Agreement. Such notice shall be provided as a material communication under
Article XXIII and shall include, but not be limited to, the name and address of each such unauthorized person.

This Article shall survive the termination of this Agreement.

                                  ARTICLE XXII

                               GENERAL PROVISIONS

A.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a sample copy of each policy and rider form that applies to the Plans of Insurance to be reinsured hereunder.

B.  Severability

If any provision of this Agreement shall be declared or found to be illegal, invalid, unenforceable, or void, the Parties shall be relieved of their obligations under such provision. The validity of the remaining provisions shall not be affected. To the extent possible, the Parties shall work in good faith to amend this Agreement to address such provision.

C.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the Parties' rights or obligations hereunder existing at the time of its termination.

D.  Non-Waiver

No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

E.  Currency

The Reinsurance Premiums and benefits payable under this Agreement will be payable in United States Dollars.

F.  Definitions of Terms in Policies

Terms that are not defined in this Agreement will have the meaning conferred on them in the underlying reinsured contracts. Such terms include, but may not be limited to: Monthly Activity Date, Monthly Deduction Amount, Account Value, and Policy Protection Account.

G.  Governing Law

This Agreement shall be governed by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

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H.  Assignment and Transfer

The rights, duties and obligations of the Parties under this Agreement shall not be assigned or transferred, in whole or in part, except as otherwise provided herein, by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. This provision is not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis, nor to prevent successors in interest from having rights and obligations under this Agreement.

I.  Execution of Agreement in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

J.  Force Majeure

Neither Party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "Force Majeure." As used herein, the term "Force Majeure" means: an event, explosion, action of the elements, strike or other labor relations problem; restriction or restraint imposed by law, rule, or regulation of any public authority, whether federal, state or local, and whether civil or military; act of any military authority or international terrorist group; interruption of transportation, communication, or transmission facilities; or any other cause that is beyond the reasonable control of such Party and that, by the exercise of reasonable diligence, such Party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such Party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

K.  Material Compliance Provision

The Parties represent that, to the best of their knowledge, they are in substantial compliance with all state and federal laws material to the business reinsured under this Agreement. In the event that either Party is found to be noncompliant with any law material to this Agreement, this Agreement will remain in effect and the non-compliant Party will indemnify the other Party for any direct loss that Party suffers as a result of the noncompliance and, to the extent practicable, will remedy the noncompliance as soon as possible.

L.  Representations and Warranties and Good Faith

The Parties have entered into this Agreement in reliance upon mutual representations and warranties.

Each Party represents to the other that, as of the Effective Date of this Agreement, it was solvent on a statutory basis in all states in which it is licensed to transact business.

The Ceding Company represents and warrants to the Reinsurer that it provided the Reinsurer with a request for proposal and supporting materials associated therewith on or about January 21, 2008 (the "Request for Proposal") and acknowledges that the Reinsurer has relied on these documents and such representations as well as the Reinsurer's expertise, knowledge, and experience in the life insurance and life reinsurance industries, in its decision to enter into this Agreement.

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The Ceding Company represents, to the best of its knowledge, as of the date it executed this Agreement that:

(1)  it was not aware of any errors in the Request for Proposal;

(2) any assumptions made in compiling the Request for Proposal were based upon informed judgment and were consistent with sound actuarial principles;

(3) all factual information contained in the Request for Proposal was correct, complete, and accurate in all material respects;

(4) the underwriting, administration and claims practices it employed were consistent with those of a prudent life insurance company.

In addition, the Parties agree that the principles of good faith traditional to life reinsurance shall be adhered to in the performance of this Agreement, in the underwriting and administration of the business reinsured hereunder, and in their dealing with each other. Pursuant to such principles, the Ceding Company shall inform the Reinsurer in writing of any material changes in its underwriting practices and guidelines, administration and/or claims practices for the Reinsurer's consideration and written approval. In addition, the Ceding Company shall inform the Reinsurer of any changes in its pricing information which would, in a prudent actuary's opinion, change the risk characteristics of the business reinsured hereunder (e.g., changes that would affect the distribution by risk categories) for the Reinsurer's consideration and written approval.

If the Reinsurer does not consent to any such changes in writing, the Reinsurer reserves the right to decline reinsurance coverage on such policies and/or negotiate a corresponding adjustment of the reinsurance terms and conditions for the risks reinsured hereunder.

M.  Expenses

The Ceding Company shall pay the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance reinsured under this Agreement.

N.  Taxes

The Reinsurer will not reimburse the Company for premium taxes or other insurance-related taxes paid on business reinsured under this Agreement.

O.  Inspection of Records

Each Party or its authorized representatives will have the right, at any reasonable time and upon reasonable advance notice to inspect the other Party's documents and records that relate to this Agreement and the business that is the subject matter of this Agreement. The Ceding Company's right of inspection shall be limited to the Reinsurer's underwriting papers, claims or administration files related to the business reinsured under this Agreement.

Each Party will cooperate with and facilitate any such inspection, including providing a reasonable workspace to conduct the inspection. Upon the request of the inspecting Party, the other Party will make available such officers and employees as the inspecting Party may reasonably request to provide information relating to the business reinsured under this Agreement.

All expenses of conducting the inspection will be the sole responsibility of the inspecting Party.

This Section will survive the termination of this Agreement.

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P.  Short-Term Interest

For certain payments as specified in this Agreement that are due from one Party to the other Party, the Party owed has the right to charge the other Party interest on those payments. If that right is exercised, such interest will be computed, from the date the payment is due to the date payment is made, using the short-term interest method.

Interest under the short-term interest method will accrue at an effective annual rate set equal to the lesser of (i) a rate equal to the sum of 175 basis points (1.75%) plus the annualized Three Month London Interbank Offering Rate (LIBOR) published in the Wall Street Journal (or, if not available, a comparable publication agreed upon by the Parties) on the due date of the payment, if the due date is a business day, or if not, on the first business day following the due date, or (ii) the maximum annual rate allowed by law for this purpose in the governing-law state specified above in Section G.

The effective annual interest rate to be used under the short-term interest method for a payment due will be reset every three months after such due date, as necessary, if the payment accrues interest for a period longer than three months. If multiple payments are accruing interest under one computation, then the rate will be reset every three months after the due date of the earliest such payment, and the reset rate for each successive period shall apply to accrue interest on all such payments accrued during such period.

Q.  OFAC

It is the intention of the Parties to comply with all laws, statutes, regulations, and rules applicable to the business reinsured under this Agreement, including, but not limited to, the requirements of the United States Department of the Treasury's Office of Foreign Asset Control ("OFAC").

For the purposes of this Agreement, a "Prohibited Person" is a Specially Designated National and Blocked Person as defined by OFAC and a "Sanctioned Country" is collectively a department, agency, branch, instrumentality, government-owned entity or representative of the government of a sanctioned or an embargoed country as identified by OFAC.

Should either Party discover, or otherwise become aware, that a policy, which is reinsured under this Agreement, insures, is owned by, or in is any way controlled by a Prohibited Person or has been made in violation of the laws, the Party who first becomes aware of the violation will notify the other Party and the Parties will cooperate in order to take all necessary corrective actions.

Such reinsurance cession will be null, void, and of no effect from its inception, to the same extent as if the policy had never been ceded. In such event, each Party will be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

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R.  Changes in Retention Limit

If the Ceding Company changes its maximum Retention Limit as shown in Exhibit II, it shall provide the Reinsurer with written notice of the intended change thirty (30) days in advance of the effective date. The CCARet%, as shown in Schedule B, will remain unchanged for new and in force business, unless mutually agreed.

                                 ARTICLE XXIII

                           NOTICES AND COMMUNICATIONS

A.  Material Communications

For the purpose of this Agreement, "Material Communications" shall be defined as those communications that are associated with material breach of this Agreement, termination or recapture of this Agreement, the resolution of disputes by arbitration, negotiation or court proceedings under this Agreement, a change in or loss of the Reinsurer's licensing or accreditation, and/or confidentiality and compliance provisions set forth in this Agreement.

All material communications will be addressed as follows:

If to the Ceding Company:                If to the Reinsurer:

Individual Life Director of Reinsurance  Reinsurance, S-6
Hartford Life Insurance Companies        The Canada Life Assurance Company
200 Hopmeadow Street                     330 University Avenue
Simsbury, CT 06089                       Toronto, ON M5G 1R8
Facsimile: (860) 843-5860                (416) 343-8488

Copies (which shall not constitute       Copies (which shall not constitute
notice) to:                              notice) to:

Corporate Reinsurance                    Reinsurance Treaty Department, S-6
Hartford Life Insurance Companies        The Canada Life Assurance Company
200 Hopmeadow Street                     330 University Avenue
Simsbury, CT 06089                       Toronto, ON M5G 1R8
Facsimile: (860) 843-5568                (416) 343-8488

Reinsurance Counsel                      Reinsurance Legal Counsel, S-6
Hartford Life Insurance Companies        The Canada Life Assurance Company
200 Hopmeadow Street                     330 University Avenue
Simsbury, CT 06089                       Toronto, ON M5G 1R8
Facsimile: (860) 843-8665                (416) 343-2519

or such other address or facsimile number as one Party may provide to the other Party by routine communication given as described under Section B. The foregoing shall not preclude the effectiveness of actual written notice given to a Party at any address or by any means.

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B.  Other Communications

All other communications will be sent to the contact either (a) provided by the receiving party, or (b) identified in the course of routine administration of this Agreement.

C.  Notices

All notices with regard to this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date when delivered personally; (ii) on the date sent by facsimile transmission or electronic mail with proof of delivery; or (iii) on the earlier of the date received and the date three (3) business days after any such notice was sent by nationally recognized courier or by first-class U.S. mail, postage prepaid, return receipt requested.

                                   EXECUTION

In witness whereof, the Parties have, by their duly authorized representatives, executed this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:      /s/ Monica Hainer               By:      /s/ Jean - Francois Poulin
         ------------------------------           ------------------------------
Name:    Monica Hainer, FSA. FCIA. MAAA  Name:    Jean - Francois Poulin
Title:   Senior Vice President Life      Title:   Senior Vice President, Life
         Reinsurance                              Reinsurance
Date:    December 23/10                  Date:    December 28, 2010

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Richard Smolinski           Attest:  /s/ Michael J. Roscoe
         ------------------------------           ------------------------------
Name:    Richard Smolinski               Name:    Michael J. Roscoe
Title:   Assistant Vice President and    Title:   Senior Vice President and
         Actuary                                  Actuary
Date:    12/22/2010                      Date:    12/22/2010

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                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                     NAR       BASE POLICY
BASE POLICY                                     VALUATION MORTALITY TABLE(S)        TYPE*   ELIGIBILITY DATE**
---------------------------------------------------------------------------------------------------------------
Stag UL                                   1980 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Hartford Bicentennial UL Founders         2001 CSO M/F S/NS Ultimate ANB              A         10/01/2008
Hartford UL CV                            1980 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Stag Wall Street VUL                      1980 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Stag Protector II VUL                     1980 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Hartford Leaders VUL Legacy               2001 CSO M/F Composite Ultimate ANB         A         10/01/2008
Stag Accumulator II VUL                   1980 CSO M/F Unismoke Ultimate ALB          A         10/01/2008
Hartford Leaders VUL Liberty (a)          1980 CSO M/F Unismoke Ultimate ANB          A         10/01/2008
Hartford Leaders VUL Liberty (b)          2001 CSO M/F Composite Ultimate ANB         A         10/01/2008
Life Solutions II UL (a)                  1980 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Life Solutions II UL (b)                  2001 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Hartford Advanced Universal Life          2001 CSO M/F S/NS Ultimate ALB              B         10/01/2008
Hartford Bicentennial UL Freedom (a)      2001 CSO M/F S/NS Ultimate ANB              B         10/01/2008
Hartford Bicentennial UL Freedom (b)      2001 CSO M/F S/NS Ultimate ANB              A         07/01/2010
Hartford Quantum II VUL (a)               2001 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Hartford Quantum II VUL (b)               2001 CSO M/F S/NS Ultimate ANB              A         10/01/2008
Hartford ExtraOrdinary Whole Life (a)     2001 CSO M/F S/NS Ultimate ALB              A         10/01/2008
Hartford ExtraOrdinary Whole Life (b)     2001 CSO M/F S/NS Ultimate ANB              A         10/01/2008
Hartford Bicentennial UL Founders II      2001 CSO M/F S/NS Ultimate ANB              A         03/05/2010
Hartford Bicentennial UL Founders II      2001 CSO M/F S/NS Ultimate ANB              A         03/05/2010
 Extended Value Option
Hartford Frontier Indexed UL              2001 CSO M/F S/NS Ultimate ANB              A         09/07/2010
Hartford Frontier Indexed UL              2001 CSO M/F S/NS Ultimate ANB              A         09/07/2010
 Extended Value Option

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDERS PROVIDING DEATH BENEFITS
THAT ARE ELIGIBLE FOR REINSURANCE                                       RIDER ELIGIBILITY DATE**
-------------------------------------------------------------------------------------------------
Primary Term Insured Rider                                                     10/01/2008
Other Covered Insured Term Life Rider                                          10/01/2008
Cost of Living Adjustment (COLA) Rider                                         10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                               RIDER ELIGIBILITY DATE**
-------------------------------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                                           10/01/2008
Accelerated Benefit Rider (ABR)                                                10/01/2008
LifeAccess Accelerated Benefit Rider (LAABR)                                   10/01/2008
Policy Continuation Rider                                                      10/01/2008
Policy Protection Rider (PPR)                                                  10/01/2008
Enhanced No Lapse Guarantee Rider                                              10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)                   RIDER ELIGIBILITY DATE**
-------------------------------------------------------------------------------------------------
Lifetime No Lapse Guarantee Rider                                              10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider                           10/01/2008
Paid-Up Life Insurance Rider                                                   10/01/2008
Conversion Option Rider                                                        10/01/2008
Overloan Protection Rider                                                      10/01/2008
Waiver of Specified Amount (WSA) Rider                                         10/01/2008
Waiver of Monthly Deductions (WMD) Rider                                       10/01/2008
Children's Life Insurance Rider                                                10/01/2008
Foreign Travel Exclusion Rider                                                 10/01/2008
Estate Tax Repeal Benefit Rider                                                10/01/2008
Modified Surrender Value Rider                                                 10/01/2008
Cash Surrender Value Endorsement                                               10/01/2008
Automatic Premium Payment Rider                                                10/01/2008
Additional Premium Rider                                                       10/01/2008
Qualified Plan Rider                                                           10/01/2008
Owner Designated Settlement Option Rider                                       03/05/2010

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. During and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: This rider indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option. This rider allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                         NAR      BASE POLICY
BASE POLICY                                          VALUATION MORTALITY TABLE(S)       TYPE*  ELIGIBILITY DATE**
-----------------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy               2001 CSO M/F S/NS Ultimate ALB            A          10/01/2008
Hartford Leaders VUL Joint Legacy II            2001 CSO M/F S/NS Ultimate ANB            A          10/01/2008
Hartford Advanced Last Survivor UL              2001 CSO M/F S/NS Ultimate ALB            B          10/01/2008
Hartford Bicentennial UL Joint Freedom          2001 CSO M/F S/NS Ultimate ALB            B          10/01/2008
Hartford Bicentennial UL Joint Freedom II (a)   2001 CSO M/F S/NS Ultimate ANB            B          10/01/2008
Hartford Bicentennial UL Joint Freedom II (b)   2001 CSO M/F S/NS Ultimate ANB            A          07/01/2010

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

RIDERS PROVIDING DEATH BENEFITS
THAT ARE ELIGIBLE FOR REINSURANCE          RIDER ELIGIBILITY DATE**
---------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)   10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE               RIDER ELIGIBILITY DATE**
----------------------------------------------------------------------------------
LS Exchange Option Rider                               10/01/2008
Policy Protection Rider                                10/01/2008
Estate Tax Repeal Rider                                10/01/2008
Foreign Travel Exclusion Rider                         10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider   10/01/2008
Paid-Up Life Insurance Rider                           10/01/2008
Owner Designated Settlement Option Rider               03/05/2010

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: This rider will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option. Same as Single Life rider.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

TOTAL ALLOCATION LIMIT (TAL): AS SHOWN IN EXHIBIT II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

     For NAR TYPE A, Death Benefit minus the Account Value.

     For NAR TYPE B, Death Benefit minus the Working Reserve, where

Working Reserve = (i) x (ii)/(iii), and

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

MINIMUM AUTOMATIC REINSURANCE CESSION:

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE C
                                   [Redacted]

                     THIS SCHEDULE LEFT BLANK INTENTIONALLY

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

The Ceding Company has several special underwriting programs. The majority of these programs are contained within the Underwriting Brochure entitled "Life insurance underwriting that opens doors and closes cases", form LCM-05-418-1-09. Another program, Life Express, effective October 26, 2009, is documented in a LifeTIMES Bulletin dated October 30, 2009. Both of these publications have been shared in advance of the execution of this Agreement with the Reinsurer. The Ceding Company has two additional special underwriting programs not listed in the Underwriting Brochure, the "Benny Program" and the "Director's Charitable Award Program", which are listed below.

                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- CONTINUED

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

UNDERWRITING MANUALS

The Swiss Re Underwriting Guideline and our internal changes, both of which are documented in our InfoBase data system, are the primary reference sources we currently use when arriving at medical offers on cases. Final decisions are based on all aspects of the case, and at times may differ from the guidelines in these manuals. They may also differ in situations where our Medical Department has published guidelines that suggest other ways to underwrite or view an impairment or test result. Other than the information published by our Medical Department, however, all variances from our underwriting manuals or department guidelines should be completely documented in the underwriting file. Financial and other non-medical underwriting guidelines can be found in the InfoBase training and documentation system.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

         UNDERWRITING REQUIREMENTS -- STANDARD PERMANENT PLANS (CONT'D)
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

               UNDERWRITING REQUIREMENTS -- STAG WALL STREET VUL
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

           UNDERWRITING REQUIREMENTS -- STAG WALL STREET VUL (CONT'D)
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

        UNDERWRITING REQUIREMENTS -- MIDDLE AMERICA (LIFE SOLUTIONS II)
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

           PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE MAY
                                    24, 2010
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

  PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE
                                AUGUST 20, 2010
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   SCHEDULE F
             POLICIES ELIGIBLE FOR REINSURANCE UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

The following categories of policies are eligible for reinsurance under this
Agreement:

CATEGORY #                                               CATEGORY DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
1             Policies issued on or after March 1, 2009
2             Policies issued from the Effective Date of this Agreement through February 28, 2009 that were eligible for automatic reinsurance under one of the following Ceding Company reinsurance pools:
              (i)    Single Life Excess Pool effective November 1, 2002;
              (ii)   Advanced UL Pool effective September 1, 2004;
              (iii)  Last Survivor Excess Pool effective January 1, 2002; and
              (iv)   Advanced Last Survivor UL Pool effective January 1, 2005,
              but that were fully retained by the Ceding Company at the time of processing (see Note below).
              Notwithstanding the foregoing, fully retained policies issued during this period in which the insured has a subsequent policy that is partially or fully ceded to another pool (including the Hartford Term Pool effective April 10, 2006) will not be eligible for reinsurance under this Agreement.
              Note:The Ceding Company completed the processing of Category 2 business in July 2009. At the time of processing, the Ceding Company paid the Reinsurer Reinsurance Premiums for all policies in Category 2 back to each policy's effective date.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [
(i) + (ii) ]/12, where:

       (i) equals the Yearly Renewable Term (YRT) Reinsurance Premium for the coverage (as defined below); and

       (ii) equals the Annual Flat Extra Reinsurance Premium (as defined below) for the coverage, where the sum of [ (i) + (ii) ] shall not exceed the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders.

YEARLY RENEWABLE TERM (YRT) REINSURANCE PREMIUM

The YRT Reinsurance Premium for each coverage shall equal (i) x (ii) x
(iii)/1,000, where:

       (i) equals [ (a) x (b) ], (the "Base YRT Reinsurance Premium Rate") where:

         (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

         (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

       (ii) equals the applicable Substandard Table Percentage, specified in
            Exhibit V, for the risk; and

       (iii) equals the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM

The Annual Flat Extra Reinsurance Premium for each coverage equals {(i) x [ 1 -
(ii) ] x [(iii)/1,000]}, where:

       (i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage;

       (ii) equals the Flat Extra Allowance Percentage, specified below; and

       (iii) equals the Reinsured Net Amount At Risk for such coverage, defined in Schedule B.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [(i) x (ii)/1,000]/12, where:

       (ii) equals the Reinsured Net Amount at Risk for the coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders. Reinsurance Premium for a single life rider attached to a last survivor policy shall be determined in accordance with the Reinsurance Premium calculations for single life plans of insurance.

YRT REINSURANCE PREMIUM RATE PER 1,000*

The YRT Reinsurance Premium Rate per 1,000 for each life for each coverage shall equal (i) x (ii) + (iii), but in no event more than 1,000, where:

       (i)  equals the quantity [ (a) x (b) ], where:

         (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

         (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

       (ii) equals the applicable Substandard Table Percentage, specified in
            Exhibit V, for the risk; and

       (iii) equals the Annual Flat Extra Reinsurance Premium per 1,000, as defined below.

* For purposes of determining the YRT Reinsurance Premium Rate per 1,000, a life deemed uninsurable will be treated as Table P for 20 years with A $250 flat extra for 10 years.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM PER 1,000

The Annual Flat Extra Reinsurance Premium per 1,000 for each coverage equals {(i) x [ 1 - (ii)]}, where:

       (i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage; and

       (ii) equals the Flat Extra Allowance Percentage, specified below.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT II
                     RETENTION AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT II
                     RETENTION AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT II
                     RETENTION AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT II
                     RETENTION AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008

       LAST SURVIVOR LIMITS AND RETENTION WORKSHEET FOR NON-EXCESS RISKS
(NOTE: IF ONE LIFE IS UNINSURABLE, TREAT THE RISK AS A SINGLE LIFE RISK FOR THE
                              PURPOSE OF LIMITS.)
                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE OCTOBER 1, 2008

              FOR SINGLE LIFE AND LAST SURVIVOR PLANS OF INSURANCE
                                      AND
                           FOR AUTOMATIC REINSURANCE

Annual Rates per $1,000 of Reinsured Net Amount at Risk are provided in the following attached tables of Exhibit III. They are provided on a Select & Ultimate basis and vary by:

1. Age basis (Age Nearest Birthday or Age Last Birthday), to align with the Valuation Mortality Table for the Plan of Insurance;

2.  Gender (Male, Female); and

3.  Rate class --

       a.   Preferred Plus Non-Nicotine (PPNN);

       b.  Preferred Non-Nicotine (PNN);

       c.   Standard Non-Nicotine (SNN);

       d.  Preferred Nicotine (PN); and

       e.   Standard Nicotine (SN).

For Life Solutions II UL plans, Annual Rates per $1,000 of Reinsured Net Amount at Risk will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

All risks insured by the Ceding Company on a Unisex basis will be reinsured using gender-specific rates.

Note: If the Annual Rates per $1,000 or YRT Reinsurance Rate Factors shown in
Exhibit IV of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Excess Risks agreement need to be changed.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXBIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                                   [Redacted]

    [ILLEGIBLE]
    [ILLEGIBLE]
    0
    1
    2
    3
    4
    5
    6
    7
    8
    9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19
    20
    21
    22
    23
    24
    25
    26
    27
    28
    29
    30
    31
    32
    33
    34
    35
    36
    37
    38
    39
    40
    41
    42
    43
    44
    45
    46
    47
    48
    49
    50
    51
    52
    53
    54
    55
    56
    57
    58
    59
    60
    61
    62
    63
    64
    65
    66
    67
    68
    69
    70
    71
    72
    73
    74
    75
    76
    77
    78
    79
    80
    81
    82
    83
    84
    85

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

             YRT REINSURANCE RATE FACTORS (SEE EXHIBIT I FOR USAGE)

For Automatic Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount not exceeding Total Allocation Limit (TAL).

                                    TABLE 1

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSF for gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Excess Risks agreement need to be changed.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT V
                         SUBSTANDARD TABLE PERCENTAGES
                           EFFECTIVE OCTOBER 1, 2008

SUBSTANDARD TABLE PERCENTAGES (SEE EXHIBIT I FOR USAGE)

                                   [Redacted]

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

[LOGO]                          HARTFORD LIFE INSURANCE COMPANY
THE HARTFORD                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164-0271

                                TEMPORARY INSURANCE AGREEMENT

PROPOSED PRIMARY INSURED: NAME:              DATE OF BIRTH:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. This Agreement does not provide insurance coverage for any other proposed insureds, including but not limited to, other proposed insureds under term insurance riders and child riders.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                                HOME OFFICE COPY

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (CONTINUED)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

        Yes         No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

        Yes         No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

       - The answers provided above are complete and true to the best of his/her knowledge and belief.

       - If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         DATE:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         DATE:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $             has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         DATE:
     -----------------------------------          ------------------------------
     Agent Signature

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                                HOME OFFICE COPY

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

[LOGO]                          HARTFORD LIFE INSURANCE COMPANY
THE HARTFORD                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164-0271

                                TEMPORARY INSURANCE AGREEMENT

PROPOSED PRIMARY INSURED: NAME:             DATE OF BIRTH:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. This Agreement does not provide insurance coverage for any other proposed insureds, including but not limited to, other proposed insureds under term insurance riders and child riders.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                                  OWNER'S COPY

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (CONTINUED)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

            Yes             No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

            Yes             No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

       - The answers provided above are complete and true to the best of his/her knowledge and belief.

       - If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         DATE:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         DATE:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $             has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         DATE:
     -----------------------------------          ------------------------------
     Agent Signature

                                  OWNER'S COPY

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

REPORT                                                ACCOUNTING PERIOD               DUE DATE
------------------------------------------------------------------------------------------------------------
 1.     New Business*                                     Monthly        30th day after month end
        (New issues only -- first time
        policy reported to the Reinsurer)
 2.     Renewal Business*                                 Monthly        30th day after month end
        (Policies with renewal dates
        within the Accounting Period)
 3.     Changes & Terminations*                           Monthly        30th day after month end
        (includes conversions, replacements
        reinstatements, increases, decreases,
        recaptures, lapses, claims, etc.)
 4.     Inforce List                                      Monthly        30th day after month end
        (Listing of each policy in force)
 5.     Statutory Reserves                               Quarterly       30th day after quarter end
 6.     Policy Exhibit                                    Monthly        30th day after month end

------------

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided, the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company               Identifies the Ceding Company
Policy                Policy number which is part of the policy key
Coverage/rider        Coverage number which is part of the policy key. This
                      number is used to identify specific policy coverage.
Cession ID            This field contains the number assigned to this cession by the Reinsurer
Transaction Sequence  This field indicates the transaction record(s) created during the month.
Line of Business      This field indicates the line of business the policy falls under.
Reinsurance Company   Two character reinsurance company ID code that identifies
                      the Reinsurer.
Reporting Company     Identifies the company used for reporting purposes. Will
                      be the same as the Reinsurance Company.
Transaction Type      Identifies the type of transaction being reported on the
                      Transaction extract.
Transaction Count     This field is used on the Transaction extract to identify
                      the addition or termination of a cession.
Reinsurance From      This field contains the beginning date of the period
Date                  covered by this record. The premiums on the Transaction
                      record cover the period beginning with the From Date
                      through the To Date.
Reinsurance To Date   This field contains the end date of the period covered by
                      a record.
Date Reported         On the Transaction extract, this is the month the
                      transaction was reported.
Mode                  Identifies the mode of reinsurance premium payment.
Policy Duration       The duration at issue is 01.
Reinsurance Duration  Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Cession Number        Hartford does not currently use. Defaults to spaces.
Policy Date           This field contains the effective date of the policy.
Reinsurance Date      This field contains the effective date of the reinsurance.
                      For most cessions it is the same as the policy date. For
                      continuations, it contains the effective date of the
                      original coverage.
Issue State           This field contains a two-letter abbreviation of the state or province of issue. Used to determine unisex rates.
Resident State        This field contains a two-letter abbreviation of the state or province of issue. Used to compute premium tax
                      reimbursement if applicable.
Joint Type            Identifies Joint business type

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age             Used for joint coverages using a joint equivalent age for
                      rate searches.
Auto/Fac Indicator    Indicates whether the policy is ceded on an Automatic or
                      Facultative basis.
Death Benefit Option  This field contains the option chosen by the insured for death proceeds payment.
Participation code    This field indicates whether the business is Non
                      Participating (N) or Participating (P).
Issue Type            Identifies how a cession was issued. (New business or
                      Continuation)
Underwriting Method   Identifies the type of underwriting used to issue the
                      coverage.
Treaty Number         This field contains the TAI system treaty number
Reinsurance Type      This field is a one-character code that identifies the
                      type of reinsurance. (Y = YRT, C = Coinsurance & M =
                      Modco.)
Plan                  This field contains the coverage plan code.
Product code          This field contains the product type code.
Product code 1        For Joint Life policies, this field contains the product
                      type code for Insured 1.
Product code 2        For Joint Life policies, this field contains the product
                      type code for Insured 2. (If this is not a Joint Life
                      policy, this field will be blank.)
Currency Code         This field identifies the currency. (USD or CND if
                      applicable)
Last Name -- 1        This field contains the insured's last name. For Joint
                      Life policies, this field contains the last name for
                      Insured 1. (Maximum of 20 characters)
First Name -- 1       This field contains the insured's first name. For Joint
                      Life policies, this field contains the first name for
                      Insured 1. (Maximum of 15 characters)
Middle Initial -- 1   This field contains the insured's middle initial. For
                      Joint Life policies, this field contains the middle
                      initial for Insured 1. (1 character)
Client ID -- 1        This field contains the unique client ID for an insured
                      used to connect lives when calculating retention on a
                      life. For Joint Life policies, this field indicates the
                      client ID for Insured 1. (Maximum of 20 characters)
Insured Status -- 1   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's
                      coverage status for Insured 1.
DOB -- 1              This field contains the insured's date of birth. For Joint
                      Life policies, this field contains the date of birth for
                      Insured 1.
Sex -- 1              This field is used to identify the sex of the insured. For
                      Joint Life policies, this field contains the sex of
                      Insured 1.
Pricing Sex -- 1      This field contains the sex used to compute premiums and
                      allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue age for Insured 1.

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                                    101

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 1.
Mortality -- 1            This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 1.
Mortality Duration -- 1   This field contains the duration of the insured's
                          mortality rating. For Joint Life policies, this
                          field contains the duration of the mortality
                          rating for Insured 1.
Temp Flat -- 1            This field contains the temporary flat extra per
                          1000. For Joint Life policies, this field contains
                          the temporary flat extra per 1000 for Insured 1.
Temp Duration -- 1        This field contains the number of years that the
                          temporary flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 1.
Perm Flat -- 1            This field contains the permanent flat extra per
                          1000. For Joint Life policies, this field contains
                          the permanent flat extra per 1000 for Insured 1.
Perm Duration -- 1        This field contains the number of years that the
                          permanent flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 1.
Last Name -- 2            This field contains the insured's last name. For
                          Joint Life policies, this field contains the last
                          name for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.) (Maximum of 20
                          characters)
First Name -- 2           This field contains the insured's first name. For
                          Joint Life policies, this field contains the first
                          name for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.) (Maximum of 15
                          characters)
Middle Initial -- 2       This field contains the insured's middle initial.
                          For Joint Life policies, this field contains the
                          middle initial for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.) (1
                          character)
Client ID -- 2            This field contains the unique client ID for an
                          insured used to connect lives when calculating
                          retention on a life. For Joint Life policies, this
                          field indicates the client ID for Insured 2. (If
                          this is not a Joint Life policy, this field will
                          be blank.) (Maximum of 20 characters)
Insured Status -- 2       This field indicates the insured's coverage
                          status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
DOB -- 2                  This field contains the insured's date of birth.
                          For Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2                  This field is used to identify the sex of the
                          insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)

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                                    102

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Pricing Sex -- 2          This field contains the sex used to compute
                          premiums and allowances. For Joint Life policies,
                          this field contains the pricing sex of Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Age -- 2                  This field contains the insured's issue age. For
                          Joint Life policies, this field contains the issue
                          age for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Class -- 2                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Mortality -- 2            This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 2. (If
                          this is not a Joint Life policy, this field will
                          be blank.)
Mortality Duration -- 2   This field contains the duration of the insured's
                          mortality rating. For Joint Life policies, this
                          field contains the duration of the mortality
                          rating for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Temp Flat -- 2            This field contains the temporary flat extra per
                          1000. For Joint Life policies, this field contains
                          the temporary flat extra per 1000 for Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Temp Duration -- 2        This field contains the number of years that the
                          temporary flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Perm Flat -- 2            This field contains the permanent flat extra per
                          1000. For Joint Life policies, this field contains
                          the permanent flat extra per 1000 for Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Perm Duration -- 2        This field contains the number of years that the
                          permanent flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Policy Face Amount        Indicates the face amount of the total policy.
Retained Amount           This field contains the amount retained on this
                          policy coverage, not on the life.
Ceded Amount              This field contains the policy amount ceded to a
                          specific reinsurer.
Net Amount at Risk        This field contains the reinsured net amount at
                          risk (NAR) for a specific reinsurer.
Benefit Mortality         ADB or Waiver mortality.
Premium                   This field contains the reinsurance premium.
Allowance                 This field contains the reinsurance allowance.
Flat extra type           This field indicates whether there is a temporary
                          flat extra (T) or a permanent flat extra (P) being
                          charged.
Premium Tax               If premium tax is reimbursed, this field contains
                          the tax amount.
Cash Value                If applicable, this field is used to recover
                          coinsured cash values from the Reinsurer.
Benefit                   If applicable, this field is used to recover
                          benefits from the Reinsurer.

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                                    103

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend                        If applicable, this field contains the
                                reinsurer's share of the direct dividend.
Policy Fee                      This field contains the reinsurance policy fee.
Continuation Original Company   This field indicates the ceding company on the
                                original policy. (Used for conversions only.)
Continuation Original Policy    This field indicates the policy number for the
                                original policy. (Used for conversions only.)
Continuation Original           This field indicates the coverage/rider for the
Coverage/Rider                  original policy. (Used for conversions only.)
Message                         An informational message may be manually added
                                to a policy by the Ceding Company.
Image switch                    Hartford does not currently use. Defaults to
                                spaces.
Policy Fee Allowance            This field contains the reinsurance policy fee
                                allowance.
Location Code                   Hartford does not currently use. Defaults to
                                spaces.
Treaty Reference Number         Upon request, this field contains the
                                Reinsurer's treaty number.
Claim                           Hartford does not currently use. Defaults to
                                spaces.
Policy Status                   This field identifies the status of the cession.
Policy Master Smoker -- 1       Policy smoker class on direct policy. For Joint
                                Life policies, this field contains the policy
                                master smoker class for Insured 1.
Policy Master Smoker -- 2       Policy smoker class on direct policy. For Joint
                                Life policies, this field contains the policy
                                master smoker class for Insured 2. (If this is
                                not a Joint Life policy, this field will be
                                blank.)
Policy Effective Date           This field contains the issue date of the
                                reinsurance.
Policy Application Date         This field indicates the date the insured signed
                                the application.
NAR Type                        This field indicates the method used in
                                determining the Total Net Amount at Risk (as defined in Schedule B).

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                                    104

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                              POLICY EXHIBIT FILE*

Company               Identifies the Ceding Company.
Policy                Policy number which is part of the policy key.
Coverage/rider        Coverage number which is part of the policy key. This
                      number is used to identify a specific policy coverage.
Cession ID            This field contains the number assigned to this cession by the Reinsurer.
Line of Business      This field indicates the line of business the policy falls under.
Report Date           This is the month the transaction was reported.
Reinsurance Company   Two character reinsurance company ID code that identifies
                      the Reinsurer.
Reporting Company     Identifies the company used for reporting purposes. Will
                      be the same as the Reinsurance Company.
Treaty Number         This field contains the TAI system treaty number.
Transaction Type      Identifies the type of transaction being reported on the
                      Transaction extract.
Policy Count          Each New Business, Continuation & Reinstatement will be
                      assigned a count of 1, Terminations will be assigned -1
                      and Renewals/NAR changes will be assigned 0.
Base Ceded Amount     This field contains the policy base amount ceded.
ADB ceded Amount      This field contains the policy ADB amount ceded.
Waiver Ceded Amount   This field contains the policy waiver amount ceded.
Net Amount at Risk    The reinsured net amount at risk (NAR).
Plan                  This field contains the coverage plan code.
Auto/Fac Indicator    Indicates whether the policy is ceded on an Automatic or
                      Facultative basis.
Reinsurance Type      This field is a one-character code that identifies the
                      type of reinsurance. (Y=YRT, C=Coinsurance & M=Modco.)
Currency Code         This field identifies the currency. (USD or CND if
                      applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

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                                    105

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                                  RESERVE FILE

Company               Identifies the Ceding Company
Policy                Policy number which is part of the policy key
Coverage/rider        Coverage number which is part of the policy key. This
                      number is used to identify a specific policy coverage.
Cession ID            This field contains the number assigned to this cession by the Reinsurer
Benefit Type          This field is the reserve type. 1 = Life, 2=ADB, 3=Waiver,
                      4=Flat Extras, 5=Substandard
Calc Method           Hartford's TAI Valuation Method 1=Frasier Reserve + 1/2
                      cx, E=Coinsurance Reserve, H=Half Premium, L=Factor FLX1,
                      X=1/2 cx
Reinsurance Company   Two character reinsurance company ID code that identifies
                      the Reinsurer.
Reporting Company     Identifies the company used for reporting purposes. Will
                      be the same as the Reinsurance Company.
Line of Business      This field indicates the line of business the policy falls under. (L=Life)
Treaty Number         This field contains the TAI system treaty number
Plan                  This field contains the coverage plan code.
Auto/Fac Indicator    Indicates whether the policy is ceded on an Automatic or
                      Facultative basis.
Product code          This field contains the product type code.
Joint Type            Identifies Joint business Type
Joint Method Switch   Identifies TAI Frasier method calculation
Mode                  Identifies the mode of reinsurance premium payment.
Cession Status        This field identifies the status of the cession.
Reinsurance Type      This field is a one-character code that identifies the
                      type of reinsurance.
Duration              Contains the reinsurance duration. It may differ from the
                      policy duration if the cession is a continuation.
Participation code    This field indicates whether the business is Non
                      participating (N) or Participating (P).
Issue Date            This field contains the effective date of the policy.
Reinsurance To Date   This field contains the end date of the period covered by
                      a record.
Policy Face Amount    Indicates the face amount of the total policy.
Ceded Amount          This field contains the policy amount ceded to a specific
                      reinsurer
Net Amount at Risk    This field contains the reinsured net amount at risk (NAR)
                      for a specific reinsurer.
Premium               This field contains the reinsurance premium.
Reserve Percent       Value appears on Coinsurance business only
Cession Count         Cession count only appears under Life (Base), not
                      benefits.
Age Basis             Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's coverage status for Insured 1.

Allocated Retention Pool (Non-Excess Risks) -- Effective October 1, 2008 Between Canada Life and HLAIC

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue age for
                      Insured 1.
Class -- 1            This field contains the company's rating of standard or
                      preferred and the smoker class. For Joint Life policies,
                      this field contains the class for Insured 1.
Sex -- 1              This field is used to identify the sex of the insured. For
                      Joint Life policies, this field contains the sex of
                      Insured 1.
Mortality -- 1        This field contains the insured's mortality rating. For
                      Joint Life policies, this field contains the mortality
                      rating for Insured 1.
Insured Status -- 2   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's
                      coverage status for Insured 2. (If this is not a Joint
                      Life policy, this field will be blank.)
Age -- 2              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue age for
                      Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2            This field contains the company's rating of standard or
                      preferred and the smoker class. For Joint Life policies,
                      this field contains the class for Insured 2. (If this is
                      not a Joint Life policy, this field will be blank.)
Sex -- 2              This field is used to identify the sex of the insured. For
                      Joint Life policies, this field contains the sex of
                      Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2        This field contains the insured's mortality rating. For
                      Joint Life policies, this field contains the mortality
                      rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Reserve               Statutory or Tax Reserve for each coverage.
Reserve Interest      This field identifies the Interest Rate used when
Rate                  calculating reserves.
Reserve Factor        Applicable Mortality Basis YRT Factor
Factor Pointer        TAI specific field to identify applicable mortality table
                      used when calculating reserves.
Attained Age          TAI specific field. Default is 1
Setback               TAI specific field. Default is zero
Class Switch          TAI specific field. Valuation Class (D=Distinct)
Curtate Switch        This field indicates whether reserves are on a curtate or
                      continuous basis.
Caption               Hartford's TAI Valuation Method
Error Code            Informational field used by Hartford -- Usually Blank
Reserve Class 1       This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 1.
Reserve Class 2       This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be
                      blank.)
Currency Code         This field identifies the currency. (USD or CND if
                      applicable)
Valuation Interest    TAI assigned field that is used to read applicable
Pointer               interest rates when calculating 1/2 cx reserves.
NAR Type              This field indicates the method used in determining the
                      Total Net Amount at Risk (as defined in Schedule B).

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                                    107

                                  AMENDMENT 1
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

                  AUTOMATIC MONTHLY RENEWABLE TERM REINSURANCE
                         AGREEMENT FOR NON-EXCESS RISKS

                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer (collectively, the "Parties") agree that the Agreement was implemented using YRT Reinsurance Rate Factors ("Factors") which proved to be incorrect; and

WHEREAS, the Parties have agreed to incorporate revised Factors as shown in the attached Exhibit IV as of October 1, 2008, with the revised Factors being implemented as follows:

       (a) For billing transactions appearing in the November 2010 reinsurance billing statement and thereafter, the Ceding Company will apply the revised Factors; and

       (b) For billing transactions reported to the Reinsurer prior to the November 2010 reinsurance billing statement, the Ceding Company shall
           remit to the Reinsurer a one-time payment in the amount of         ,
           no later than January 31, 2011, to correct the discrepancy which resulted from the Ceding Company's application of the initial Factors; and

WHEREAS, the Parties acknowledge that the payment represents an aggregate correction for the following agreements, all effective October 1, 2008:

       (a) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company;

       (b) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company;

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 1 -- Effective 10/01/2008

       (c) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company; and

       (d) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company; and

WHEREAS, the Parties agree that this payment shall represent a full and final settlement regarding this matter; and

WHEREAS, the Parties acknowledge that the Ceding Company will not alter its administrative systems to reflect this recalculation of premium prior to the November 2010 reinsurance billing and that this may result in a discrepancy if an audit of the business reinsured is conducted.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2.   Exhibit IV is deleted in its entirety and replaced with the attached
            Exhibit IV.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Parties have, by their respective officers, executed this Amendment in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer                   Name:   Jean-Francois Poulin
Title:  Senior Vice President,          Title:  Senior Vice President,
        [ILLEGIBLE]                             Life Reinsurance
Date:   December 23/10                  Date:   December 28, 2010

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Richard Smolinski             Attest: /s/ Michael Roscoe
        --------------------------------          ------------------------------
Name:   Richard Smolinski, FSA, MAAA      Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President          Title:  Senior Vice President
        and Actuary Individual Life               Individual Life Product
        Product Management                        Management
Date:   12/22/2010                        Date:   12/22/2010

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 1 -- Effective 10/01/2008

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                      CORRECTED EFFECTIVE OCTOBER 1, 2008

             YRT REINSURANCE RATE FACTORS (SEE EXHIBIT I FOR USAGE)

For Automatic Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount not exceeding Total Allocation Limit (TAL).

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSF for gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

       (1)  For "Preferred" policies, use the SNN rate class; and

       (2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Excess Risks agreement need to be changed.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 1 -- Effective 10/01/2008

                                  AMENDMENT 2
                             EFFECTIVE JULY 1, 2009

                                     TO THE

             AUTOMATIC MONTHLY RENEWABLE TERM REINSURANCE AGREEMENT
                              FOR NON-EXCESS RISKS

                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")
                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to include certain policies which were issued by the Ceding Company between October 1, 2008 and March 1, 2009 and ceded to the Reinsurer under the applicable reinsurance treaty that was accepting new business on those dates; and

WHEREAS, the policies qualified as special cessions based on the following criteria:

         a.   The issue age of the insured is not greater than 70;

         b.  The risk class is not higher than Table F;

         c. The total face amount of the policy, when added to any amounts currently retained by the Ceding Company on the life of the insured, exceeds $10,000,000; and

         d. The selling broker has requested that the Ceding Company retain its maximum liability on the policy and the Ceding Company has agreed to the request in writing.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged,

       1. The Ceding Company shall cede and the Reinsurer shall accept the risk on the following policies on an automatic basis, effective as of the reinsurance effective dates specified below, in accordance with the terms of this Agreement; and

       2. Reinsurance Premiums for such policies shall be calculated on a point-in-scale basis in accordance with Exhibit I.

Allocated Retention Pool (non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 2 - Effective 7/01/2009

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of July 1, 2009.

THE CANADA LIFE ASSURANCE COMPANY

By:      /s/ Monica Hainer               By:      /s/ Jean-Francois Poulin
         ------------------------------           ------------------------------
Name:    Monica Hainer, FSA, FCIA, MAAA  Name:    Jean-Francois Poulin, FSA,
                                                  FCIA
Title:   Senior Vice-President Life      Title:   Senior Vice President Life
         Reinsurance                              Reinsurance
Date:    March 22, 2011                  Date:    March 23, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Richard Smolinski           Attest:  /s/ Michael Roscoe
         ------------------------------           ------------------------------
Name:    Richard Smolinski, FSA, MAAA    Name:    Michael Roscoe, FSA, MAAA
Title:   Assistant Vice President and    Title:   Senior Vice President
         Actuary Individual Life                  Individual Life Product
         Product Management                       Management
Date:    3/31/2011                       Date:    3/31/2011

Allocated Retention Pool (non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 2 - Effective 7/01/2009

                                  AMENDMENT 3
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

             AUTOMATIC MONTHLY RENEWABLE TERM REINSURANCE AGREEMENT
                              FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")
                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer now wish to amend the Agreement to include certain policies which

       -   Were issued between October 1, 2008 and February 28, 2009; and

       -   Were part of replacement transactions; and

       - At time of issue did not satisfy the criteria for rollover processing and did not qualify for reinsurance under the Agreement; and

       -   Now qualify for reinsurance under the Agreement.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. The Ceding Company shall cede and the Reinsurer shall accept, on an Automatic Reinsurance basis, the risk on the policies listed in the table, below, effective as of the reinsurance effective dates specified, in accordance with the terms of this Agreement; and

       3. Reinsurance Premiums for such policies shall be calculated from their effective dates in accordance with Exhibit I.

       4. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

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Amendment # 3 -- Effective 10/1/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA  Name:   Jean-Francois Poulin
Title:  Senior Vice-President Life      Title:  Senior Vice-President, Life
        Reinsurance                             Reinsurance
Date:   July 18, 2011                   Date:   July 25, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael J. Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer                    Name:   Michael J. Roscoe
Title:  Assistant Vice President &      Title:  Senior Vice President &
        Actuary                                 Actuary
Date:   August 11, 2011                 Date:   8/11/2011

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Amendment # 3 -- Effective 10/1/2008

                                  AMENDMENT 4
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")
                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to clarify the administrative implications of the Reinsurer's liability for riders or policy features that accelerate the death benefit; and

WHEREAS, the Ceding Company and the Reinsurer wish to replace Exhibit VII to reflect updated definitions.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Section IV.D is hereby deleted in its entirety and replaced with the following Section IV.D:

       D. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement. Notwithstanding the foregoing, if the Ceding Company's liability on a risk terminates as a result of acceleration in accordance with a Rider, the Reinsurer's liability on such risk will terminate following the death of the insured and the Reinsurer's payment to the Ceding Company of its share of the death benefit on such risk.

3. Section X.D. is hereby deleted in its entirety and replaced with the following Section X.D.:

       D.  Policy Terminations and Lapses

          If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

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Amendment 4 - Effective 10/01/2008

     Notwithstanding the foregoing, if a policy is deemed to have terminated as a result of full acceleration of the death benefit, the corresponding reinsurance on the policy will continue as specified in Section IV.D.

     If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

     If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

     If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

4. Schedule B is hereby deleted in its entirety and replaced with the attached, revised Schedule B.

5. Exhibit VII is hereby deleted in its entirety and replaced with the attached, revised Exhibit VII.

6. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

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Amendment 4 - Effective 10/01/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA  Name:   Jean-Francois Poulin, FSA,
                                                FCIA
Title:  Senior Vice-President           Title:  Senior Vice President
        Life Reinsurance                        Life Reinsurance
Date:   October 27 2011                 Date:   October 28, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer, FSA, MAAA         Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and    Title:  Senior Vice President
        Actuary Individual Life                 Individual Life Product
        Product Management                      Management
Date:   November 29, 2011               Date:   12/2/11

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Amendment 4 - Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

TOTAL ALLOCATION LIMIT (TAL): As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

     For NAR TYPE A, Death Benefit minus the Account Value.

     For NAR TYPE B, Death Benefit minus the Working Reserve, where

          Working Reserve = (i) x (ii)/(iii), and

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                                    4

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

MINIMUM AUTOMATIC REINSURANCE CESSION:

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Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

      REPORT                                                    ACCOUNTING PERIOD            DUE DATE
---------------------------------------------------------------------------------------------------------------
 1.   New Business*                                                  Monthly        30th day after month end
      (New issues only -- first time policy reported to the
      Reinsurer)
 2.   Renewal Business*                                              Monthly        30th day after month end
      (Policies with renewal dates within the Accounting
      Period)
 3.   Changes & Terminations*                                        Monthly        30th day after month end
      (includes conversions, replacements reinstatements,
      increases, decreases, recaptures, lapses, claims, etc.)
 4.   Inforce List                                                   Monthly        30th day after month end
      (Listing of each policy in force)
 5.   Statutory Reserves                                            Quarterly       30th day after quarter end
 6.   Policy Exhibit                                                 Monthly        30th day after month end

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

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Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company                    Identifies the Ceding Company
Policy                     Policy number which is part of the policy key
Coverage/rider             Coverage number which is part of the policy key. This number is used to identify specific policy coverage.
Cession ID                 This field contains the number assigned to this cession by the Reinsurer
Transaction Sequence       This field indicates the transaction record(s) created during the month.
Line of Business           This field indicates the line of business the policy falls under.
Reinsurance Company        Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company          Identifies the company used for reporting purposes. Will be the same as the
                           Reinsurance Company.
Transaction Type           Identifies the type of transaction being reported on the Transaction extract.
Transaction Count          This field is used on the Transaction extract to identify the addition or termination of a cession.
Reinsurance From Date      This field contains the beginning date of the period covered by this record. The premiums on the Transaction record cover the period beginning with the From Date through the To Date.
Reinsurance To Date        This field contains the end date of the period covered by a record.
Date Reported              On the Transaction extract, this is the month the transaction was reported.
Mode                       Identifies the mode of reinsurance premium payment.
Policy Duration            The duration at issue is 01.
Reinsurance Duration       Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Cession Number             Hartford does not currently use. Defaults to spaces.
Policy Date                This field contains the effective date of the policy.
Reinsurance Date           This field contains the effective date of the reinsurance. For most cessions it is the same as the Policy Date. For continuations, it contains the effective date of the original coverage.
Issue State                This field contains a two-letter abbreviation of the state or province of issue. Used to determine unisex rates.
Resident State             This field contains a two-letter abbreviation of the state or province of issue. Used to compute premium tax reimbursement if applicable.
Joint Type                 Identifies Joint business type

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008
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Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age                  Used for joint coverages using a joint equivalent age for rate searches.
Auto/Fac Indicator         Indicates whether the policy is ceded on an Automatic or Facultative basis.
Death Benefit Option       This field contains the option chosen by the insured for death proceeds payment.
Participation code         This field indicates whether the business is Non Participating (N) or Participating
                           (P).
Issue Type                 Identifies how a cession was issued. (New business or Continuation)
Underwriting Method        Identifies the type of underwriting used to issue the coverage.
Treaty Number              This field contains the TAI system treaty number
Reinsurance Type           This field is a one-character code that identifies the type of reinsurance. (Y=YRT,
                           C=Coinsurance & M=Modco.)
Plan                       This field contains the coverage plan code.
Product code               This field contains the product type code.
Product code 1             For Joint Life policies, this field contains the product type code for Insured 1.
Product code 2             For Joint Life policies, this field contains the product type code for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code              This field identifies the currency.(USD or CND if applicable)
Last Name -- 1             This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 1. (Maximum of 20 characters)
First Name -- 1            This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 1. (Maximum of 15 characters)
Middle Initial -- 1        This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 1. (1 character)
Client ID -- 1             This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 1. (Maximum of 20 characters)
Insured Status -- 1        This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.
DOB -- 1                   This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 1.
Sex -- 1                   This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 1.
Pricing Sex -- 1           This field contains the sex used to compute premiums and allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1                   This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008
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Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1                 This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for
                           Insured 1.
Mortality -- 1             This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 1.
Mortality Duration -- 1    This field contains the duration of the insured's mortality rating. For
                           Joint Life policies, this field contains the duration of the mortality rating for Insured 1.
Temp Flat -- 1             This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for Insured
                           1.
Temp Duration -- 1         This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Perm Flat -- 1             This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for Insured
                           1.
Perm Duration -- 1         This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Last Name -- 2             This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
First Name -- 2            This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 15 characters)
Middle Initial -- 2        This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.) (1 character)
Client ID -- 2             This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
Insured Status -- 2        This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2.
                           (if this is not a Joint Life policy, this field will be blank.)
DOB -- 2                   This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.)
Sex -- 2                   This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.)

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Amendment 4 - Effective 10/01/2008

Pricing Sex -- 2           This field contains the sex used to compute premiums and allowances. For
                           Joint Life policies, this field contains the pricing sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Age -- 2                   This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2                 This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2             This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality Duration -- 2    This field contains the duration of the insured's mortality rating. For
                           Joint Life policies, this field contains the duration of the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Flat -- 2             This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for Insured
                           2. (If this is not a Joint Life policy, this field will be blank.)
Temp Duration -- 2         This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 2.
                           (If this is not a Joint Life policy, this field will be blank.)
Perm Flat -- 2             This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for Insured
                           2. (If this is not a Joint Life policy, this field will be blank.)
Perm Duration - 2          This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 2.
                           (If this is not a Joint Life policy, this field will be blank.)
Policy Face Amount         Indicates the face amount of the total policy.
Retained Amount            This field contains the amount retained on this policy coverage, not on the life.
Ceded Amount               This field contains the policy amount ceded to a specific reinsurer.
Net Amount at Risk         This field contains the reinsured net amount at risk (NAR) for a specific reinsurer.
Benefit Mortality          ADB or Waiver mortality.
Premium                    This field contains the reinsurance premium.
Allowance                  This field contains the reinsurance allowance.
Flat extra type            This field indicates whether there is a temporary flat extra (T) or a permanent flat extra (P) being charged.
Premium Tax                If premium tax is reimbursed, this field contains the tax amount.
Cash Value                 If applicable, this field is used to recover coinsured cash values from the
                           Reinsurer.
Benefit                    If applicable, this field is used to recover benefits from the Reinsurer.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend                              If applicable, this field contains the
                                      reinsurer's share of the direct dividend.
Policy Fee                            This field contains the reinsurance policy fee.
Continuation Original Company         This field indicates the ceding company on the
                                      original policy. (Used for conversions only.)
Continuation Original Policy          This field indicates the policy number for the
                                      original policy. (Used for conversions only.)
Continuation Original Coverage/Rider  This field indicates the coverage/rider for the original policy. (Used for conversions only.)
Message                               An informational message may be manually added
                                      to a policy by the Ceding Company.
Image switch                          Hartford does not currently use. Defaults to
                                      spaces.
Policy Fee Allowance                  This field contains the reinsurance policy fee
                                      allowance.
Location Code                         Hartford does not currently use. Defaults to
                                      spaces.
Treaty Reference Number               Upon request, this field contains the
                                      Reinsurer's treaty number.
Claim                                 Hartford does not currently use. Defaults to
                                      spaces.
Policy Status                         This field identifies the status of the cession.
Policy Master Smoker -- 1             Policy smoker class on direct policy. For Joint
                                      Life policies, this field contains the policy
                                      master smoker class for Insured 1.
Policy Master Smoker -- 2             Policy smoker class on direct policy. For Joint
                                      Life policies, this field contains the policy
                                      master smoker class for Insured 2. (If this is
                                      not a Joint Life policy, this field will be
                                      blank.)
Policy Effective Date                 This field contains the issue date of the
                                      policy.
Policy Application Date               This field indicates the date the insured signed
                                      the application.
NAR Type                              This field indicates the method used in
                                      determining the Total Net Amount at Risk (as
                                      defined in Schedule B).

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008
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Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                              POLICY EXHIBIT FILE*

Company                               Identifies the Ceding Company.
Policy                                Policy number which is part of the policy key.
Coverage/rider                        Coverage number which is part of the policy key.
                                      This number is used to identify a specific
                                      policy coverage.
Cession ID                            This field contains the number assigned to this
                                      cession by the Reinsurer.
Line of Business                      This field indicates the line of business the
                                      policy falls under.
Report Date                           This is the month the transaction was reported.
Reinsurance Company                   Two character reinsurance company ID code that
                                      identifies the Reinsurer.
Reporting Company                     Identifies the company used for reporting
                                      purposes. Will be the same as the Reinsurance
                                      Company.
Treaty Number                         This field contains the TAI system treaty
                                      number.
Transaction Type                      Identifies the type of transaction being
                                      reported on the Transaction extract.
Policy Count                          Each New Business, Continuation & Reinstatement
                                      will be assigned a count of 1, Terminations will
                                      be assigned -1 and Renewals/NAR changes will be
                                      assigned 0.
Base Ceded Amount                     This field contains the policy base amount
                                      ceded.
ADB ceded Amount                      This field contains the policy ADB amount ceded.
Waiver Ceded Amount                   This field contains the policy waiver amount
                                      ceded.
Net Amount at Risk                    The reinsured net amount at risk (NAR).
Plan                                  This field contains the coverage plan code.
Auto/Fac Indicator                    Indicates whether the policy is ceded on an
                                      Automatic or Facultative basis.
Reinsurance Type                      This field is a one-character code that
                                      identifies the type of reinsurance. (Y=YRT,
                                      C=Coinsurance & M=Modco.)
Currency Code                         This field identifies the currency. (USD or CND
                                      if applicable)

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                                  RESERVE FILE

Company                         Identifies the Ceding Company
Policy                          Policy number which is part of the policy key
Coverage/rider                  Coverage number which is part of the policy key. This number is used to identify a specific policy coverage.
Cession ID                      This field contains the number assigned to this cession by the Reinsurer
Benefit Type                    This field is the reserve type. 1 = Life, 2=ADB, 3=Waiver, 4=Flat Extras,
                                5=Substandard
Calc Method                     Hartford's TAI Valuation Method 1=Frasier Reserve + 1/2 cx, E=Coinsurance Reserve,
                                H=Half Premium, L=Factor FLX1, X=1/2 cx
Reinsurance Company             Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company               Identifies the company used for reporting purposes. Will be the same as the
                                Reinsurance Company.
Line of Business                This field indicates the line of business the policy falls under. (L=Life)
Treaty Number                   This field contains the TAI system treaty number
Plan                            This field contains the coverage plan code.
Auto/Fac Indicator              Indicates whether the policy is ceded on an Automatic or Facultative basis.
Product code                    This field contains the product type code.
Joint Type                      Identifies Joint business Type
Joint Method Switch             Identifies TAI Frasier method calculation
Mode                            Identifies the mode of reinsurance premium payment.
Cession Status                  This field identifies the status of the cession.
Reinsurance Type                This field is a one-character code that identifies the type of reinsurance.
Duration                        Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Participation code              This field indicates whether the business is Non participating (N) or Participating
                                (P).
Issue Date                      This field contains the effective date of the policy.
Reinsurance To Date             This field contains the end date of the period covered by a record.
Policy Face Amount              Indicates the face amount of the total policy.
Ceded Amount                    This field contains the policy amount ceded to a specific reinsurer
Net Amount at Risk              This field contains the reinsured net amount at risk (NAR) for a specific reinsurer.
Premium                         This field contains the reinsurance premium.
Reserve Percent                 Value appears on Coinsurance business only
Cession Count                   Cession count only appears under Life (Base), not benefits.
Age Basis                       Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1             This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 4 - Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1                        This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.
Class -- 1                      This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for Insured 1.
Sex -- 1                        This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 1.
Mortality -- 1                  This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 1.
Insured Status -- 2             This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a
                                Joint Life policy, this field will be blank.)
Age -- 2                        This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2                      This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2                        This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2                  This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Reserve                         Statutory or Tax Reserve for each coverage.
Reserve Interest Rate           This field identifies the Interest Rate used when calculating reserves.
Reserve Factor                  Applicable Mortality Basis YRT Factor
Factor Pointer                  TAI specific field to identify applicable mortality table used when calculating reserves.
Attained Age                    TAI specific field. Default is 1
Setback                         TAI specific field. Default is zero
Class Switch                    TAI specific field. Valuation Class (CD=Distinct)
Curtate Switch                  This field indicates whether reserves are on a curtate or continuous basis.
Caption                         Hartford's TAI Valuation Method
Error Code                      Informational field used by Hartford -- Usually Blank
Reserve Class 1                 This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 1.
Reserve Class 2                 This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code                   This field identifies the currency. (USD or CND if applicable)
Valuation Interest Pointer      TAI assigned field that is used to read applicable interest rates when calculating
                                1/2 cx reserves.
NAR Type                        This field indicates the method used in determining the Total Net Amount at Risk
                                (as defined in Schedule B).

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 4 - Effective 10/01/2008

                                  AMENDMENT 6
                           EFFECTIVE OCTOBER 3, 2011

                                     TO THE

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect that the following Products and Riders were added to the Agreement as of the Effective Date shown for each on Schedule A:

       -   Hartford Founders Plus UL

       -   Hartford Founders Plus UL Extended Value Option

       -   DisabilityAccess Rider

       -   LongevityAccess Rider

       -   LifeAccess Care Rider

       -   Joint LifeAccess Rider, and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A.

       3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          -------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA  Name:   Jean-Francois Poulin, FSA, FCIA
Title:  Senior Vice-President Life      Title:  Senior Vice President Life
        Reinsurance                             Reinsurance
Date:   October 27 2011                 Date:   October 28, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer, FSA, MAAA         Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and    Title:  Senior Vice President
        Actuary Individual Life                 Individual Life Product
        Product Management                      Management
Date:   November 29, 2011               Date:   12/2/11

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                        NAR     EFFECTIVE
BASE POLICY                                VALUATION MORTALITY TABLE(S)                TYPE*     DATE**
----------------------------------------------------------------------------------------------------------
Stag UL                                    1980 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Hartford Bicentennial UL Founders          2001 CSO M/F S/NS Ultimate ANB                A     10/01/2008
Hartford UL CV                             1980 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Stag Wall Street VUL                       1980 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Stag Protector II VUL                      1980 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Hartford Leaders VUL Legacy                2001 CSO M/F Composite Ultimate ANB           A     10/01/2008
Stag Accumulator II VUL                    1980 CSO M/F Unismoke Ultimate ALB            A     10/01/2008
Hartford Leaders VUL Liberty (a)           1980 CSO M/F Unismoke Ultimate ANB            A     10/01/2008
Hartford Leaders VUL Liberty (b)           2001 CSO M/F Composite Ultimate ANB           A     10/01/2008
Life Solutions II UL (a)                   1980 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Life Solutions II UL (b)                   2001 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Hartford Advanced Universal Life           2001 CSO M/F S/NS Ultimate ALB                B     10/01/2008
Hartford Bicentennial UL Freedom (a)       2001 CSO M/F S/NS Ultimate ANB                B     10/01/2008
Hartford Bicentennial UL Freedom (b)       2001 CSO M/F S/NS Ultimate ANB                A     07/01/2010
Hartford Quantum II VUL (a)                2001 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Hartford Quantum II VUL (b)                2001 CSO M/F S/NS Ultimate ANB                A     10/01/2008
Hartford ExtraOrdinary Whole Life (a)      2001 CSO M/F S/NS Ultimate ALB                A     10/01/2008
Hartford ExtraOrdinary Whole Life (b)      2001 CSO M/F S/NS Ultimate ANB                A     10/01/2008
Hartford Bicentennial UL Founders II       2001 CSO M/F S/NS Ultimate ANB                A     03/05/2010
Hartford Bicentennial UL Founders II       2001 CSO M/F S/NS Ultimate ANB                A     03/05/2010
Extended Value Option
Hartford Frontier Indexed Universal Life   2001 CSO M/F S/NS Ultimate ANB                A     09/07/2010
Hartford Frontier Indexed Universal Life   2001 CSO M/F S/NS Ultimate ANB                A     09/07/2010
Extended Value Option
Hartford Founders Plus UL                  2001 CSO M/F S/NS Ultimate ANB                A     10/03/2011
Hartford Founders Plus UL                  2001 CSO M/F S/NS Ultimate ANB                A     10/03/2011
Extended Value Option

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                                                             EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                                            DATE**
------------------------------------------------------------------------------------------------------
Primary Term Insured Rider                                                                 10/01/2008
Other Covered Insured Term Life Rider                                                      10/01/2008
Cost of Living Adjustment (COLA) Rider                                                     10/01/2008

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                                                     EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                                                    DATE**
------------------------------------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                                                       10/01/2008
Accelerated Benefit Rider (ABR)                                                            10/01/2008

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                                                     EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)                                        DATE**
------------------------------------------------------------------------------------------------------
LifeAccess Accelerated Benefit Rider (LAABR)                                               10/01/2008
Policy Continuation Rider                                                                  10/01/2008
Policy Protection Rider (PPR)                                                              10/01/2008
Enhanced No Lapse Guarantee Rider                                                          10/01/2008
Lifetime No Lapse Guarantee Rider                                                          10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider                                       10/01/2008
Paid-Up Life Insurance Rider                                                               10/01/2008
Conversion Option Rider                                                                    10/01/2008
Overloan Protection Rider                                                                  10/01/2008
Waiver of Specified Amount (WSA) Rider                                                     10/01/2008
Waiver of Monthly Deductions (WMD) Rider                                                   10/01/2008
Children's Life Insurance Rider                                                            10/01/2008
Foreign Travel Exclusion Rider                                                             10/01/2008
Estate Tax Repeal Benefit Rider                                                            10/01/2008
Modified Surrender Value Rider                                                             10/01/2008
Cash Surrender Value Endorsement                                                           10/01/2008
Automatic Premium Payment Rider                                                            10/01/2008
Additional Premium Rider                                                                   10/01/2008
Qualified Plan Rider                                                                       10/01/2008
Owner Designated Settlement Option Rider                                                   03/05/2010
DisabilityAccess Rider (DAR)                                                               08/11/2009
LongevityAccess Rider                                                                      03/14/2011
LifeAccess Care Rider                                                                      04/11/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) RIDER: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, during and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: Indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

DisabilityAccess Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevityAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                        NAR     EFFECTIVE
BASE POLICY                                VALUATION MORTALITY TABLE(S)                TYPE*     DATE**
----------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy          2001 CSO M/F S/NS Ultimate ALB              A       10/01/2008
Hartford Leaders VUL Joint Legacy II       2001 CSO M/F S/NS Ultimate ANB              A       10/01/2008
Hartford Advanced Last Survivor UL         2001 CSO M/F S/NS Ultimate ALB              B       10/01/2008
Hartford Bicentennial UL Joint Freedom     2001 CSO M/F S/NS Ultimate ALB              B       10/01/2008
Hartford Bicentennial UL Joint Freedom     2001 CSO M/F S/NS Ultimate ANB              B       10/01/2008
II(a)
Hartford Bicentennial UL Joint Freedom     2001 CSO M/F S/NS Ultimate ANB              A       07/01/2010
II(b)

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                                                             EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                                            DATE**
------------------------------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                                                    10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                                                     EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                                                    DATE**
------------------------------------------------------------------------------------------------------
LS Exchange Option Rider                                                                   10/01/2008
Policy Protection Rider                                                                    10/01/2008
Estate Tax Repeal Rider                                                                    10/01/2008
Foreign Travel Exclusion Rider                                                             10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider                                       10/01/2008
Paid-Up Life Insurance Rider                                                               10/01/2008
Owner Designated Settlement Option Rider                                                   03/05/2010
Joint LifeAccess Rider                                                                     01/31/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: Will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 6 -- Effective 10/03/2011

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (NAIC No. 71153)
                               (FEIN 39-1052598)

                                      AND

                       THE CANADA LIFE ASSURANCE COMPANY
                                (NAIC No. 80659)
                               (FEIN 38-0397420)

                        EFFECTIVE DATE: OCTOBER 1, 2008

                                    ARTICLES

    I.  The Agreement                                                         3
   II.  Effective Date                                                        3
  III.  Reinsurance Coverage                                                  4
   IV.  Liability for Reinsurance                                             8
    V.  Underwriting Review                                                   9
   VI.  Reinsurance Premiums                                                 10
  VII.  Reinsurance Reporting                                                13
 VIII.  Credit for Reinsurance                                               13
   IX.  Errors                                                               15
    X.  Policy Conversions, Other Changes, and Terminations                  16
   XI.  Policy Reinstatement                                                 19
  XII.  Claims                                                               20
 XIII.  Extra-Contractual Obligations                                        24
  XIV.  DAC Tax Section 1.848-2(g)(8) Election                               25
   XV.  Insolvency                                                           26
  XVI.  Recapture of Reinsured Business                                      27
 XVII.  Offset                                                               28
XVIII.  Dispute Resolution                                                   28
  XIX.  Arbitration                                                          29
   XX.  Termination of this Agreement for New Business                       30
  XXI.  Confidentiality                                                      30
 XXII.  General Provisions                                                   32
XXIII.  Notices and Communications                                           36
        Execution                                                            37

                                   SCHEDULES

    A.  Plans of Insurance Covered Under this Agreement                      38
    B.  Reinsurance Specifications                                           45
    C.  Foreign National Underwriting Program                                47
    D.  Special Underwriting Programs                                        50
    E.  Ceding Company's Standard Underwriting Practices and Guidelines      53
    F.  Policies Eligible for Reinsurance Under this Agreement               68

                                    EXHIBITS

  I.    Reinsurance Premium Calculation                                      69
 II.    Retention, Binding, and Total Pool Issue Limits                      73
 III.   Annual Rates per $1,000 of Reinsured Net Amount at Risk              77
 IV.    YRT Reinsurance Rate Factors                                         98
  V.    Substandard Table Percentages                                       100
 VI.    Conditional Receipt or Temporary Insurance Agreement                101
 VII.   Reinsurance Reports                                                 105

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   ARTICLE I

                                 THE AGREEMENT

A.  The Agreement and Parties to the Agreement

This is a monthly renewable term agreement for indemnity life reinsurance (the "Agreement") solely between Hartford Life and Annuity Insurance Company, a Connecticut corporation ("Ceding Company"), and The Canada Life Assurance Company, a Canadian insurance company with its U.S. domestic port of entry in the State of Michigan ("Reinsurer"). The Ceding Company and the Reinsurer are each referred to individually as a "Party," and collectively as the "Parties," to this Agreement.

This Agreement shall be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy or other contract of the Ceding Company. The Ceding Company shall not attempt to make the Reinsurer a party to any litigation between any third party and the Ceding Company.

B.  Complete and Entire Agreement

This Agreement, which includes all Schedules and Exhibits attached hereto and any amendments entered into hereafter, constitutes the entire agreement of the Parties pertaining to the transaction contemplated by this Agreement. This Agreement supersedes and replaces all oral and written agreements previously made or existing by and between the Parties or their representatives with regard to the transaction contemplated by this Agreement.

This Agreement shall not be amended or modified except by written amendment, signed by duly authorized officers of each Party.

Notwithstanding the foregoing, the Parties contemplate that there may be communications required under this Agreement that are not intended to change any of its risk transfer characteristics. Such communications may include, but are not limited to, reinsurance reporting and premium administration, underwriting review, claim submission and review, participation in claim litigation and settlements, audit reviews, and the resolution of disputes by arbitration or court proceedings. These communications serve to clarify the obligations of the Parties under this Agreement and should not be construed as modifications of this Agreement. Any modifications of this Agreement shall be effected only by written amendment as provided for above.

                                   ARTICLE II

                                 EFFECTIVE DATE

The Effective Date of this Agreement is October 1, 2008.

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                                  ARTICLE III

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to those Plans of Insurance and Riders set forth in Schedule A that also fall within a category of policies eligible for reinsurance under this Agreement as described in Schedule F. Such reinsurance shall be either on an automatic basis, subject to the requirements set forth in Section A below, on an automatic processing basis, subject to the requirements set forth in Section B below, or on a facultative basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Automatic Reinsurance

Automatic Reinsurance under this Agreement is available only for Excess Risks that meet the other requirements of this Section A.

For each Excess Risk under the policies that meets the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the risk as indicated in Schedule B ("Automatic Pool"). The requirements for Automatic Reinsurance are as follows:

1. Each life, at the time of application, must satisfy one of the following requirements:

       a. have been a legal resident of the United States or Canada for at least six months; or

       b.  be a citizen of the United States or Canada; or

       c. qualify for the Foreign National Underwriting Program as specified in Schedule C.

2. Each risk must be underwritten according to the Ceding Company's Standard Underwriting Practices and Guidelines or one of the special underwriting programs. The Ceding Company's Standard Underwriting Practices and Guidelines as of the Effective Date are described in Schedule E, and the Ceding Company's special underwriting programs as of the Effective Date are described in Schedule C or Schedule D. Changes to such documents will be handled in accordance with
Section XXII.L, and may not necessarily result in an amendment to this Agreement; however, changes to Preferred Criteria will require an amendment.

If the Ceding Company would like to offer coverage at a risk class more favorable than the True Assessed Risk Class, the Ceding Company may:

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       a.   Reinsure the risk automatically under this Agreement with
            Reinsurance Premium based on the True Assessed Risk Class; or

       b. Seek to reinsure the risk facultatively under this Agreement at rates more favorable than the True Assessed Risk Class; or

       c.   Decide not to reinsure the risk under this Agreement.

For purposes of this Agreement, "True Assessed Risk Class" shall mean the risk class assessed by the Ceding Company prior to any adjustments made as a result of the Ceding Company's Enhanced Standard or similar special underwriting program.

3. For Excess Risks, if any risk on the life of a proposed insured was previously submitted by the Ceding Company on a facultative basis to the Reinsurer or to any other reinsurer, at least three (3) years must have elapsed since that previous risk was submitted facultatively, unless the original reason for submitting facultatively no longer applies.

4. The maximum issue age for each life is 85. For Last Survivor policies, the minimum issue age is 18, for all other policies, the minimum age is 0.

5. The mortality rating on each life does not exceed Table P. However, for Last Survivor policies, one life may be uninsurable if the other life does not exceed Table F.

6. The total amount of risk, including scheduled increases, on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Binding Limit for that life shown in Exhibit II.

7. The total amount of insurance issued and applied for in all companies on each life does not exceed the Jumbo Limits as set forth in Exhibit II.

The Jumbo Limit is to be compared with the total amount of life insurance in force, including any amount to be replaced, plus the new total amount of insurance formally applied for in all companies. These two amounts together equal the total amount of insurance in force and applied for in all companies on the risk. For the Ceding Company's in-force and applied-for policies, this total amount of insurance includes all scheduled increases in amount of insurance on such policies.

Should it be discovered after policy issue, by either Party, that the actual total amount of life insurance in force and applied for at the time of application was in excess of the applicable Jumbo Limit, the Reinsurer shall endeavor to cover the risk up to the lesser of:

       a.   Its available retention; or

       b. The amount it would have accepted under this Agreement had the risk been within the Jumbo Limit.

The foregoing notwithstanding, the total amount in force shall not include any amounts to be replaced that meet the following conditions:

       a. Existing permanent insurance is being replaced by the Ceding Company, with or without a Section 1035 exchange, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

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       b.  Existing term insurance is being replaced by the Ceding Company, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

       c. An internal replacement is being made, where the Ceding Company is replacing an in-force policy with a new policy of equal or greater death benefit.

When the total amount of insurance to be compared with the applicable Jumbo Limit is reduced due to the above conditions, the Ceding Company assumes full responsibility to effect the cancellation of coverage under the replaced policy concurrently with the commencement of coverage under the new policy. If the cancellation does not occur in a timely manner and the failure to cancel results in the new policy causing coverage to exceed the applicable Jumbo Limit, then the Reinsurer may (when the Reinsurer becomes aware of the Jumbo Limit violation) decline reinsurance on the new policy during the period of time while both coverages are in effect, by written notice to the Ceding Company. Once this notice has been given, the Reinsurer will have no liability for reinsurance coverage on the new policy while both coverages are in effect and shall refund to the Ceding Company all related Reinsurance Premiums for the new policy. However, if reinsurance on the new policy is declined for this reason and the cancellation of coverage under the replaced insurance is effected within thirty
(30) days after this notice has been received by the Ceding Company, then, upon receipt of the Ceding Company's written notice to this effect, the Reinsurer will again become liable for reinsurance coverage on the new policy as of the effective date of cancellation of coverage under the replaced policy, and Reinsurance Premiums for the new policy will again be payable.

8. If all the other requirements for Automatic Reinsurance are met and the life is a player or coach on a team in the National Hockey League, the National Football League, the National Basketball Association or Major League Baseball, prior to ceding the risk automatically under this Agreement, the Ceding Company must confirm the Reinsurer's available capacity for that risk. The Ceding Company, by telephone call or electronic mail, shall: (1) notify the Reinsurer of the name, date of birth, sport and team affiliation, the total life insurance in force and to be placed on the life, and the amount of new reinsurance coverage required from the Reinsurer; and (2) confirm that an application for insurance on the life has been completed. The Reinsurer shall endeavor to inform the Ceding Company of its available capacity for the risk within two (2) business days after such notification and confirmation. After the Reinsurer has advised the Ceding Company of its available capacity, the Ceding Company may then cede to the Reinsurer no more than that amount on an automatic basis under this Agreement. If the Ceding Company cedes such a risk automatically, then the Ceding Company shall notify the Reinsurer of this fact at the time of issue of the coverage.

9. The Ceding Company, or one of its affiliates, shall retain its share of each risk on a life, as described in this Agreement and in any other life reinsurance agreement applicable to risk on that life. However, the Ceding Company reserves the right to reinsure separately any amount of the retained risk on a life reinsured under this Agreement with these conditions:

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    a.   The remaining amount of risk retained on that life by the Ceding
         Company, on coverage reinsured under this Agreement, shall not be less than of the amount of risk initially retained; and

    b. Any amounts of retention separately reinsured in this manner shall not reduce the amount of the Ceding Company's retention on that life for the purpose of any other terms of this Agreement.

B.  Automatic Processing

Automatic Processing under this Agreement is available only for Excess Risks that meet the other requirements of this Section B.

If the requirements for Automatic Reinsurance are met for a life except for the requirement stated above in Section A.6, but the total amount of risk on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Processing Limit for that life shown in Exhibit II, then the Ceding Company may submit to the Lead Reinsurer (designated in Schedule B) all information relating to the insurability of that life. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Lead Reinsurer shall review the submitted information to determine if the life should be reinsured by the Automatic Pool and, if so, on what basis. The Lead Reinsurer shall endeavor to provide the Ceding Company with a response within 72 hours of receipt of such information. Approval by the Lead Reinsurer shall be binding on all other current Automatic Pool reinsurers. This process shall be known as Automatic Processing and shall be subject to Exhibit II.

Hereinafter, all references to Automatic Reinsurance, coverage automatically reinsured, and the Automatic Pool will include coverage reinsured through Automatic Processing.

C.  Facultative Reinsurance

If the requirements for Automatic Reinsurance are not met and the Ceding Company applies for Facultative Reinsurance with the Reinsurer, or if the requirements for Automatic Reinsurance are met but the Ceding Company prefers to apply for Facultative Reinsurance with the Reinsurer, then the Ceding Company shall submit to the Reinsurer the following:

1. Sufficient evidence agreed upon between the Ceding Company and the Reinsurer, relating to the insurability of each life submitted for Facultative Reinsurance; and

2. Any subsequent information, whether requested by the Ceding Company, the Reinsurer or any other reinsurer, that is pertinent to the risk assessment received by the Ceding Company prior to the date the Ceding Company has accepted the Reinsurer's final underwriting offer in accordance with this Agreement.

Failure to provide such information will negate any facultative reinsurance offer. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Reinsurer shall promptly notify the Ceding Company of its declination to offer, its underwriting offer subject to additional requirements, or its final underwriting offer. The final underwriting offer will automatically expire upon the earliest of: (1) the date the policy application is withdrawn; (2) the expiration date specified in the final offer; (3) the date one hundred twenty
(120) days after the date of the final offer; and (4) the date a final offer is

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accepted and coverage is placed.

Once the Ceding Company has notified the Reinsurer in writing during the lifetime of the insured of its acceptance of the Reinsurer's final underwriting offer, then Facultative Reinsurance for the risk under this Agreement will become effective as described in Section IV.B.

                                   ARTICLE IV

                           LIABILITY FOR REINSURANCE

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability, but in no event prior to the Effective Date.

B. The Reinsurer's liability for Facultative Reinsurance coverage will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for Facultative Reinsurance and the Ceding Company has accepted the Reinsurer's final underwriting offer, as described in Section III.C.

C. In no event shall reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company knowingly was not properly licensed.

D. The Reinsurer's liability for coverage under the Ceding Company's conditional receipt or temporary insurance agreement, whichever the Ceding Company uses (a sample copy of which is included as Exhibit VI and, for the purpose of this Section D, hereinafter called the "Insurance Receipt"), is limited to the amount the Reinsurer would reinsure under this Agreement on an Automatic Reinsurance basis (whether the risk qualifies for Automatic Reinsurance or not) if the coverage under the policy applied for would have been approved and issued, as limited by the terms of the Insurance Receipt, provided:

1. The Ceding Company has followed its normal cash-with-application procedures for such coverage; and

2. The Ceding Company's original underwriting assessment for the risk was not a decline (if it was a decline, the Reinsurer would have no liability for such coverage except as described below in Paragraph 5); and

3. There is no coverage in effect on the life in the Automatic Pool through any other Insurance Receipt having an effective date preceding, or the same as, the effective date of such coverage; and

4. If such coverage is on an Excess Risk that also exceeds either the Automatic Binding Limit or the Jumbo Limit for the risk as shown in Exhibit II, then the Reinsurer's liability for such excess amount of coverage will be limited by the Reinsurer's available capacity; and

5. If the Ceding Company has accepted any final underwriting offer(s) for Facultative Reinsurance on the risk (whether such offer is made by the Reinsurer, as described above in Section III.C, or by any other reinsurer(s)), then the Reinsurer's liability for such coverage under the Insurance Receipt will be equal to:

       a. The amount of coverage in effect under the terms of the Insurance Receipt;

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        multiplied by

       b. The proportion equal to the amount of Facultative Reinsurance included in the Reinsurer's final underwriting offer that is accepted by the Ceding Company, divided by the total amount of the risk to be issued by the Ceding Company.

The Reinsurer's liability for coverage under the Insurance Receipt shall terminate simultaneously with the termination of the Ceding Company's liability under the Insurance Receipt.

E. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement.

F. The liability of each reinsurer in the Automatic Pool shall be separate and not joint with the other pool reinsurers. In no way will the liability of the Reinsurer be increased by reason of the inability of the Ceding Company to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from insolvency of such other reinsurers or otherwise.

                                   ARTICLE V

                              UNDERWRITING REVIEW

A.  Purpose of Underwriting Review

For new business written by the Ceding Company that meets the requirements for Automatic Reinsurance, the Ceding Company intends to underwrite applications for such business as if the business were to be fully retained by the Ceding Company. Such business shall be underwritten according to the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

The underwriting practices and professional judgment used by the Ceding Company in arriving at a risk assessment may not agree entirely with the underwriting practices customarily used by, or the professional judgment of, the Reinsurer under similar circumstances.

It is the purpose of this review to:

1. Afford the Reinsurer a reasonable period of time to review the underwriting practices used, and risk assessments made, by the Ceding Company on automatically reinsured business; and

2. Settle on a risk assessment for a case that is agreeable between the Parties and that shall be used to determine the Reinsurance Premiums for the risk from the beginning of the reinsurance liability under this Agreement for any such case reviewed by the Reinsurer within that period of time where the underwriting practices used or risk assessment made by the Ceding Company differ materially from the opinion of the Reinsurer.

It is NOT the purpose of this review, nor is it within the authority of the Reinsurer under this Agreement, to deny reinsurance coverage due to a difference of opinion over the risk assessment on a policy application for business reinsured under this Agreement that is written in accordance with the Ceding Company's standard underwriting practices and guidelines or

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under the terms of one of the special underwriting programs described in
Schedule C or Schedule D.

B.  Underwriting Review Process

1.  This review shall only be available to the Reinsurer during the first sixty
(60) months following the issue date of any risk automatically reinsured under this Agreement.

2. For any risk reviewed during this period where the Reinsurer's opinion differs materially from that of the Ceding Company, the Parties shall work together in good faith to develop a mutually agreeable risk assessment to be used to calculate the Reinsurance Premiums for that risk from the beginning of the Reinsurer's liability for that risk under this Agreement.

3. For any risk reviewed during this period where the Parties cannot mutually agree on a risk assessment within a reasonable time period, the Parties shall submit the risk for dispute resolution under Article XVIII.

4. This review shall not be available and the Reinsurer may not challenge any risk assessments made by the Ceding Company after this sixty (60) month period except as described below.

5. Any unintentional or accidental failure of the Ceding Company to adhere to its standard underwriting practices and guidelines in the assessment of risks, resulting from an oversight or clerical error by the Ceding Company, will not be grounds for denying reinsurance coverage on a risk if the effect of the failure is not material. Grossly negligent or deliberate acts of the Ceding Company, recurring errors, or errors that are part of a pattern evidencing a disregard for the Ceding Company's standard underwriting practices and guidelines would be considered grounds for denying reinsurance coverage on a risk. The Reinsurer's right to deny reinsurance coverage as described above shall not be limited to the sixty (60) month period as described in paragraph B.1, above.

C.  Ceding Company's Responsibilities to the Reinsurer for Underwriting Review

Upon request by the Reinsurer, the Ceding Company shall provide to the Reinsurer all information in its possession, that was used in underwriting and assessing the risks for each qualifying case identified for review under this Article.

This information to be provided to the Reinsurer may be transmitted using any medium agreed upon by the Parties; a valid copy of the information shall satisfy this purpose.

This information shall be delivered to the Reinsurer within thirty (30) calendar days after the Ceding Company receives the request for the information, unless an alternative delivery period is agreed upon by the Parties.

                                   ARTICLE VI

                              REINSURANCE PREMIUMS

A.  Computation

Reinsurance Premiums under this Agreement shall be calculated as described in
Exhibit I.

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B.  Timing

Reinsurance Premiums are payable each month of coverage for reinsured risks in force at the end of the preceding month (monthly in advance). For newly reinsured risks with a reinsurance effective date during the current month, the Reinsurance Premium for the first month of coverage will be payable in the next following monthly statement.

C.  Extended Policy Maturity

If the maturity date of a reinsured policy is extended in accordance with the policy, the death benefit under the policy will continue to be payable as provided in the policy, and the reinsurance under this Agreement will remain in effect on the same terms as before the policy's original maturity date.

D.  Unearned Reinsurance Premiums

The Reinsurer will refund to the Ceding Company all unearned Reinsurance Premiums, less applicable allowances, arising from policy conversions, other changes, and terminations described in Article X. If termination is due to lapse, surrender or conversion, unearned Reinsurance Premium will be determined as of the effective date of termination. If termination is due to death, unearned Reinsurance Premium will be determined as of the date of death.

E.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept Reinsurance Premium at the current rate level, the Reinsurer reserves the right to increase the YRT Reinsurance Rate Factors, as set forth in Exhibit IV, for any Plan(s) of Insurance when there is a material shift in the demographics or the Reinsurer's expectations of future mortality results on such Plan(s) of Insurance warrant. The Reinsurer shall provide at least one hundred twenty (120) days written notice of any such change. However, in no event will the increased Base YRT Reinsurance Premium Rate, as defined in Exhibit I, for standard risks exceed the applicable annual rates in the Valuation Mortality Table specified in Schedule A for such Plan(s) of Insurance.

The Reinsurer and the Ceding Company shall then endeavor in good faith to mutually agree on the amount of rate increase that shall apply to such Plan(s) of Insurance. If the Parties cannot agree on the amount of such rate increase for such Plan(s) of Insurance, then the Ceding Company reserves the right to recapture the risks associated with such Plan(s) of Insurance without fee, as of the effective date of the rate increase. Written notice of such recapture shall be provided to the Reinsurer no later than thirty (30) days following the effective date of the rate increase.

F.  Payment of Reinsurance Premiums

The Net Reinsurance Premium Balance payable each month equals the sum of the Reinsurance Premiums described above in Section A, minus the sum of any unearned Reinsurance Premiums described above in Section D. For any month, this net balance may be positive (greater than zero) or negative.

Any positive Net Reinsurance Premium Balance for a month is payable to the Reinsurer. The Ceding Company shall forward this balance to the Reinsurer by its due date, which is thirty (30) days after the close of the calendar month.

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The absolute value of any negative Net Reinsurance Premium Balance for a month is payable to the Ceding Company. The Reinsurer shall forward this balance to the Ceding Company by its due date, which is thirty (30) days after the Ceding Company submits the statement for that month.

G.  Overpayment of Reinsurance Premiums

If the Ceding Company overpays a Net Reinsurance Premium Balance and the Reinsurer accepts the overpayment, the Reinsurer's acceptance of the overpayment will not constitute or create an additional reinsurance liability, and it will not result in any additional reinsurance. Instead, the Reinsurer shall be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

H.  Underpayment of Reinsurance Premiums

If the Ceding Company fails to make a full payment of the Net Reinsurance Premium Balance, due to an Error defined in Article IX, the amount of reinsurance coverage provided by the Reinsurer on the risks related to such underpayment shall not be reduced. However, once the underpayment is discovered by one Party and the other Party is notified of the underpayment, the Ceding Company shall promptly pay to the Reinsurer the difference between the full payment amount and the amount actually paid. If payment of the full amount of the underpayment is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as delinquent premium and subject to the conditions listed below in Section I.

The Reinsurer reserves the right to charge the Ceding Company interest on the amount of the underpayment, even if it becomes delinquent as described below in
Section I. Such interest will accrue from the due date of the underpaid Net Reinsurance Premium Balance and be computed as described in Section XXII.P.

I.  Termination of Reinsurance for Nonpayment of Reinsurance Premiums

If undisputed Reinsurance Premiums for one or more reinsured risks are delinquent, the Reinsurer has the right to terminate its reinsurance liability on those risks by giving the Ceding Company ninety (90) days advance written notice of termination. This notice shall list the risks and the amount of the delinquent Reinsurance Premium for each risk. If the delinquent Reinsurance Premiums have not been paid to the Reinsurer as of the end of such notice period, the Reinsurer's liability will terminate for the risks described in the termination notice at the end of such notice period.

If the Reinsurer's liability on one or more of the Ceding Company's risks is terminated because of nonpayment of Reinsurance Premiums, the Ceding Company will continue to be liable to the Reinsurer after the termination for all unpaid Reinsurance Premiums earned up to the date of such termination.

The Ceding Company shall not force termination under the provisions of this
Section I solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

J.  Reinstatement of Reinsurance Terminated for Nonpayment of Reinsurance
Premiums

The Ceding Company may reinstate reinsurance on risks terminated in accordance with Section I within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance

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Premiums for the risks inforce prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and the date of reinstatement. The effective date of reinstatement will be the date the required unpaid Reinsurance Premiums are received by the Reinsurer.

                                  ARTICLE VII

                             REINSURANCE REPORTING

A.  Accounting Statements and Other Reports

Within thirty (30) days after the close of each calendar month, the Ceding Company shall provide the Reinsurer an accounting statement. The Ceding Company shall also provide the Reinsurer with additional reports as provided in Exhibit VII.

For Automatic and Facultative Reinsurance becoming effective during the calendar month, the Ceding Company will notify the Reinsurer of such new reinsurance business in the succeeding monthly report. However, the first three monthly reports under this Agreement will be sent within one hundred twenty (120) days after the due date of the first monthly report.

The Ceding Company may provide an estimate Net Amount at Risk for new reinsurance business in the first monthly report in which such business appears. In the event that the Ceding Company provides an estimated Net Amount at Risk, it shall provide an actual Net Amount at Risk in subsequent monthly reports.

Additional reports reasonably requested by a Party will be provided by the other Party in a timely manner.

B.  Reporting Format and Medium

The information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be in a format, and transmitted using a medium, mutually agreeable to the Parties. As of the Effective Date of this Agreement, the information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be on a self-administered reporting basis as set out in Exhibit VII.

C.  Reporting Delays and Changes

The Ceding Company shall inform the Reinsurer of any material delays or significant changes in the information provided, particularly in the file layout and in data values, as set out in Exhibit VII. It is the expectation of the Parties that the structure of the in-force file is stable from period to period.

                                  ARTICLE VIII

                             CREDIT FOR REINSURANCE

A.  Reinsurance Credit

The Parties intend that the Ceding Company be entitled to take credit for the reinsurance ceded under this Agreement in its statutory financial statements filed in all jurisdictions in which the

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Ceding Company is licensed, accredited, or otherwise authorized to transact business ("Reinsurance Credit"). The Parties shall use best efforts to ensure that such entitlement shall become and remain available to the Ceding Company throughout the duration of this Agreement.

The amount of the Reinsurance Credit shall be determined by the Ceding Company and shall include mortality risk reserves, unearned premium reserves, and reinsurance recoverables on paid and unpaid losses for the reinsurance ceded under this Agreement. Such amounts shall be calculated in accordance with applicable accounting and valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date and shall take into account the terms of this Agreement.

B.  Reinsurer Representation

The Reinsurer represents to the Ceding Company that it was properly licensed or accredited in all jurisdictions in which the Ceding Company is licensed, accredited, or otherwise authorized to transact insurance business, so that the Reinsurance Credit shall be allowed. The Reinsurer shall notify the Ceding Company, as a material communication under Article XXIII, immediately upon learning of any change in, or loss of, such licensing or accreditation.

C.  Security for Reinsurance Credit

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a change to the Reinsurer's licensing or accreditation, the Reinsurer shall establish and maintain the security, at its sole expense, that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit.

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a regulatory change or interpretation outside of the Reinsurer's control, the Reinsurer shall establish and maintain the security that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit. In this event, the expense of establishing and maintaining the security shall be shared equally by the Ceding Company and the Reinsurer.

If such security is required in either event, the Reinsurer shall establish a trust or a letter of credit, satisfactory to the Ceding Company, in a form that meets all applicable standards of law and regulation to entitle the Ceding Company to claim such Reinsurance Credit. However, the Reinsurer may propose an alternative option under which Reinsurance Credit shall be allowed the Ceding Company, at the sole discretion and approval of the Ceding Company.

The Parties shall amend this Agreement, in accordance with Section I.B, to reflect the establishment of such security or such approved alternative option so that the Ceding Company shall continue to be entitled to take such Reinsurance Credit.

If the Reinsurer fails to provide the Ceding Company with such security or approved alternative option to continue to be entitled to take such Reinsurance Credit for the business covered under this Agreement, the Ceding Company may recapture the business covered under this Agreement, subject to the terms of
Article XVI. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

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                                   ARTICLE IX

                                     ERRORS

Errors, omissions, oversights, delays or misunderstandings in the administration of this Agreement (collectively "Error") by either Party, shall not invalidate the reinsurance hereunder. As soon as reasonably possible after discovery, notice shall be provided, the Error shall be rectified and both Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

However, if it is not reasonably possible to restore each Party to the position it would have occupied if not for the Error, the Parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement.

Without limiting the procedures outlined below for Late Reported Risks, if either Party discovers that the Ceding Company has failed to correctly report ceded reinsurance as provided in this Agreement, the Reinsurer may require the Ceding Company to audit its records for other similar Errors. The Ceding Company is expected to correct such Errors and to take reasonable actions to ensure that similar Errors do not recur. If the Reinsurer receives no evidence that the Ceding Company has taken reasonable actions to remedy such a situation, then the Reinsurer reserves the right to limit its liability on risks not correctly reported by providing thirty (30) days advance written notice to the Ceding Company of its intention to limit its liability on such risks.

The first paragraph of this Errors article shall not apply to the following circumstances:

(1) Any Late Reported Risks. For the purposes of this Article IX, a "Late Reported Risk" is a risk reported to the Reinsurer more than two (2) years after its effective date. The Reinsurer will not automatically accept liability for any Late Reported Risks. The Ceding Company shall submit to the Reinsurer, for approval, reporting information about any Late Reported Risks it wishes to be ceded under this Agreement. The process for Late Reported Risks will be as follows:

       (a) The Reinsurer will notify the Ceding Company, within a reasonable time period after submission of the reporting information about any Late Reported Risks, whether it is able to accept such risks based on criteria such as capacity.

       (b) In the event the Reinsurer is able to accept such Late Reported Risks, the Ceding Company agrees to pay all unpaid Reinsurance Premiums on the next premium accounting statement upon the acceptance of the risk by the Reinsurer. The Reinsurer reserves the right to charge interest on such Reinsurance Premiums, accruing from their respective due dates to the date of payment, computed as described in
           Section XXII.P.

       (c) If the Reinsurer is not able to accept such Late Reported Risks, such risks will not be covered by the terms of this Agreement and no liability will attach to the Reinsurer.

(2) Any Late Reported Terminations. For the purposes of this Article IX, a "Late Reported Termination" is a termination of life reinsurance coverage (other than by death) reported more than two (2) years after the termination date of the covered risk. The Reinsurer will reimburse Reinsurance Premiums on Late Reported Terminations for only the last two (2) years.

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(3)  Any intentional failure to comply with the terms of this Agreement which can be shown to be the result of grossly negligent or deliberate acts or omissions by the Ceding Company. The Reinsurer shall not be liable for any claim amounts from policies ceded as a result of such acts or omissions.

(4) Any claim made for a policy where the Ceding Company failed to adhere to its standard underwriting practices and guidelines in effect at the time of the underwriting of the policy and the effect of such failure is material. The Reinsurer may support such claims at its discretion.

(5) Any applications for facultative reinsurance on a risk for which the Reinsurer has not received notification that its offer of facultative reinsurance has been accepted by the Ceding Company, whether written in accordance with Section III.C or constructive through reporting of such risks or payment of reinsurance premium for such risks.

                                   ARTICLE X

              POLICY CONVERSIONS, OTHER CHANGES, AND TERMINATIONS

A.  Conversions

A conversion is a policyholder's exercise of a contractual right to replace in-force coverage with a new permanent policy without evidence of insurability. Conversions from a policy reinsured under this Agreement will continue to be reinsured under this Agreement as follows:

1. The converted coverage under the new policy will be reinsured with the Reinsurer in the same proportion as was determined for the in-force coverage converted; and

2. Reinsurance Premiums for such converted coverage shall be calculated on a point-in-scale basis.

If the new policy was converted under the Conversion Option Rider from either
(a) two single life policies reinsured under this Agreement; or (b) one single life policy reinsured under this Agreement and one newly underwritten life, to a last survivor policy, Reinsurance Premiums for both lives shall be calculated on a point-in-scale basis. The Reinsurance Premiums for both lives shall be calculated using the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk and table of YRT Reinsurance Rate Factors applicable to the earliest original coverage in accordance with the procedures set out in Exhibit I.

Conversions from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

B.  Increases and Decreases in Policy Face Amount

1.  If the face amount of a policy reinsured under this Agreement increases and:

    a. The increase is subject to full underwriting, then (i) the provisions of Article III shall apply to the increase in reinsurance and (ii) the increase is underwritten according to the Ceding Company's underwriting practices and guidelines (including preferred criteria, age and amount requirements and underwriting manual assessments) that were approved in writing by the Reinsurer in accordance with Section XXII.L. Reinsurance Premiums for the increase shall be based on new-business rates.

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       b.  The increase is not subject to full underwriting, the Reinsurer will accept the increase, provided that:

         (1) If the policy was ceded automatically, the Ceding Company underwrote the full face amount (including all scheduled increases) in accordance with the terms of this Agreement (whether through Automatic Reinsurance or Automatic Processing); or

         (2) If the policy was ceded facultatively, the Ceding Company received approval from the Reinsurer for the full face amount (including all scheduled increases) at the time of facultative application.

               Reinsurance Premiums for increases not subject to full underwriting shall be calculated on a point-in-scale basis.

               For increases in accordance with B.1.b, the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined for the increase at the time the increase goes into effect, as follows:

         (1) For increases in accordance with B.1.b (1), in accordance with Schedule B; or

         (2) For increases in accordance with B.1.b (2), the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined by mutual agreement of the Parties.

2.  If the face amount of a policy reinsured under this Agreement decreases and:

       a. If the face amount of a policy that was previously increased is subsequently decreased, the decrease will be applied first to the increase with the latest effective date, and then to the increase with the next earlier effective date, and so forth as necessary, until applying any remaining decrease to the initial face amount of the policy.

       b. The Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined at the time the decrease goes into effect, as follows:

         (1) For decreases under policies ceded automatically, in accordance with Schedule B; or

         (2) For decreases under policies ceded facultatively, the amount of the risk reinsured to the Reinsurer shall be reduced proportionately.

C.  Policy Exchanges and Other Changes

A policy exchange is a new policy replacing an existing policy where the new policy is not fully underwritten. Exchanges from one single life policy reinsured under this Agreement to a different single life policy will be reinsured on a point-in-scale basis. Likewise, exchanges from one last survivor policy reinsured under this Agreement to a different last survivor policy will be reinsured on a point-in-scale basis. Exchanges from a last survivor policy reinsured under this Agreement with the Last Survivor Exchange Option Rider or Twenty-Four (24) Month Exchange Rider to two single life policies will be reinsured at the applicable single life point-in-scale rates.

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For each new policy after the exchange, the insurance will continue to be reinsured by the Reinsurer in the same proportions as set at issue of the original coverage.

If there is a contractual change in a policy reinsured under this Agreement that is not subject to full underwriting, other than the changes described above in Sections A and B, the insurance shall continue to be reinsured with the Reinsurer in the same proportions as the original coverage and Reinsurance Premiums for contractual changes shall be calculated on a point-in-scale basis.

The Ceding Company shall notify the Reinsurer of any such changes in policies reinsured under this Agreement in its monthly reinsurance reports.

Exchanges made from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

E.  Reduction in Retained Coverage on a Life

If any portion of the aggregate amount of insurance retained by the Ceding Company or its affiliates on an individual life reduces or terminates, the Ceding Company or its affiliates will recalculate its retention on any remaining risk(s) in force on that life. The Ceding Company or its affiliates will not be required to retain an amount in excess of its retention limit for the age, mortality rating, and risk classification based on the applicable retention limit that was in effect at the time of issue for any risk. Unless provided for otherwise in the applicable reinsurance agreements, the Ceding Company or its affiliates will first recalculate the retention on the risk(s) having the same mortality rating as the terminated risk(s). Order of recalculation will secondarily be determined by effective date of the risk, oldest first.

F.  Multiple Reinsurers

If reinsurance of a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk unless specified otherwise in Schedule B or agreed upon by the Reinsurer.

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G.  Mortality Rating Changes

On Facultative Reinsurance, if the Ceding Company wishes to reduce the mortality rating or otherwise improve the risk class, such change shall be subject to the Reinsurer's approval. On Automatic Reinsurance, the Reinsurer shall accept this change if the change qualifies under the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

H.  Rescission of Policy Coverage Prior to Death Claim

If a misrepresentation, misstatement, or omission on an application results in the Ceding Company's rescission of coverage, the Reinsurer shall refund to the Ceding Company any Reinsurance Premiums it received on that coverage. This refund shall be in lieu of any and all other reinsurance benefits payable on that coverage under this Agreement. The Reinsurer shall also reimburse the Ceding Company for its proportionate share of any non-routine expenses incurred in connection with the rescission including the costs of investigations and of obtaining financial and medical reports.

In the event the rescission is challenged by legal action, the Reinsurer shall participate in the associated legal and investigation expenses. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

If a rescission of policy coverage is reversed and the policy coverage is restored to in-force status, any related reinsurance coverage under this Agreement shall also be restored upon the Ceding Company's payment to the Reinsurer of all applicable Reinsurance Premiums.

                                   ARTICLE XI

                              POLICY REINSTATEMENT

If a policy reinsured under this Agreement lapses or terminates, and is later reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Procedure to Reinstate Reinsurance

If the policy being reinstated was reinsured on an automatic basis under this Agreement, or if the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs less than ninety (90) days after the policy has lapsed or terminated, the reinsurance cession shall be automatically reinstated.

If the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs ninety (90) days or more after the policy has lapsed or terminated, copies of the application for reinstatement, any personal declaration or medical examination, and any other underwriting documents that the Ceding Company routinely requires (collectively, "Underwriting Information") shall be forwarded by the Ceding Company to the Reinsurer, together with the request for reinstatement of the reinsurance. The Reinsurer shall notify the Ceding Company promptly of its acceptance or declination of the request for reinstatement.

The Reinsurer reserves the right to request any available Underwriting Information on any reinstatement.

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B.  Cost to Reinstate Reinsurance

Upon reinstatement of reinsurance under this Article, the Ceding Company shall pay the Reinsurer Reinsurance Premiums in the same manner as the Ceding Company received corresponding policy charges under the policy for the period of lapse.

The Reinsurer reserves the right to charge the Ceding Company interest on such Reinsurance Premiums in accordance with Section XXII.P.

The Reinsurer will have no liability for any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company reinstates a policy that is reinsured while under an extended term or reduced paid-up nonforfeiture option, then reinsurance under such nonforfeiture option will terminate upon policy reinstatement.

                                  ARTICLE XII

                                     CLAIMS

A.  Liability for Claims

The Ceding Company is responsible for the settlement of claims on policies reinsured under this Agreement. It is the Ceding Company's sole decision to determine whether a claim is payable under a policy. The Ceding Company shall operate in good faith and adjudicate claims on policies reinsured under this Agreement as if there were no reinsurance. All claim settlements on policies reinsured hereunder will be subject to the terms and conditions of the particular policy, the applicable statutory requirements, and the standard settlement practices of the Ceding Company. The Ceding Company's decision to pay a claim, provided the Ceding Company has complied with the terms of this Agreement, shall be binding on the Reinsurer, and the Reinsurer shall be liable for its portion of the reinsurance on that risk, as described in Schedule B.

B.  Notification of Claims

1. The Ceding Company shall promptly notify the Reinsurer when it is advised of a death claim on coverage reinsured under this Agreement.

2. For the following types of claims on coverage reinsured under this Agreement, the Ceding Company shall furnish the Reinsurer with all information it has pertaining to the issuance of the coverage and to the claim for claims incurred during the contestable period where:

       a. the policy(s) was ceded on an automatic basis and the total Reinsured Net Amount at Risk on the life exceeds or

       b.  the policy was ceded on a facultative basis.

The Reinsurer shall have six (6) business days to provide the Ceding Company with any information it has on such claim. The Ceding Company shall consider all information in

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determining its claim liability in accordance with Section A. The Ceding
Company's failure to notify the Reinsurer of such claims shall not invalidate the reinsurance, but instead shall be treated in accordance with Article IX.

C.  Claim Payment

1.  Proofs

If a death claim is made under a risk reinsured under this Agreement, the Ceding Company shall provide the Reinsurer with copies of proof(s) of death of the insured(s), proof of claim payment, and the claimant's statement (collectively "Proofs").

For Last Survivor risks, when the first death occurs within the contestable period, the Ceding Company shall submit any claims investigation information to the Reinsurer.

For any claim on a risk reinsured under this Agreement, copies of claim files, underwriting files and other documents relating to a policy under this Agreement shall be furnished to the Reinsurer upon written request.

2.  Payment of Reinsurance Proceeds

The Reinsurer shall pay the Ceding Company the Reinsured Net Amount at Risk, defined in Schedule B, on claims for which it is liable under this Agreement. The due date for such payment is the date fifteen (15) business days after the date that the Reinsurer has received the Proofs and all outstanding documents and all issues have been resolved.

The Reinsurer shall also reimburse the Ceding Company for its proportionate share of non-routine claims expenses (defined below in Section G) and any interest paid by the Ceding Company on such claims, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B. Interest paid by the Ceding Company on such claims shall be in accordance with the policy provisions and applicable state requirements.

Payment of reinsurance proceeds will be made to the Ceding Company in a single sum, regardless of the Ceding Company's mode of settlement with the payee under the policy.

3.  Claim Balances in Default

If the Reinsurer is delinquent by more than thirty (30) days on an undisputed amount due to the Ceding Company relating to a claim:

       a. The Ceding Company shall have the right to charge interest on delinquent amounts in accordance with Section XXII.P;

       b. The Ceding Company shall have the right to offset such amount, including any accrued interest charged by the Ceding Company, from any amount due the Reinsurer in accordance with Article XVII; and

       c. To the extent there is an insufficient balance from which to offset such amounts, the Ceding Company shall have the right to recapture the remaining reinsurance under this Agreement, as described in
            Article XVI, provided the Ceding Company has given the Reinsurer ninety (90) days advance written notice of its intent to

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          recapture and the Reinsurer has failed to pay the net amount due, including any accrued interest charged by the Ceding Company, by the end of such notice period. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

D.    Contested Claims

1. The Ceding Company shall promptly notify the Reinsurer of its intent to deny, reduce, compromise, contest, litigate, or assert defenses against (collectively, "Contest") a claim on a risk reinsured under this Agreement via email to reins_claims@canadalife.com or as otherwise provided by the Reinsurer. The Ceding Company shall also furnish all information material to such action.

Recognizing the urgent nature of these communications, within six (6) business days of receipt of such information (the "Contested Claim Review Period"), the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not it shall participate in the Contest. The Reinsurer may extend the Contested Claim Review Period by two (2) additional business days by written notice to the Ceding Company, if such notice is provided by the end of the initial five-day period. If the Reinsurer does not respond to the Ceding Company within the Contested Claim Review Period, the Reinsurer will be deemed to have elected to participate in the Contest, and any settlement made by the Ceding Company shall be binding on the Reinsurer.

2.  If the Reinsurer elects to participate in the Contest, then:

       a. The Ceding Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings initiated in connection with the contested claim until the claim is resolved;

       b. The Reinsurer shall pay its proportionate share of any settlement of the claim, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B, and in accordance with Article XIII; and

       c. The Reinsurer shall also share in the non-routine claims expenses (defined below in Section G) and Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest in the same proportion as stated above in Paragraph b.

          Notwithstanding the above, if, at any point in time, the Reinsurer disagrees with the Ceding Company's course of action, the Reinsurer may opt out of the Contest by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non-routine claims expenses (defined in Section G) incurred to the date on which the Reinsurer opts out in the same proportion as stated above in b as if there were no Contest. However, once the Reinsurer has participated in the Contest, the Reinsurer shall remain liable for its share of any Extra Contractual Obligations in accordance with Article XIII that arise from actions taken prior to the date the Reinsurer opts out in the same proportion as stated above in Paragraph b. Any dispute over whether Extra-Contractual Obligations arose from agreed upon actions taken prior to the date the Reinsurer opts out shall be subject to dispute resolution in accordance with this Agreement.

3.  If the Reinsurer declines to participate in the Contest of the claim, then:

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       a.   The Reinsurer shall release all of its liability for the claim by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non- routine claims expenses (defined below in Section G) incurred to the date on which the Reinsurer notifies the Ceding Company that it declines to be a party to the action, in the same proportion as stated above in Paragraph 2.b, as though there were no Contest; and

       b. The Reinsurer shall not share in any subsequent increase or decrease in liability for the claim.

4. In the event the Ceding Company does not notify the Reinsurer of a Contest on a claim, in accordance with paragraph 1 above, the Reinsurer shall not be liable for non-routine claims expenses, defined below in Section G, or Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest, but will remain liable for its proportionate share of the lesser of (i) the contractual benefits that would have been payable had there been no Contest or (ii) the actual amounts payable as a result of the Contest.

5. The Reinsurer will not recommend to the Ceding Company to contest a claim.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or decreased because of misstatement of age or sex that is established after the death of the insured (or the second death in the case of a last survivor policy), the Reinsurer will share with the Ceding Company in this increase or decrease of insurance in proportion to the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage. The amount will be adjusted from the inception of the policy, and any difference in amounts due between the Parties under this Agreement will be settled without interest.

F.  Return of Premium for Misrepresentations and Suicides

1. If a misrepresentation, misstatement, or omission on an application, or the death of an insured by suicide, results in the Ceding Company returning the policy premiums (or monthly deductions) to the policy owner rather than paying the death benefits under a risk reinsured under this Agreement, the Reinsurer shall refund to the Ceding Company all of the Reinsurance Premiums it received on that coverage without interest. This refund paid by the Reinsurer shall be in lieu of any and all other reinsurance benefits payable on that risk under this Agreement.

2. In addition, the Reinsurer shall pay its proportionate share of reasonable third-party investigation and legal expenses connected with the Ceding Company's decision to return the policy premiums (or monthly deductions) as described above in Paragraph F.1. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

G.  Claims Expenses

1.  Routine Claims Expenses

The Ceding Company shall pay routine expenses incurred in connection with settling

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claims. These expenses may include the compensation of agents and employees, and the expense of routine investigations.

2.  Non-Routine Claims Expenses

The Reinsurer will participate in non-routine claims expenses, defined as the expenses incurred by the Ceding Company in connection with the Contest, or potential Contest, of a claim. These non-routine claims expenses may include court costs and investigation, autopsy and legal expenses; they would not include the compensation of salaried officers and employees of the Ceding Company. However, if the Reinsurer declines to participate in the Contest of a claim as described above in Paragraph D.3, the Reinsurer will not share in any non-routine expenses for the claim that are incurred after the date of the Reinsurer's release.

3. Claims expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds.

                                  ARTICLE XIII

                         EXTRA-CONTRACTUAL OBLIGATIONS

The Reinsurer shall not participate in Extra-Contractual Obligations that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or its representatives in connection with claims covered under this Agreement.

The Reinsurer will pay its share of Extra-Contractual Obligations, to the extent permitted by law, if the Reinsurer in writing recommended, consented to, or explicitly ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the Extra-Contractual Obligations.

In the event there is a dispute as to whether Extra-Contractual Obligations or any portion thereof resulted from an act or course of conduct recommended, consented to, or explicitly ratified by the Reinsurer, the matter shall be subject to dispute resolution in accordance with this Agreement.

For the purposes of this Agreement, "Extra-Contractual Obligations" shall mean any Punitive Damages, Compensatory Damages, or Statutory Penalties, as defined below, paid or payable by the Ceding Company as a result of an action arising under, relating to, or in connection with a Contest:

"Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

"Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

"Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

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                                  ARTICLE XIV

                     DAC TAX SECTION 1.848-2(g)(8) ELECTION

The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Article, the terms "net positive consideration," "specified policy acquisition expenses," and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code Section 848 as of the Effective Date.

As part of this DAC Tax Election, both Parties agree:

A. That the Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1);

B. To exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

C. That the method and timing of the exchange of this information shall be as follows:

1. The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year with its calculation of the net consideration for the preceding calendar year.

2. The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies, and then return the completed schedule to the Ceding Company by June 1 of each year.

3. If there are any discrepancies between the Ceding Company's and the Reinsurer's calculations of net consideration, the Parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both Parties by July 1 of each year.

4. Each Party shall attach the final schedule to its respective U.S. federal income tax return for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement, shall restate the election described in this Article, and shall be signed by a duly authorized representative of each Party.

D. This DAC Tax Election shall be effective on the Effective Date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under the provisions of either Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees that the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

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                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of the Ceding Company

In the event of the insolvency of the Ceding Company, as determined by the regulatory agency responsible for such determination, all reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under policies reinsured under this Agreement directly to the liquidator, receiver or statutory successor of the Ceding Company, without diminution because of the insolvency of the Ceding Company.

In the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policy reinsured under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

The expenses incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of the insolvent the Ceding Company to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

B.  Insolvency of the Reinsurer

For purposes of this Section B, the Reinsurer shall be deemed insolvent when the
Reinsurer:

1. applies for or is subject to the appointment of a receiver, rehabilitator, conservator, liquidator, supervisor or statutory successor of its properties or assets;

2.  is adjudicated as bankrupt or insolvent;

3. files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

4. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the Reinsurer's domicile.

The effective date of the insolvency shall be the date on which the above described event occurred.

In the event of Reinsurer's insolvency, the Ceding Company may recapture all of the inforce policies reinsured under this Agreement by giving written notice to the Reinsurer of its intent to do so. The effective date of recapture will be no earlier than the effective date of the Reinsurer's insolvency.

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                                  ARTICLE XVI

                        RECAPTURE OF REINSURED BUSINESS

A. The Ceding Company has the right to recapture risks reinsured under this Agreement as described under the following circumstances:

1. If the Ceding Company does not agree with the rate increase on a Plan(s) of Insurance in accordance with Section VI.E;

2.  If the Reinsurer fails to provide security in accordance with Section
VIII.C;

3. If the Reinsurer is delinquent on payment of an undisputed net amount due in accordance with Section XII.C.3; or

4.  If the Reinsurer is deemed insolvent, in accordance with Article XV.

B. In the event recapture is elected based on Section A (1) described above, no recapture fees are due and no reserves will be transferred.

C. In the event recapture is based on any of the other circumstances described in Section A above:

1. The Ceding Company and the Reinsurer shall mutually agree upon the recapture terms -- however, if no such agreement can be reached, an independent actuary shall be hired to determine the value of the business to be recaptured. The costs of the independent actuary will be shared equally between the Ceding Company and the Reinsurer;

2. The value of the business to be recaptured will be based on reasonable actuarial assumptions as to interest, mortality, and lapse rates; and

3. Other actuarial assumptions and considerations used to value the business to be recaptured shall include, but not be limited to:

a.  Projected future claims costs;

b.  Projected future Reinsurance Premiums;

c.  Statutory reserve requirements;

d. NAIC risk based capital and/or other capital measures, which are reflective of statutory capital levels, that should be maintained for an insurance company with financial strength ratings comparable to those of the Ceding Company; and

e. Any other considerations considered relevant by the Parties or the independent actuary.

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                                  ARTICLE XVII

                                     OFFSET

Any undisputed debts or credits, in favor of or against either the Reinsurer or the Ceding Company, with respect to this Agreement or any other Individual Life reinsurance agreement between the Parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid provided the Party that seeks to avail itself of this right of offset is not in breach of any provision of this Agreement.

Individual Life shall be that reporting segment, as defined in the United States Securities and Exchange Commission Form 10-K and Form 10-Q, for The Hartford Financial Services Group, Inc., or that reporting segment's successor.

To the extent permitted by applicable law, the right of offset will not be affected or diminished because of the insolvency of either Party.

                                 ARTICLE XVIII

                               DISPUTE RESOLUTION

In the event that any dispute between the Parties under this Agreement cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation, as described below, in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten (10) calendar days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute. The designated officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to discuss the dispute and to negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the designated officers cannot resolve the dispute within thirty (30) calendar days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration. However, the Parties may agree in writing to extend the negotiation period for an additional thirty (30) calendar days.

No later than fifteen (15) calendar days after the final negotiation meeting, the designated officers taking part in the negotiation will give both Parties written confirmation that they are unable to resolve the dispute, and that they recommend establishment of formal arbitration in accordance with Article XIX.

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                                  ARTICLE XIX

                                  ARBITRATION

It is the intention of the Parties that the customs and practices of the life and health insurance and life and health reinsurance industries will be given full effect in the operation and interpretation of this Agreement. The Parties agree to act in all matters with good faith. However, if, in accordance with
Article XVIII, the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration as follows:

An arbitration panel consisting of three past or present officers of life and health insurance or life and health reinsurance companies not affiliated with either of the Parties in any way will settle the dispute. Each Party will appoint one arbitrator within thirty (30) calendar days of the demand for formal arbitration and the two so appointed shall then appoint the umpire. If either Party refuses or neglects to appoint an arbitrator within the thirty (30) calendar days, the other Party may appoint the second arbitrator. If the two arbitrators cannot agree on the umpire within thirty (30) calendar days after both arbitrators have been appointed, the two arbitrators shall select an umpire in accordance with paragraph 6.7 of the Procedures for Resolution of U.S. Insurance and Reinsurance Disputes, dated September 1999.

Within thirty (30) calendar days after the appointment of the umpire, the arbitration panel shall meet and determine timely periods for briefs, discovery procedures, and schedules for hearings. The arbitration shall take place at a location determined by the arbitration panel and, insofar as the arbitration panel looks to the substantive law, it shall consider the laws of the state of Connecticut. The arbitration panel shall have the power to set all procedural rules for the arbitration, including the discretion to make any order with respect to pleadings, discovery, depositions, scheduling, the hearing, reception of evidence and any other matter whatsoever relating to the conduct of the arbitration.

Within sixty (60) calendar days after the beginning of the arbitration proceedings the arbitration panel will issue a written, reasoned, decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both Parties and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

In the absence of a decision to the contrary by the arbitration panel, each Party shall bear the expense of its own arbitration activities, including, but not limited to, its appointed arbitrator's fees, outside attorney fees, witness fees, expenses incurred in the taking or preservation of testimony, and other related expenses.

The Parties shall jointly and equally bear the expense of the third arbitrator and other costs directly attended to the arbitration proceeding, provided that neither Party's liability for such costs shall ever exceed 50% of the total of such costs, regardless of the other Party's failure to pay.

The Parties may mutually agree to extend any of the periods shown in this Article.

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                                   ARTICLE XX

                 TERMINATION OF THIS AGREEMENT FOR NEW BUSINESS

A. Either Party may terminate this Agreement, as it applies to reinsurance of new business being issued by the Ceding Company:

1. immediately upon written notice to the other Party, if that other Party becomes insolvent as described in Article XV; or

2. with one hundred twenty (120) days advance written notice to the other Party; or

3. with sixty (60) days advance written notice to the other Party, if that other Party breaches a material term of this Agreement, unless such breach is substantially cured by the offending Party within such notice period.

B. After termination, the Parties shall remain liable under the terms of this Agreement for:

1. reinsurance of policies that becomes effective prior to termination of this Agreement;

2. reinsurance of policies with an application date on or before the effective date of termination; and

3. reinsurance that becomes effective as a result of coverage changes described in Article X, with the exception of fully underwritten increases subject to
Section X.B.1.a.

C. The Ceding Company shall continue to cede, and the Reinsurer shall continue to accept, any new business issued prior to the termination of this Agreement.

                                  ARTICLE XXI

                                CONFIDENTIALITY

During the course of performance under this Agreement, a Party (the "Owner") or its agent may make available to the other Party (the "Recipient") or its agent certain technical materials such as manuals, policyholder lists, data files and the data contained therein, systems, forms, methods, processes and procedures, and other information or data (collectively, "Proprietary Information") that is proprietary or trade secret in nature. Proprietary Information shall specifically exclude information that was previously known to the Recipient or that is or was publicly disclosed to the Recipient by any party not known by the Recipient to be under a duty to retain such information as confidential.

Each Party acknowledges that all Proprietary Information is offered for the sole purpose of performing its obligations under this Agreement. Further, each Party agrees that the Owner is deemed to be the sole owner of such Proprietary Information and that any use, furnishing, disclosure, dissemination, publication, or revealing of Proprietary Information in any way by the Recipient to any person, organization, firm or government agency contrary to applicable law or to the terms of this Agreement, shall obligate the Recipient to indemnify and hold the Owner harmless from any damages, litigation, liability, claimed liability, claims, and expenses -- including reasonable attorneys' fees and incidental expenses -- resulting from any such improper use, furnishing, disclosure, or revealing of Owner's Proprietary Information, whether occurring during the term of this Agreement or thereafter, except to the

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extent that any such loss or damage was caused or contributed to by the Owner.
The Ceding Company acknowledges that the Reinsurer can aggregate the Ceding Company's Proprietary Information with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

The Parties shall hold all Proprietary Information in trust and confidence and shall use Proprietary Information only for the purposes of this Agreement. Unless required by applicable law, neither Party shall disclose any Proprietary Information without the express written consent of the other Party. Notwithstanding the foregoing, the Parties may disclose Proprietary Information to their Representatives who need such Proprietary Information to carry out the purposes for which it was disclosed -- it being understood that the Party disclosing the Proprietary Information shall inform its Representatives of the confidential nature of the Proprietary Information, shall cause such Representatives to observe the terms of this Agreement, and shall be liable to the Owner for any breach of this Agreement by itself or by any of its Representatives. The term "Representatives," as used in this Agreement, shall mean a Party's directors, officers, employees, retrocessionaires, partners, agents, other controlling persons, and professional advisors, including but not limited to attorneys, accountants, actuaries, and intermediaries.

In the event the Recipient or its Representative breaches this obligation, the Owner shall have all rights and remedies available under law and equity, including the right to protect its Proprietary Information by injunction, without proving economic loss, which the Parties acknowledge and concede is appropriate and necessary to protect the value of the Owner's Proprietary Information.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each Representative of such Party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction ("Tax Treatment"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to the Tax Treatment. This permission to disclose the Tax Treatment is limited to any facts relevant to the Tax Treatment and does not include information relating to the identity of the Parties.

In the event that any Party is served with a subpoena, request for production of documents, other legal process, or request by regulator, such Party shall immediately notify, and send a copy of such subpoena, other legal process, or regulatory request to, the other Party so that the other Party may reasonably determine whether any of its Proprietary Information may be included in the data required to be produced. Such other Party may, at its own expense, take such legal action as it deems necessary to preserve the confidentiality of its Proprietary Information or may waive its rights to do so.

To the extent possible, Proprietary Information shall be promptly destroyed upon the termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Recipient in order to continue to perform its obligations hereunder. The Recipient will not be obligated to destroy any Proprietary Information that is retained for back-up or archiving purposes, in accordance with a document retention policy, or that the Recipient, in the opinion of counsel, is legally compelled to keep and store.

The Parties agree to immediately notify each other, in writing, of all circumstances surrounding any known or potential access to, or possession of, Proprietary Information by any person other than persons authorized by this Agreement. Such notice shall be provided as a material communication under
Article XXIII and shall include, but not be limited to, the name and address of each such unauthorized person.

This Article shall survive the termination of this Agreement.

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                                  ARTICLE XXII

                               GENERAL PROVISIONS

A.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a sample copy of each policy and rider form that applies to the Plans of Insurance to be reinsured hereunder.

B.  Severability

If any provision of this Agreement shall be declared or found to be illegal, invalid, unenforceable, or void, the Parties shall be relieved of their obligations under such provision. The validity of the remaining provisions shall not be affected. To the extent possible, the Parties shall work in good faith to amend this Agreement to address such provision.

C.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the Parties' rights or obligations hereunder existing at the time of its termination.

D.  Non-Waiver

No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

E.  Currency

The Reinsurance Premiums and benefits payable under this Agreement will be payable in United States Dollars.

F.  Definitions of Terms in Policies

Terms that are not defined in this Agreement will have the meaning conferred on them in the underlying reinsured contracts. Such terms include, but may not be limited to: Monthly Activity Date, Monthly Deduction Amount, Account Value, and Policy Protection Account.

G.  Governing Law

This Agreement shall be governed by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

H.  Assignment and Transfer

The rights, duties and obligations of the Parties under this Agreement shall not be assigned or transferred, in whole or in part, except as otherwise provided herein, by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. This provision is not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis, nor to prevent successors in interest from having rights and obligations under this Agreement.

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I.  Execution of Agreement in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

J.  Force Majeure

Neither Party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "Force Majeure." As used herein, the term "Force Majeure" means: an event, explosion, action of the elements, strike or other labor relations problem; restriction or restraint imposed by law, rule, or regulation of any public authority, whether federal, state or local, and whether civil or military; act of any military authority or international terrorist group; interruption of transportation, communication, or transmission facilities; or any other cause that is beyond the reasonable control of such Party and that, by the exercise of reasonable diligence, such Party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such Party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

K.  Material Compliance Provision

The Parties represent that, to the best of their knowledge, they are in substantial compliance with all state and federal laws material to the business reinsured under this Agreement. In the event that either Party is found to be noncompliant with any law material to this Agreement, this Agreement will remain in effect and the non-compliant Party will indemnify the other Party for any direct loss that Party suffers as a result of the noncompliance and, to the extent practicable, will remedy the noncompliance as soon as possible.

L.  Representations and Warranties and Good Faith

The Parties have entered into this Agreement in reliance upon mutual representations and warranties.

Each Party represents to the other that, as of the Effective Date of this Agreement, it was solvent on a statutory basis in all states in which it is licensed to transact business.

The Ceding Company represents and warrants to the Reinsurer that it provided the Reinsurer with a request for proposal and supporting materials associated therewith on or about January 21, 2008 (the "Request for Proposal") and acknowledges that the Reinsurer has relied on these documents and such representations as well as the Reinsurer's expertise, knowledge, and experience in the life insurance and life reinsurance industries, in its decision to enter into this Agreement.

The Ceding Company represents, to the best of its knowledge, as of the date it executed this Agreement that:

1.  it was not aware of any errors in the Request for Proposal;

2. any assumptions made in compiling the Request for Proposal were based upon informed judgment and were consistent with sound actuarial principles;

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3.  all factual information contained in the Request for Proposal was correct, complete, and accurate in all material respects;

4. the underwriting, administration and claims practices it employed were consistent with those of a prudent life insurance company.

In addition, the Parties agree that the principles of good faith traditional to life reinsurance shall be adhered to in the performance of this Agreement, in the underwriting and administration of the business reinsured hereunder, and in their dealing with each other. Pursuant to such principles, the Ceding Company shall inform the Reinsurer in writing of any material changes in its underwriting practices and guidelines, administration and/or claims practices for the Reinsurer's consideration and written approval. In addition, the Ceding Company shall inform the Reinsurer of any changes in its pricing information which would, in a prudent actuary's opinion, change the risk characteristics of the business reinsured hereunder (e.g., changes that would affect the distribution by risk categories) for the Reinsurer's consideration and written approval.

If the Reinsurer does not consent to any such changes in writing, the Reinsurer reserves the right to decline reinsurance coverage on such policies and/or negotiate a corresponding adjustment of the reinsurance terms and conditions for the risks reinsured hereunder.

M.  Expenses

The Ceding Company shall pay the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance reinsured under this Agreement.

N.  Taxes

The Reinsurer will not reimburse the Company for premium taxes or other insurance-related taxes paid on business reinsured under this Agreement.

O.  Inspection of Records

Each Party or its authorized representatives will have the right, at any reasonable time and upon reasonable advance notice to inspect the other Party's documents and records that relate to this Agreement and the business that is the subject matter of this Agreement. The Ceding Company's right of inspection shall be limited to the Reinsurer's underwriting papers, claims or administration files related to the business reinsured under this Agreement.

Each Party will cooperate with and facilitate any such inspection, including providing a reasonable workspace to conduct the inspection. Upon the request of the inspecting Party, the other Party will make available such officers and employees as the inspecting Party may reasonably request to provide information relating to the business reinsured under this Agreement.

All expenses of conducting the inspection will be the sole responsibility of the inspecting Party.

This Section will survive the termination of this Agreement.

P.  Short-Term Interest

For certain payments as specified in this Agreement that are due from one Party to the other Party, the Party owed has the right to charge the other Party interest on those payments. If that right is exercised, such interest will be computed, from the date the payment is due to the date

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payment is made, using the short-term interest method.

Interest under the short-term interest method will accrue at an effective annual rate set equal to the lesser of (i) a rate equal to the sum of 175 basis points (1.75%) plus the annualized Three Month London Interbank Offering Rate (LIBOR) published in the Wall Street Journal (or, if not available, a comparable publication agreed upon by the Parties) on the due date of the payment, if the due date is a business day, or if not, on the first business day following the due date, or (ii) the maximum annual rate allowed by law for this purpose in the governing-law state specified above in Section G.

The effective annual interest rate to be used under the short-term interest method for a payment due will be reset every three months after such due date, as necessary, if the payment accrues interest for a period longer than three months. If multiple payments are accruing interest under one computation, then the rate will be reset every three months after the due date of the earliest such payment, and the reset rate for each successive period shall apply to accrue interest on all such payments accrued during such period.

Q.  OFAC

It is the intention of the Parties to comply with all laws, statutes, regulations, and rules applicable to the business reinsured under this Agreement, including, but not limited to, the requirements of the United States Department of the Treasury's Office of Foreign Asset Control ("OFAC").

For the purposes of this Agreement, a "Prohibited Person" is a Specially Designated National and Blocked Person as defined by OFAC and a "Sanctioned Country" is collectively a department, agency, branch, instrumentality, government-owned entity or representative of the government of a sanctioned or an embargoed country as identified by OFAC.

Should either Party discover, or otherwise become aware, that a policy, which is reinsured under this Agreement, insures, is owned by, or in is any way controlled by a Prohibited Person or has been made in violation of the laws, the Party who first becomes aware of the violation will notify the other Party and the Parties will cooperate in order to take all necessary corrective actions.

Such reinsurance cession will be null, void, and of no effect from its inception, to the same extent as if the policy had never been ceded. In such event, each Party will be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

R.  Changes in Retention Limit

If the Ceding Company changes its maximum Retention Limit as shown in Exhibit II, it shall provide the Reinsurer with written notice of the intended change thirty (30) days in advance of the effective date. The CCARet%, as shown in Schedule B, will remain unchanged for new and inforce business, unless mutually agreed.

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                                 ARTICLE XXIII

                           NOTICES AND COMMUNICATIONS

A.  Material Communications

For the purpose of this Agreement, "Material Communications" shall be defined as those communications that are associated with material breach of this Agreement, termination or recapture of this Agreement, the resolution of disputes by arbitration, negotiation or court proceedings under this Agreement, a change in or loss of the Reinsurer's licensing or accreditation, and/or confidentiality and compliance provisions set forth in this Agreement.

All material communications will be addressed as follows:

If to the Ceding Company:               If to the Reinsurer:

Individual Life Director of             Reinsurance, S-6
Reinsurance
Hartford Life Insurance Companies       The Canada Life Assurance Company
200 Hopmeadow Street                    330 University Avenue
Simsbury, CT 06089                      Toronto, ON M5G 1R8
Facsimile: (860) 843-5860               (416) 343-8488

Copies (which shall not constitute      Copies (which shall not constitute
notice) to:                             notice) to:

Corporate Reinsurance                   Reinsurance Treaty Department, S-6
Hartford Life Insurance Companies       The Canada Life Assurance Company
200 Hopmeadow Street                    330 University Avenue
Simsbury, CT 06089                      Toronto, ON M5G 1R8
Facsimile: (860) 843-5568               (416) 343-8488

Reinsurance Counsel                     Reinsurance Legal Counsel, S-6
Hartford Life Insurance Companies       The Canada Life Assurance Company
200 Hopmeadow Street                    330 University Avenue
Simsbury, CT 06089                      Toronto, ON M5G 1R8
Facsimile: (860) 843-8665               (416) 343-2519

or such other address or facsimile number as one Party may provide to the other Party by routine communication given as described under Section B. The foregoing shall not preclude the effectiveness of actual written notice given to a Party at any address or by any means.

B.  Other Communications

All other communications will be sent to the contact either (a) provided by the receiving party, or (b) identified in the course of routine administration of this Agreement.

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C.  Notices

All notices with regard to this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date when delivered personally; (ii) on the date sent by facsimile transmission or electronic mail with proof of delivery; or (iii) on the earlier of the date received and the date three (3) business days after any such notice was sent by nationally recognized courier or by first-class U.S. mail, postage prepaid, return receipt requested.

                                   EXECUTION

In witness whereof, the Parties have, by their duly authorized representatives, executed this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constituted one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008:

THE CANADA LIFE ASSURANCE COMPANY

By:      /s/ Monica Hainer               By:      /s/ Jean-Francois Poulin
         ------------------------------           ------------------------------
Name:    Monica Hainer, FSA, FCIA, MAAA  Name:    Jean-Francois Poulin
Title:   Senior Vice President Life      Title:   Senior Vice President, Life
         Reinsurance                              Reinsurance
Date:    December 23/10                  Date:    December 28, 2010

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Richard Smolinski           Attest:  /s/ Michael J. Roscoe
         ------------------------------           ------------------------------
Name:    Richard Smolinski               Name:    Michael J. Roscoe
Title:   Assistant Vice President and    Title:   Senior Vice President and
         Actuary                                  Actuary
Date:    12/22/2010                      Date:    12/22/2010

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                                 NAR         BASE POLICY
BASE POLICY                                             VALUATION MORTALITY TABLE(S)            TYPE*     ELIGIBILITY DATE**
----------------------------------------------------------------------------------------------------------------------------
Stag UL                                          1980 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Hartford Bicentennial UL Founders                2001 CSO M/F S/NS Ultimate ANB                   A             10/01/2008
Hartford UL CV                                   1980 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Stag Wall Street VUL                             1980 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Stag Protector II VUL                            1980 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Hartford Leaders VUL Legacy                      2001 CSO M/F Composite Ultimate ANB              A             10/01/2008
Stag Accumulator II VUL                          1980 CSO M/F Unismoke Ultimate ALB               A             10/01/2008
Hartford Leaders VUL Liberty (a)                 1980 CSO M/F Unismoke Ultimate ANB               A             10/01/2008
Hartford Leaders VUL Liberty (b)                 2001 CSO M/F Composite Ultimate ANB              A             10/01/2008
Life Solutions II UL (a)                         1980 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Life Solutions II UL (b)                         2001 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Hartford Advanced Universal Life                 2001 CSO M/F S/NS Ultimate ALB                   B             10/01/2008
Hartford Bicentennial UL Freedom (a)             2001 CSO M/F S/NS Ultimate ANB                   B             10/01/2008
Hartford Bicentennial UL Freedom (b)             2001 CSO M/F S/NS Ultimate ANB                   A             07/01/2010
Hartford Quantum II VUL (a)                      2001 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Hartford Quantum II VUL (b)                      2001 CSO M/F S/NS Ultimate ANB                   A             10/01/2008
Hartford ExtraOrdinary Whole Life (a)            2001 CSO M/F S/NS Ultimate ALB                   A             10/01/2008
Hartford ExtraOrdinary Whole Life (b)            2001 CSO M/F S/NS Ultimate ANB                   A             10/01/2008
Hartford Bicentennial UL Founders II             2001 CSO M/F S/NS Ultimate ANB                   A             03/05/2010
Hartford Bicentennial UL Founders II
Extended Value Option                            2001 CSO M/F S/NS Ultimate ANB                   A             03/05/2010
Hartford Frontier Indexed UL                     2001 CSO M/F S/NS Ultimate ANB                   A             09/07/2010
Hartford Frontier Indexed UL
Extended Value Option                            2001 CSO M/F S/NS Ultimate ANB                   A             09/07/2010

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDERS PROVIDING DEATH BENEFITS
THAT ARE ELIGIBLE FOR REINSURANCE                     RIDER ELIGIBILITY DATE**
--------------------------------------------------------------------------------
Primary Term Insured Rider                                   10/01/2008
Other Covered Insured Term Life Rider                        10/01/2008
Cost of Living Adjustment (COLA) Rider                       10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE             RIDER ELIGIBILITY DATE**
--------------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                         10/01/2008
Accelerated Benefit Rider (ABR)                              10/01/2008
LifeAccess Accelerated Benefit Rider (LAABR)                 10/01/2008
Policy Continuation Rider                                    10/01/2008
Policy Protection Rider (PPR)                                10/01/2008
Enhanced No Lapse Guarantee Rider                            10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)   RIDER ELIGIBILITY DATE**
----------------------------------------------------------------------------------
Lifetime No Lapse Guarantee Rider                      10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider   10/01/2008
Paid-Up Life Insurance Rider                           10/01/2008
Conversion Option Rider                                10/01/2008
Overloan Protection Rider                              10/01/2008
Waiver of Specified Amount (WSA) Rider                 10/01/2008
Waiver of Monthly Deductions (WMD) Rider               10/01/2008
Children's Life Insurance Rider                        10/01/2008
Foreign Travel Exclusion Rider                         10/01/2008
Estate Tax Repeal Benefit Rider                        10/01/2008
Modified Surrender Value Rider                         10/01/2008
Cash Surrender Value Endorsement                       10/01/2008
Automatic Premium Payment Rider                        10/01/2008
Additional Premium Rider                               10/01/2008
Qualified Plan Rider                                   10/01/2008
Owner Designated Settlement Option Rider               03/05/2010

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. During and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: This rider indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option. This rider allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                                        NAR       BASE POLICY
BASE POLICY                                                        VALUATION MORTALITY TABLE(S)        TYPE*   ELIGIBILITY DATE**
---------------------------------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy                             2001 CSO M/F S/NS Ultimate ALB          A        10/01/2008
Hartford Leaders VUL Joint Legacy II                          2001 CSO M/F S/NS Ultimate ANB          A        10/01/2008
Hartford Advanced Last Survivor UL                            2001 CSO M/F S/NS Ultimate ALB          B        10/01/2008
Hartford Bicentennial UL Joint Freedom                        2001 CSO M/F S/NS Ultimate ALB          B        10/01/2008
Hartford Bicentennial UL Joint Freedom II(a)                  2001 CSO M/F S/NS Ultimate ANB          B        10/01/2008
Hartford Bicentennial UL Joint Freedom II(b)                  2001 CSO M/F S/NS Ultimate ANB          A        07/01/2010

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

RIDERS PROVIDING DEATH BENEFITS
THAT ARE ELIGIBLE FOR REINSURANCE                     RIDER ELIGIBILITY DATE**
--------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                      10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE             RIDER ELIGIBILITY DATE**
--------------------------------------------------------------------------------
LS Exchange Option Rider                                     10/01/2008
Policy Protection Rider                                      10/01/2008
Estate Tax Repeal Rider                                      10/01/2008
Foreign Travel Exclusion Rider                               10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB)               10/01/2008
Rider
Paid-Up Life Insurance Rider                                 10/01/2008
Owner Designated Settlement Option Rider                     03/05/2010

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: This rider will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option. Same as Single Life rider.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

FACULTATIVE REINSURANCE: The Reinsurer will reinsure X% (as determined at issue) of the Total Net Amount at Risk for the risk.

TOTAL ALLOCATION LIMIT (TAL): As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Working Reserve = (i) x (ii) / (iii), and

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

MINIMUM AUTOMATIC REINSURANCE CESSION:

MINIMUM FACULTATIVE REINSURANCE CESSION:

LEAD REINSURER: Swiss Re Life & Health America Inc.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

The Ceding Company's Foreign National business shall be automatically reinsured under the terms of this Agreement, if it meets all the requirements for Automatic Reinsurance in Section III.A, with the following differences.

TYPE OF REINSURANCE
Risks qualifying under this program will be reinsured on a first-dollar quota share basis.

CEDING COMPANY'S RETENTION [Redacted]

FOREIGN NATIONAL REINSURANCE POOL SHARE [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES CEDING COMPANY'S RETENTION): [Redacted]

JUMBO LIMIT: [Redacted]

TOTAL ALLOCATION LIMIT: [Redacted]

ADDITIONAL PLAN, AMOUNT, AND PAYMENT REQUIREMENTS

1. Permanent life policies only. Term coverage may be considered, but only in the form of a rider included on a permanent base policy. Last survivor coverage is excluded from this program.

2. Other than term riders referenced in Paragraph 1, above, no supplemental benefit coverage, such as accidental death or waiver of premium, will be allowed.

3.  The minimum face amount is as follows: [Redacted]

4. Annual premium or Check-O-Matic premium mode only. The minimum annual premium is the annual premium to endow. If Check-O-Matic is the premium mode, it must be arranged with a U.S. Bank.

5. Premiums must be paid in U.S. currency and must be billed to a residence or bank in the U.S.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

ADDITIONAL UNDERWRITING AND RISK CLASS GUIDELINES

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

The Ceding Company has several special underwriting programs. The majority of these programs are contained within the Underwriting Brochure entitled "Life insurance underwriting that opens doors and closes cases", form LCM-05-418-1-09. Another program, Life Express, effective October 26, 2009, is documented in a LifeTIMES Bulletin dated October 30, 2009. Both of these publications have been shared in advance of the execution of this Agreement with the Reinsurer. The Ceding Company has two additional special underwriting programs not listed in the Underwriting Brochure, the "Benny Program" and the "Director's Charitable Award Program", which are listed below.

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- FOR LAST SURVIVOR PLANS ONLY

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- CONTINUED

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

UNDERWRITING MANUALS

The Swiss Re Underwriting Guideline and our internal changes, both of which are documented in our InfoBase data system, are the primary reference sources we currently use when arriving at medical offers on cases. Final decisions are based on all aspects of the case, and at times may differ from the guidelines in these manuals. They may also differ in situations where our Medical Department has published guidelines that suggest other ways to underwrite or view an impairment or test result. Other than the information published by our Medical Department, however, all variances from our underwriting manuals or department guidelines should be completely documented in the underwriting file. Financial and other non-medical underwriting guidelines can be found in the InfoBase training and documentation system.

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

             UNDERWRITING REQUIREMENTS -- STANDARD PERMANENT PLANS

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

         UNDERWRITING REQUIREMENTS -- STANDARD PERMANENT PLANS (CONT'D)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

               UNDERWRITING REQUIREMENTS -- STAG WALL STREET VUL

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

           UNDERWRITING REQUIREMENTS -- STAG WALL STREET VUL (CONT'D)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

        UNDERWRITING REQUIREMENTS -- MIDDLE AMERICA (LIFE SOLUTIONS II)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

    UNDERWRITING REQUIREMENTS -- MIDDLE AMERICA (LIFE SOLUTIONS II) (CONT'D)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

           PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE MAY
                                    24, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

  PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE
                                AUGUST 20, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   SCHEDULE F
             POLICIES ELIGIBLE FOR REINSURANCE UNDER THIS AGREEMENT
                           Effective October 1, 2008

The following categories of policies are eligible for reinsurance under this
Agreement:

CATEGORY #                                                 CATEGORY DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------
1             Policies issued on or after March 1, 2009
2             Policies issued from the Effective Date of this Agreement through February 28, 2009 that were eligible for automatic reinsurance under one of the following Ceding Company reinsurance pools:
                  (i)   Single Life Excess Pool effective November 1, 2002;
                  (ii)  Advanced UL Pool effective September 1, 2004;
                  (iii) Last Survivor Excess Pool effective January 1, 2002; and
                  (iv)  Advanced Last Survivor UL Pool effective January 1, 2005, but that were fully retained by the Ceding Company at the time of processing (see Note below).
              Notwithstanding the foregoing, fully retained policies issued during this period in which the insured has a subsequent policy that is partially or fully ceded to another pool (including the Hartford Term Pool effective
              April 10, 2006) will not be eligible for reinsurance under this Agreement.
              Note: The Ceding Company completed the processing of Category 2 business in July 2009. At the time of processing, the Ceding Company paid the Reinsurer Reinsurance Premiums for all policies in Category 2 back to each policy's effective date.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [
(i) + (ii) ] / 12, where:

(i) equals the Yearly Renewable Term (YRT) Reinsurance Premium for the coverage (as defined below); and

(ii) equals the Annual Flat Extra Reinsurance Premium (as defined below) for the coverage, where the sum of [ (i) + (ii) ] shall not exceed the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders.

YEARLY RENEWABLE TERM (YRT) REINSURANCE PREMIUM

The YRT Reinsurance Premium for each coverage shall equal (i) x (ii) x (iii) / 1,000, where:

(i)  equals [ (a) x (b) ], (the "Base YRT Reinsurance Premium Rate") where:

       (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

       (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

(ii) equals the applicable Substandard Table Percentage, specified in Exhibit V, for the risk; and

(iii) equals the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM

The Annual Flat Extra Reinsurance Premium for each coverage equals {(i) x [ 1 --
(ii) ] x [(iii) / 1,000]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage;

(ii)  equals the Flat Extra Allowance Percentage, specified below; and

(iii) equals the Reinsured Net Amount At Risk for such coverage, defined in Schedule B.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [(i) x (ii) / 1,000] / 12, where:

(ii) equals the Reinsured Net Amount at Risk for the coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders. Reinsurance Premium for a single life rider attached to a last survivor policy shall be determined in accordance with the Reinsurance Premium calculations for single life plans of insurance.

YRT REINSURANCE PREMIUM RATE PER 1,000*

The YRT Reinsurance Premium Rate per 1,000 for each life for each coverage shall equal (i) x (ii) + (iii), but in no event more than 1,000, where:

(i)  equals the quantity [ (a) x (b) ], where:

       (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

       (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

(ii) equals the applicable Substandard Table Percentage, specified in Exhibit V, for the risk; and

(iii) equals the Annual Flat Extra Reinsurance Premium per 1,000, as defined below.

* For purposes of determining the YRT Reinsurance Premium Rate per 1,000, a life deemed uninsurable will be treated as Table P for 20 years with a $250 flat extra for 10 years.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM PER 1,000

The Annual Flat Extra Reinsurance Premium per 1,000 for each coverage equals {(i) x [ 1 -- (ii)]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage; and

(ii)  equals the Flat Extra Allowance Percentage, specified below.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE OCTOBER 1, 2008

              FOR SINGLE LIFE AND LAST SURVIVOR PLANS OF INSURANCE
                                      AND
                   FOR AUTOMATIC AND FACULTATIVE REINSURANCE

Annual Rates per $1,000 of Reinsured Net Amount at Risk are provided in the following attached tables of Exhibit III. They are provided on a Select & Ultimate basis and vary by:

1. Age basis (Age Nearest Birthday or Age Last Birthday), to align with the Valuation Mortality Table for the Plan of Insurance;

2.  Gender (Male, Female); and

3.  Rate class --

       a.   Preferred Plus Non-Nicotine (PPNN);

       b.  Preferred Non-Nicotine (PNN);

       c.   Standard Non-Nicotine (SNN);

       d.  Preferred Nicotine (PN); and

       e.   Standard Nicotine (SN).

For Life Solutions II UL plans, Annual Rates per $1,000 of Reinsured Net Amount at Risk will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

All risks insured by the Ceding Company on a Unisex basis will be reinsured using gender-specific rates.

Note: If the Annual Rates per $1,000 or YRT Reinsurance Rate Factors shown in
Exhibit IV of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE OCTOBER 1, 2008
                                  [ILLEGIBLE]

                                   [Redacted]

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSF for gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT V
                         SUBSTANDARD TABLE PERCENTAGES
                           EFFECTIVE OCTOBER 1, 2008

SUBSTANDARD TABLE PERCENTAGES (SEE EXHIBIT I FOR USAGE)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

            [LOGO]              HARTFORD LIFE INSURANCE COMPANY
         THE HARTFORD           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164 - 0271

                         TEMPORARY INSURANCE AGREEMENT

Proposed Primary Insured: Name:                       Date of Birth:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. THIS AGREEMENT DOES NOT PROVIDE INSURANCE COVERAGE FOR ANY OTHER PROPOSED INSUREDS, INCLUDING BUT NOT LIMITED TO, OTHER PROPOSED INSUREDS UNDER TERM INSURANCE RIDERS AND CHILD RIDERS.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                          HOME OFFICE COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (Continued)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

        Yes         No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

        Yes         No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

- The answers provided above are complete and true to the best of his/her knowledge and belief.

- If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $             has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         Date:
     -----------------------------------          ------------------------------
     Agent Signature

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                          HOME OFFICE COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

            [LOGO]              HARTFORD LIFE INSURANCE COMPANY
         THE HARTFORD           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164 - 0271

                         TEMPORARY INSURANCE AGREEMENT

PROPOSED PRIMARY INSURED: NAME:             DATE OF BIRTH:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. THIS AGREEMENT DOES NOT PROVIDE INSURANCE COVERAGE FOR ANY OTHER PROPOSED INSUREDS, INCLUDING BUT NOT LIMITED TO, OTHER PROPOSED INSUREDS UNDER TERM INSURANCE RIDERS AND CHILD RIDERS.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                            OWNER'S COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (CONTINUED)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

            Yes             No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

            Yes             No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

- The answers provided above are complete and true to the best of his/her knowledge and belief.

- If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $            has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         Date:
     -----------------------------------          ------------------------------
     Agent Signature

                                  OWNER'S COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                            REPORT                        ACCOUNTING PERIOD                 DUE DATE
----------------------------------------------------------------------------------------------------------------
1.       New Business*                                         Monthly           30th day after month end
         (New issues only -- first time policy
         reported to the Reinsurer)
2.       Renewal Business*                                     Monthly           30th day after month end
         (Policies with renewal dates within the
         Accounting Period)
3.       Changes & Terminations*                               Monthly           30th day after month end
         (includes conversions, replacements
         reinstatements, increases, decreases,
         recaptures, lapses, claims, etc.)
4.       Inforce List                                          Monthly           30th day after month end
         (Listing of each policy in force)
5.       Statutory Reserves                                   Quarterly          30th day after quarter end
6.       Policy Exhibit                                        Monthly           30th day after month end

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided, the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLAIC and Canada Life

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company                      Identifies the Ceding Company
Policy                       Policy number which is part of the policy key
Coverage/rider               Coverage number which is part of the policy
                             key. This number is used to identify specific
                             policy coverage.
Cession ID                   This field contains the number assigned to this
                             cession by the Reinsurer
Transaction Sequence         This field indicates the transaction record(s)
                             created during the month.
Line of Business             This field indicates the line of business the
                             policy falls under.
Reinsurance Company          Two character reinsurance company ID code that
                             identifies the Reinsurer.
Reporting Company            Identifies the company used for reporting
                             purposes. Will be the same as the Reinsurance
                             Company.
Transaction Type             Identifies the type of transaction being
                             reported on the Transaction extract.
Transaction Count            This field is used on the Transaction extract
                             to identify the addition or termination of a
                             cession.
Reinsurance From Date        This field contains the beginning date of the
                             period covered by this record. The premiums on
                             the Transaction record cover the period
                             beginning with the From Date through the To
                             Date.
Reinsurance To Date          This field contains the end date of the period
                             covered by a record.
Date Reported                On the Transaction extract, this is the month
                             the transaction was reported.
Mode                         Identifies the mode of reinsurance premium
                             payment.
Policy Duration              The duration at issue is 01.
Reinsurance Duration         Contains the reinsurance duration. It may
                             differ from the policy duration if the cession
                             is a continuation.
Cession Number               Hartford does not currently use. Defaults to
                             spaces.
Policy Date                  This field contains the effective date of the
                             policy.
Reinsurance Date             This field contains the effective date of the
                             reinsurance. For most cessions it is the same
                             as the policy date. For continuations, it
                             contains the effective date of the original
                             coverage.
Issue State                  This field contains a two-letter abbreviation
                             of the state or province of issue. Used to
                             determine unisex rates.
Resident State               This field contains a two-letter abbreviation
                             of the state or province of issue. Used to
                             compute premium tax reimbursement if
                             applicable.
Joint Type                   Identifies Joint business type

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
                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age                  Used for joint coverages using a joint equivalent age for rate searches.
Auto/Fac Indicator         Indicates whether the policy is ceded on an Automatic or
                           Facultative basis.
Death Benefit Option       This field contains the option chosen by the insured for death proceeds payment.
Participation code         This field indicates whether the business is Non Participating (N) or
                           Participating (P).
Issue Type                 Identifies how a cession was issued. (New business or
                           Continuation)
Underwriting Method        Identifies the type of underwriting used to issue the coverage.
Treaty Number              This field contains the TAI system treaty number
Reinsurance Type           This field is a one-character code that identifies the type of reinsurance. (Y = YRT, C = Coinsurance & M = Modco.)
Plan                       This field contains the coverage plan code.
Product code               This field contains the product type code.
Product code 1             For Joint Life policies, this field contains the product type code for
                           Insured 1.
Product code 2             For Joint Life policies, this field contains the product type code for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code              This field identifies the currency. (USD or CND if applicable)
Last Name -- 1             This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 1. (Maximum of 20 characters)
First Name -- 1            This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 1. (Maximum of 15 characters)
Middle Initial -- 1        This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 1. (1 character)
Client ID -- 1             This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 1. (Maximum of
                           20 characters)
Insured Status -- 1        This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for
                           Insured 1.
DOB -- 1                   This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 1.
Sex -- 1                   This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 1.
Pricing Sex -- 1           This field contains the sex used to compute premiums and
                           allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1                   This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.

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

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1                 This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for Insured 1.
Mortality -- 1             This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 1.
Mortality Duration -- 1    This field contains the duration of the insured's mortality rating. For
                           Joint Life policies, this field contains the duration of the mortality rating for Insured 1.
Temp Flat -- 1             This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for
                           Insured 1.
Temp Duration -- 1         This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for
                           Insured 1.
Perm Flat -- 1             This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for
                           Insured 1.
Perm Duration - 1          This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for
                           Insured 1.
Last Name -- 2             This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.) (Maximum of 20 characters)
First Name -- 2            This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.) (Maximum of 15 characters)
Middle Initial -- 2        This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (1 character)
Client ID -- 2             This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
Insured Status -- 2        This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
DOB -- 2                   This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.)
Sex -- 2                   This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.)

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
                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Pricing Sex -- 2           This field contains the sex used to compute premiums and allowances. For Joint Life policies, this field contains the pricing sex of Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.)
Age -- 2                   This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2. (If this is not a Joint
                           Life policy, this field will be blank.)
Class -- 2                 This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the
                           class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2             This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality Duration -- 2    This field contains the duration of the insured's mortality rating. For
                           Joint Life policies, this field contains the duration of the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Flat -- 2             This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Duration -- 2         This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Flat -- 2             This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Duration -- 2         This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life policies, this field contains the number of years that the flat extra rating is being charged for
                           Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Policy Face Amount         Indicates the face amount of the total policy.
Retained Amount            This field contains the amount retained on this policy coverage, not on the life.
Ceded Amount               This field contains the policy amount ceded to a specific reinsurer.
Net Amount at Risk         This field contains the reinsured net amount at risk (NAR) for a specific reinsurer.
Benefit Mortality          ADB or Waiver mortality.
Premium                    This field contains the reinsurance premium.
Allowance                  This field contains the reinsurance allowance.
Flat extra type            This field indicates whether there is a temporary flat extra (T) or a permanent flat extra (P) being charged.
Premium Tax                If premium tax is reimbursed, this field contains the tax amount.
Cash Value                 If applicable, this field is used to recover coinsured cash values from the Reinsurer.
Benefit                    If applicable, this field is used to recover benefits from the Reinsurer.

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

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend                   If applicable, this field contains the reinsurer's share of the direct dividend.
Policy Fee                 This field contains the reinsurance policy fee.
Continuation Original      This field indicates the ceding company on the original policy. (Used
Company                    for conversions only.)
Continuation Original      This field indicates the policy number for the original policy. (Used for
Policy
                           conversions only.)
Continuation Original      This field indicates the coverage/rider for the original policy. (Used
Coverage/Rider             for conversions only.)
Message                    An informational message may be manually added to a policy by the
                           Ceding Company.
Image switch               Hartford does not currently use. Defaults to spaces.
Policy Fee Allowance       This field contains the reinsurance policy fee allowance.
Location Code              Hartford does not currently use. Defaults to spaces.
Treaty Reference Number    Upon request, this field contains the Reinsurer's treaty number.
Claim                      Hartford does not currently use. Defaults to spaces.
Policy Status              This field identifies the status of the cession.
Policy Master Smoker -- 1  Policy smoker class on direct policy. For Joint Life policies, this field contains the policy master smoker class for Insured 1.
Policy Master Smoker -- 2  Policy smoker class on direct policy. For Joint Life policies, this field contains the policy master smoker class for Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.)
Policy Effective Date      This field contains the issue date of the reinsurance.
Policy Application Date    This field indicates the date the insured signed the application.
NAR Type                   This field indicates the method used in determining the Total Net
                           Amount at Risk (as defined in Schedule B).

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
                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                              POLICY EXHIBIT FILE*

Company                    Identifies the Ceding Company.
Policy                     Policy number which is part of the policy key.
Coverage/rider             Coverage number which is part of the policy key. This
                           number is used to identify a specific policy
                           coverage.
Cession ID                 This field contains the number assigned to this
                           cession by the Reinsurer.
Line of Business           This field indicates the line of business the policy
                           falls under.
Report Date                This is the month the transaction was reported.
Reinsurance Company        Two character reinsurance company ID code that
                           identifies the Reinsurer.
Reporting Company          Identifies the company used for reporting purposes.
                           Will be the same as the Reinsurance Company.
Treaty Number              This field contains the TAI system treaty number.
Transaction Type           Identifies the type of transaction being reported on
                           the Transaction extract.
Policy Count               Each New Business, Continuation & Reinstatement will
                           be assigned a count of 1, Terminations will be
                           assigned -1 and Renewals/NAR changes will be assigned
                           0.
Base Ceded Amount          This field contains the policy base amount ceded.
ADB ceded Amount           This field contains the policy ADB amount ceded.
Waiver Ceded Amount        This field contains the policy waiver amount ceded.
Net Amount at Risk         The reinsured net amount at risk (NAR).
Plan                       This field contains the coverage plan code.
Auto/Fac Indicator         Indicates whether the policy is ceded on an Automatic
                           or Facultative basis.
Reinsurance Type           This field is a one-character code that identifies
                           the type of reinsurance. (Y=YRT, C=Coinsurance &
                           M=Modco.)
Currency Code              This field identifies the currency. (USD or CND if
                           applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

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                                    111

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                                  RESERVE FILE

Company                    Identifies the Ceding Company
Policy                     Policy number which is part of the policy key
Coverage/rider             Coverage number which is part of the policy key. This
                           number is used to identify a specific policy
                           coverage.
Cession ID                 This field contains the number assigned to this
                           cession by the Reinsurer
Benefit Type               This field is the reserve type. 1 = Life, 2 = ADB, 3
                           = Waiver, 4 = Flat Extras, 5 = Substandard
Calc Method                Hartford's TAI Valuation Method 1 = Frasier Reserve +
                           1/2 cx, E = Coinsurance Reserve, H = Half Premium, L
                           = Factor FLX1, X = 1/2 cx
Reinsurance Company        Two character reinsurance company ID code that
                           identifies the Reinsurer.
Reporting Company          Identifies the company used for reporting purposes.
                           Will be the same as the Reinsurance Company.
Line of Business           This field indicates the line of business the policy
                           falls under. (L = Life)
Treaty Number              This field contains the TAI system treaty number
Plan                       This field contains the coverage plan code.
Auto/Fac Indicator         Indicates whether the policy is ceded on an Automatic
                           or Facultative basis.
Product code               This field contains the product type code.
Joint Type                 Identifies Joint business Type
Joint Method Switch        Identifies TAI Frasier method calculation
Mode                       Identifies the mode of reinsurance premium payment.
Cession Status             This field identifies the status of the cession.
Reinsurance Type           This field is a one-character code that identifies
                           the type of reinsurance.
Duration                   Contains the reinsurance duration. It may differ from
                           the policy duration if the cession is a continuation.
Participation code         This field indicates whether the business is Non
                           participating (N) or Participating (P).
Issue Date                 This field contains the effective date of the policy.
Reinsurance To Date        This field contains the end date of the period
                           covered by a record.
Policy Face Amount         Indicates the face amount of the total policy.
Ceded Amount               This field contains the policy amount ceded to a
                           specific reinsurer
Net Amount at Risk         This field contains the reinsured net amount at risk
                           (NAR) for as pecific reinsurer.
Premium                    This field contains the reinsurance premium.
Reserve Percent            Value appears on Coinsurance business only
Cession Count              Cession count only appears under Life (Base), not
                           benefits.
Age Basis                  Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1        This field indicates the insured's coverage status.
                           For Joint Life policies, this field indicates the insured's coverage status for Insured 1.

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
                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue age for
                      Insured 1.
Class -- 1            This field contains the company's rating of standard or
                      preferred and the smoker class. For Joint Life policies,
                      this field contains the class for Insured 1.
Sex -- 1              This field is used to identify the sex of the insured. For
                      Joint Life policies, this field contains the sex of
                      Insured 1.
Mortality -- 1        This field contains the insured's mortality rating. For
                      Joint Life policies, this field contains the mortality
                      rating for Insured 1.
Insured Status -- 2   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's
                      coverage status for Insured 2. (If this is not a Joint
                      Life policy, this field will be blank.)
Age -- 2              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue age for
                      Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2            This field contains the company's rating of standard or
                      preferred and the smoker class. For Joint Life policies,
                      this field contains the class for Insured 2. (If this is
                      not a Joint Life policy, this field will be blank.)
Sex -- 2              This field is used to identify the sex of the insured. For
                      Joint Life policies, this field contains the sex of
                      Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2        This field contains the insured's mortality rating. For
                      Joint Life policies, this field contains the mortality
                      rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Reserve               Statutory or Tax Reserve for each coverage.
Reserve Interest      This field identifies the Interest Rate used when
Rate                  calculating reserves.
Reserve Factor        Applicable Mortality Basis YRT Factor
Factor Pointer        TAI specific field to identify applicable mortality table
                      used when calculating reserves.
Attained Age          TAI specific field. Default is 1
Setback               TAI specific field. Default is zero
Class Switch          TAI specific field. Valuation Class (D = Distinct)
Curtate Switch        This field indicates whether reserves are on a curtate or
                      continuous basis.
Caption               Hartford's TAI Valuation Method
Error Code            Informational field used by Hartford -- Usually Blank
Reserve Class 1       This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 1.
Reserve Class 2       This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be
                      blank.)
Currency Code         This field identifies the currency. (USD or CND if
                      applicable)
Valuation Interest    TAI assigned field that is used to read applicable
Pointer               interest rates when calculating 1/2cx reserves.
NAR Type              This field indicates the method used in determining the
                      Total Net Amount at Risk (as defined in Schedule B).

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
                                  AMENDMENT 1
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

          AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM REINSURANCE
                           AGREEMENT FOR EXCESS RISKS

                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer (collectively, the "Parties") agree that the Agreement was implemented using YRT Reinsurance Rate Factors ("Factors") which proved to be incorrect; and

WHEREAS, the Parties have agreed to incorporate revised Factors as shown in the attached Exhibit IV as of October 1, 2008, with the revised Factors being implemented as follows:

(a) For billing transactions appearing in the November 2010 reinsurance billing statement and thereafter, the Ceding Company will apply the revised Factors; and

(b) For billing transactions reported to the Reinsurer prior to the November 2010 reinsurance billing statement, the Ceding Company shall remit to the Reinsurer a one-time payment in the amount of [Redacted], no later than January 31, 2011, to correct the discrepancy which resulted from the Ceding Company's application of the initial Factors; and

WHEREAS, the Parties acknowledge that the [Redacted] payment represents an aggregate correction for the following agreements, all effective October 1, 2008:

(a) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company;

(b) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company;

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Amendment 1 -- Effective 10/01/2008

(c) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company; and

(d) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company; and

WHEREAS, the Parties agree that this payment shall represent a full and final settlement regarding this matter; and

WHEREAS, the Parties acknowledge that the Ceding Company will not alter its administrative systems to reflect this recalculation of premium prior to the November 2010 reinsurance billing and that this may result in a discrepancy if an audit of the business reinsured is conducted.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.  The above recitals are true and accurate and are incorporated herein.

2. Exhibit IV is deleted in its entirety and replaced with the attached Exhibit IV.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Parties have, by their respective officers, executed this Amendment in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer                   Name:   Jean-Francois Poulin
Title:  Senior Vice President, Life Re  Title:  Senior Vice President, Life Re
Date:   December 23/10                  Date:   December 28, 2010

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Richard Smolinski           Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Richard Smolinski, FSA, MAAA    Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and    Title:  Senior Vice President
        Actuary Individual Life                 Individual Life Product
        Product Management                      Management
Date:   10/22/2010                      Date:   12/22/2010

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Amendment 1 -- Effective 10/01/2008

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                      CORRECTED EFFECTIVE OCTOBER 1, 2008

             YRT REINSURANCE RATE FACTORS (SEE EXHIBIT I FOR USAGE)

For Automatic Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount not exceeding

For Facultative Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount not exceeding [Redacted] per life.

For Automatic Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount exceeding

For Facultative Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount exceeding [Redacted] per life

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Amendment 1 -- Effective 10/01/2008

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSF for gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

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Amendment 1 -- Effective 10/01/2008

                                  AMENDMENT 2
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to clarify the administrative implications of the Reinsurer's liability for riders or policy features that accelerate the death benefit; and

WHEREAS, the Ceding Company and the Reinsurer wish to reaffirm the basis for the minimum amount for a facultative reinsurance application; and

WHEREAS, the Ceding Company and the Reinsurer wish to replace Exhibit VII to reflect updated definitions.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

1.  The above recitals are true and accurate and are incorporated herein.

2. Section IV.E is hereby deleted in its entirety and replaced with the following Section IV.E:

E. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement. Notwithstanding the foregoing, if the Ceding Company's liability on a risk terminates as a result of acceleration in accordance with a Rider, the Reinsurer's liability on such risk will terminate following the death of the insured and the Reinsurer's payment to the Ceding Company of its share of the death benefit on such risk.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

3. Section X.D. is hereby deleted in its entirety and replaced with the following Section X.D:

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

Notwithstanding the foregoing, if a policy is deemed to have terminated as a result of full acceleration of the death benefit, the corresponding reinsurance on the policy will continue as specified in Section IV.E.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

4. Schedule B is hereby deleted in its entirety and replaced with the attached, revised Schedule B.

5. Exhibit VII is hereby deleted in its entirety and replaced with the attached, revised Exhibit VII.

6. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:       /s/ Monica Hainer            By:       /s/ Jean-Francois Poulin
          ---------------------------            ---------------------------
Name:     Monica Hainer, FSA, FCIA,    Name:     Jean-Francois Poulin, FSA,
          MAAA                                   FCIA
Title:    Senior Vice-President Life   Title:    Senior Vice President Life
          Reinsurance                            Reinsurance
Date:     October 27, 2011             Date:     October 28, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:       /s/ Paul Fischer             Attest:   /s/ Michael Roscoe
          ---------------------------            ---------------------------
Name:     Paul Fischer, FSA, MAAA      Name:     Michael Roscoe, FSA, MAAA
Title:    Assistant Vice President     Title:    Senior Vice President
          and Actuary Individual Life            Individual Life Product
          Product Management                     Management
Date:     Nov 29, 2011                 Date:     12/2/11

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

FACULTATIVE REINSURANCE: he Reinsurer will reinsure X% (as determined at issue) of the Total Net Amount at Risk for the risk.

TOTAL ALLOCATION LIMIT (TAL):  As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL):  As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR):  As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET):  As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT):  As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Working Reserve = (i) x (ii) / (iii), and

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

*In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM AUTOMATIC REINSURANCE CESSION: [Redacted]

MINIMUM FACULTATIVE REINSURANCE APPLICATION: [Redacted]

LEAD REINSURER: Swiss Re Life & Health America Inc.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

       REPORT                                                ACCOUNTING PERIOD           DUE DATE
----------------------------------------------------------------------------------------------------------
1.     New Business* (New issues only -- first time policy   Monthly             30th day after month end
       reported to the Reinsurer)
2.     Renewal Business* (Policies with renewal dates        Monthly             30th day after month end
       within the Accounting Period)
3.     Changes & Terminations* (includes conversions,        Monthly             30th day after month end
       replacements reinstatements, increases, decreases,
       recaptures, lapses, claims, etc.)
4.     Inforce List (Listing of each policy in force)        Monthly             30th day after month end
5.     Statutory Reserves                                    Quarterly           30th day after quarter
                                                                                 end
6.     Policy Exhibit                                        Monthly             30th day after month end

------------

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company                   Identifies the Ceding Company
Policy                    Policy number which is part of the policy key
Coverage/rider            Coverage number which is part of the policy key.
                          This number is used to identify specific policy
                          coverage.
Cession ID                This field contains the number assigned to this
                          cession by the Reinsurer
Transaction Sequence      This field indicates the transaction record(s)
                          created during the month.
Line of Business          This field indicates the line of business the
                          policy falls under.
Reinsurance Company       Two character reinsurance company ID code that
                          identifies the Reinsurer.
Reporting Company         Identifies the company used for reporting
                          purposes. Will be the same as the Reinsurance
                          Company.
Transaction Type          Identifies the type of transaction being reported
                          on the Transaction extract.
Transaction Count         This field is used on the Transaction extract to
                          identify the addition or termination of a cession.
Reinsurance From Date     This field contains the beginning date of the
                          period covered by this record. The premiums on the
                          Transaction record cover the period beginning with
                          the From Date through the To Date.
Reinsurance To Date       This field contains the end date of the period
                          covered by a record.
Date Reported             On the Transaction extract, this is the month the
                          transaction was reported.
Mode                      Identifies the mode of reinsurance premium
                          payment.
Policy Duration           The duration at issue is 01.
Reinsurance Duration      Contains the reinsurance duration. It may differ
                          from the policy duration if the cession is a
                          continuation.
Cession Number            Hartford does not currently use. Defaults to
                          spaces.
Policy Date               This field contains the effective date of the
                          policy.
Reinsurance Date          This field contains the effective date of the
                          reinsurance. For most cessions it is the same as
                          the Policy Date. For continuations, it contains
                          the effective date of the original coverage.
Issue State               This field contains a two-letter abbreviation of
                          the state or province of issue. Used to determine
                          unisex rates.
Resident State            This field contains a two-letter abbreviation of
                          the state or province of issue. Used to compute
                          premium tax reimbursement if applicable.
Joint Type                Identifies Joint business type

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age            Used for joint coverages using a joint equivalent age for
                     rate searches.
Auto/Fac Indicator   Indicates whether the policy is ceded on an Automatic or
                     Facultative basis.
Death Benefit        This field contains the option chosen by the insured for
Option               death proceeds payment.
Participation code   This field indicates whether the business is Non
                     Participating (N) or Participating (P).
Issue Type           Identifies how a cession was issued. (New business or
                     Continuation)
Underwriting Method  Identifies the type of underwriting used to issue the coverage.
Treaty Number        This field contains the TAI system treaty number
Reinsurance Type     This field is a one-character code that identifies the type of reinsurance. (Y=YRT, C=Coinsurance & M=Modco.)
Plan                 This field contains the coverage plan code.
Product code         This field contains the product type code.
Product code 1       For Joint Life policies, this field contains the product
                     type code for Insured 1.
Product code 2       For Joint Life policies, this field contains the product
                     type code for Insured 2. (If this is not a Joint Life
                     policy, this field will be blank.)
Currency Code        This field identifies the currency. (USD or CND if
                     applicable)
Last Name -- 1       This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 1.
                     (Maximum of 20 characters)
First Name -- 1      This field contains the insured's first name. For Joint
                     Life policies, this field contains the first name for
                     Insured 1. (Maximum of 15 characters)
Middle Initial -- 1  This field contains the insured's middle initial. For Joint
                     Life policies, this field contains the middle initial for
                     Insured 1. (1 character)
Client ID -- 1       This field contains the unique client ID for an insured
                     used to connect lives when calculating retention on a life.
                     For Joint Life policies, this field indicates the client ID for Insured 1. (Maximum of 20 characters)
Insured Status -- 1  This field indicates the insured's coverage status. For
                     Joint Life policies, this field indicates the insured's
                     coverage status for Insured 1.
DOB -- 1             This field contains the insured's date of birth. For Joint
                     Life policies, this field contains the date of birth for
                     Insured 1.
Sex -- 1             This field is used to identify the sex of the insured. For
                     Joint Life policies, this field contains the sex of Insured
                     1.
Pricing Sex -- 1     This field contains the sex used to compute premiums and
                     allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1             This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1           This field contains the company's rating of standard or
                     preferred and the smoker class. For Joint Life policies,
                     this field contains the class for Insured 1.
Mortality -- 1       This field contains the insured's mortality rating. For
                     Joint Life policies, this field contains the mortality
                     rating for Insured 1.
Mortality Duration   This field contains the duration of the insured's mortality
-- 1                 rating. For Joint Life policies, this field contains the
                     duration of the mortality rating for Insured 1.
Temp Flat -- 1       This field contains the temporary flat extra per 1000. For
                     Joint Life policies, this field contains the temporary flat extra per 1000 for Insured 1.
Temp Duration -- 1   This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life
                     policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Perm Flat -- 1       This field contains the permanent flat extra per 1000. For
                     Joint Life policies, this field contains the permanent flat extra per 1000 for Insured 1.
Perm Duration -- 1   This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life
                     policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Last Name -- 2       This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 2.
                     (If this is not a Joint Life policy, this field will be
                     blank.) (Maximum of 20 characters)
First Name -- 2      This field contains the insured's first name. For Joint
                     Life policies, this field contains the first name for
                     Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 15 characters)
Middle Initial -- 2  This field contains the insured's middle initial. For Joint
                     Life policies, this field contains the middle initial for
                     Insured 2. (If this is not a Joint Life policy, this field will be blank.) (1 character)
Client ID -- 2       This field contains the unique client ID for an insured
                     used to connect lives when calculating retention on a life.
                     For Joint Life policies, this field indicates the client ID for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
Insured Status -- 2  This field indicates the insured's coverage status. For
                     Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
DOB -- 2             This field contains the insured's date of birth. For Joint
                     Life policies, this field contains the date of birth for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2             This field is used to identify the sex of the insured. For
                     Joint Life policies, this field contains the sex of Insured
                     2. (If this is not a Joint Life policy, this field will be blank.)

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Pricing Sex -- 2     This field contains the sex used to compute premiums and
                     allowances. For Joint Life policies, this field contains
                     the pricing sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Age -- 2             This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2.
                     (If this is not a Joint Life policy, this field will be
                     blank.)
Class -- 2           This field contains the company's rating of standard or
                     preferred and the smoker class. For Joint Life policies,
                     this field contains the class for Insured 2. (If this is
                     not a Joint Life policy, this field will be blank.)
Mortality -- 2       This field contains the insured's mortality rating. For
                     Joint Life policies, this field contains the mortality
                     rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality Duration   This field contains the duration of the insured's mortality
-- 2                 rating. For Joint Life policies, this field contains the
                     duration of the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Flat -- 2       This field contains the temporary flat extra per 1000. For
                     Joint Life policies, this field contains the temporary flat extra per 1000 for Insured 2. (If this is not a Joint Life policy, this field will be blank)
Temp Duration -- 2   This field contains the number of years that the temporary flat extra rating is being charged. For Joint Life
                     policies, this field contains the number of years that the flat extra rating is being charged for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Flat -- 2       This field contains the permanent flat extra per 1000. For
                     Joint Life policies, this field contains the permanent fiat extra per 1000 for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Duration -- 2   This field contains the number of years that the permanent flat extra rating is being charged. For Joint Life
                     policies, this field contains the number of years that the flat extra rating is being charged for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Policy Face Amount   Indicates the face amount of the total policy.
Retained Amount      This field contains the amount retained on this policy
                     coverage, not on the life.
Ceded Amount         This field contains the policy amount ceded to a specific
                     reinsurer.
Net Amount at Risk   This field contains the reinsured net amount at risk (NAR)
                     for a specific reinsurer.
Benefit Mortality    ADB or Waiver mortality.
Premium              This field contains the reinsurance premium.
Allowance            This field contains the reinsurance allowance.
Flat extra type      This field indicates whether there is a temporary flat
                     extra (T) or a permanent flat extra (P) being charged.
Premium Tax          If premium tax is reimbursed, this field contains the tax
                     amount.
Cash Value           If applicable, this field is used to recover coinsured cash values from the Reinsurer.
Benefit              If applicable, this field is used to recover benefits from the Reinsurer.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend             If applicable, this field contains the reinsurer's share of the direct dividend.
Policy Fee           This field contains the reinsurance policy fee.
Continuation         This field indicates the ceding company on the original
Original Company     policy. (Used for conversions only.)
Continuation         This field indicates the policy number for the original
Original Policy      policy. (Used for conversions only.)
Continuation         This field indicates the coverage/rider for the original
Original             policy. (Used for conversions only.)
Coverage/Rider
Message              An informational message may be manually added to a policy by the Ceding Company.
Image switch         Hartford does not currently use. Defaults to spaces.
Policy Fee           This field contains the reinsurance policy fee allowance.
Allowance
Location Code        Hartford does not currently use. Defaults to spaces.
Treaty Reference     Upon request, this field contains the Reinsurer's treaty
Number               number.
Claim                Hartford does not currently use. Defaults to spaces.
Policy Status        This field identifies the status of the cession.
Policy Master        Policy smoker class on direct policy. For Joint Life
Smoker -- 1          policies, this field contains the policy master smoker
                     class for Insured 1.
Policy Master        Policy smoker class on direct policy. For Joint Life
Smoker -- 2          policies, this field contains the policy master smoker
                     class for Insured 2. (If this is not a Joint Life policy,
                     this field will be blank.)
Policy Effective     This field contains the issue date of the policy.
Date
Policy Application   This field indicates the date the insured signed the
Date                 application.
NAR Type             This field indicates the method used in determining the
                     Total Net Amount at Risk (as defined in Schedule B).

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           Effective October 1, 2008

                              POLICY EXHIBIT FILE*

Company                   Identifies the Ceding Company.
Policy                    Policy number which is part of the policy key.
Coverage/rider            Coverage number which is part of the policy key.
                          This number is used to identify a specific policy
                          coverage.
Cession ID                This field contains the number assigned to this
                          cession by the Reinsurer.
Line of Business          This field indicates the line of business the
                          policy falls under.
Report Date               This is the month the transaction was reported.
Reinsurance Company       Two character reinsurance company ID code that
                          identifies the Reinsurer.
Reporting Company         Identifies the company used for reporting
                          purposes. Will be the same as the Reinsurance
                          Company.
Treaty Number             This field contains the TAI system treaty number.
Transaction Type          Identifies the type of transaction being reported
                          on the Transaction extract.
Policy Count              Each New Business, Continuation & Reinstatement
                          will be assigned a count of 1, Terminations will
                          be assigned -1 and Renewals/NAR changes will be
                          assigned 0.
Base Ceded Amount         This field contains the policy base amount ceded.
ADB ceded Amount          This field contains the policy ADB amount ceded.
Waiver Ceded Amount       This field contains the policy waiver amount
                          ceded.
Net Amount at Risk        The reinsured net amount at risk (NAR).
Plan                      This field contains the coverage plan code.
Auto/Fac Indicator        Indicates whether the policy is ceded on an
                          Automatic or Facultative basis.
Reinsurance Type          This field is a one-character code that identifies
                          the type of reinsurance. (Y=YRT, C=Coinsurance &
                          M=Modco.)
Currency Code             This field identifies the currency. (USD or CND if
                          applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           Effective October 1, 2008

                                  RESERVE FILE

Company                   Identifies the Ceding Company
Policy                    Policy number which is part of the policy key
Coverage/rider            Coverage number which is part of the policy key.
                          This number is used to identify a specific policy
                          coverage.
Cession ID                This field contains the number assigned to this
                          cession by the Reinsurer
Benefit Type              This field is the reserve type. 1 = Life, 2=ADB,
                          3=Waiver, 4=Flat Extras, 5=Substandard
Calc Method               Hartford's TAI Valuation Method 1=Frasier Reserve
                          + 1/2 cx, E=Coinsurance Reserve, H=Half Premium,
                          L=Factor FLX1, X=1/2 cx
Reinsurance Company       Two character reinsurance company ID code that
                          identifies the Reinsurer.
Reporting Company         Identifies the company used for reporting
                          purposes. Will be the same as the Reinsurance
                          Company.
Line of Business          This field indicates the line of business the
                          policy falls under. (L=Life)
Treaty Number             This field contains the TAI system treaty number
Plan                      This field contains the coverage plan code.
Auto/Fac Indicator        Indicates whether the policy is ceded on an
                          Automatic or Facultative basis.
Product code              This field contains the product type code.
Joint Type                Identifies Joint business Type
Joint Method Switch       Identifies TAI Frasier method calculation
Mode                      Identifies the mode of reinsurance premium
                          payment.
Cession Status            This field identifies the status of the cession.
Reinsurance Type          This field is a one-character code that identifies
                          the type of reinsurance.
Duration                  Contains the reinsurance duration. It may differ
                          from the policy duration if the cession is a
                          continuation.
Participation code        This field indicates whether the business is Non
                          participating (N) or Participating (P).
Issue Date                This field contains the effective date of the
                          policy.
Reinsurance To Date       This field contains the end date of the period
                          covered by a record.
Policy Face Amount        Indicates the face amount of the total policy.
Ceded Amount              This field contains the policy amount ceded to a
                          specific reinsurer
Net Amount at Risk        This field contains the reinsured net amount at
                          risk (NAR) for a specific reinsurer.
Premium                   This field contains the reinsurance premium.
Reserve Percent           Value appears on Coinsurance business only
Cession Count             Cession count only appears under Life (Base), not
                          benefits.
Age Basis                 Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1       This field indicates the insured's coverage
                          status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1                  This field contains the insured's issue age. For
                          Joint Life policies, this field contains the issue
                          age for Insured 1.
Class -- 1                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 1.
Sex -- 1                  This field is used to identify the sex of the
                          insured. For Joint Life policies, this field
                          contains the sex of Insured 1.
Mortality -- 1            This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 1.
Insured Status -- 2       This field indicates the insured's coverage
                          status. For Joint Life policies, this field
                          indicates the insured's coverage status for
                          Insured 2. (If this is not a Joint Life policy,
                          this field will be blank.)
Age -- 2                  This field contains the insured's issue age. For
                          Joint Life policies, this field contains the issue
                          age for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Class -- 2                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Sex -- 2                  This field is used to identify the sex of the
                          insured. For Joint Life policies, this field
                          contains the sex of Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Morality -- 2             This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 2. (If
                          this is not a Joint Life policy, this field will
                          be blank.)
Reserve                   Statutory or Tax Reserve for each coverage.
Reserve Interest Rate     This field identifies the Interest Rate used when
                          calculating reserves.
Reserve Factor            Applicable Mortality Basis YRT Factor
Factor Pointer            TAI specific field to identify applicable
                          mortality table used when calculating reserves.
Attained Age              TAI specific field. Default is 1
Setback                   TAI specific field. Default is zero
Class Switch              TAI specific field. Valuation Class (D=Distinct)
Curtate Switch            This field indicates whether reserves are on a
                          curtate or continuous basis.
Caption                   Hartford's TAI Valuation Method
Error Code                Informational field used by Hartford -- Usually
                          Blank
Reserve Class 1           This field contains insured's smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 1.
Reserve Class 2           This field contains insured's smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Currency Code             This field identifies the currency. (USD or CND if
                          applicable)
Valuation Interest        TAI assigned field that is used to read applicable
Pointer                   interest rates when calculating 1/2 cx reserves.
NAR Type                  This field indicates the method used in
                          determining the Total Net Amount at Risk (as defined in Schedule B).

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  AMENDMENT 3
                           EFFECTIVE OCTOBER 3, 2011

                                     TO THE

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")
                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect that the following Products and Riders were added to the Agreement as of the Effective Date shown for each on Schedule A:

       -   Hartford Founders Plus UL

       -   Hartford Founders Plus UL Extended Value Option

       -   DisabilityAccess Rider

       -   LongevityAccess Rider

       -   LifeAccess Care Rider

       -   Joint LifeAccess Rider, and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A.

       3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer             By:     /s/ Jean-Francois Poulin
        ----------------------------          ----------------------------
Name:   Monica Hainer, FSA, FCIA,     Name:   Jean-Francois Poulin, FSA,
        MAAA                                  FCIA
Title:  Senior Vice-President Life    Title:  Senior Vice President Life
        Reinsurance                           Reinsurance
Date:   October 27 2011               Date:   October 28, 2011

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer              Attest: /s/ Michael Roscoe
        ----------------------------          ----------------------------
Name:   Paul Fischer, FSA, MAAA       Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and  Title:  Senior Vice President
        Actuary Individual Life               Individual Life Product
        Product Management                    Management
Date:   November 29, 2011             Date:   12/2/11

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

                         SINGLE LIFE PLANS OF INSURANCE

BASE POLICY                                                              VALUATION MORTALITY TABLE(S)          NAR       EFFECTIVE
                                                                                                              TYPE*       DATE**
STAG UL                                                            1980 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
HARTFORD BICENTENNIAL UL FOUNDERS                                  2001 CSO M/F S/NS ULTIMATE ANB            A         10/01/2008
HARTFORD UL CV                                                     1980 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
STAG WALL STREET VUL                                               1980 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
STAG PROTECTOR II VUL                                              1980 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
HARTFORD LEADERS VUL LEGACY                                        2001 CSO M/F COMPOSITE ULTIMATE ANB       A         10/01/2008
STAG ACCUMULATOR LI VUL                                            1980 CSO M/F UNISMOKE ULTIMATE ALB        A         10/01/2008
HARTFORD LEADERS VUL LIBERTY (A)                                   1980 CSO M/F UNISMOKE ULTIMATE ANB        A         10/01/2008
HARTFORD LEADERS VUL LIBERTY (B)                                   2001 CSO M/F COMPOSITE ULTIMATE ANB       A         10/01/2008
LIFE SOLUTIONS II UL (A)                                           1980 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
LIFE SOLUTIONS II UL (B)                                           2001 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
HARTFORD ADVANCED UNIVERSAL LIFE                                   2001 CSO M/F S/NS ULTIMATE ALB            B         10/01/2008
HARTFORD BICENTENNIAL UL FREEDOM (A)                               2001 CSO M/F S/NS ULTIMATE ANB            B         10/01/2008
HARTFORD BICENTENNIAL UL FREEDOM (B)                               2001 CSO M/F S/NS ULTIMATE ANB            A         07/01/2010
HARTFORD QUANTUM II VUL (A)                                        2001 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
HARTFORD QUANTUM II VUL (B)                                        2001 CSO M/F S/NS ULTIMATE ANB            A         10/01/2008
HARTFORD EXTRAORDINARY WHOLE LIFE (A)                              2001 CSO M/F S/NS ULTIMATE ALB            A         10/01/2008
HARTFORD EXTRAORDINARY WHOLE LIFE (B)                              2001 CSO M/F S/NS ULTIMATE ANB            A         10/01/2008
HARTFORD BICENTENNIAL UL FOUNDERS II                               2001 CSO M/F S/NS ULTIMATE ANB            A         03/05/2010
HARTFORD BICENTENNIAL UL FOUNDERS II EXTENDED VALUE OPTION         2001 CSO M/F S/NS ULTIMATE ANB            A         03/05/2010
HARTFORD FRONTIER INDEXED UNIVERSAL LIFE                           2001 CSO M/F S/NS ULTIMATE ANB            A         09/07/2010
HARTFORD FRONTIER INDEXED UNIVERSAL LIFE EXTENDED VALUE OPTION     2001 CSO M/F S/NS ULTIMATE ANB            A         09/07/2010
HARTFORD FOUNDERS PLUS UL                                          2001 CSO M/F S/NS ULTIMATE ANB            A         10/03/2011
HARTFORD FOUNDERS PLUS UL EXTENDED VALUE OPTION                    2001 CSO M/F S/NS ULTIMATE ANB            A         10/03/2011

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                                      EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                     DATE**
--------------------------------------------------------------------------------
Primary Term Insured Rider                                         10/01/2008
Other Covered Insured Term Life Rider                              10/01/2008
Cost of Living Adjustment (COLA) Rider                             10/01/2008

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                              EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                             DATE**
--------------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                               10/01/2008
Accelerated Benefit Rider (ABR)                                    10/01/2008

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                              EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)                 DATE**
--------------------------------------------------------------------------------
LifeAccess Accelerated Benefit Rider (LAABR)                       10/01/2008
Policy Continuation Rider                                          10/01/2008
Policy Protection Rider (PPR)                                      10/01/2008
Enhanced No Lapse Guarantee Rider                                  10/01/2008
Lifetime No Lapse Guarantee Rider                                  10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider               10/01/2008
Paid-Up Life Insurance Rider                                       10/01/2008
Conversion Option Rider                                            10/01/2008
Overloan Protection Rider                                          10/01/2008
Waiver of Specified Amount (WSA) Rider                             10/01/2008
Waiver of Monthly Deductions (WMD) Rider                           10/01/2008
Children's Life Insurance Rider                                    10/01/2008
Foreign Travel Exclusion Rider                                     10/01/2008
Estate Tax Repeal Benefit Rider                                    10/01/2008
Modified Surrender Value Rider                                     10/01/2008
Cash Surrender Value Endorsement                                   10/01/2008
Automatic Premium Payment Rider                                    10/01/2008
Additional Premium Rider                                           10/01/2008
Qualified Plan Rider                                               10/01/2008
Owner Designated Settlement Option Rider                           03/05/2010
DisabilityAccess Rider (DAR)                                       08/11/2009
LongevityAccess Rider                                              03/14/2011
LifeAccess Care Rider                                              04/11/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, during and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: Indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

DisabilitvAccess Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevitvAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                                             NAR      EFFECTIVE
BASE POLICY                                                            VALUATION MORTALITY TABLE(S)         TPYE*      DATE**
---------------------------------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy                                2001 CSO M/F S/NS Ultimate ALB            A        10/01/2008
Hartford Leaders VUL Joint Legacy II                             2001 CSO M/F S/NS Ultimate ANB            A        10/01/2008
Hartford Advanced Last Survivor UL                               2001 CSO M/F S/NS Ultimate ALB            B        10/01/2008
Hartford Bicentennial UL Joint Freedom                           2001 CSO M/F S/NS Ultimate ALB            B        10/01/2008
Hartford Bicentennial UL Joint Freedom ll(a)                     2001 CSO M/F S/NS Ultimate ANB            B        10/01/2008
Hartford Bicentennial UL Joint Freedom ll(b)                     2001 CSO M/F S/NS Ultimate ANB            A        07/01/2010

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                                      EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                     DATE**
--------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                            10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                              EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                             DATE**
--------------------------------------------------------------------------------
LS Exchange Option Rider                                           10/01/2008
Policy Protection Rider                                            10/01/2008
Estate Tax Repeal Rider                                            10/01/2008
Foreign Travel Exclusion Rider                                     10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider               10/01/2008
Paid-Up Life Insurance Rider                                       10/01/2008
Owner Designated Settlement Option Rider                           03/05/2010
Joint LifeAccess Rider                                             01/31/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: Will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLAIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                                (NAIC No. 88072)
                               (FEIN 06-0974148)

                                      AND

                       THE CANADA LIFE ASSURANCE COMPANY
                                (NAIC No. 80659)
                               (FEIN 38-0397420)

                        EFFECTIVE DATE: OCTOBER 1, 2008

                                    ARTICLES

    I.  The Agreement                                                         3
   II.  Effective Date                                                        3
  III.  Reinsurance Coverage                                                  4
   IV.  Liability for Reinsurance                                             8
    V.  Underwriting Review                                                   9
   VI.  Reinsurance Premiums                                                 10
  VII.  Reinsurance Reporting                                                13
 VIII.  Credit for Reinsurance                                               13
   IX.  Errors                                                               15
    X.  Policy Conversions, Other Changes, and Terminations                  16
   XI.  Policy Reinstatement                                                 19
  XII.  Claims                                                               20
 XIII.  Extra-Contractual Obligations                                        24
  XIV.  DAC Tax Section 1.848-2(g)(8) Election                               25
   XV.  Insolvency                                                           26
  XVI.  Recapture of Reinsured Business                                      27
 XVII.  Offset                                                               28
XVIII.  Dispute Resolution                                                   28
  XIX.  Arbitration                                                          29
   XX.  Termination of this Agreement for New Business                       30
  XXI.  Confidentiality                                                      30
 XXII.  General Provisions                                                   32
XXIII.  Notices and Communications                                           36
        Execution                                                            37

                                   SCHEDULES

    A.  Plans of Insurance Covered Under this Agreement                     38
    B.  Reinsurance Specifications                                          45
    C.  Foreign National Underwriting Program                               47
    D.  Special Underwriting Programs                                       50
    E.  Ceding Company's Standard Underwriting Practices and Guidelines     53
    F.  Policies Eligible for Reinsurance Under this Agreement              68

                                    EXHIBITS

    I.  Reinsurance Premium Calculation                                      69
   II.  Retention, Binding, and Total Pool Issue Limits                      73
  III.  Annual Rates per $1,000 of Reinsured Net Amount at Risk              77
   IV.  YRT Reinsurance Rate Factors                                         98
    V.  Substandard Table Percentages                                       100
   VI.  Conditional Receipt or Temporary Insurance Agreement                101
  VII.  Reinsurance Reports                                                 105

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   ARTICLE I

                                 THE AGREEMENT

A.  The Agreement and Parties to the Agreement

This is a monthly renewable term agreement for indemnity life reinsurance (the "Agreement") solely between Hartford Life Insurance Company, a Connecticut corporation ("Ceding Company"), and The Canada Life Assurance Company, a Canadian insurance company with its U.S. domestic port of entry in the State of Michigan ("Reinsurer"). The Ceding Company and the Reinsurer are each referred to individually as a "Party," and collectively as the "Parties," to this Agreement.

This Agreement shall be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy or other contract of the Ceding Company. The Ceding Company shall not attempt to make the Reinsurer a party to any litigation between any third party and the Ceding Company.

B.  Complete and Entire Agreement

This Agreement, which includes all Schedules and Exhibits attached hereto and any amendments entered into hereafter, constitutes the entire agreement of the Parties pertaining to the transaction contemplated by this Agreement. This Agreement supersedes and replaces all oral and written agreements previously made or existing by and between the Parties or their representatives with regard to the transaction contemplated by this Agreement.

This Agreement shall not be amended or modified except by written amendment, signed by duly authorized officers of each Party.

Notwithstanding the foregoing, the Parties contemplate that there may be communications required under this Agreement that are not intended to change any of its risk transfer characteristics. Such communications may include, but are not limited to, reinsurance reporting and premium administration, underwriting review, claim submission and review, participation in claim litigation and settlements, audit reviews, and the resolution of disputes by arbitration or court proceedings. These communications serve to clarify the obligations of the Parties under this Agreement and should not be construed as modifications of this Agreement. Any modifications of this Agreement shall be effected only by written amendment as provided for above.

                                   ARTICLE II

                                 EFFECTIVE DATE

The Effective Date of this Agreement is October 1, 2008.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life

                                  ARTICLE III

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to those Plans of Insurance and Riders set forth in Schedule A that also fall within a category of policies eligible for reinsurance under this Agreement as described in Schedule F. Such reinsurance shall be either on an automatic basis, subject to the requirements set forth in Section A below, on an automatic processing basis, subject to the requirements set forth in Section B below, or on a facultative basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Automatic Reinsurance

Automatic Reinsurance under this Agreement is available only for Excess Risks that meet the other requirements of this Section A.

For each Excess Risk under the policies that meets the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the risk as indicated in Schedule B ("Automatic Pool"). The requirements for Automatic Reinsurance are as follows:

1. Each life, at the time of application, must satisfy one of the following requirements:

       a. have been a legal resident of the United States or Canada for at least six months; or

       b.  be a citizen of the United States or Canada; or

       c. qualify for the Foreign National Underwriting Program as specified in Schedule C.

2. Each risk must be underwritten according to the Ceding Company's Standard Underwriting Practices and Guidelines or one of the special underwriting programs. The Ceding Company's Standard Underwriting Practices and Guidelines as of the Effective Date are described in Schedule E, and the Ceding Company's special underwriting programs as of the Effective Date are described in Schedule C or Schedule D. Changes to such documents will be handled in accordance with
Section XXII.L, and may not necessarily result in an amendment to this Agreement; however, changes to Preferred Criteria will require an amendment.

If the Ceding Company would like to offer coverage at a risk class more favorable than the True Assessed Risk Class, the Ceding Company may:

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    a.   Reinsure the risk automatically under this Agreement with Reinsurance
         Premium based on the True Assessed Risk Class; or

    b. Seek to reinsure the risk facultatively under this Agreement at rates more favorable than the True Assessed Risk Class; or

    c.   Decide not to reinsure the risk under this Agreement.

For purposes of this Agreement, "True Assessed Risk Class" shall mean the risk class assessed by the Ceding Company prior to any adjustments made as a result of the Ceding Company's Enhanced Standard or similar special underwriting program.

3. For Excess Risks, if any risk on the life of a proposed insured was previously submitted by the Ceding Company on a facultative basis to the Reinsurer or to any other reinsurer, at least three (3) years must have elapsed since that previous risk was submitted facultatively, unless the original reason for submitting facultatively no longer applies.

4. The maximum issue age for each life is 85. For Last Survivor policies, the minimum issue age is 18, for all other policies, the minimum age is 0.

5. The mortality rating on each life does not exceed Table P. However, for Last Survivor policies, one life may be uninsurable if the other life does not exceed Table F.

6. The total amount of risk, including scheduled increases, on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Binding Limit for that life shown in Exhibit II.

7. The total amount of insurance issued and applied for in all companies on each life does not exceed the Jumbo Limits as set forth in Exhibit II.

The Jumbo Limit is to be compared with the total amount of life insurance in force, including any amount to be replaced, plus the new total amount of insurance formally applied for in all companies. These two amounts together equal the total amount of insurance in force and applied for in all companies on the risk. For the Ceding Company's in-force and applied-for policies, this total amount of insurance includes all scheduled increases in amount of insurance on such policies.

Should it be discovered after policy issue, by either Party, that the actual total amount of life insurance in force and applied for at the time of application was in excess of the applicable Jumbo Limit, the Reinsurer shall endeavor to cover the risk up to the lesser of:

       a.   Its available retention; or

       b. The amount it would have accepted under this Agreement had the risk been within the Jumbo Limit.

The foregoing notwithstanding, the total amount in force shall not include any amounts to be replaced that meet the following conditions:

       a. Existing permanent insurance is being replaced by the Ceding Company, with or without a Section 1035 exchange, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

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       b.  Existing term insurance is being replaced by the Ceding Company, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

       c. An internal replacement is being made, where the Ceding Company is replacing an in-force policy with a new policy of equal or greater death benefit.

When the total amount of insurance to be compared with the applicable Jumbo Limit is reduced due to the above conditions, the Ceding Company assumes full responsibility to effect the cancellation of coverage under the replaced policy concurrently with the commencement of coverage under the new policy. If the cancellation does not occur in a timely manner and the failure to cancel results in the new policy causing coverage to exceed the applicable Jumbo Limit, then the Reinsurer may (when the Reinsurer becomes aware of the Jumbo Limit violation) decline reinsurance on the new policy during the period of time while both coverages are in effect, by written notice to the Ceding Company. Once this notice has been given, the Reinsurer will have no liability for reinsurance coverage on the new policy while both coverages are in effect and shall refund to the Ceding Company all related Reinsurance Premiums for the new policy. However, if reinsurance on the new policy is declined for this reason and the cancellation of coverage under the replaced insurance is effected within thirty
(30) days after this notice has been received by the Ceding Company, then, upon receipt of the Ceding Company's written notice to this effect, the Reinsurer will again become liable for reinsurance coverage on the new policy as of the effective date of cancellation of coverage under the replaced policy, and Reinsurance Premiums for the new policy will again be payable.

8. If all the other requirements for Automatic Reinsurance are met and the life is a player or coach on a team in the National Hockey League, the National Football League, the National Basketball Association or Major League Baseball, prior to ceding the risk automatically under this Agreement, the Ceding Company must confirm the Reinsurer's available capacity for that risk. The Ceding Company, by telephone call or electronic mail, shall: (1) notify the Reinsurer of the name, date of birth, sport and team affiliation, the total life insurance in force and to be placed on the life, and the amount of new reinsurance coverage required from the Reinsurer; and (2) confirm that an application for insurance on the life has been completed. The Reinsurer shall endeavor to inform the Ceding Company of its available capacity for the risk within two (2) business days after such notification and confirmation. After the Reinsurer has advised the Ceding Company of its available capacity, the Ceding Company may then cede to the Reinsurer no more than that amount on an automatic basis under this Agreement. If the Ceding Company cedes such a risk automatically, then the Ceding Company shall notify the Reinsurer of this fact at the time of issue of the coverage.

9. The Ceding Company, or one of its affiliates, shall retain its share of each risk on a life, as described in this Agreement and in any other life reinsurance agreement applicable to risk on that life. However, the Ceding Company reserves the right to reinsure separately any amount of the retained risk on a life reinsured under this Agreement with these conditions:

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B.  Automatic Processing

Automatic Processing under this Agreement is available only for Excess Risks that meet the other requirements of this Section B.

If the requirements for Automatic Reinsurance are met for a life except for the requirement stated above in Section A.6, but the total amount of risk on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Processing Limit for that life shown in Exhibit II, then the Ceding Company may submit to the Lead Reinsurer (designated in Schedule B) all information relating to the insurability of that life. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Lead Reinsurer shall review the submitted information to determine if the life should be reinsured by the Automatic Pool and, if so, on what basis. The Lead Reinsurer shall endeavor to provide the Ceding Company with a response within 72 hours of receipt of such information. Approval by the Lead Reinsurer shall be binding on all other current Automatic Pool reinsurers. This process shall be known as Automatic Processing and shall be subject to Exhibit II.

Hereinafter, all references to Automatic Reinsurance, coverage automatically reinsured, and the Automatic Pool will include coverage reinsured through Automatic Processing.

C.  Facultative Reinsurance

If the requirements for Automatic Reinsurance are not met and the Ceding Company applies for Facultative Reinsurance with the Reinsurer, or if the requirements for Automatic Reinsurance are met but the Ceding Company prefers to apply for Facultative Reinsurance with the Reinsurer, then the Ceding Company shall submit to the Reinsurer the following:

1. Sufficient evidence agreed upon between the Ceding Company and the Reinsurer, relating to the insurability of each life submitted for Facultative Reinsurance; and

2. Any subsequent information, whether requested by the Ceding Company, the Reinsurer or any other reinsurer, that is pertinent to the risk assessment received by the Ceding Company prior to the date the Ceding Company has accepted the Reinsurer's final underwriting offer in accordance with this Agreement.

Failure to provide such information will negate any facultative reinsurance offer. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Reinsurer shall promptly notify the Ceding Company of its declination to offer, its underwriting offer subject to additional requirements, or its final underwriting offer. The final underwriting offer will automatically expire upon the earliest of: (1) the date the policy application is withdrawn; (2) the expiration date specified in the final offer; (3) the date one hundred twenty
(120) days after the date of the final offer; and (4) the date a final offer is

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accepted and coverage is placed.

Once the Ceding Company has notified the Reinsurer in writing during the lifetime of the insured of its acceptance of the Reinsurer's final underwriting offer, then Facultative Reinsurance for the risk under this Agreement will become effective as described in Section IV.B.

                                   ARTICLE IV

                           LIABILITY FOR REINSURANCE

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability, but in no event prior to the Effective Date.

B. The Reinsurer's liability for Facultative Reinsurance coverage will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for Facultative Reinsurance and the Ceding Company has accepted the Reinsurer's final underwriting offer, as described in Section III.C.

C. In no event shall reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company knowingly was not properly licensed.

D. The Reinsurer's liability for coverage under the Ceding Company's conditional receipt or temporary insurance agreement, whichever the Ceding Company uses (a sample copy of which is included as Exhibit VI and, for the purpose of this Section D, hereinafter called the "Insurance Receipt"), is limited to the amount the Reinsurer would reinsure under this Agreement on an Automatic Reinsurance basis (whether the risk qualifies for Automatic Reinsurance or not) if the coverage under the policy applied for would have been approved and issued, as limited by the terms of the Insurance Receipt, provided:

1. The Ceding Company has followed its normal cash-with-application procedures for such coverage; and

2. The Ceding Company's original underwriting assessment for the risk was not a decline (if it was a decline, the Reinsurer would have no liability for such coverage except as described below in Paragraph 5); and

3. There is no coverage in effect on the life in the Automatic Pool through any other Insurance Receipt having an effective date preceding, or the same as, the effective date of such coverage; and

4. If such coverage is on an Excess Risk that also exceeds either the Automatic Binding Limit or the Jumbo Limit for the risk as shown in Exhibit II, then the Reinsurer's liability for such excess amount of coverage will be limited by the Reinsurer's available capacity; and

5. If the Ceding Company has accepted any final underwriting offer(s) for Facultative Reinsurance on the risk (whether such offer is made by the Reinsurer, as described above in Section III.C, or by any other reinsurer(s)), then the Reinsurer's liability for such coverage under the Insurance Receipt will be equal to:

       a. The amount of coverage in effect under the terms of the Insurance Receipt;

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          multiplied by

       b. The proportion equal to the amount of Facultative Reinsurance included in the Reinsurer's final underwriting offer that is accepted by the Ceding Company, divided by the total amount of the risk to be issued by the Ceding Company.

The Reinsurer's liability for coverage under the Insurance Receipt shall terminate simultaneously with the termination of the Ceding Company's liability under the Insurance Receipt.

E. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement.

F. The liability of each reinsurer in the Automatic Pool shall be separate and not joint with the other pool reinsurers. In no way will the liability of the Reinsurer be increased by reason of the inability of the Ceding Company to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from insolvency of such other reinsurers or otherwise.

                                   ARTICLE V

                              UNDERWRITING REVIEW

A.  Purpose of Underwriting Review

For new business written by the Ceding Company that meets the requirements for Automatic Reinsurance, the Ceding Company intends to underwrite applications for such business as if the business were to be fully retained by the Ceding Company. Such business shall be underwritten according to the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

The underwriting practices and professional judgment used by the Ceding Company in arriving at a risk assessment may not agree entirely with the underwriting practices customarily used by, or the professional judgment of, the Reinsurer under similar circumstances.

It is the purpose of this review to:

1. Afford the Reinsurer a reasonable period of time to review the underwriting practices used, and risk assessments made, by the Ceding Company on automatically reinsured business; and

2. Settle on a risk assessment for a case that is agreeable between the Parties and that shall be used to determine the Reinsurance Premiums for the risk from the beginning of the reinsurance liability under this Agreement for any such case reviewed by the Reinsurer within that period of time where the underwriting practices used or risk assessment made by the Ceding Company differ materially from the opinion of the Reinsurer.

It is NOT the purpose of this review, nor is it within the authority of the Reinsurer under this Agreement, to deny reinsurance coverage due to a difference of opinion over the risk assessment on a policy application for business reinsured under this Agreement that is written in accordance with the Ceding Company's standard underwriting practices and guidelines or

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under the terms of one of the special underwriting programs described in
Schedule C or Schedule D.

B.  Underwriting Review Process

1.  This review shall only be available to the Reinsurer during the first sixty
(60) months following the issue date of any risk automatically reinsured under this Agreement.

2. For any risk reviewed during this period where the Reinsurer's opinion differs materially from that of the Ceding Company, the Parties shall work together in good faith to develop a mutually agreeable risk assessment to be used to calculate the Reinsurance Premiums for that risk from the beginning of the Reinsurer's liability for that risk under this Agreement.

3. For any risk reviewed during this period where the Parties cannot mutually agree on a risk assessment within a reasonable time period, the Parties shall submit the risk for dispute resolution under Article XVIII.

4. This review shall not be available and the Reinsurer may not challenge any risk assessments made by the Ceding Company after this sixty (60) month period except as described below.

5. Any unintentional or accidental failure of the Ceding Company to adhere to its standard underwriting practices and guidelines in the assessment of risks, resulting from an oversight or clerical error by the Ceding Company, will not be grounds for denying reinsurance coverage on a risk if the effect of the failure is not material. Grossly negligent or deliberate acts of the Ceding Company, recurring errors, or errors that are part of a pattern evidencing a disregard for the Ceding Company's standard underwriting practices and guidelines would be considered grounds for denying reinsurance coverage on a risk. The Reinsurer's right to deny reinsurance coverage as described above shall not be limited to the sixty (60) month period as described in paragraph B.1, above.

C.  Ceding Company's Responsibilities to the Reinsurer for Underwriting Review

Upon request by the Reinsurer, the Ceding Company shall provide to the Reinsurer all information in its possession, that was used in underwriting and assessing the risks for each qualifying case identified for review under this Article.

This information to be provided to the Reinsurer may be transmitted using any medium agreed upon by the Parties; a valid copy of the information shall satisfy this purpose.

This information shall be delivered to the Reinsurer within thirty (30) calendar days after the Ceding Company receives the request for the information, unless an alternative delivery period is agreed upon by the Parties.

                                   ARTICLE VI

                              REINSURANCE PREMIUMS

A.  Computation

Reinsurance Premiums under this Agreement shall be calculated as described in
Exhibit I.

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B.  Timing

Reinsurance Premiums are payable each month of coverage for reinsured risks in force at the end of the preceding month (monthly in advance). For newly reinsured risks with a reinsurance effective date during the current month, the Reinsurance Premium for the first month of coverage will be payable in the next following monthly statement.

C.  Extended Policy Maturity

If the maturity date of a reinsured policy is extended in accordance with the policy, the death benefit under the policy will continue to be payable as provided in the policy, and the reinsurance under this Agreement will remain in effect on the same terms as before the policy's original maturity date.

D.  Unearned Reinsurance Premiums

The Reinsurer will refund to the Ceding Company all unearned Reinsurance Premiums, less applicable allowances, arising from policy conversions, other changes, and terminations described in Article X. If termination is due to lapse, surrender or conversion, unearned Reinsurance Premium will be determined as of the effective date of termination. If termination is due to death, unearned Reinsurance Premium will be determined as of the date of death.

E.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept Reinsurance Premium at the current rate level, the Reinsurer reserves the right to increase the YRT Reinsurance Rate Factors, as set forth in Exhibit IV, for any Plan(s) of Insurance when there is a material shift in the demographics or the Reinsurer's expectations of future mortality results on such Plan(s) of Insurance warrant. The Reinsurer shall provide at least one hundred twenty (120) days written notice of any such change. However, in no event will the increased Base YRT Reinsurance Premium Rate, as defined in Exhibit I, for standard risks exceed the applicable annual rates in the Valuation Mortality Table specified in Schedule A for such Plan(s) of Insurance.

The Reinsurer and the Ceding Company shall then endeavor in good faith to mutually agree on the amount of rate increase that shall apply to such Plan(s) of Insurance. If the Parties cannot agree on the amount of such rate increase for such Plan(s) of Insurance, then the Ceding Company reserves the right to recapture the risks associated with such Plan(s) of Insurance without fee, as of the effective date of the rate increase. Written notice of such recapture shall be provided to the Reinsurer no later than thirty (30) days following the effective date of the rate increase.

F.  Payment of Reinsurance Premiums

The Net Reinsurance Premium Balance payable each month equals the sum of the Reinsurance Premiums described above in Section A, minus the sum of any unearned Reinsurance Premiums described above in Section D. For any month, this net balance may be positive (greater than zero) or negative.

Any positive Net Reinsurance Premium Balance for a month is payable to the Reinsurer. The Ceding Company shall forward this balance to the Reinsurer by its due date, which is thirty (30) days after the close of the calendar month.

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The absolute value of any negative Net Reinsurance Premium Balance for a month is payable to the Ceding Company. The Reinsurer shall forward this balance to the Ceding Company by its due date, which is thirty (30) days after the Ceding Company submits the statement for that month.

G.  Overpayment of Reinsurance Premiums

If the Ceding Company overpays a Net Reinsurance Premium Balance and the Reinsurer accepts the overpayment, the Reinsurer's acceptance of the overpayment will not constitute or create an additional reinsurance liability, and it will not result in any additional reinsurance. Instead, the Reinsurer shall be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

H.  Underpayment of Reinsurance Premiums

If the Ceding Company fails to make a full payment of the Net Reinsurance Premium Balance, due to an Error defined in Article IX, the amount of reinsurance coverage provided by the Reinsurer on the risks related to such underpayment shall not be reduced. However, once the underpayment is discovered by one Party and the other Party is notified of the underpayment, the Ceding Company shall promptly pay to the Reinsurer the difference between the full payment amount and the amount actually paid. If payment of the full amount of the underpayment is not made within sixty (60) days after the discovery of the underpayment, the underpayment shall be treated as delinquent premium and subject to the conditions listed below in Section I.

The Reinsurer reserves the right to charge the Ceding Company interest on the amount of the underpayment, even if it becomes delinquent as described below in
Section I. Such interest will accrue from the due date of the underpaid Net Reinsurance Premium Balance and be computed as described in Section XXII.P.

I.  Termination of Reinsurance for Nonpayment of Reinsurance Premiums

If undisputed Reinsurance Premiums for one or more reinsured risks are delinquent, the Reinsurer has the right to terminate its reinsurance liability on those risks by giving the Ceding Company ninety (90) days advance written notice of termination. This notice shall list the risks and the amount of the delinquent Reinsurance Premium for each risk. If the delinquent Reinsurance Premiums have not been paid to the Reinsurer as of the end of such notice period, the Reinsurer's liability will terminate for the risks described in the termination notice at the end of such notice period.

If the Reinsurer's liability on one or more of the Ceding Company's risks is terminated because of nonpayment of Reinsurance Premiums, the Ceding Company will continue to be liable to the Reinsurer after the termination for all unpaid Reinsurance Premiums earned up to the date of such termination.

The Ceding Company shall not force termination under the provisions of this
Section I solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

J.  Reinstatement of Reinsurance Terminated for Nonpayment of Reinsurance
Premiums

The Ceding Company may reinstate reinsurance on risks terminated in accordance with Section I within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance

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Premiums for the risks inforce prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and the date of reinstatement. The effective date of reinstatement will be the date the required unpaid Reinsurance Premiums are received by the Reinsurer.

                                  ARTICLE VII

                             REINSURANCE REPORTING

A.  Accounting Statements and Other Reports

Within thirty (30) days after the close of each calendar month, the Ceding Company shall provide the Reinsurer an accounting statement. The Ceding Company shall also provide the Reinsurer with additional reports as provided in Exhibit VII.

For Automatic and Facultative Reinsurance becoming effective during the calendar month, the Ceding Company will notify the Reinsurer of such new reinsurance business in the succeeding monthly report. However, the first three monthly reports under this Agreement will be sent within one hundred twenty (120) days after the due date of the first monthly report.

The Ceding Company may provide an estimate Net Amount at Risk for new reinsurance business in the first monthly report in which such business appears. In the event that the Ceding Company provides an estimated Net Amount at Risk, it shall provide an actual Net Amount at Risk in subsequent monthly reports.

Additional reports reasonably requested by a Party will be provided by the other Party in a timely manner.

B.  Reporting Format and Medium

The information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be in a format, and transmitted using a medium, mutually agreeable to the Parties. As of the Effective Date of this Agreement, the information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be on a self-administered reporting basis as set out in Exhibit VII.

C.  Reporting Delays and Changes

The Ceding Company shall inform the Reinsurer of any material delays or significant changes in the information provided, particularly in the file layout and in data values, as set out in Exhibit VII. It is the expectation of the Parties that the structure of the in-force file is stable from period to period.

                                  ARTICLE VIII

                             CREDIT FOR REINSURANCE

A.  Reinsurance Credit

The Parties intend that the Ceding Company be entitled to take credit for the reinsurance ceded under this Agreement in its statutory financial statements filed in all jurisdictions in which the

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Ceding Company is licensed, accredited, or otherwise authorized to transact business ("Reinsurance Credit"). The Parties shall use best efforts to ensure that such entitlement shall become and remain available to the Ceding Company throughout the duration of this Agreement.

The amount of the Reinsurance Credit shall be determined by the Ceding Company and shall include mortality risk reserves, unearned premium reserves, and reinsurance recoverables on paid and unpaid losses for the reinsurance ceded under this Agreement. Such amounts shall be calculated in accordance with applicable accounting and valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date and shall take into account the terms of this Agreement.

B.  Reinsurer Representation

The Reinsurer represents to the Ceding Company that it was properly licensed or accredited in all jurisdictions in which the Ceding Company is licensed, accredited, or otherwise authorized to transact insurance business, so that the Reinsurance Credit shall be allowed. The Reinsurer shall notify the Ceding Company, as a material communication under Article XXIII, immediately upon learning of any change in, or loss of, such licensing or accreditation.

C.  Security for Reinsurance Credit

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a change to the Reinsurer's licensing or accreditation, the Reinsurer shall establish and maintain the security, at its sole expense, that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit.

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a regulatory change or interpretation outside of the Reinsurer's control, the Reinsurer shall establish and maintain the security that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit. In this event, the expense of establishing and maintaining the security shall be shared equally by the Ceding Company and the Reinsurer.

If such security is required in either event, the Reinsurer shall establish a trust or a letter of credit, satisfactory to the Ceding Company, in a form that meets all applicable standards of law and regulation to entitle the Ceding Company to claim such Reinsurance Credit. However, the Reinsurer may propose an alternative option under which Reinsurance Credit shall be allowed the Ceding Company, at the sole discretion and approval of the Ceding Company.

The Parties shall amend this Agreement, in accordance with Section I.B, to reflect the establishment of such security or such approved alternative option so that the Ceding Company shall continue to be entitled to take such Reinsurance Credit.

If the Reinsurer fails to provide the Ceding Company with such security or approved alternative option to continue to be entitled to take such Reinsurance Credit for the business covered under this Agreement, the Ceding Company may recapture the business covered under this Agreement, subject to the terms of
Article XVI. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

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                                   ARTICLE IX

                                     ERRORS

Errors, omissions, oversights, delays or misunderstandings in the administration of this Agreement (collectively "Error") by either Party, shall not invalidate the reinsurance hereunder. As soon as reasonably possible after discovery, notice shall be provided, the Error shall be rectified and both Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

However, if it is not reasonably possible to restore each Party to the position it would have occupied if not for the Error, the Parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement.

Without limiting the procedures outlined below for Late Reported Risks, if either Party discovers that the Ceding Company has failed to correctly report ceded reinsurance as provided in this Agreement, the Reinsurer may require the Ceding Company to audit its records for other similar Errors. The Ceding Company is expected to correct such Errors and to take reasonable actions to ensure that similar Errors do not recur. If the Reinsurer receives no evidence that the Ceding Company has taken reasonable actions to remedy such a situation, then the Reinsurer reserves the right to limit its liability on risks not correctly reported by providing thirty (30) days advance written notice to the Ceding Company of its intention to limit its liability on such risks.

The first paragraph of this Errors article shall not apply to the following circumstances:

(1) Any Late Reported Risks. For the purposes of this Article IX, a "Late Reported Risk" is a risk reported to the Reinsurer more than two (2) years after its effective date. The Reinsurer will not automatically accept liability for any Late Reported Risks. The Ceding Company shall submit to the Reinsurer, for approval, reporting information about any Late Reported Risks it wishes to be ceded under this Agreement. The process for Late Reported Risks will be as follows:

       (a) The Reinsurer will notify the Ceding Company, within a reasonable time period after submission of the reporting information about any Late Reported Risks, whether it is able to accept such risks based on criteria such as capacity.

       (b) In the event the Reinsurer is able to accept such Late Reported Risks, the Ceding Company agrees to pay all unpaid Reinsurance Premiums on the next premium accounting statement upon the acceptance of the risk by the Reinsurer. The Reinsurer reserves the right to charge interest on such Reinsurance Premiums, accruing from their respective due dates to the date of payment, computed as described in
           Section XXII.P.

       (c) If the Reinsurer is not able to accept such Late Reported Risks, such risks will not be covered by the terms of this Agreement and no liability will attach to the Reinsurer.

(2) Any Late Reported Terminations. For the purposes of this Article IX, a "Late Reported Termination" is a termination of life reinsurance coverage (other than by death) reported more than two (2) years after the termination date of the covered risk. The Reinsurer will reimburse Reinsurance Premiums on Late Reported Terminations for only the last two (2) years.

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(3)  Any intentional failure to comply with the terms of this Agreement which can be shown to be the result of grossly negligent or deliberate acts or omissions by the Ceding Company. The Reinsurer shall not be liable for any claim amounts from policies ceded as a result of such acts or omissions.

(4) Any claim made for a policy where the Ceding Company failed to adhere to its standard underwriting practices and guidelines in effect at the time of the underwriting of the policy and the effect of such failure is material. The Reinsurer may support such claims at its discretion.

(5) Any applications for facultative reinsurance on a risk for which the Reinsurer has not received notification that its offer of facultative reinsurance has been accepted by the Ceding Company, whether written in accordance with Section III.C or constructive through reporting of such risks or payment of reinsurance premium for such risks.

                                   ARTICLE X

              POLICY CONVERSIONS, OTHER CHANGES, AND TERMINATIONS

A.  Conversions

A conversion is a policyholder's exercise of a contractual right to replace in-force coverage with a new permanent policy without evidence of insurability. Conversions from a policy reinsured under this Agreement will continue to be reinsured under this Agreement as follows:

1. The converted coverage under the new policy will be reinsured with the Reinsurer in the same proportion as was determined for the in-force coverage converted; and

2. Reinsurance Premiums for such converted coverage shall be calculated on a point-in-scale basis.

If the new policy was converted under the Conversion Option Rider from either
(a) two single life policies reinsured under this Agreement; or (b) one single life policy reinsured under this Agreement and one newly underwritten life, to a last survivor policy, Reinsurance Premiums for both lives shall be calculated on a point-in-scale basis. The Reinsurance Premiums for both lives shall be calculated using the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk and table of YRT Reinsurance Rate Factors applicable to the earliest original coverage in accordance with the procedures set out in Exhibit I.

Conversions from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

B.  Increases and Decreases in Policy Face Amount

1.  If the face amount of a policy reinsured under this Agreement increases and:

       a. The increase is subject to full underwriting, then (i) the provisions of Article III shall apply to the increase in reinsurance and (ii) the increase is underwritten according to the Ceding Company's underwriting practices and guidelines (including preferred criteria, age and amount requirements and underwriting manual assessments) that were approved in writing by the Reinsurer in accordance with Section XXII.L. Reinsurance Premiums for the increase shall be based on new-business rates.

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    b.  The increase is not subject to full underwriting, the Reinsurer will accept the increase, provided that:

         (1) If the policy was ceded automatically, the Ceding Company underwrote the full face amount (including all scheduled increases) in accordance with the terms of this Agreement (whether through Automatic Reinsurance or Automatic Processing); or

         (2) If the policy was ceded facultatively, the Ceding Company received approval from the Reinsurer for the full face amount (including all scheduled increases) at the time of facultative application.

               Reinsurance Premiums for increases not subject to full underwriting shall be calculated on a point-in-scale basis.

               For increases in accordance with B.1.b, the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined for the increase at the time the increase goes into effect, as follows:

         (1) For increases in accordance with B.1.b (1), in accordance with Schedule B; or

         (2) For increases in accordance with B.1.b (2), the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined by mutual agreement of the Parties.

2.  If the face amount of a policy reinsured under this Agreement decreases and:

       a. If the face amount of a policy that was previously increased is subsequently decreased, the decrease will be applied first to the increase with the latest effective date, and then to the increase with the next earlier effective date, and so forth as necessary, until applying any remaining decrease to the initial face amount of the policy.

       b. The Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined at the time the decrease goes into effect, as follows:

         (1) For decreases under policies ceded automatically, in accordance with Schedule B; or

         (2) For decreases under policies ceded facultatively, the amount of the risk reinsured to the Reinsurer shall be reduced proportionately.

C.  Policy Exchanges and Other Changes

A policy exchange is a new policy replacing an existing policy where the new policy is not fully underwritten. Exchanges from one single life policy reinsured under this Agreement to a different single life policy will be reinsured on a point-in-scale basis. Likewise, exchanges from one last survivor policy reinsured under this Agreement to a different last survivor policy will be reinsured on a point-in-scale basis. Exchanges from a last survivor policy reinsured under this Agreement with the Last Survivor Exchange Option Rider or Twenty-Four (24) Month Exchange Rider to two single life policies will be reinsured at the applicable single life point-in-scale rates.

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For each new policy after the exchange, the insurance will continue to be reinsured by the Reinsurer in the same proportions as set at issue of the original coverage.

If there is a contractual change in a policy reinsured under this Agreement that is not subject to full underwriting, other than the changes described above in Sections A and B, the insurance shall continue to be reinsured with the Reinsurer in the same proportions as the original coverage and Reinsurance Premiums for contractual changes shall be calculated on a point-in-scale basis.

The Ceding Company shall notify the Reinsurer of any such changes in policies reinsured under this Agreement in its monthly reinsurance reports.

Exchanges made from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

E.  Reduction in Retained Coverage on a Life

If any portion of the aggregate amount of insurance retained by the Ceding Company or its affiliates on an individual life reduces or terminates, the Ceding Company or its affiliates will recalculate its retention on any remaining risk(s) in force on that life. The Ceding Company or its affiliates will not be required to retain an amount in excess of its retention limit for the age, mortality rating, and risk classification based on the applicable retention limit that was in effect at the time of issue for any risk. Unless provided for otherwise in the applicable reinsurance agreements, the Ceding Company or its affiliates will first recalculate the retention on the risk(s) having the same mortality rating as the terminated risk(s). Order of recalculation will secondarily be determined by effective date of the risk, oldest first.

F.  Multiple Reinsurers

If reinsurance of a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk unless specified otherwise in Schedule B or agreed upon by the Reinsurer.

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G.  Mortality Rating Changes

On Facultative Reinsurance, if the Ceding Company wishes to reduce the mortality rating or otherwise improve the risk class, such change shall be subject to the Reinsurer's approval. On Automatic Reinsurance, the Reinsurer shall accept this change if the change qualifies under the underwriting practices and guidelines described in Schedules C, D, or E, as applicable.

H.  Rescission of Policy Coverage Prior to Death Claim

If a misrepresentation, misstatement, or omission on an application results in the Ceding Company's rescission of coverage, the Reinsurer shall refund to the Ceding Company any Reinsurance Premiums it received on that coverage. This refund shall be in lieu of any and all other reinsurance benefits payable on that coverage under this Agreement. The Reinsurer shall also reimburse the Ceding Company for its proportionate share of any non-routine expenses incurred in connection with the rescission including the costs of investigations and of obtaining financial and medical reports.

In the event the rescission is challenged by legal action, the Reinsurer shall participate in the associated legal and investigation expenses. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

If a rescission of policy coverage is reversed and the policy coverage is restored to in-force status, any related reinsurance coverage under this Agreement shall also be restored upon the Ceding Company's payment to the Reinsurer of all applicable Reinsurance Premiums.

                                   ARTICLE XI

                              POLICY REINSTATEMENT

If a policy reinsured under this Agreement lapses or terminates, and is later reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Procedure to Reinstate Reinsurance

If the policy being reinstated was reinsured on an automatic basis under this Agreement, or if the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs less than ninety (90) days after the policy has lapsed or terminated, the reinsurance cession shall be automatically reinstated.

If the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs ninety (90) days or more after the policy has lapsed or terminated, copies of the application for reinstatement, any personal declaration or medical examination, and any other underwriting documents that the Ceding Company routinely requires (collectively, "Underwriting Information") shall be forwarded by the Ceding Company to the Reinsurer, together with the request for reinstatement of the reinsurance. The Reinsurer shall notify the Ceding Company promptly of its acceptance or declination of the request for reinstatement.

The Reinsurer reserves the right to request any available Underwriting Information on any reinstatement.

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B.  Cost to Reinstate Reinsurance

Upon reinstatement of reinsurance under this Article, the Ceding Company shall pay the Reinsurer Reinsurance Premiums in the same manner as the Ceding Company received corresponding policy charges under the policy for the period of lapse.

The Reinsurer reserves the right to charge the Ceding Company interest on such Reinsurance Premiums in accordance with Section XXII.P.

The Reinsurer will have no liability for any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company reinstates a policy that is reinsured while under an extended term or reduced paid-up nonforfeiture option, then reinsurance under such nonforfeiture option will terminate upon policy reinstatement.

                                  ARTICLE XII

                                     CLAIMS

A.  Liability for Claims

The Ceding Company is responsible for the settlement of claims on policies reinsured under this Agreement. It is the Ceding Company's sole decision to determine whether a claim is payable under a policy. The Ceding Company shall operate in good faith and adjudicate claims on policies reinsured under this Agreement as if there were no reinsurance. All claim settlements on policies reinsured hereunder will be subject to the terms and conditions of the particular policy, the applicable statutory requirements, and the standard settlement practices of the Ceding Company. The Ceding Company's decision to pay a claim, provided the Ceding Company has complied with the terms of this Agreement, shall be binding on the Reinsurer, and the Reinsurer shall be liable for its portion of the reinsurance on that risk, as described in Schedule B.

B.  Notification of Claims

1. The Ceding Company shall promptly notify the Reinsurer when it is advised of a death claim on coverage reinsured under this Agreement.

2. For the following types of claims on coverage reinsured under this Agreement, the Ceding Company shall furnish the Reinsurer with all information it has pertaining to the issuance of the coverage and to the claim for claims incurred during the contestable period where:

       a. the policy(s) was ceded on an automatic basis and the total Reinsured Net Amount at Risk on the life exceeds $500,000; or

       b.  the policy was ceded on a facultative basis.

The Reinsurer shall have six (6) business days to provide the Ceding Company with any information it has on such claim. The Ceding Company shall consider all information in

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determining its claim liability in accordance with Section A. The Ceding
Company's failure to notify the Reinsurer of such claims shall not invalidate the reinsurance, but instead shall be treated in accordance with Article IX.

C.  Claim Payment

1.  Proofs

If a death claim is made under a risk reinsured under this Agreement, the Ceding Company shall provide the Reinsurer with copies of proof(s) of death of the insured(s), proof of claim payment, and the claimant's statement (collectively "Proofs").

For Last Survivor risks, when the first death occurs within the contestable period, the Ceding Company shall submit any claims investigation information to the Reinsurer.

For any claim on a risk reinsured under this Agreement, copies of claim files, underwriting files and other documents relating to a policy under this Agreement shall be furnished to the Reinsurer upon written request.

2.  Payment of Reinsurance Proceeds

The Reinsurer shall pay the Ceding Company the Reinsured Net Amount at Risk, defined in Schedule B, on claims for which it is liable under this Agreement. The due date for such payment is the date fifteen (15) business days after the date that the Reinsurer has received the Proofs and all outstanding documents and all issues have been resolved.

The Reinsurer shall also reimburse the Ceding Company for its proportionate share of non-routine claims expenses (defined below in Section G) and any interest paid by the Ceding Company on such claims, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B. Interest paid by the Ceding Company on such claims shall be in accordance with the policy provisions and applicable state requirements.

Payment of reinsurance proceeds will be made to the Ceding Company in a single sum, regardless of the Ceding Company's mode of settlement with the payee under the policy.

3.  Claim Balances in Default

If the Reinsurer is delinquent by more than thirty (30) days on an undisputed amount due to the Ceding Company relating to a claim:

       a. The Ceding Company shall have the right to charge interest on delinquent amounts in accordance with Section XXII.P;

       b. The Ceding Company shall have the right to offset such amount, including any accrued interest charged by the Ceding Company, from any amount due the Reinsurer in accordance with Article XVII; and

       c. To the extent there is an insufficient balance from which to offset such amounts, the Ceding Company shall have the right to recapture the remaining reinsurance under this Agreement, as described in
            Article XVI, provided the Ceding Company has given the Reinsurer ninety (90) days advance written notice of its intent to

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          recapture and the Reinsurer has failed to pay the net amount due, including any accrued interest charged by the Ceding Company, by the end of such notice period. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

D.  Contested Claims

1. The Ceding Company shall promptly notify the Reinsurer of its intent to deny, reduce, compromise, contest, litigate, or assert defenses against (collectively, "Contest") a claim on a risk reinsured under this Agreement via email to reins_claims@canadalife.com or as otherwise provided by the Reinsurer. The Ceding Company shall also furnish all information material to such action.

Recognizing the urgent nature of these communications, within six (6) business days of receipt of such information (the "Contested Claim Review Period"), the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not it shall participate in the Contest. The Reinsurer may extend the Contested Claim Review Period by two (2) additional business days by written notice to the Ceding Company, if such notice is provided by the end of the initial five-day period. If the Reinsurer does not respond to the Ceding Company within the Contested Claim Review Period, the Reinsurer will be deemed to have elected to participate in the Contest, and any settlement made by the Ceding Company shall be binding on the Reinsurer.

2.  If the Reinsurer elects to participate in the Contest, then:

       a. The Ceding Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings initiated in connection with the contested claim until the claim is resolved;

       b. The Reinsurer shall pay its proportionate share of any settlement of the claim, such proportion based on the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage, as defined in Schedule B, and in accordance with Article XIII; and

       c. The Reinsurer shall also share in the non-routine claims expenses (defined below in Section G) and Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest in the same proportion as stated above in Paragraph b.

     Notwithstanding the above, if, at any point in time, the Reinsurer disagrees with the Ceding Company's course of action, the Reinsurer may opt out of the Contest by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non-routine claims expenses (defined in Section G) incurred to the date on which the Reinsurer opts out in the same proportion as stated above in b as if there were no Contest. However, once the Reinsurer has participated in the Contest, the Reinsurer shall remain liable for its share of any Extra Contractual Obligations in accordance with Article XIII that arise from actions taken prior to the date the Reinsurer opts out in the same proportion as stated above in Paragraph b. Any dispute over whether Extra-Contractual Obligations arose from agreed upon actions taken prior to the date the Reinsurer opts out shall be subject to dispute resolution in accordance with this Agreement.

3.  If the Reinsurer declines to participate in the Contest of the claim, then:

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       a.   The Reinsurer shall release all of its liability for the claim by paying the Ceding Company the Reinsured Net Amount at Risk and its proportionate share of non-routine claims expenses (defined below in Section G) incurred to the date on which the Reinsurer notifies the Ceding Company that it declines to be a party to the action, in the same proportion as stated above in Paragraph 2.b, as though there were no Contest; and

       b. The Reinsurer shall not share in any subsequent increase or decrease in liability for the claim.

4. In the event the Ceding Company does not notify the Reinsurer of a Contest on a claim, in accordance with paragraph 1 above, the Reinsurer shall not be liable for non-routine claims expenses, defined below in Section G, or Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest, but will remain liable for its proportionate share of the lesser of (i) the contractual benefits that would have been payable had there been no Contest or (ii) the actual amounts payable as a result of the Contest.

5.  The Reinsurer will not recommend to the Ceding Company to contest a claim.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or decreased because of misstatement of age or sex that is established after the death of the insured (or the second death in the case of a last survivor policy), the Reinsurer will share with the Ceding Company in this increase or decrease of insurance in proportion to the relationship of the Reinsured Net Amount at Risk to the Total Net Amount at Risk of the coverage. The amount will be adjusted from the inception of the policy, and any difference in amounts due between the Parties under this Agreement will be settled without interest.

F.  Return of Premium for Misrepresentations and Suicides

1. If a misrepresentation, misstatement, or omission on an application, or the death of an insured by suicide, results in the Ceding Company returning the policy premiums (or monthly deductions) to the policy owner rather than paying the death benefits under a risk reinsured under this Agreement, the Reinsurer shall refund to the Ceding Company all of the Reinsurance Premiums it received on that coverage without interest. This refund paid by the Reinsurer shall be in lieu of any and all other reinsurance benefits payable on that risk under this Agreement.

2. In addition, the Reinsurer shall pay its proportionate share of reasonable third-party investigation and legal expenses connected with the Ceding Company's decision to return the policy premiums (or monthly deductions) as described above in Paragraph F.1. This paragraph shall not apply to expenses relating to rescissions of policies which are determined to be stranger-owned life insurance policies or investor-owned life insurance policies.

G.  Claims Expenses

1.  Routine Claims Expenses

The Ceding Company shall pay routine expenses incurred in connection with settling

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claims. These expenses may include the compensation of agents and employees, and the expense of routine investigations.

2.  Non-Routine Claims Expenses

The Reinsurer will participate in non-routine claims expenses, defined as the expenses incurred by the Ceding Company in connection with the Contest, or potential Contest, of a claim. These non-routine claims expenses may include court costs and investigation, autopsy and legal expenses; they would not include the compensation of salaried officers and employees of the Ceding Company. However, if the Reinsurer declines to participate in the Contest of a claim as described above in Paragraph D.3, the Reinsurer will not share in any non-routine expenses for the claim that are incurred after the date of the Reinsurer's release.

3. Claims expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds.

                                  ARTICLE XIII

                         EXTRA-CONTRACTUAL OBLIGATIONS

The Reinsurer shall not participate in Extra-Contractual Obligations that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or its representatives in connection with claims covered under this Agreement.

The Reinsurer will pay its share of Extra-Contractual Obligations, to the extent permitted by law, if the Reinsurer in writing recommended, consented to, or explicitly ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the Extra-Contractual Obligations.

In the event there is a dispute as to whether Extra-Contractual Obligations or any portion thereof resulted from an act or course of conduct recommended, consented to, or explicitly ratified by the Reinsurer, the matter shall be subject to dispute resolution in accordance with this Agreement.

For the purposes of this Agreement, "Extra-Contractual Obligations" shall mean any Punitive Damages, Compensatory Damages, or Statutory Penalties, as defined below, paid or payable by the Ceding Company as a result of an action arising under, relating to, or in connection with a Contest:

"Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

"Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

"Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

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                                  ARTICLE XIV

                     DAC TAX SECTION 1.848-2(g)(8) ELECTION

The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Article, the terms "net positive consideration," "specified policy acquisition expenses," and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code Section 848 as of the Effective Date.

As part of this DAC Tax Election, both Parties agree:

A. That the Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1);

B. To exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

C. That the method and timing of the exchange of this information shall be as follows:

1. The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year with its calculation of the net consideration for the preceding calendar year.

2. The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies, and then return the completed schedule to the Ceding Company by June 1 of each year.

3. If there are any discrepancies between the Ceding Company's and the Reinsurer's calculations of net consideration, the Parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both Parties by July 1 of each year.

4. Each Party shall attach the final schedule to its respective U.S. federal income tax return for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement, shall restate the election described in this Article, and shall be signed by a duly authorized representative of each Party.

D. This DAC Tax Election shall be effective on the Effective Date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under the provisions of either Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees that the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

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                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of the Ceding Company

In the event of the insolvency of the Ceding Company, as determined by the regulatory agency responsible for such determination, all reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under policies reinsured under this Agreement directly to the liquidator, receiver or statutory successor of the Ceding Company, without diminution because of the insolvency of the Ceding Company.

In the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policy reinsured under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

The expenses incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of the insolvent the Ceding Company to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

B.  Insolvency of the Reinsurer

For purposes of this Section B, the Reinsurer shall be deemed insolvent when the
Reinsurer:

1. applies for or is subject to the appointment of a receiver, rehabilitator, conservator, liquidator, supervisor or statutory successor of its properties or assets;

2.  is adjudicated as bankrupt or insolvent;

3. files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

4. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the Reinsurer's domicile.

The effective date of the insolvency shall be the date on which the above described event occurred.

In the event of Reinsurer's insolvency, the Ceding Company may recapture all of the inforce policies reinsured under this Agreement by giving written notice to the Reinsurer of its intent to do so. The effective date of recapture will be no earlier than the effective date of the Reinsurer's insolvency.

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                                  ARTICLE XVI

                        RECAPTURE OF REINSURED BUSINESS

A. The Ceding Company has the right to recapture risks reinsured under this Agreement as described under the following circumstances:

1. If the Ceding Company does not agree with the rate increase on a Plan(s) of Insurance in accordance with Section VI.E;

2.  If the Reinsurer fails to provide security in accordance with Section
VIII.C;

3. If the Reinsurer is delinquent on payment of an undisputed net amount due in accordance with Section XII.C.3; or

4.  If the Reinsurer is deemed insolvent, in accordance with Article XV.

B. In the event recapture is elected based on Section A (1) described above, no recapture fees are due and no reserves will be transferred.

C. In the event recapture is based on any of the other circumstances described in Section A above:

1. The Ceding Company and the Reinsurer shall mutually agree upon the recapture terms -- however, if no such agreement can be reached, an independent actuary shall be hired to determine the value of the business to be recaptured. The costs of the independent actuary will be shared equally between the Ceding Company and the Reinsurer;

2. The value of the business to be recaptured will be based on reasonable actuarial assumptions as to interest, mortality, and lapse rates; and

3. Other actuarial assumptions and considerations used to value the business to be recaptured shall include, but not be limited to:

a.   Projected future claims costs;

b.  Projected future Reinsurance Premiums;

c.   Statutory reserve requirements;

d. NAIC risk based capital and/or other capital measures, which are reflective of statutory capital levels, that should be maintained for aninsurance company with financial strength ratings comparable to those of the Ceding Company; and

e. Any other considerations considered relevant by the Parties or the independent actuary.

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                                  ARTICLE XVII

                                     OFFSET

Any undisputed debts or credits, in favor of or against either the Reinsurer or the Ceding Company, with respect to this Agreement or any other Individual Life reinsurance agreement between the Parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid provided the Party that seeks to avail itself of this right of offset is not in breach of any provision of this Agreement.

Individual Life shall be that reporting segment, as defined in the United States Securities and Exchange Commission Form 10-K and Form 10-Q, for The Hartford Financial Services Group, Inc., or that reporting segment's successor.

To the extent permitted by applicable law, the right of offset will not be affected or diminished because of the insolvency of either Party.

                                 ARTICLE XVIII

                               DISPUTE RESOLUTION

In the event that any dispute between the Parties under this Agreement cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation, as described below, in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten (10) calendar days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute. The designated officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to discuss the dispute and to negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the designated officers cannot resolve the dispute within thirty (30) calendar days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration. However, the Parties may agree in writing to extend the negotiation period for an additional thirty (30) calendar days.

No later than fifteen (15) calendar days after the final negotiation meeting, the designated officers taking part in the negotiation will give both Parties written confirmation that they are unable to resolve the dispute, and that they recommend establishment of formal arbitration in accordance with Article XIX.

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                                  ARTICLE XIX

                                  ARBITRATION

It is the intention of the Parties that the customs and practices of the life and health insurance and life and health reinsurance industries will be given full effect in the operation and interpretation of this Agreement. The Parties agree to act in all matters with good faith. However, if, in accordance with
Article XVIII, the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration as follows:

An arbitration panel consisting of three past or present officers of life and health insurance or life and health reinsurance companies not affiliated with either of the Parties in any way will settle the dispute. Each Party will appoint one arbitrator within thirty (30) calendar days of the demand for formal arbitration and the two so appointed shall then appoint the umpire. If either Party refuses or neglects to appoint an arbitrator within the thirty (30) calendar days, the other Party may appoint the second arbitrator. If the two arbitrators cannot agree on the umpire within thirty (30) calendar days after both arbitrators have been appointed, the two arbitrators shall select an umpire in accordance with paragraph 6.7 of the Procedures for Resolution of U.S. Insurance and Reinsurance Disputes, dated September 1999.

Within thirty (30) calendar days after the appointment of the umpire, the arbitration panel shall meet and determine timely periods for briefs, discovery procedures, and schedules for hearings. The arbitration shall take place at a location determined by the arbitration panel and, insofar as the arbitration panel looks to the substantive law, it shall consider the laws of the state of Connecticut. The arbitration panel shall have the power to set all procedural rules for the arbitration, including the discretion to make any order with respect to pleadings, discovery, depositions, scheduling, the hearing, reception of evidence and any other matter whatsoever relating to the conduct of the arbitration.

Within sixty (60) calendar days after the beginning of the arbitration proceedings the arbitration panel will issue a written, reasoned, decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both Parties and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

In the absence of a decision to the contrary by the arbitration panel, each Party shall bear the expense of its own arbitration activities, including, but not limited to, its appointed arbitrator's fees, outside attorney fees, witness fees, expenses incurred in the taking or preservation of testimony, and other related expenses.

The Parties shall jointly and equally bear the expense of the third arbitrator and other costs directly attended to the arbitration proceeding, provided that neither Party's liability for such costs shall ever exceed 50% of the total of such costs, regardless of the other Party's failure to pay.

The Parties may mutually agree to extend any of the periods shown in this Article.

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                                   ARTICLE XX

                 TERMINATION OF THIS AGREEMENT FOR NEW BUSINESS

A. Either Party may terminate this Agreement, as it applies to reinsurance of new business being issued by the Ceding Company:

1. immediately upon written notice to the other Party, if that other Party becomes insolvent as described in Article XV; or

2. with one hundred twenty (120) days advance written notice to the other Party; or

3. with sixty (60) days advance written notice to the other Party, if that other Party breaches a material term of this Agreement, unless such breach is substantially cured by the offending Party within such notice period.

B. After termination, the Parties shall remain liable under the terms of this Agreement for:

1. reinsurance of policies that becomes effective prior to termination of this Agreement;

2. reinsurance of policies with an application date on or before the effective date of termination; and

3. reinsurance that becomes effective as a result of coverage changes described in Article X, with the exception of fully underwritten increases subject to
Section X.B.1.a.

C. The Ceding Company shall continue to cede, and the Reinsurer shall continue to accept, any new business issued prior to the termination of this Agreement.

                                  ARTICLE XXI

                                CONFIDENTIALITY

During the course of performance under this Agreement, a Party (the "Owner") or its agent may make available to the other Party (the "Recipient") or its agent certain technical materials such as manuals, policyholder lists, data files and the data contained therein, systems, forms, methods, processes and procedures, and other information or data (collectively, "Proprietary Information") that is proprietary or trade secret in nature. Proprietary Information shall specifically exclude information that was previously known to the Recipient or that is or was publicly disclosed to the Recipient by any party not known by the Recipient to be under a duty to retain such information as confidential.

Each Party acknowledges that all Proprietary Information is offered for the sole purpose of performing its obligations under this Agreement. Further, each Party agrees that the Owner is deemed to be the sole owner of such Proprietary Information and that any use, furnishing, disclosure, dissemination, publication, or revealing of Proprietary Information in any way by the Recipient to any person, organization, firm or government agency contrary to applicable law or to the terms of this Agreement, shall obligate the Recipient to indemnify and hold the Owner harmless from any damages, litigation, liability, claimed liability, claims, and expenses -- including reasonable attorneys' fees and incidental expenses -- resulting from any such improper use, furnishing, disclosure, or revealing of Owner's Proprietary Information, whether occurring during the term of this Agreement or thereafter, except to the

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extent that any such loss or damage was caused or contributed to by the Owner.
The Ceding Company acknowledges that the Reinsurer can aggregate the Ceding Company's Proprietary Information with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

The Parties shall hold all Proprietary Information in trust and confidence and shall use Proprietary Information only for the purposes of this Agreement. Unless required by applicable law, neither Party shall disclose any Proprietary Information without the express written consent of the other Party. Notwithstanding the foregoing, the Parties may disclose Proprietary Information to their Representatives who need such Proprietary Information to carry out the purposes for which it was disclosed -- it being understood that the Party disclosing the Proprietary Information shall inform its Representatives of the confidential nature of the Proprietary Information, shall cause such Representatives to observe the terms of this Agreement, and shall be liable to the Owner for any breach of this Agreement by itself or by any of its Representatives. The term "Representatives," as used in this Agreement, shall mean a Party's directors, officers, employees, retrocessionaires, partners, agents, other controlling persons, and professional advisors, including but not limited to attorneys, accountants, actuaries, and intermediaries.

In the event the Recipient or its Representative breaches this obligation, the Owner shall have all rights and remedies available under law and equity, including the right to protect its Proprietary Information by injunction, without proving economic loss, which the Parties acknowledge and concede is appropriate and necessary to protect the value of the Owner's Proprietary Information.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each Representative of such Party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction ("Tax Treatment"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to the Tax Treatment. This permission to disclose the Tax Treatment is limited to any facts relevant to the Tax Treatment and does not include information relating to the identity of the Parties.

In the event that any Party is served with a subpoena, request for production of documents, other legal process, or request by regulator, such Party shall immediately notify, and send a copy of such subpoena, other legal process, or regulatory request to, the other Party so that the other Party may reasonably determine whether any of its Proprietary Information may be included in the data required to be produced. Such other Party may, at its own expense, take such legal action as it deems necessary to preserve the confidentiality of its Proprietary Information or may waive its rights to do so.

To the extent possible, Proprietary Information shall be promptly destroyed upon the termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Recipient in order to continue to perform its obligations hereunder. The Recipient will not be obligated to destroy any Proprietary Information that is retained for back-up or archiving purposes, in accordance with a document retention policy, or that the Recipient, in the opinion of counsel, is legally compelled to keep and store.

The Parties agree to immediately notify each other, in writing, of all circumstances surrounding any known or potential access to, or possession of, Proprietary Information by any person other than persons authorized by this Agreement. Such notice shall be provided as a material communication under
Article XXIII and shall include, but not be limited to, the name and address of each such unauthorized person.

This Article shall survive the termination of this Agreement.

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                                  ARTICLE XXII

                               GENERAL PROVISIONS

A.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a sample copy of each policy and rider form that applies to the Plans of Insurance to be reinsured hereunder.

B.  Severability

If any provision of this Agreement shall be declared or found to be illegal, invalid, unenforceable, or void, the Parties shall be relieved of their obligations under such provision. The validity of the remaining provisions shall not be affected. To the extent possible, the Parties shall work in good faith to amend this Agreement to address such provision.

C.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the Parties' rights or obligations hereunder existing at the time of its termination.

D.  Non-Waiver

No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

E.  Currency

The Reinsurance Premiums and benefits payable under this Agreement will be payable in United States Dollars.

F.  Definitions of Terms in Policies

Terms that are not defined in this Agreement will have the meaning conferred on them in the underlying reinsured contracts. Such terms include, but may not be limited to: Monthly Activity Date, Monthly Deduction Amount, Account Value, and Policy Protection Account.

G.  Governing Law

This Agreement shall be governed by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

H.  Assignment and Transfer

The rights, duties and obligations of the Parties under this Agreement shall not be assigned or transferred, in whole or in part, except as otherwise provided herein, by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. This provision is not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis, nor to prevent successors in interest from having rights and obligations under this Agreement.

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I.  Execution of Agreement in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

J.  Force Majeure

Neither Party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "Force Majeure." As used herein, the term "Force Majeure" means: an event, explosion, action of the elements, strike or other labor relations problem; restriction or restraint imposed by law, rule, or regulation of any public authority, whether federal, state or local, and whether civil or military; act of any military authority or international terrorist group; interruption of transportation, communication, or transmission facilities; or any other cause that is beyond the reasonable control of such Party and that, by the exercise of reasonable diligence, such Party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such Party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

K.  Material Compliance Provision

The Parties represent that, to the best of their knowledge, they are in substantial compliance with all state and federal laws material to the business reinsured under this Agreement. In the event that either Party is found to be noncompliant with any law material to this Agreement, this Agreement will remain in effect and the non-compliant Party will indemnify the other Party for any direct loss that Party suffers as a result of the noncompliance and, to the extent practicable, will remedy the noncompliance as soon as possible.

L.  Representations and Warranties and Good Faith

The Parties have entered into this Agreement in reliance upon mutual representations and warranties.

Each Party represents to the other that, as of the Effective Date of this Agreement, it was solvent on a statutory basis in all states in which it is licensed to transact business.

The Ceding Company represents and warrants to the Reinsurer that it provided the Reinsurer with a request for proposal and supporting materials associated therewith on or about January 21, 2008 (the "Request for Proposal") and acknowledges that the Reinsurer has relied on these documents and such representations as well as the Reinsurer's expertise, knowledge, and experience in the life insurance and life reinsurance industries, in its decision to enter into this Agreement.

The Ceding Company represents, to the best of its knowledge, as of the date it executed this Agreement that:

1.  it was not aware of any errors in the Request for Proposal;

2. any assumptions made in compiling the Request for Proposal were based upon informed judgment and were consistent with sound actuarial principles;

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3.  all factual information contained in the Request for Proposal was correct, complete, and accurate in all material respects;

4. the underwriting, administration and claims practices it employed were consistent with those of a prudent life insurance company.

In addition, the Parties agree that the principles of good faith traditional to life reinsurance shall be adhered to in the performance of this Agreement, in the underwriting and administration of the business reinsured hereunder, and in their dealing with each other. Pursuant to such principles, the Ceding Company shall inform the Reinsurer in writing of any material changes in its underwriting practices and guidelines, administration and/or claims practices for the Reinsurer's consideration and written approval. In addition, the Ceding Company shall inform the Reinsurer of any changes in its pricing information which would, in a prudent actuary's opinion, change the risk characteristics of the business reinsured hereunder (e.g., changes that would affect the distribution by risk categories) for the Reinsurer's consideration and written approval.

If the Reinsurer does not consent to any such changes in writing, the Reinsurer reserves the right to decline reinsurance coverage on such policies and/or negotiate a corresponding adjustment of the reinsurance terms and conditions for the risks reinsured hereunder.

M.  Expenses

The Ceding Company shall pay the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance reinsured under this Agreement.

N.  Taxes

The Reinsurer will not reimburse the Company for premium taxes or other insurance-related taxes paid on business reinsured under this Agreement.

O.  Inspection of Records

Each Party or its authorized representatives will have the right, at any reasonable time and upon reasonable advance notice to inspect the other Party's documents and records that relate to this Agreement and the business that is the subject matter of this Agreement. The Ceding Company's right of inspection shall be limited to the Reinsurer's underwriting papers, claims or administration files related to the business reinsured under this Agreement.

Each Party will cooperate with and facilitate any such inspection, including providing a reasonable workspace to conduct the inspection. Upon the request of the inspecting Party, the other Party will make available such officers and employees as the inspecting Party may reasonably request to provide information relating to the business reinsured under this Agreement.

All expenses of conducting the inspection will be the sole responsibility of the inspecting Party.

This Section will survive the termination of this Agreement.

P.  Short-Term Interest

For certain payments as specified in this Agreement that are due from one Party to the other Party, the Party owed has the right to charge the other Party interest on those payments. If that right is exercised, such interest will be computed, from the date the payment is due to the date

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payment is made, using the short-term interest method.

Interest under the short-term interest method will accrue at an effective annual rate set equal to the lesser of (i) a rate equal to the sum of 175 basis points (1.75%) plus the annualized Three Month London Interbank Offering Rate (LIBOR) published in the Wall Street Journal (or, if not available, a comparable publication agreed upon by the Parties) on the due date of the payment, if the due date is a business day, or if not, on the first business day following the due date, or (ii) the maximum annual rate allowed by law for this purpose in the governing-law state specified above in Section G.

The effective annual interest rate to be used under the short-term interest method for a payment due will be reset every three months after such due date, as necessary, if the payment accrues interest for a period longer than three months. If multiple payments are accruing interest under one computation, then the rate will be reset every three months after the due date of the earliest such payment, and the reset rate for each successive period shall apply to accrue interest on all such payments accrued during such period.

Q.  OFAC

It is the intention of the Parties to comply with all laws, statutes, regulations, and rules applicable to the business reinsured under this Agreement, including, but not limited to, the requirements of the United States Department of the Treasury's Office of Foreign Asset Control ("OFAC").

For the purposes of this Agreement, a "Prohibited Person" is a Specially Designated National and Blocked Person as defined by OFAC and a "Sanctioned Country" is collectively a department, agency, branch, instrumentality, government-owned entity or representative of the government of a sanctioned or an embargoed country as identified by OFAC.

Should either Party discover, or otherwise become aware, that a policy, which is reinsured under this Agreement, insures, is owned by, or in is any way controlled by a Prohibited Person or has been made in violation of the laws, the Party who first becomes aware of the violation will notify the other Party and the Parties will cooperate in order to take all necessary corrective actions.

Such reinsurance cession will be null, void, and of no effect from its inception, to the same extent as if the policy had never been ceded. In such event, each Party will be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

R.  Changes in Retention Limit

If the Ceding Company changes its maximum Retention Limit as shown in Exhibit II, it shall provide the Reinsurer with written notice of the intended change thirty (30) days in advance of the effective date. The CCARet%, as shown in Schedule B, will remain unchanged for new and inforce business, unless mutually agreed.

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                                 ARTICLE XXIII

                           NOTICES AND COMMUNICATIONS

A.  Material Communications

For the purpose of this Agreement, "Material Communications" shall be defined as those communications that are associated with material breach of this Agreement, termination or recapture of this Agreement, the resolution of disputes by arbitration, negotiation or court proceedings under this Agreement, a change in or loss of the Reinsurer's licensing or accreditation, and/or confidentiality and compliance provisions set forth in this Agreement.

All material communications will be addressed as follows:

If to the Ceding Company:            If to the Reinsurer:

Individual Life Director of          Reinsurance, S-6
Reinsurance
Hartford Life Insurance Companies    The Canada Life Assurance Company
200 Hopmeadow Street                 330 University Avenue
Simsbury, CT 06089                   Toronto, ON M5G 1R8
Facsimile: (860) 843-5860            (416) 343-8488

Copies (which shall not constitute   Copies (which shall not constitute
notice) to:                          notice) to:

Corporate Reinsurance                Reinsurance Treaty Department, S-6
Hartford Life Insurance Companies    The Canada Life Assurance Company
200 Hopmeadow Street                 330 University Avenue
Simsbury, CT 06089                   Toronto, ON M5G 1R8
Facsimile: (860) 843-5568            (416) 343-8488

Reinsurance Counsel                  Reinsurance Legal Counsel, S-6
Hartford Life Insurance Companies    The Canada Life Assurance Company
200 Hopmeadow Street                 330 University Avenue
Simsbury, CT 06089                   Toronto, ON M5G 1R8
Facsimile: (860) 843-8665            (416) 343-2519

or such other address or facsimile number as one Party may provide to the other Party by routine communication given as described under Section B. The foregoing shall not preclude the effectiveness of actual written notice given to a Party at any address or by any means.

B.  Other Communications

All other communications will be sent to the contact either (a) provided by the receiving party, or (b) identified in the course of routine administration of this Agreement.

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C.  Notices

All notices with regard to this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date when delivered personally; (ii) on the date sent by facsimile transmission or electronic mail with proof of delivery; or (iii) on the earlier of the date received and the date three (3) business days after any such notice was sent by nationally recognized courier or by first-class U.S. mail, postage prepaid, return receipt requested.

                                   EXECUTION

In witness whereof, the Parties have, by their duly authorized representatives, executed this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constituted one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008:

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer               By:     /s/ Jean-Francois Poulin
        ------------------------------          ------------------------------
Name:   Monica Hainer, FSA, FCIA, MAAA  Name:   Jean-Francois Poulin
Title:  Senior Vice President           Title:  Senior Vice President,
        Life Reinsurance                        Life Reinsurance
Date:   December 23/10                  Date:   December 28, 2010

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Richard Smolinski           Attest  /s/ Michael J. Roscoe
        ------------------------------          ------------------------------
Name:   Richard Smolinski               Name:   Michael J. Roscoe
Title:  Assistant Vice President and    Title:  Senior Vice President and
        Actuary                                 Actuary
Date:   12/22/2010                      Date:   12/22/2010

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                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                                 NAR         BASE POLICY
BASE POLICY                                             VALUATION MORTALITY TABLE(S)            TYPE*     ELIGIBILITY DATE**
----------------------------------------------------------------------------------------------------------------------------
Stag UL                                          1980 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Hartford Bicentennial UL Founders                2001 CSO M/F S/NS Ultimate ANB                   A          10/01/2008
Hartford UL CV                                   1980 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Stag Wall Street VUL                             1980 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Stag Protector II VUL                            1980 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Hartford Leaders VUL Legacy                      2001 CSO M/F Composite Ultimate ANB              A          10/01/2008
Stag Accumulator II VUL                          1980 CSO M/F Unismoke Ultimate ALB               A          10/01/2008
Hartford Leaders VUL Liberty (a)                 1980 CSO M/F Unismoke Ultimate ANB               A          10/01/2008
Hartford Leaders VUL Liberty (b)                 2001 CSO M/F Composite Ultimate ANB              A          10/01/2008
Life Solutions II UL (a)                         1980 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Life Solutions II UL (b)                         2001 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Hartford Advanced Universal Life                 2001 CSO M/F S/NS Ultimate ALB                   B          10/01/2008
Hartford Bicentennial UL Freedom (a)             2001 CSO M/F S/NS Ultimate ANB                   B          10/01/2008
Hartford Bicentennial UL Freedom (b)             2001 CSO M/F S/NS Ultimate ANB                   A          07/01/2010
Hartford Quantum II VUL (a)                      2001 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Hartford Quantum II VUL (b)                      2001 CSO M/F S/NS Ultimate ANB                   A          10/01/2008
Hartford ExtraOrdinary Whole Life (a)            2001 CSO M/F S/NS Ultimate ALB                   A          10/01/2008
Hartford ExtraOrdinary Whole Life (b)            2001 CSO M/F S/NS Ultimate ANB                   A          10/01/2008
Hartford Bicentennial UL Founders II             2001 CSO M/F S/NS Ultimate ANB                   A          03/05/2010
Hartford Bicentennial UL Founders II
Extended Value Option                            2001 CSO M/F S/NS Ultimate ANB                   A          03/05/2010
Hartford Frontier Indexed UL                     2001 CSO M/F S/NS Ultimate ANB                   A          09/07/2010
Hartford Frontier Indexed UL
Extended Value Option                            2001 CSO M/F S/NS Ultimate ANB                   A          09/07/2010

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDERS PROVIDING DEATH BENEFITS                            RIDER ELIGIBILITY DATE**
THAT ARE ELIGIBLE FOR REINSURANCE

Primary Term Insured Rider                                        10/01/2008
Other Covered Insured Term Life Rider                             10/01/2008
Cost of Living Adjustment (COLA) Rider                            10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                    RIDER ELIGIBILITY DATE**
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE

Accidental Death Benefit (ADB) Rider                              10/01/2008
Accelerated Benefit Rider (ABR)                                   10/01/2008
LifeAccess Accelerated Benefit Rider (LAABR)                      10/01/2008
Policy Continuation Rider                                         10/01/2008
Policy Protection Rider (PPR)                                     10/01/2008
Enhanced No Lapse Guarantee Rider                                 10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT           RIDER ELIGIBILITY DATE**
ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)

Lifetime No Lapse Guarantee Rider                                 10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider              10/01/2008
Paid-Up Life Insurance Rider                                      10/01/2008
Conversion Option Rider                                           10/01/2008
Overloan Protection Rider                                         10/01/2008
Waiver of Specified Amount (WSA) Rider                            10/01/2008
Waiver of Monthly Deductions (WMD) Rider                          10/01/2008
Children's Life Insurance Rider                                   10/01/2008
Foreign Travel Exclusion Rider                                    10/01/2008
Estate Tax Repeal Benefit Rider                                   10/01/2008
Modified Surrender Value Rider                                    10/01/2008
Cash Surrender Value Endorsement                                  10/01/2008
Automatic Premium Payment Rider                                   10/01/2008
Additional Premium Rider                                          10/01/2008
Qualified Plan Rider                                              10/01/2008
Owner Designated Settlement Option Rider                          03/05/2010

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. During and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                         SINGLE LIFE PLANS OF INSURANCE

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: This rider indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option. This rider allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                  NAR          BASE POLICY
BASE POLICY                                     VALUATION MORTALITY TABLE(S)     TYPE*      ELIGIBILITY DATE**
---------------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy              2001 CSO M/F S/NS Ultimate ALB      A            10/01/2008
Hartford Leaders VUL Joint Legacy II           2001 CSO M/F S/NS Ultimate ANB      A            10/01/2008
Hartford Advanced Last Survivor UL             2001 CSO M/F S/NS Ultimate ALB      B            10/01/2008
Hartford Bicentennial UL Joint Freedom         2001 CSO M/F S/NS Ultimate ALB      B            10/01/2008
Hartford Bicentennial UL Joint Freedom II(a)   2001 CSO M/F S/NS Ultimate ANB      B            10/01/2008
Hartford Bicentennial UL Joint Freedom II(b)   2001 CSO M/F S/NS Ultimate ANB      A            07/01/2010

------------

*   NAR Type is described in Schedule B.

** Policies and riders issued with a policy issue date on or after the Base Policy Eligibility Date or the Rider Eligibility Date shown may qualify for automatic reinsurance under the terms of this Agreement.

RIDERS PROVIDING DEATH BENEFITS
THAT ARE ELIGIBLE FOR REINSURANCE                         RIDER ELIGIBILITY DATE**
------------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                          10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                 RIDER ELIGIBILITY DATE**
------------------------------------------------------------------------------------
LS Exchange Option Rider                                         10/01/2008
Policy Protection Rider                                          10/01/2008
Estate Tax Repeal Rider                                          10/01/2008
Foreign Travel Exclusion Rider                                   10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider             10/01/2008
Paid-Up Life Insurance Rider                                     10/01/2008
Owner Designated Settlement Option Rider                         03/05/2010

Rider Descriptions (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: This rider will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option. Same as Single Life rider.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

FACULTATIVE REINSURANCE: The Reinsurer will reinsure X% (as determined at issue) of the Total Net Amount at Risk for the risk.

TOTAL ALLOCATION LIMIT (TAL): As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

MINIMUM AUTOMATIC REINSURANCE CESSION: [Redacted]

MINIMUM FACULTATIVE REINSURANCE CESSION: [Redacted]

LEAD REINSURER: Swiss Re Life & Health America Inc.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

The Ceding Company's Foreign National business shall be automatically reinsured under the terms of this Agreement, if it meets all the requirements for Automatic Reinsurance in Section III.A, with the following differences.

TYPE OF REINSURANCE
Risks qualifying under this program will be reinsured on a first-dollar quota share basis.

CEDING COMPANY'S RETENTION [Redacted]

FOREIGN NATIONAL REINSURANCE POOL SHARE [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES CEDING COMPANY'S RETENTION): [Redacted]

JUMBO LIMIT: [Redacted]

TOTAL ALLOCATION LIMIT: [Redacted]

ADDITIONAL PLAN, AMOUNT, AND PAYMENT REQUIREMENTS

1. Permanent life policies only. Term coverage may be considered, but only in the form of a rider included on a permanent base policy. Last survivor coverage is excluded from this program.

2. Other than term riders referenced in Paragraph 1, above, no supplemental benefit coverage, such as accidental death or waiver of premium, will be allowed.

3.  The minimum face amount is as follows: [Redacted]

4. Annual premium or Check-O-Matic premium mode only. The minimum annual premium is the annual premium to endow. If Check-O-Matic is the premium mode, it must be arranged with a U.S. Bank.

5. Premiums must be paid in U.S. currency and must be billed to a residence or bank in the U.S.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

ADDITIONAL UNDERWRITING AND RISK CLASS GUIDELINES

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

The Ceding Company has several special underwriting programs. The majority of these programs are contained within the Underwriting Brochure entitled "Life insurance underwriting that opens doors and closes cases", form LCM-05-418-1-09. Another program, Life Express, effective October 26, 2009, is documented in a LifeTIMES Bulletin dated October 30, 2009. Both of these publications have been shared in advance of the execution of this Agreement with the Reinsurer. The Ceding Company has two additional special underwriting programs not listed in the Underwriting Brochure, the "Benny Program" and the "Director's Charitable Award Program", which are listed below.

BENNY PROGRAM [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- FOR LAST SURVIVOR PLANS ONLY

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE OCTOBER 1, 2008

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- CONTINUED

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

UNDERWRITING MANUALS

The Swiss Re Underwriting Guideline and our internal changes, both of which are documented in our InfoBase data system, are the primary reference sources we currently use when arriving at medical offers on cases. Final decisions are based on all aspects of the case, and at times may differ from the guidelines in these manuals. They may also differ in situations where our Medical Department has published guidelines that suggest other ways to underwrite or view an impairment or test result. Other than the information published by our Medical Department, however, all variances from our underwriting manuals or department guidelines should be completely documented in the underwriting file. Financial and other non-medical underwriting guidelines can be found in the InfoBase training and documentation system.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

             UNDERWRITING REQUIREMENTS -- STANDARD PERMANENT PLANS

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

         UNDERWRITING REQUIREMENTS -- STANDARD PERMANENT PLANS (CONT'D)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

               UNDERWRITING REQUIREMENTS -- STAG WALL STREET VUL

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

        UNDERWRITING REQUIREMENTS -- MIDDLE AMERICA (LIFE SOLUTIONS II)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

    UNDERWRITING REQUIREMENTS -- MIDDLE AMERICA (LIFE SOLUTIONS II) (CONT'D)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

           PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

       PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D)
                 EFFECTIVE OCTOBER 1, 2008 THROUGH MAY 23, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

  PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE
                                  MAY 24, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

  PREFERRED CLASSES -- ADDITIONAL UNDERWRITING REQUIREMENTS (CONT'D) EFFECTIVE
                                AUGUST 20, 2010

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE E
        CEDING COMPANY'S STANDARD UNDERWRITING PRACTICES AND GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   SCHEDULE F
             POLICIES ELIGIBLE FOR REINSURANCE UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

The following categories of policies are eligible for reinsurance under this
Agreement:

CATEGORY #                                          CATEGORY DESCRIPTION
----------------------------------------------------------------------------------------------------------------
1           Policies issued on or after March 1, 2009
2           Policies issued from the Effective Date of this Agreement through February 28, 2009 that were eligible for automatic reinsurance under one of the following Ceding Company reinsurance pools:
            (i) Single Life Excess Pool effective November 1, 2002;
            (ii) Advanced UL Pool effective September 1, 2004;
            (iii) Last Survivor Excess Pool effective January 1, 2002; and
            (iv) Advanced Last Survivor UL Pool effective January 1, 2005, but that were fully retained by the Ceding Company at the time of processing (see Note below).
            Notwithstanding the foregoing, fully retained policies issued during this period in which the insured has a subsequent policy that is partially or fully ceded to another pool (including the
            Hartford Term Pool effective April 10, 2006) will not be eligible for reinsurance under this
            Agreement.
            Note: The Ceding Company completed the processing of Category 2 business in July 2009. At the time of processing, the Ceding Company paid the Reinsurer Reinsurance Premiums for all policies in
            Category 2 back to each policy's effective date.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [
(i) + (ii) ] / 12, where:

(i) equals the Yearly Renewable Term (YRT) Reinsurance Premium for the coverage (as defined below); and

(ii) equals the Annual Flat Extra Reinsurance Premium (as defined below) for the coverage, where the sum of [ (i) + (ii) ] shall not exceed the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders.

YEARLY RENEWABLE TERM (YRT) REINSURANCE PREMIUM

The YRT Reinsurance Premium for each coverage shall equal (i) x (ii) x (iii) / 1,000, where:

(i)  equals [ (a) x (b) ], (the "Base YRT Reinsurance Premium Rate") where:

       (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

       (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

(ii) equals the applicable Substandard Table Percentage, specified in Exhibit V, for the risk; and

(iii) equals the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                       FOR SINGLE LIFE PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM

The Annual Flat Extra Reinsurance Premium for each coverage equals {(i) x [ 1 -
(ii) ] x [(iii) / 1,000]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage;

(ii) equals the Flat Extra Allowance Percentage, specified below; and

(iii) equals the Reinsured Net Amount At Risk for such coverage, defined in Schedule B.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [(i) x (ii) / 1,000] / 12, where:

(i)  equals the result of the following steps:

(ii) equals the Reinsured Net Amount at Risk for the coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders. Reinsurance Premium for a single life rider attached to a last survivor policy shall be determined in accordance with the Reinsurance Premium calculations for single life plans of insurance.

YRT REINSURANCE PREMIUM RATE PER 1,000*

The YRT Reinsurance Premium Rate per 1,000 for each life for each coverage shall equal (i) x (ii) + (iii), but in no event more than 1,000, where:

(i)  equals the quantity [ (a) x (b) ], where:

       (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

       (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

(ii) equals the applicable Substandard Table Percentage, specified in Exhibit V, for the risk; and

(iii) equals the Annual Flat Extra Reinsurance Premium per 1,000, as defined below.

* For purposes of determining the YRT Reinsurance Premium Rate per 1,000, a life deemed uninsurable will be treated as Table P for 20 years with a $250 flat extra for 10 years.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE OCTOBER 1, 2008

                      FOR LAST SURVIVOR PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM PER 1,000

The Annual Flat Extra Reinsurance Premium per 1,000 for each coverage equals {(i) x [ 1 - (ii)]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage; and

(ii) equals the Flat Extra Allowance Percentage, specified below.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE OCTOBER 1, 2008

              FOR SINGLE LIFE AND LAST SURVIVOR PLANS OF INSURANCE
                                      AND
                   FOR AUTOMATIC AND FACULTATIVE REINSURANCE

Annual Rates per $1,000 of Reinsured Net Amount at Risk are provided in the following attached tables of Exhibit III. They are provided on a Select & Ultimate basis and vary by:

1. Age basis (Age Nearest Birthday or Age Last Birthday), to align with the Valuation Mortality Table for the Plan of Insurance;

2.   Gender (Male, Female); and

3.   Rate class --

       a.   Preferred Plus Non-Nicotine (PPNN);

       b.  Preferred Non-Nicotine (PNN);

       c.   Standard Non-Nicotine (SNN);

       d.  Preferred Nicotine (PN); and

       e.   Standard Nicotine (SN).

For Life Solutions II UL plans, Annual Rates per $1,000 of Reinsured Net Amount at Risk will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

All risks insured by the Ceding Company on a Unisex basis will be reinsured using gender-specific rates.

Note: If the Annual Rates per $1,000 or YRT Reinsurance Rate Factors shown in
Exhibit IV of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE OCTOBER 1, 2008

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC/HLAIC and Canada Life

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

             YRT REINSURANCE RATE FACTORS (SEE EXHIBIT I FOR USAGE)

For Automatic Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount not exceeding Total Allocation Limit (TAL).

For Facultative Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount not exceeding

                                    TABLE 1

For Automatic Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount exceeding Total Allocation Limit (TAL).

For Facultative Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount exceeding

                                   [Redacted]

                                    TABLE 2

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSFfor gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

(1)  For "Preferred" policies, use the SNN rate class; and

(2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT V
                         SUBSTANDARD TABLE PERCENTAGES
                           EFFECTIVE OCTOBER 1, 2008

SUBSTANDARD TABLE PERCENTAGES (SEE EXHIBIT I FOR USAGE)

                                   [Redacted]

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

            [LOGO]              HARTFORD LIFE INSURANCE COMPANY
         THE HARTFORD           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164 - 0271

                         TEMPORARY INSURANCE AGREEMENT

PROPOSED PRIMARY INSURED: NAME:            DATE OF BIRTH:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. THIS AGREEMENT DOES NOT PROVIDE INSURANCE COVERAGE FOR ANY OTHER PROPOSED INSUREDS, INCLUDING BUT NOT LIMITED TO, OTHER PROPOSED INSUREDS UNDER TERM INSURANCE RIDERS AND CHILD RIDERS.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                                HOME OFFICE COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (CONTINUED)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

            Yes            No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

            Yes            No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

- The answers provided above are complete and true to the best of his/her knowledge and belief.

- If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $            has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         Date:
     -----------------------------------          ------------------------------
     Agent Signature

                   DETACH OWNER'S COPY AT TIME OF APPLICATION

                                HOME OFFICE COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

            [LOGO]              HARTFORD LIFE INSURANCE COMPANY
         THE HARTFORD           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                500 BIELENBERG DRIVE, WOODBURY, MN 55125
                                P.O. BOX 64271, ST. PAUL, MN 55164 - 0271

                         TEMPORARY INSURANCE AGREEMENT

Proposed Primary Insured: Name:            Date of Birth:

Under this Temporary Insurance Agreement ("Agreement"), Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company ("Company") agrees to provide a limited amount of life insurance coverage, for a limited period of time, subject to the terms and conditions set forth below.

WHEN COVERAGE BEGINS

Temporary life insurance coverage under the Agreement becomes effective on the date this Agreement is signed, subject to all of the following conditions:

a) An Application for Life Insurance with the Company ("Application") or a Request for Insurance Application with the Company ("Request") has been completed as of the same date this Agreement has been signed;

b)  The answers to the health questions below are "No"; and

c) The Company receives the first full modal premium for the mode selected on the Application or the Request.

WHEN TEMPORARY INSURANCE COVERAGE TERMINATES -- 90 DAY MAXIMUM

Temporary insurance under this Agreement will terminate on the earliest of:

1. 30 days from the effective date of this Agreement if a required and requested medical exam, lab test, application interview or medical report has not been received by the Company;

2.  90 days from the effective date of this Agreement;

3.  The date the policy, as applied for, takes effect;

4. The date the Company offers a policy with a risk assessment other than Standard or a Preferred Class;

5. The date the Company mails a notice of termination of this Agreement to the Proposed Policyowner at the address set forth in the Application or Request.

If the Company terminates coverage, the collected premium will be refunded without interest.

WHO IS COVERED

This Agreement provides temporary insurance coverage only for the Primary Insured. The Primary Insured is the "Proposed Insured" named in the Request, the "Proposed Insured 1" named in the Application, or "Proposed Insured 1" and "Proposed Insured 2" named in Applications for survivorship life insurance coverage. THIS AGREEMENT DOES NOT PROVIDE INSURANCE COVERAGE FOR ANY OTHER PROPOSED INSUREDS, INCLUDING BUT NOT LIMITED TO, OTHER PROPOSED INSUREDS UNDER TERM INSURANCE RIDERS AND CHILD RIDERS.

AMOUNT OF LIFE INSURANCE COVERAGE -- $1,000,000 MAXIMUM

If death of a covered Primary Insured occurs while this Agreement is in effect, the Company will pay a death benefit to the beneficiary designated in the Application or Request.

The death benefit shall be the LESSER of:

a) The amount of death benefit indicated in the Application or Request, with respect to the deceased Primary Insured; or

b)  $1,000,000.

LIMITATIONS AND CONDITIONS OF COVERAGE

1. If benefits are payable under this Agreement, then no benefit relating to that loss will be payable under the policy which is applied for.

2. Material misrepresentations or fraud in the answers to the Health Questions set forth below or in the Application will invalidate this Agreement and the Company's liability will be limited to a refund of the premium payment.

3. This Agreement does not cover any Primary Insured who is age 71 or over as of the effective date of this Agreement.

                                  OWNER'S COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                   EXHIBIT VI
              CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

LIMITATIONS AND CONDITIONS OF COVERAGE (CONTINUED)

4. This Agreement provides temporary life insurance coverage in the event of the death of Primary Insured. It does not provide any coverage for other benefits which may be applied for, including but not limited to, waiver of premium or accidental death benefits or coverage.

5. There is no coverage under this Agreement if a Primary Insured dies by suicide. In that event, the Company's liability will be limited to a refund of the premium payment.

6. There is no coverage under this Agreement if the check or draft submitted as payment is not honored on the first presentation to the bank.

7. Only an officer of the Company can make, modify, or alter any of the provisions of this Agreement.

HEALTH QUESTIONS

Has the Primary Insured:

1. Within the past 90 days, other than for pregnancy or childbirth, been admitted to or treated at a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

            Yes             No

2. Within the past 2 years had or been treated for heart disease, chest pain, stroke, cancer, alcohol or drug use, immune system disorder or had such treatment recommended by a physician or medical practitioner?

            Yes             No

NOTE: If either Question #1 or Question #2 above is answered "Yes" or left blank, no coverage will take effect under this Temporary Insurance Agreement and any premium received will be refunded.

DECLARATIONS

Each of the undersigned declares, understands and agrees that:

- The answers provided above are complete and true to the best of his/her knowledge and belief.

- If the answers to the Health Questions contained in this Agreement or the Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under this Agreement.

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Primary Insured Signature

X                                         Date:
     -----------------------------------          ------------------------------
     Proposed Policy Owner Signature
     (if other than the Proposed
     Insured)

RECEIPT OF PAYMENT

A premium payment of $             has been submitted with the Application or
Request. Additional premium may be required upon Policy delivery.

All premium checks must be made payable to Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. Do not make check(s) payable to the Agent or leave the payee blank.

X                                         Date:
     -----------------------------------          ------------------------------
     Agent Signature

                                  OWNER'S COPY

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                      REPORT                      ACCOUNTING PERIOD               DUE DATE
-----------------------------------------------------------------------------------------------------
1.   New Business*                                     Monthly          30th day after month end
     (New issues only -- first time
     policy reported to the Reinsurer)
2.   Renewal Business*                                 Monthly          30th day after month end
     (Policies with renewal dates
     within the Accounting Period)
3.   Changes & Terminations*                           Monthly          30th day after month end
     (includes conversions, replacements
     reinstatements, increases, decreases,
     recaptures, lapses, claims, etc.)
4.   Inforce List                                      Monthly          30th day after month end
     (Listing of each policy in force)
5.   Statutory Reserves                               Quarterly         30th day after quarter end
6.   Policy Exhibit                                    Monthly          30th day after month end

------------

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided, the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

Allocated Retention Pool (Excess Risks) -- Effective October 1, 2008 Between HLIC and Canada Life

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company                    Identifies the Ceding Company
Policy                     Policy number which is part of the policy key
Coverage/rider             Coverage number which is part of the policy key.
                           This number is used to identify specific policy
                           coverage.
Cession ID                 This field contains the number assigned to this
                           cession by the Reinsurer
Transaction Sequence       This field indicates the transaction record(s)
                           created during the month.
Line of Business           This field indicates the line of business the policy
                           falls under.
Reinsurance Company        Two character reinsurance company ID code that
                           identifies the Reinsurer.
Reporting Company          Identifies the company used for reporting purposes.
                           Will be the same as the Reinsurance Company.
Transaction Type           Identifies the type of transaction being reported on
                           the Transaction extract.
Transaction Count          This field is used on the Transaction extract to
                           identify the addition or termination of a cession.
Reinsurance From Date      This field contains the beginning date of the period
                           covered by this record. The premiums on the
                           Transaction record cover the period beginning with
                           the From Date through the To Date.
Reinsurance To Date        This field contains the end date of the period
                           covered by a record.
Date Reported              On the Transaction extract, this is the month the
                           transaction was reported.
Mode                       Identifies the mode of reinsurance premium payment.
Policy Duration            The duration at issue is 01.
Reinsurance Duration       Contains the reinsurance duration. It may differ
                           from the policy duration if the cession is a
                           continuation.
Cession Number             Hartford does not currently use. Defaults to spaces.
Policy Date                This field contains the effective date of the
                           policy.
Reinsurance Date           This field contains the effective date of the
                           reinsurance. For most cessions it is the same as the
                           policy date. For continuations, it contains the
                           effective date of the original coverage.
Issue State                This field contains a two-letter abbreviation of the
                           state or province of issue. Used to determine unisex
                           rates.
Resident State             This field contains a two-letter abbreviation of the
                           state or province of issue. Used to compute premium
                           tax reimbursement if applicable.
Joint Type                 Identifies Joint business type

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                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age                  Used for joint coverages using a joint equivalent
                           age for rate searches.
Auto/Fac Indicator         Indicates whether the policy is ceded on an
                           Automatic or Facultative basis.
Death Benefit Option       This field contains the option chosen by the insured
                           for death proceeds payment.
Participation code         This field indicates whether the business is Non
                           Participating (N) or Participating (P).
Issue Type                 Identifies how a cession was issued. (New business
                           or Continuation)
Underwriting Method        Identifies the type of underwriting used to issue
                           the coverage.
Treaty Number              This field contains the TAI system treaty number
Reinsurance Type           This field is a one-character code that identifies
                           the type of reinsurance. (Y=YRT, C=Coinsurance &
                           M=Modco.)
Plan                       This field contains the coverage plan code.
Product code               This field contains the product type code.
Product code 1             For Joint Life policies, this field contains the
                           product type code for Insured 1.
Product code 2             For Joint Life policies, this field contains the
                           product type code for Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.)
Currency Code              This field identifies the currency. (USD or CND if
                           applicable)
Last Name -- 1             This field contains the insured's last name. For
                           Joint Life policies, this field contains the last
                           name for Insured 1. (Maximum of 20 characters)
First Name -- 1            This field contains the insured's first name. For
                           Joint Life policies, this field contains the first
                           name for Insured 1. (Maximum of 15 characters)
Middle Initial -- 1        This field contains the insured's middle initial.
                           For Joint Life policies, this field contains the
                           middle initial for Insured 1. (1 character)
Client ID -- 1             This field contains the unique client ID for an
                           insured used to connect lives when calculating
                           retention on a life. For Joint Life policies, this
                           field indicates the client ID for Insured 1.
                           (Maximum of 20 characters)
Insured Status -- 1        This field indicates the insured's coverage status.
                           For Joint Life policies, this field indicates the
                           insured's coverage status for Insured 1.
DOB -- 1                   This field contains the insured's date of birth. For
                           Joint Life policies, this field contains the date of
                           birth for Insured 1.
Sex -- 1                   This field is used to identify the sex of the
                           insured. For Joint Life policies, this field
                           contains the sex of Insured 1.
Pricing Sex -- 1           This field contains the sex used to compute premiums
                           and allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1                   This field contains the insured's issue age. For
                           Joint Life policies, this field contains the issue age for Insured 1.

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                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 1.
Mortality -- 1            This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 1.
Mortality Duration -- 1   This field contains the duration of the insured's
                          mortality rating. For Joint Life policies, this
                          field contains the duration of the mortality
                          rating for Insured 1.
Temp Flat -- 1            This field contains the temporary flat extra per
                          1000. For Joint Life policies, this field contains
                          the temporary flat extra per 1000 for Insured 1.
Temp Duration -- 1        This field contains the number of years that the
                          temporary flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 1.
Perm Flat -- 1            This field contains the permanent flat extra per
                          1000. For Joint Life policies, this field contains
                          the permanent flat extra per 1000 for Insured 1.
Perm Duration -- 1        This field contains the number of years that the
                          permanent flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 1.
Last Name -- 2            This field contains the insured's last name. For
                          Joint Life policies, this field contains the last
                          name for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.) (Maximum of 20
                          characters)
First Name -- 2           This field contains the insured's first name. For
                          Joint Life policies, this field contains the first
                          name for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.) (Maximum of 15
                          characters)
Middle Initial -- 2       This field contains the insured's middle initial.
                          For Joint Life policies, this field contains the
                          middle initial for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.) (1
                          character)
Client ID -- 2            This field contains the unique client ID for an
                          insured used to connect lives when calculating
                          retention on a life. For Joint Life policies, this
                          field indicates the client ID for Insured 2. (If
                          this is not a Joint Life policy, this field will
                          be blank.) (Maximum of 20 characters)
Insured Status -- 2       This field indicates the insured's coverage
                          status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
DOB -- 2                  This field contains the insured's date of birth.
                          For Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2                  This field is used to identify the sex of the
                          insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)

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                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Pricing Sex -- 2          This field contains the sex used to compute premiums
                          and allowances. For Joint Life policies, this field
                          contains the pricing sex of Insured 2. (If this is
                          not a Joint Life policy, this field will be blank.)
Age -- 2                  This field contains the insured's issue age. For
                          Joint Life policies, this field contains the issue
                          age for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Class -- 2                This field contains the company's rating of standard
                          or preferred and the smoker class. For Joint Life
                          policies, this field contains the class for Insured
                          2. (If this is not a Joint Life policy, this field
                          will be blank.)
Mortality -- 2            This field contains the insured's mortality rating.
                          For Joint Life policies, this field contains the
                          mortality rating for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Mortality Duration -- 2   This field contains the duration of the insured's
                          mortality rating. For Joint Life policies, this
                          field contains the duration of the mortality rating
                          for Insured 2. (If this is not a Joint Life policy,
                          this field will be blank.)
Temp Flat -- 2            This field contains the temporary flat extra per
                          1000. For Joint Life policies, this field contains
                          the temporary flat extra per 1000 for Insured 2. (If
                          this is not a Joint Life policy, this field will be
                          blank.)
Temp Duration -- 2        This field contains the number of years that the
                          temporary flat extra rating is being charged. For
                          Joint Life policies, this field contains the number
                          of years that the flat extra rating is being charged
                          for Insured 2. (If this is not a Joint Life policy,
                          this field will be blank.)
Perm Flat -- 2            This field contains the permanent flat extra per
                          1000. For Joint Life policies, this field contains
                          the permanent flat extra per 1000 for Insured 2. (If
                          this is not a Joint Life policy, this field will be
                          blank.)
Perm Duration -- 2        This field contains the number of years that the
                          permanent flat extra rating is being charged. For
                          Joint Life policies, this field contains the number
                          of years that the flat extra rating is being charged
                          for Insured 2. (If this is not a Joint Life policy,
                          this field will be blank.)
Policy Face Amount        Indicates the face amount of the total policy.
Retained Amount           This field contains the amount retained on this
                          policy coverage, not on the life.
Ceded Amount              This field contains the policy amount ceded to a
                          specific reinsurer.
Net Amount at Risk        This field contains the reinsured net amount at risk
                          (NAR) for a specific reinsurer.
Benefit Mortality         ADB or Waiver mortality.
Premium                   This field contains the reinsurance premium.
Allowance                 This field contains the reinsurance allowance.
Flat extra type           This field indicates whether there is a temporary
                          flat extra (T) or a permanent flat extra (P) being
                          charged.
Premium Tax               If premium tax is reimbursed, this field contains
                          the tax amount.
Cash Value                If applicable, this field is used to recover
                          coinsured cash values from the Reinsurer.
Benefit                   If applicable, this field is used to recover
                          benefits from the Reinsurer.

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                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend                    If applicable, this field contains the reinsurer's
                            share of the direct dividend.
Policy Fee                  This field contains the reinsurance policy fee.
Continuation Original       This field indicates the ceding company on the
Company                     original policy. (Used for conversions only.)
Continuation Original       This field indicates the policy number for the
Policy                      original policy. (Used for conversions only.)
Continuation Original       This field indicates the coverage/rider for the
Coverage/Rider              original policy. (Used for conversions only.)
Message                     An informational message may be manually added to
                            a policy by the Ceding Company.
Image switch                Hartford does not currently use. Defaults to
                            spaces.
Policy Fee Allowance        This field contains the reinsurance policy fee
                            allowance.
Location Code               Hartford does not currently use. Defaults to
                            spaces.
Treaty Reference Number     Upon request, this field contains the Reinsurer's
                            treaty number.
Claim                       Hartford does not currently use. Defaults to
                            spaces.
Policy Status               This field identifies the status of the cession.
Policy Master Smoker -- 1   Policy smoker class on direct policy. For Joint
                            Life policies, this field contains the policy
                            master smoker class for Insured 1.
Policy Master Smoker -- 2   Policy smoker class on direct policy. For Joint
                            Life policies, this field contains the policy
                            master smoker class for Insured 2. (If this is not
                            a Joint Life policy, this field will be blank.)
Policy Effective Date       This field contains the issue date of the
                            reinsurance.
Policy Application Date     This field indicates the date the insured signed
                            the application.
NAR Type                    This field indicates the method used in
                            determining the Total Net Amount at Risk (as defined in Schedule B).

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                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                              POLICY EXHIBIT FILE*

Company                   Identifies the Ceding Company.
Policy                    Policy number which is part of the policy key.
Coverage/rider            Coverage number which is part of the policy key.
                          This number is used to identify a specific policy
                          coverage.
Cession ID                This field contains the number assigned to this
                          cession by the Reinsurer.
Line of Business          This field indicates the line of business the policy
                          falls under.
Report Date               This is the month the transaction was reported.
Reinsurance Company       Two character reinsurance company ID code that
                          identifies the Reinsurer.
Reporting Company         Identifies the company used for reporting purposes.
                          Will be the same as the Reinsurance Company.
Treaty Number             This field contains the TAI system treaty number.
Transaction Type          Identifies the type of transaction being reported on
                          the Transaction extract.
Policy Count              Each New Business, Continuation & Reinstatement will
                          be assigned a count of 1, Terminations will be
                          assigned -1 and Renewals/NAR changes will be
                          assigned 0.
Base Ceded Amount         This field contains the policy base amount ceded.
ADB ceded Amount          This field contains the policy ADB amount ceded.
Waiver Ceded Amount       This field contains the policy waiver amount ceded.
Net Amount at Risk        The reinsured net amount at risk (NAR).
Plan                      This field contains the coverage plan code.
Auto/Fac Indicator        Indicates whether the policy is ceded on an
                          Automatic or Facultative basis.
Reinsurance Type          This field is a one-character code that identifies
                          the type of reinsurance. (Y=YRT, C=Coinsurance &
                          M=Modco.)
Currency Code             This field identifies the currency. (USD or CND if
                          applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

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
                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                                  RESERVE FILE

Company                    Identifies the Ceding Company
Policy                     Policy number which is part of the policy key
Coverage/rider             Coverage number which is part of the policy key.
                           This number is used to identify a specific policy
                           coverage.
Cession ID                 This field contains the number assigned to this
                           cession by the Reinsurer
Benefit Type               This field is the reserve type. 1 = Life, 2 = ADB,
                           3 = Waiver, 4 = Flat Extras, 5 = Substandard
Calc Method                Hartford's TAI Valuation Method 1 = Frasier
                           Reserve + 1/2 cx, E = Coinsurance Reserve, H =
                           Half Premium, L = Factor FLX1, X = 1/2 cx
Reinsurance Company        Two character reinsurance company ID code that
                           identifies the Reinsurer.
Reporting Company          Identifies the company used for reporting
                           purposes. Will be the same as the Reinsurance
                           Company.
Line of Business           This field indicates the line of business the
                           policy falls under. (L = Life)
Treaty Number              This field contains the TAI system treaty number
Plan                       This field contains the coverage plan code.
Auto/Fac Indicator         Indicates whether the policy is ceded on an
                           Automatic or Facultative basis.
Product code               This field contains the product type code.
Joint Type                 Identifies Joint business Type
Joint Method Switch        Identifies TAI Frasier method calculation
Mode                       Identifies the mode of reinsurance premium
                           payment.
Cession Status             This field identifies the status of the cession.
Reinsurance Type           This field is a one-character code that identifies
                           the type of reinsurance.
Duration                   Contains the reinsurance duration. It may differ
                           from the policy duration if the cession is a
                           continuation.
Participation code         This field indicates whether the business is Non
                           participating (N) or Participating (P).
Issue Date                 This field contains the effective date of the
                           policy.
Reinsurance To Date        This field contains the end date of the period
                           covered by a record.
Policy Face Amount         Indicates the face amount of the total policy.
Ceded Amount               This field contains the policy amount ceded to a
                           specific reinsurer
Net Amount at Risk         This field contains the reinsured net amount at
                           risk (NAR) for a specific reinsurer.
Premium                    This field contains the reinsurance premium.
Reserve Percent            Value appears on Coinsurance business only
Cession Count              Cession count only appears under Life (Base), not
                           benefits.
Age Basis                  Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1        This field indicates the insured's coverage
                           status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.

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

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1                   This field contains the insured's issue age. For
                           Joint Life policies, this field contains the issue
                           age for Insured 1.
Class -- 1                 This field contains the company's rating of
                           standard or preferred and the smoker class. For
                           Joint Life policies, this field contains the class
                           for Insured 1.
Sex -- 1                   This field is used to identify the sex of the
                           insured. For Joint Life policies, this field
                           contains the sex of Insured 1.
Mortality -- 1             This field contains the insured's mortality
                           rating. For Joint Life policies, this field
                           contains the mortality rating for Insured 1.
Insured Status -- 2        This field indicates the insured's coverage
                           status. For Joint Life policies, this field
                           indicates the insured's coverage status for
                           Insured 2. (If this is not a Joint Life policy,
                           this field will be blank.)
Age -- 2                   This field contains the insured's issue age. For
                           Joint Life policies, this field contains the issue
                           age for Insured 2. (If this is not a Joint Life
                           policy, this field will be blank.)
Class -- 2                 This field contains the company's rating of
                           standard or preferred and the smoker class. For
                           Joint Life policies, this field contains the class
                           for Insured 2. (If this is not a Joint Life
                           policy, this field will be blank.)
Sex -- 2                   This field is used to identify the sex of the
                           insured. For Joint Life policies, this field
                           contains the sex of Insured 2. (If this is not a
                           Joint Life policy, this field will be blank.)
Mortality -- 2             This field contains the insured's mortality
                           rating. For Joint Life policies, this field
                           contains the mortality rating for Insured 2. (If
                           this is not a Joint Life policy, this field will
                           be blank.)
Reserve                    Statutory or Tax Reserve for each coverage.
Reserve Interest Rate      This field identifies the Interest Rate used when
                           calculating reserves.
Reserve Factor             Applicable Mortality Basis YRT Factor
Factor Pointer             TAI specific field to identify applicable
                           mortality table used when calculating reserves.
Attained Age               TAI specific field. Default is 1
Setback                    TAI specific field. Default is zero
Class Switch               TAI specific field. Valuation Class (D = Distinct)
Curtate Switch             This field indicates whether reserves are on a
                           curtate or continuous basis.
Caption                    Hartford's TAI Valuation Method
Error Code                 Informational field used by Hartford -- Usually
                           Blank
Reserve Class 1            This field contains insured's smoker class. For
                           Joint Life policies, this field contains the class
                           for Insured 1.
Reserve Class 2            This field contains insured's smoker class. For
                           Joint Life policies, this field contains the class
                           for Insured 2. (If this is not a Joint Life
                           policy, this field will be blank.)
Currency Code              This field identifies the currency. (USD or CND if
                           applicable)
Valuation Interest         TAI assigned field that is used to read applicable
Pointer                    interest rates when calculating 1/2 cx reserves.
NAR Type                   This field indicates the method used in
                           determining the Total Net Amount at Risk (as defined in Schedule B).

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
                                  AMENDMENT 1
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

          AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM REINSURANCE
                           AGREEMENT FOR EXCESS RISKS

                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

               HARTFORD LIFE INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer (collectively, the "Parties") agree that the Agreement was implemented using YRT Reinsurance Rate Factors ("Factors") which proved to be incorrect; and

WHEREAS, the Parties have agreed to incorporate revised Factors as shown in the attached Exhibit IV as of October 1, 2008, with the revised Factors being implemented as follows:

       (a) For billing transactions appearing in the November 2010 reinsurance billing statement and thereafter, the Ceding Company will apply the revised Factors; and

       (b) For billing transactions reported to the Reinsurer prior to the November 2010 reinsurance billing statement, the Ceding Company shall remit to the Reinsurer a one-time payment in the amount of [Redacted] no later than January 31, 2011, to correct the discrepancy which resulted from the Ceding Company's application of the initial Factors; and

WHEREAS, the Parties acknowledge that the [Redacted] ayment represents an aggregate correction for the following agreements, all effective October 1, 2008:

       (a) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company;

       (b) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company;

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Amendment 1 -- Effective 10/01/2008

       (c) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company; and

       (d) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company; and

WHEREAS, the Parties agree that this payment shall represent a full and final settlement regarding this matter; and

WHEREAS, the Parties acknowledge that the Ceding Company will not alter its administrative systems to reflect this recalculation of premium prior to the November 2010 reinsurance billing and that this may result in a discrepancy if an audit of the business reinsured is conducted.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2.   Exhibit IV is deleted in its entirety and replaced with the attached
            Exhibit IV.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Parties have, by their respective officers, executed this Amendment in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:    /s/ Monica Hainer               By:    /s/ Jean-Francois Poulin
       ------------------------------         ------------------------------
Name:  Monica Hainer                   Name:  Jean-Francois Poulin
Title: Senior Vice President, Life Re  Title: Senior Vice President, Life Re
Date:  December 23/10                  Date:  December 28, 2010

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Richard Smolinski           Attest: /s/ Michael Roscoe
       ------------------------------         ------------------------------
Name:  Richard Smolinski, FSA, MAAA    Name:  Michael Roscoe, FSA, MAAA
Title: Asst. Vice President and        Title: Senior Vice President
       Actuary Individual Life                Individual Life Product
       Product Management                     Management
Date:  12/22/2010                      Date:  12/22/2010

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
                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                      CORRECTED EFFECTIVE OCTOBER 1, 2008

             YRT REINSURANCE RATE FACTORS (SEE EXHIBIT I FOR USAGE)

For Automatic Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount not exceeding Total Allocation Limit (TAL).

For Facultative Reinsurance under this Agreement, Table 1 applies for all coverage years on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount not exceeding

For Automatic Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of face amount exceeding Total Allocation Limit (TAL).

For Facultative Reinsurance under this Agreement, Table 2 applies for coverage years specified on Reinsured Net Amount at Risk (ReinsNAR) for portions of reinsured face amount exceeding

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                                    3

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE OCTOBER 1, 2008

For Single Life Plans, use applicable factor for issue age, gender, and risk class from tables above.

For Last Survivor Plans, use (applicable factor for issue age, gender, and risk class from tables above) x (applicable Last Survivor Factor LSF for gender and risk class from tables above).

For Life Solutions II UL plans, YRT Reinsurance Rate Factors will be determined as follows:

       (1)  For "Preferred" policies, use the SNN rate class; and

       (2)  For "Standard" policies, use the SN rate class.

Note: If the YRT Reinsurance Rate Factors or the Annual Rates per $1,000 shown in Exhibit III of this Agreement are changed, the Ceding Company and the Reinsurer will determine whether the Annual Rates per $1,000 or YRT Reinsurance Rate Factors for the Non-Excess Risks agreement need to be changed.

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
                                  AMENDMENT 2
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

               HARTFORD LIFE INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to clarify the administrative implications of the Reinsurer's liability for riders or policy features that accelerate the death benefit; and

WHEREAS, the Ceding Company and the Reinsurer wish to reaffirm the basis for the minimum amount for a facultative reinsurance application; and

WHEREAS, the Ceding Company and the Reinsurer wish to replace Exhibit VII to reflect updated definitions.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

1.  The above recitals are true and accurate and are incorporated herein.

2. Section IV.E is hereby deleted in its entirety and replaced with the following Section IV.E:

E. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement. Notwithstanding the foregoing, if the Ceding Company's liability on a risk terminates as a result of acceleration in accordance with a Rider, the Reinsurer's liability on such risk will terminate following the death of the insured and the Reinsurer's payment to the Ceding Company of its share of the death benefit on such risk.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

3. Section X.D. is hereby deleted in its entirety and replaced with the following Section X.D:

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination. For a policy terminated due to the expiry of any grace period for an unpaid amount, the effective date of termination for such policy will be the date such unpaid amount was first due.

Notwithstanding the foregoing, if a policy is deemed to have terminated as a result of full acceleration of the death benefit, the corresponding reinsurance on the policy will continue as specified in Section IV.E.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

4. Schedule B is hereby deleted in its entirety and replaced with the attached, revised Schedule B.

5. Exhibit VII is hereby deleted in its entirety and replaced with the attached, revised Exhibit VII.

6. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:       /s/ Monica Hainer            By:       /s/ Jean-Francois Poulin
          ---------------------------            ---------------------------
Name:     Monica Hainer, FSA, FCIA,    Name:     Jean-Francois Poulin, FSA,
          MAAA                                   FCIA
Title:    Senior Vice President Life   Title:    Senior Vice President Life
          Reinsurance                            Reinsurance
Date:     October 27 2011              Date:     October 28, 2011

HARTFORD LIFE INSURANCE COMPANY

By:       /s/ Paul Fischer             Attest:   /s/ Michael Roscoe
          ---------------------------            ---------------------------
Name:     Paul Fischer, FSA, MAAA      Name:     Michael Roscoe, FSA, MAAA
Title:    Assistant Vice President     Title:    Senior Vice President
          and Actuary Individual Life            Individual Life Product
          Product Management                     Management
Date:     November 29, 2011            Date:     12/2/11

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

FACULTATIVE REINSURANCE: The Reinsurer will reinsure X% (as determined at issue) of the Total Net Amount at Risk for the risk.

TOTAL ALLOCATION LIMIT (TAL):  As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL):  As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR):  As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET):  As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT):  As shown in Exhibit II.

NAR TYPE for the Plan of insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Working Reserve = (i) x (ii) / (iii), and

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either the most recent Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM AUTOMATIC REINSURANCE CESSION: [Redacted]

MINIMUM FACULTATIVE REINSURANCE APPLICATION: [Redacted]

LEAD REINSURER: Swiss Re Life & Health America Inc.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

      REPORT                                                  ACCOUNTING PERIOD             DUE DATE
--------------------------------------------------------------------------------------------------------------
1.    New Business*                                                Monthly         30th day after month end
      (New issues only -- first time policy reported to
      the Reinsurer)
2.    Renewal Business*                                            Monthly         30th day after month end
      (Policies with renewal dates within the Accounting
      Period)
3.    Changes & Terminations*                                      Monthly         30th day after month end
      (includes conversions, replacements reinstatements,
      increases, decreases, recaptures, lapses, claims,
      etc.)
4.    Inforce List                                                 Monthly         30th day after month end
      (Listing of each policy in force)
5.    Statutory Reserves                                          Quarterly        30th day after quarter end
6.    Policy Exhibit                                               Monthly         30th day after month end

------------

* Policy record details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

Company               Identifies the Ceding Company
Policy                Policy number which is part of the policy key
Coverage/rider        Coverage number which is part of the policy key. This
                      number is used to identify specific policy coverage.
Cession ID            This field contains the number assigned to this cession
                      by the Reinsurer
Transaction Sequence  This field indicates the transaction record(s) created during the month.
Line of Business      This field indicates the line of business the policy
                      falls under.
Reinsurance Company   Two character reinsurance company ID code that
                      identifies the Reinsurer.
Reporting Company     Identifies the company used for reporting purposes. Will
                      be the same as the Reinsurance Company.
Transaction Type      Identifies the type of transaction being reported on the
                      Transaction extract.
Transaction Count     This field is used on the Transaction extract to
                      identify the addition or termination of a cession.
Reinsurance From      This field contains the beginning date of the period
Date                  covered by this record. The premiums on the Transaction
                      record cover the period beginning with the From Date
                      through the To Date.
Reinsurance To Date   This field contains the end date of the period covered
                      by a record.
Date Reported         On the Transaction extract, this is the month the
                      transaction was reported.
Mode                  Identifies the mode of reinsurance premium payment.
Policy Duration       The duration at issue is 01.
Reinsurance Duration  Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Cession Number        Hartford does not currently use. Defaults to spaces.
Policy Date           This field contains the effective date of the policy.
Reinsurance Date      This field contains the effective date of the
                      reinsurance. For most cessions it is the same as the
                      Policy Date. For continuations, it contains the
                      effective date of the original coverage.
Issue Date            This field contains a two-letter abbreviation of the
                      state or province of issue. Used to determine unisex
                      rates.
Resident Date         This field contains a two-letter abbreviation of the
                      state of province of issue. Used to compute premium tax
                      reimbursement if applicable.
Joint Type            Identifies Joint business type

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Joint Age             Used for joint coverages using a joint equivalent age
                      for rate searches.
Auto/Fac Indicator    Indicates whether the policy is ceded on an Automatic or
                      Facultative basis.
Death Benefit Option  This field contains the option chosen by the insured for death proceeds payment.
Participation code    This field indicates whether the business is Non
                      Participating (N) or Participating (P).
Issue Type            Identifies how a cession was issued. (New business or
                      Continuation)
Underwriting Method   Identifies the type of underwriting used to issue the
                      coverage.
Treaty Number         This field contains the TAI system treaty number
Reinsurance Type      This field is a one-character code that identifies the
                      type of reinsurance. (Y=YRT, C=Coinsurance & M=Modco.)
Plan                  This field contains the coverage plan code.
Product code          This field contains the product type code.
Product code 1        For Joint Life policies, this field contains the product
                      type code for Insured 1.
Product code 2        For Joint Life policies, this field contains the product
                      type code for Insured 2. (If this is not a Joint Life
                      policy, this field will be blank.)
Currency Code         This field identifies the currency. (USD or CND if
                      applicable)
Last Name -- 1        This field contains the insured's last name. For Joint
                      Life policies, this field contains the last name for
                      Insured 1. (Maximum of 20 characters)
First Name -- 1       This field contains the insured's first name. For Joint
                      Life policies, this field contains the first name for
                      Insured 1. (Maximum of 15 characters)
Middle Initial -- 1   This field contains the insured's middle initial. For
                      Joint Life policies, this field contains the middle
                      initial for Insured 1. (1 character)
Client ID -- 1        This field contains the unique client ID for an insured
                      used to connect lives when calculating retention on a
                      life. For Joint Life policies, this field indicates the
                      client ID for Insured 1. (Maximum of 20 characters)
Insured Status -- 1   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's
                      coverage status for Insured 1.
DOB -- 1              This field contains the insured's date of birth. For
                      Joint Life policies, this field contains the date of
                      birth for Insured 1.
Sex -- 1              This field is used to identify the sex of the insured.
                      For Joint Life policies, this field contains the sex of
                      insured 1.
Pricing Sex -- 1      This field contains the sex used to compute premiums and
                      allowances. For Joint Life policies, this field contains the pricing sex of Insured 1.
Age -- 1              This field contains the insured's issue age. For Joint
                      Life policies, this field contains the issue as for Insured 1.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Class -- 1            This field contains the company's rating of standard or
                      preferred and the smoker class. For Joint Life policies,
                      this field contains the class for Insured 1.
Mortality -- 1        This field contains the insured's mortality rating. For
                      Joint Life policies, this field contains the mortality
                      rating for Insured 1.
Mortality Duration    This field contains the duration of the insured's
-- 1                  mortality rating. For Joint Life policies, this field
                      contains the duration of the mortality rating for
                      Insured 1.
Temp Flat -- 1        This field contains the temporary flat extra per 1000.
                      For Joint Life policies, this field contains the
                      temporary flat extra per 1000 for Insured 1.
Temp Duration -- 1    This field contains the number of years that the
                      temporary flat extra rating is being charged. For Joint
                      Life policies, this field contains the number of years
                      that the flat extra rating is being charged for Insured
                      1.
Perm Flat -- 1        This field contains the permanent flat extra per 1000.
                      For Joint Life policies, this field contains the
                      permanent flat extra per 1000 for Insured 1.
Perm Duration -- 1    This field contains the number of years that the
                      permanent flat extra rating is being charged. For Joint
                      Life policies, this field contains the number of years
                      that the flat extra rating is being charged for Insured
                      1.
Last Name -- 2        This field contains the insured's last name. For Joint
                      Life policies, this field contains the last name for
                      Insured 2. (If this is not a Joint Life policy, this
                      field will be blank.) (Maximum of 20 characters)
First Name -- 2       This field contains the insured's first name. For Joint
                      Life policies, this field contains the first name for
                      Insured 2. (If this is not a Joint Life policy, this
                      field will be blank.) (Maximum of 15 characters)
Middle Initial -- 2   This field contains the insured's middle initial. For
                      Joint Life policies, this field contains the middle
                      initial for Insured 2. (If this is not a Joint Life
                      policy, this field will be blank.) (1 character)
Client ID -- 2        This field contains the unique client ID for an insured
                      used to connect lives when calculating retention on a
                      life. For Joint Life policies, this field indicates the
                      client ID for Insured 2. (If this is not a Joint Life
                      policy, this field will be blank.) (Maximum of 20
                      characters)
Insured Status -- 2   This field indicates the insured's coverage status. For
                      Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint
                      Life policy, this field will be blank.)
DOB -- 2              This field contains the insured's date of birth. For
                      Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2              This field is used to identify the sex of the insured.
                      For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Pricing Sex -- 2          This field contains the sex used to compute
                          premiums and allowances. For Joint Life policies,
                          this field contains the pricing sex of Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Age -- 2                  This field contains the insured's issue age. For
                          Joint Life policies, this field contains the issue
                          age for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Class -- 2                This field contains the company's rating of
                          standard or preferred and the smoker class. For
                          Joint Life policies, this field contains the class
                          for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Mortality -- 2            This field contains the insured's mortality
                          rating. For Joint Life policies, this field
                          contains the mortality rating for Insured 2. (If
                          this is not a Joint Life policy, this field will
                          be blank.)
Mortality Duration -- 2   This field contains the duration of the insured's
                          mortality rating. For Joint Life policies, this
                          field contains the duration of the mortality
                          rating for Insured 2. (If this is not a Joint Life
                          policy, this field will be blank.)
Temp Flat -- 2            This field contains the temporary flat extra per
                          1000. For Joint Life policies, this field contains
                          the temporary flat extra per 1000 for Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Temp Duration -- 2        This field contains the number of years that the
                          temporary flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Perm Flat -- 2            This field contains the permanent flat extra per
                          1000. For Joint Life policies, this field contains
                          the permanent flat extra per 1000 for Insured 2.
                          (If this is not a Joint Life policy, this field
                          will be blank.)
Perm Duration -- 2        This field contains the number of years that the
                          permanent flat extra rating is being charged. For
                          Joint Life policies, this field contains the
                          number of years that the flat extra rating is
                          being charged for Insured 2. (If this is not a
                          Joint Life policy, this field will be blank.)
Policy Face Amount        Indicates the face amount of the total policy.
Retained Amount           This field contains the amount retained on this
                          policy coverage, not on the life.
Ceded Amount              This field contains the policy amount ceded to a
                          specific reinsurer.
Net Amount at Risk        This field contains the reinsured net amount at
                          risk (NAR) for a specific reinsurer.
Benefit Mortality         ADB or Waiver mortality.
Premium                   This field contains the reinsurance premium.
Allowance                 This field contains the reinsurance allowance.
Flat extra type           This field indicates whether there is a temporary
                          flat extra (T) or a permanent flat extra (P) being
                          charged.
Premium Tax               If premium tax is reimbursed, this field contains
                          the tax amount.
Cash Value                If applicable, this field is used to recover
                          coinsured cash values from the Reinsurer.
Benefit                   If applicable, this field is used to recover
                          benefits from the Reinsurer.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Dividend                  If applicable, this field contains the reinsurer's
                          share of the direct dividend.
Policy Fee                This field contains the reinsurance policy fee.
Continuation Original     This field indicates the ceding company on the
Company                   original policy. (Used for conversions only.)
Continuation Original     This field indicates the policy number for the
Policy                    original policy. (Used for conversions only.)
Continuation Original     This field indicates the coverage/rider for the
Coverage/Rider            original policy. (Used for conversions only.)
Message                   An informational message may be manually added to
                          a policy by the Ceding Company.
Image switch              Hartford does not currently use. Defaults to
                          spaces.
Policy Fee Allowance      This field contains the reinsurance policy fee
                          allowance.
Location Code             Hartford does not currently use. Defaults to
                          spaces.
Treaty Reference Number   Upon request, this field contains the Reinsurer's
                          treaty number.
Claim                     Hartford does not currently use. Defaults to
                          spaces.
Policy Status             This field identifies the status of the cession.
Policy Master Smoker --   Policy smoker class on direct policy. For Joint
1                         Life policies, this field contains the policy
                          master smoker class for Insured 1.
Policy Master Smoker --   Policy smoker class on direct policy. For Joint
2                         Life policies, this field contains the policy
                          master smoker class for insured 2. (If this is not
                          a Joint Life policy, this field will be blank.)
Policy Effective Date     This field contains the issue date of the policy.
Policy Application Date   This field indicates the date the insured signed
                          the application.
NAR Type                  This field indicates the method used in
                          determining the Total Net Amount at Risk (as defined in Schedule B).

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                              POLICY EXHIBIT FILE*

Company              Identifies the Ceding Company.
Policy               Policy number which is part of the policy key.
Coverage/rider       Coverage number which is part of the policy key. This
                     number is used to identify a specific policy coverage.
Cession ID           This field contains the number assigned to this cession by the Reinsurer.
Line of Business     This field indicates the line of business the policy falls under.
Report Date          This is the month the transaction was reported.
Reinsurance Company  Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company    Identifies the company used for reporting purposes. Will be the same as the Reinsurance Company.
Treaty Number        This field contains the TAI system treaty number.
Transaction Type     Identifies the type of transaction being reported on the
                     Transaction extract.
Policy Count         Each New Business, Continuation & Reinstatement will be
                     assigned a count of 1, Terminations will be assigned -1 and
                     Renewals/NAR changes will be assigned 0.
Base Ceded Amount    This field contains the policy base amount ceded.
ADB ceded Amount     This field contains the policy ADB amount ceded.
Waiver Ceded Amount  This field contains the policy waiver amount ceded.
Net Amount at Risk   The reinsured net amount at risk (NAR).
Plan                 This field contains the coverage plan code.
Auto/Fac indicator   Indicates whether the policy is ceded on an Automatic or
                     Facultative basis.
Reinsurance Type     This field is a one-character code that identifies the type of reinsurance. (Y=YRT, C=Coinsurance & M=Modco.)
Currency Code        This field identifies the currency. (USD or CND if
                     applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

                                  RESERVE FILE

Company              Identifies the Ceding Company
Policy               Policy number which is part of the policy key
Coverage/rider       Coverage number which is part of the policy key. This
                     number is used to identify a specific policy coverage.
Cession ID           This field contains the number assigned to this cession by the Reinsurer
Benefit Type         This field is the reserve type. 1 = Life, 2=ADB, 3=Waiver,
                     4=Flat Extras, 5=Substandard
Calc Method          Hartford's TAI Valuation Method 1=Frasier Reserve + 1/2 cx,
                     E=Coinsurance Reserve, H=Half Premium, L=Factor FLX1, X=1/2
                     cx
Reinsurance Company  Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company    Identifies the company used for reporting purposes. Will be the same as the Reinsurance Company.
Line of Business     This field indicates the line of business the policy falls under. (L=Life)
Treaty Number        This field contains the TAI system treaty number
Plan                 This field contains the coverage plan code.
Auto/Fac Indicator   Indicates whether the policy is ceded on an Automatic or
                     Facultative basis.
Product code         This field contains the product type code.
Joint Type           Identifies Joint business Type
Joint Method Switch  Identifies TAI Frasier method calculation
Mode                 Identifies the mode of reinsurance premium payment.
Cession Status       This field identifies the status of the cession.
Reinsurance Type     This field is a one-character code that identifies the type of reinsurance.
Duration             Contains the reinsurance duration. It may differ from the
                     policy duration if the cession is a continuation.
Participation code   This field indicates whether the business is Non
                     participating (N) or Participating (P).
Issue Date           This field contains the effective date of the policy.
Reinsurance To Date  This field contains the end date of the period covered by a record.
Policy Face Amount   Indicates the face amount of the total policy.
Ceded Amount         This field contains the policy amount ceded to a specific
                     reinsurer
Net Amount at Risk   This field contains the reinsured net amount at risk (NAR)
                     for a specific reinsurer.
Premium              This field contains the reinsurance premium.
Reserve Percent      Value appears on Coinsurance business only
Cession Count        Cession count only appears under Life (Base), not benefits.
Age Basis            Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1  This field indicates the insured's coverage status. For
                     Joint Life policies, this field indicates the insured's coverage status for insured 1.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  EXHIBIT VII
                              REINSURANCE REPORTS
                           EFFECTIVE OCTOBER 1, 2008

Age -- 1             This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.
Class -- 1           This field contains the company's rating of standard or
                     preferred and the smoker class. For Joint Life policies,
                     this field contains the class for Insured 1.
Sex -- 1             This field is used to identify the sex of the insured. For
                     Joint Life policies, this field contains the sex of Insured
                     1.
Mortality -- 1       This field contains the insured's mortality rating. For
                     Joint Life policies, this field contains the mortality
                     rating for Insured 1.
Insured Status -- 2  This field indicates the insured's coverage status. For
                     Joint Life policies, this field indicates the insured's
                     coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Age -- 2             This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2.
                     (If this is not a Joint Life policy, this field will be
                     blank.)
Class -- 2           This field contains the company's rating of standard or
                     preferred and the smoker class. For Joint Life policies,
                     this field contains the class for Insured 2. (If this is
                     not a Joint Life policy, this field will be blank.)
Sex -- 2             This field is used to identify the sex of the insured. For
                     Joint Life policies, this field contains the sex of Insured
                     2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2       This field contains the insured's mortality rating. For
                     Joint Life policies, this field contains the mortality
                     rating for insured 2. (If this is not a Joint Life policy, this field will be blank.)
Reserve              Statutory or Tax Reserve for each coverage.
Reserve Interest     This field identifies the Interest Rate used when
Rate                 calculating reserves.
Reserve Factor       Applicable Mortality Basis YRT Factor
Factor Pointer       TAI specific field to identify applicable mortality table
                     used when calculating reserves.
Attained Age         TAI specific field. Default is 1
Setback              TAI specific field. Default is zero
Class Switch         TAI specific field. Valuation Class (D=Distinct)
Curtate Switch       This field indicates whether reserves are on a curtate or
                     continuous basis.
Caption              Hartford's TAI Valuation Method
Error Code           Informational field used by Hartford -- Usually Blank
Reserve Class 1      This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 1.
Reserve Class 2      This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code        This field identifies the currency. (USD or CND if
                     applicable)
Valuation Interest   TAI assigned field that is used to read applicable interest
Pointer              rates when calculating 1/2 cx reserves.
NAR Type             This field indicates the method used in determining the
                     Total Net Amount at Risk (as defined in Schedule B).

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 2 -- Effective 10/01/2008

                                  AMENDMENT 3
                           EFFECTIVE OCTOBER 3, 2011

                                     TO THE

                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                     REINSURANCE AGREEMENT FOR EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

               HARTFORD LIFE INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect that the following Products and Riders were added to the Agreement as of the Effective Date shown for each on Schedule A:

       -   Hartford Founders Plus UL

       -   Hartford Founders Plus UL Extended Value Option

       -   DisabilityAccess Rider

       -   LongevityAccess Rider

       -   LifeAccess Care Rider

       -   Joint LifeAccess Rider, and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

     1.  The above recitals are true and accurate and are incorporated herein.

     2. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A.

     3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ Monica Hainer             By:     /s/ Jean-Francois Poulin
        ----------------------------          ----------------------------
Name:   Monica Hainer, FSA, FCIA,     Name:   Jean-Francois Poulin, FSA,
        MAAA                                  FCIA
Title:  Senior Vice-President Life    Title:  Senior Vice President Life
        Reinsurance                           Reinsurance
Date:   OCT 27 2011                   Date:   October 28, 2011

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Paul Fischer              Attest: /s/ Michael Roscoe
        ----------------------------          ----------------------------
Name:   Paul Fischer, FSA, MAAA       Name:   Michael Roscoe, FSA, MAAA
Title:  Asst. Vice President and      Title:  Senior Vice President
        Actuary Individual Life               Individual Life Product
        Product Management                    Management
Date:   November 29, 2011             Date:   12/2/11

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                          NAR       EFFECTIVE
BASE POLICY                                       VALUATION MORTALITY TABLE(S)           TYPE*       DATE**
---------------------------------------------------------------------------------------------------------------
Stag UL                                    1980 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Hartford Bicentennial UL Founders          2001 CSO M/F S/NS Ultimate ANB                  A       10/01/2008
Hartford UL CV                             1980 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Stag Wall Street VUL                       1980 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Stag Protector II VUL                      1980 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Hartford Leaders VUL Legacy                2001 CSO M/F Composite Ultimate ANB             A       10/01/2008
Stag Accumulator II VUL                    1980 CSO M/F Unismoke Ultimate ALB              A       10/01/2008
Hartford Leaders VUL Liberty (a)           1980 CSO M/F Unismoke Ultimate ANB              A       10/01/2008
Hartford Leaders VUL Liberty (b)           2001 CSO M/F Composite Ultimate ANB             A       10/01/2008
Life Solutions II UL (a)                   1980 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Life Solutions II UL (b)                   2001 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Hartford Advanced Universal Life           2001 CSO M/F S/NS Ultimate ALB                  B       10/01/2008
Hartford Bicentennial UL Freedom (a)       2001 CSO M/F S/NS Ultimate ANB                  B       10/01/2008
Hartford Bicentennial UL Freedom (b)       2001 CSO M/F S/NS Ultimate ANB                  A       07/01/2010
Hartford Quantum II VUL (a)                2001 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Hartford Quantum II VUL (b)                2001 CSO M/F S/NS Ultimate ANB                  A       10/01/2008
Hartford Extraordinary Whole Life (a)      2001 CSO M/F S/NS Ultimate ALB                  A       10/01/2008
Hartford Extraordinary Whole Life (b)      2001 CSO M/F S/NS Ultimate ANB                  A       10/01/2008
Hartford Bicentennial UL Founders II       2001 CSO M/F S/NS Ultimate ANB                  A       03/05/2010
Hartford Bicentennial UL Founders II
Extended Value Option                      2001 CSO M/F S/NS Ultimate ANB                  A       03/05/2010
Hartford Frontier Indexed Universal Life   2001 CSO M/F S/NS Ultimate ANB                  A       09/07/2010
Hartford Frontier Indexed Universal Life
Extended Value Option                      2001 CSO M/F S/NS Ultimate ANB                  A       09/07/2010
Hartford Founders Plus UL                  2001 CSO M/F S/NS Ultimate ANB                  A       10/03/2011
Hartford Founders Plus UL
Extended Value Option                      2001 CSO M/F S/NS Ultimate ANB                  A       10/03/2011

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                          EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                         DATE**
-----------------------------------------------------------------------
Primary Term Insured Rider                              10/01/2008
Other Covered Insured Term Life Rider                   10/01/2008
Cost of Living Adjustment (COLA) Rider                  10/01/2008

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE            EFFECTIVE DATE**
-----------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                    10/01/2008
Accelerated Benefit Rider (ABR)                         10/01/2008

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

                                                                                                    EFFECTIVE
RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE (CONTINUED)        DATE**
------------------------------------------------------------------------------------------------------------------
LifeAccess Accelerated Benefit Rider (LAABR)                                                       10/01/2008
Policy Continuation Rider                                                                          10/01/2008
Policy Protection Rider (PPR)                                                                      10/01/2008
Enhanced No Lapse Guarantee Rider                                                                  10/01/2008
Lifetime No Lapse Guarantee Rider                                                                  10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider                                               10/01/2008
Paid-Up Life Insurance Rider                                                                       10/01/2008
Conversion Option Rider                                                                            10/01/2008
Overloan Protection Rider                                                                          10/01/2008
Waiver of Specified Amount (WSA) Rider                                                             10/01/2008
Waiver of Monthly Deductions (WMD) Rider                                                           10/01/2008
Children's Life Insurance Rider                                                                    10/01/2008
Foreign Travel Exclusion Rider                                                                     10/01/2008
Estate Tax Repeal Benefit Rider                                                                    10/01/2008
Modified Surrender Value Rider                                                                     10/01/2008
Cash Surrender Value Endorsement                                                                   10/01/2008
Automatic Premium Payment Rider                                                                    10/01/2008
Additional Premium Rider                                                                           10/01/2008
Qualified Plan Rider                                                                               10/01/2008
Owner Designated Settlement Option Rider                                                           03/05/2010
DisabilityAccess Rider (DAR)                                                                       08/11/2009
LongevityAccess Rider                                                                              03/14/2011
LifeAccess Care Rider                                                                              04/11/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, during and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider:  Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: Indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

DisabilityAccess Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevityAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                    NAR       EFFECTIVE
BASE POLICY                                   VALUATION MORTALITY TABLE(S)         TYPE*       DATE**
---------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy        2001 CSO M/F S/NS Ultimate ALB           A         10/01/2008
Hartford Leaders VUL Joint Legacy II     2001 CSO M/F S/NS Ultimate ANB           A         10/01/2008
Hartford Advanced Last Survivor UL       2001 CSO M/F S/NS Ultimate ALB           B         10/01/2008
Hartford Bicentennial UL Joint Freedom   2001 CSO M/F S/NS Ultimate ALB           B         10/01/2008
Hartford Bicentennial UL Joint Freedom   2001 CSO M/F S/NS Ultimate ANB           B         10/01/2008
II(a)
Hartford Bicentennial UL Joint Freedom   2001 CSO M/F S/NS Ultimate ANB           A         07/01/2010
II(b)

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDERS PROVIDING DEATH BENEFITS                       EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                       DATE*
-----------------------------------------------------------------
Estate Protection Rider (NAR Type is C)             10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS               EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE              DATE**
-----------------------------------------------------------------
LS Exchange Option Rider                             10/01/2008
Policy Protection Rider                              10/01/2008
Estate Tax Repeal Rider                              10/01/2008
Foreign Travel Exclusion Rider                       10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB)       10/01/2008
Rider
Paid-Up Life Insurance Rider                         10/01/2008
Owner Designated Settlement Option Rider             03/05/2010
Joint LifeAccess Rider                               01/31/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 3, 2011

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: Will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention Pool (Excess Risks) -- Effective 10/01/2008
Between HLIC and Canada Life
Amendment 3 -- Effective 10/03/2011